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Proxy Statement

Notice of Annual Stockholders' Meeting

2022

Letter From Your Board Chair
Dear Stockholder,

“We greatly value year-round communication and collaboration with our stockholders to discuss how our company’s strategic transformation is enabling us to play a larger role in our customers’ success and to apply technology to society’s greatest challenges.”

2021 was a transformational year for Intel, reflecting considerable organizational development and change. It marked my second full year serving as your independent Board Chair and my first year working with our new Chief Executive Officer (CEO), Pat Gelsinger. Under Pat’s dynamic leadership, our business transformation has entered a new and exciting phase, with the launch of IDM 2.0 and the announcement of our process technology roadmap and long-term growth strategy. To empower Intel to achieve its ambitious goals, the Board has overseen key organizational changes to strengthen execution and innovation in critical business areas and continued its focus on thoughtful Board refreshment to create the right group of independent directors aligned with the company’s strategy.
While we are focused on driving change and executing on our business transformation, we continue to be guided by the same core values and fundamental principles that have shaped our company since its founding. Key among those is our commitment to our employees and stockholders, as well our understanding that we have a crucial role to play as a leader on environmental, social, and governance issues. I believe that leadership on ESG issues not only makes us a stronger company, it also enables us to create value for the broader communities in which we operate, our customers, and our stockholders.
Dynamic Executive Leadership and Vision
In February 2021, our Board elected Pat as our new CEO. When the Board was evaluating candidates to be the next CEO as part of its succession planning process, we knew that we needed to find an individual with deep technological understanding, the vision to develop and deliver a transformational strategy, and the ability to attract top talent and rally our global team. We found exactly that leader in Pat. Moreover, Pat knows Intel—he started his career here and spent over 30 years at Intel before taking on leadership roles at EMC and VMware, where he honed his skills as an executive. In connection with Pat’s appointment, the Compensation Committee, advised by its independent compensation consultant, carefully designed his compensation package to be highly compelling to Pat but only if substantial stockholder returns are achieved.
Since taking the helm in February 2021, Pat has leveraged his clear vision and deep knowledge of Intel and our culture to take our strategy to the next level. As the driving force behind IDM 2.0, Pat has driven clarity around his strategy for Intel and has led by example in setting expectations for high-speed execution of that strategy. Pat’s dedication to Intel’s mission, culture, and people is felt throughout the enterprise, and his passion has reenergized and revitalized Intel’s operations, and attracted talented employees to join Intel. This is evidenced by more than 50 Vice Presidents and Fellows joining Intel since Pat started and more than 17,000 technical employees hired in 2021. We have even seen talented former employees returning to Intel to be a part of this exciting next phase in the company’s history.
A Strategic Vision and Process Roadmap to Engineer the Future
Our Board and leadership team have been keenly focused on the future of Intel. In March 2021, Pat announced our strategy for a new era of innovation and product leadership, “IDM 2.0,” a major evolution of our integrated device manufacturing (IDM) model that will combine (1) a global, internal factory network for at-scale manufacturing, (2) a world-class foundry with leading edge process technologies, and (3) expanded use of third-party foundry capacity to include manufacturing for a range of modular tiles on advanced process technologies. In July 2021, Intel unveiled one of the most detailed process technology roadmaps that it has ever provided, which showcased breakthrough technologies designed to enable us to achieve process leadership by 2025. In February 2022, we outlined our strategy and path to long-term growth; this includes participating in large and growing markets, introducing leadership product roadmaps across every business in which we compete, new reporting segments to enhance transparency, and a disciplined financial approach.
To achieve long-term growth, we plan to leverage our six distinct but complementary business units to capture growth in large traditional markets (e.g., client and data center) and disrupt emerging markets (e.g., external foundry, accelerated computing, and graphics). Our new reporting segments, to be presented starting with our Q1 2022 results, will provide stockholders with direct and clear visibility of our progress in each area. These efforts will be underpinned by our Smart Capital strategy, under which we intend to employ a disciplined approach to our investments and leverage government incentives and customer commitments

2	Letter From Your Board Chair | 2022 PROXY STATEMENT

including prepayments. We are also exploring other creative financial partnerships and infrastructure financings to further offset capital spending and improve free cash flow.
Driving our Organizational Evolution
To support and accelerate Pat’s new strategy for Intel, over the past several months the Board has overseen key leadership changes to strengthen our execution and innovation in critical business areas:
In June, we welcomed two new technology leaders to our executive leadership team. Greg Lavender is our new Chief Technology Officer (CTO) and leads our Software and Advanced Technology Group, which is focused on driving our technical innovation, research programs, and a unified vision for software. Nick McKeown leads our Network and Edge Group, which brings our Network Platforms, IOT, and Connectivity Groups into a single business unit focused on driving technology and product leadership throughout the network.
In connection with the appointment of Greg and Nick, Sandra Rivera and Raja Koduri took on new leadership roles created through the restructuring of our Data Platform Group: Sandra as Executive Vice President and General Manager of our new Datacenter and AI Group, focused on developing leadership data center products for a cloud-based world and driving our overall artificial intelligence (AI) strategy, and Raja, a well-known innovator in GPU computing technology, as Senior Vice President and General Manager of our new Accelerated Computing Systems and Graphics Group, which is focused on the key growth areas of high-performance computing and graphics;
In August, Christy Pambianchi joined us as Chief People Officer to head the Human Resources organization with a mandate to attract, engage, and retain the best talent as we transform our culture and strengthen execution and innovation to accelerate our strategic evolution;
In early 2022 Intel announced that Michelle Johnston Holthaus, who previously served as Executive Vice President and General Manager of the Sales, Marketing and Communications Group (SMG), will lead our Client Computing Group, overseeing all aspects of running and growing the client business, including strategy, financial performance, and product development for our full suite of client technologies and platforms;
In January 2022, Intel named David Zinsner our new Chief Financial Officer to help drive our transformation and bring the IDM 2.0 growth story to fruition; and
Finally, in February 2022, Intel announced that Christoph Schell would join Intel to lead SMG as Executive Vice President and Chief Commercial Officer.
Cultivating Diverse and Experienced Board Leadership
Our ongoing refreshment of the Board with diverse directors who have deep industry and technology experience complements and helps drive our new strategic focus. In September 2021, the Board welcomed Dr. Andrea Goldsmith as its newest member. Andrea is an accomplished academic, engineer, and inventor with over 20 years of experience in electrical engineering and applied science, and highly acclaimed, foundational work in wireless communications. The fifth new independent director to join our Board since 2018, Andrea joins a remarkable group of individuals with diverse backgrounds, skills, expertise, and viewpoints. With her addition, the Board believes that we have the right mix of directors to oversee and advise Pat and the leadership team as they work to deliver on our strategic goals.
The Board has also restructured its committees to further enhance the Board’s efficiency and productivity, and to provide more focused oversight of the company’s activities in areas that are critical to our strategic priorities. For example, the Board created a new M&A Committee to assist the Board in evaluating and overseeing Intel’s M&A and venture investment strategies; and combined the Finance and Audit Committees into a joint committee given their complementary focus areas. In addition, three new non-executive advisory committees were created to provide a stronger “outside-in” perspective to the Board and management in key strategic areas: the Technology Advisory Committee, the Government Affairs Advisory Committee, and the Architecture Advisory Committee. These committees include both Board members and outside experts.
Rising to Meet Collective Challenges
Intel has a long history of leadership in corporate governance and corporate responsibility, whether it’s setting ambitious goals for our company, leading industry and multi-stakeholder initiatives, or collaborating with others to apply our technology to solve global challenges. While Intel saw transformational business and organizational change this past year, we did not forget the important role that we play in our communities. During 2021, we made progress on our 2030 RISE goals of 100% renewable energy and net positive water use in our own operations and supply chain, and conserving 8.3 billion gallons of water in 2021. Also in 2021, via Intel’s RISE Technology Initiative (IRTI), we worked with over 50 customers, partners, governments, academic bodies, and NGOs on 62 enabled global projects related to health care, education, and the economy with dedicated new work streams for social equity, human rights, accessibility, and climate action. The Alliance for Global Inclusion, a new coalition of technology companies that we launched in 2021, has also progressed in creating an index that helps companies assess the state of Diversity and Inclusion and addressing leadership representation, inclusive language and product development, and STEM readiness in under resourced communities.
The Board is actively involved in overseeing our corporate responsibility initiatives. We are proud of what our company has accomplished to date, but as we look toward the next decade, we know that even greater leadership will be required. Key areas of focus are advancing diversity, equity, accessibility and inclusion in our global workforce; advocating for public policies and laws that combat discrimination and inequities impacting our employees and our communities; and accelerating change across the industry and working with ecosystem partners to significantly expand our global impact through responsible minerals sourcing practices.
On behalf of the entire Board, thank you for choosing to invest in Intel and for continuing to entrust our Board and our leadership team to help our company achieve success in this new and exciting phase of our evolution.
Sincerely,
Omar Ishrak
Chair of the Board

2022 PROXY STATEMENT | Letter From Your Board Chair	3

Intel Corporation Notice of
2022 Annual Stockholders’ Meeting

Date Thursday, May 12, 2022	Time 8:30 A.M. Pacific Time	Record Date March 18, 2022

Voting Recommendations of the Board Management Proposals

PROPOSAL 1
Election of the 10 director nominees named in this proxy statement
We have built an independent board that is highly engaged and possesses the necessary skills, experiences, qualifications, and diversity to effectively oversee the business and long-term interests of stockholders.
Vote For Each Director Nominee See page 16 ▶

PROPOSAL 2
Ratification of selection of Ernst & Young LLP (EY) as our independent registered public accounting firm for 2022
The Audit & Finance Committee is involved in the annual review and engagement of EY and believes their continued retention is in the best interests of Intel and its stockholders.
Vote For See page 59 ▶

PROPOSAL 3
Advisory vote to approve executive compensation of our listed officers
Our executive compensation programs are tied to Intel’s financial, operational, and stock price performance and are designed to accelerate execution on our new strategic plan.
Vote For See page 64 ▶

PROPOSAL 4
Approval of amendment and restatement of the 2006 Equity Incentive Plan (EIP)
The amendments to the 2006 EIP will enable us to implement our 2022 compensation plans and continue to use long-term equity as a component of our broad-based compensation program.
Vote For See page 110 ▶

Stockholder Proposals
PROPOSAL 5	Stockholder proposal requesting amendment to the company’s stockholder special meeting right, if properly presented at the meeting	Vote Against See page 120 ▶

PROPOSAL 6	Stockholder proposal requesting a third-party audit and report on whether written policies or unwritten norms at the company reinforce racism in company culture, if properly presented at the meeting	Vote Against See page 122 ▶

How to Vote
Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting online. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented during the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote. You may vote via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail. For more information, see “Additional Meeting Information” on page 126. ►
Vote
ONLINE at www.proxyvote.com. You may also attend the annual meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/Intel22.	BY PHONE by calling the applicable number. For stockholders of record:(800) 690-6903 For beneficial stockholders:(800) 454-8683

BY MAIL if you have received a printed version of these proxy materials.	Scan this code to your phone to receive all of the meeting details.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD MAY 12, 2022: The Notice of 2022 Annual Stockholders’ Meeting and Proxy Statement and the 2021 Annual Report on Form 10-K are available at www.intc.com

Our Board solicits your proxy for the 2022 Annual Stockholders’ Meeting (and any postponement or adjournment of the meeting) for the matters set forth above. We made this proxy statement available to stockholders beginning on March 30, 2022.

4	Intel Corporation Notice of 2022 Annual Stockholders’ Meeting | 2022 PROXY STATEMENT

		INDEX OF FREQUENTLY REQUESTED INFORMATION

2	Letter From Your Board Chair	8	Business Overview	13	Investor Responsiveness
4	Notice of 2022 Annual Stockholders’ Meeting	14	Exec. Comp. Summary	11	Overview of the Board
6	Proxy Statement Highlights†	7	Financial Performance	9	Strategy Update

	BOARD OF DIRECTORS MATTERS
16	Proposal 1: Election of Directors	17	Director Biographies	26	Skills/Background Matrix
23	Director Nomination Process	27	Diversity/Refreshment	27	Tenure
23	Director Skills, Experience, and Background
28	Board Evaluations

	CORPORATE GOVERNANCE MATTERS
29	Board Leadership Structure	57	Code of Conduct	48	Human Capital
34	Board Responsibilities and Committees	33	Corp. Gov. Guidelines	33	ISG Framework
40	Stockholder Engagement	35	Corp. Resp./ESG Oversight	56	Related Party Transactions
44	Our Capital†	43	Corp. Resp./ESG Matters	30	Risk Oversight
53	Director Compensation	34	Director Attendance	34	Strategy Oversight
58	Security Ownership of Certain Beneficial Owners and Management	32	Director Independence	35	Succession Planning & Human Capital Oversight

	AUDIT & FINANCE COMMITTEE MATTERS
59	Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	61	Auditor Fees	60	Factors Considered in Deciding to Re-engage EY
62	Report of the Audit & Finance Committee

	LISTED OFFICER COMPENSATION MATTERS
64	Proposal 3: Advisory Vote to Approve Executive Compensation of Our Listed Officers	67	CEO Transition	81	Peer Group
		68	CEO New-Hire Comp.	104	Pension Benefits Table
65	Letter From Your Compensation Committee	94	Claw-Back Policies	93	Perquisites
66	Compensation Discussion and Analysis	81	Compensation Consultant	99	Plan-Based Awards Table
66	Executive Summary	105	Deferred Comp. Table	106	Post-Employ. Payments
80	2021 Compensation of Our Listed Officers	66	Listed Officers for 2021	77	Program Changes for 2022
90	Other Aspects of Our Executive Compensation Programs	99	Other Comp. Table	74	Say on Pay & Engagement
95	Report of the Compensation Committee	103	Outstanding Awards Table	94	Stock Ownership Guidelines
96	Executive Compensation Tables	78	Pay-for-Performance	96	Summary Comp Table

	ADDITIONAL COMPENSATION MATTERS
109	CEO Pay Ratio	109	Supplemental Pay Ratio
110	Proposal 4: Amendment and Restatement of 2006 Equity Incentive Plan
110	Equity Compensation Plan Information

	STOCKHOLDER PROPOSALS
120	Proposal 5: Stockholder Special Meeting Right
122	Proposal 6: Anti-Racism in Company Culture

	ADDITIONAL MEETING INFORMATION
126	Online Meeting
126	Meeting Admission
127	Voting Before or During the Meeting

	OTHER MATTERS
129	2023 Stockholder Proposals or Nominations
130	Communicating with Us
131	Delinquent Section 16(a) Reports
131	Stockholders Sharing the Same Last Name and Address

†       Information in Proxy Statement Highlights—Introduction to Our Business (page 6), A Year in Review (page 7), Business Overview (page 8), Our Strategy (page 9), and Our Capital (pages 10, 44-52) is reproduced from our 2021 Annual Report on Form 10-K and speaks as of January 27, 2022, the date we filed our Form 10-K, except where clearly indicated otherwise.

	APPENDICES
A-1	Appendix A: Non-GAAP Financial Measures
B-1	Appendix B: Comparison of Value of CEO New-Hire Awards
C-1	Appendix C: 2006 Equity Incentive Plan

2022 PROXY STATEMENT | Table of Contents	5

Introduction to our business

We are an industry leader

and a catalyst for technology innovation and products that revolutionize the way we live. We are committed to harnessing the breadth and scale of our reach to have a positive effect on business, society, and the planet.

Our purpose

is to create world-changing technology that improves the lives of every person on the planet.

Intel put the silicon in Silicon Valley. For more than 50 years, Intel and our people have had a profound influence on the world, driving business and society forward by creating radical innovation that revolutionizes the way we live.
Today we are applying our reach, scale, and resources to enable our customers to capitalize more fully on the power of digital technology. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges.
By embedding intelligence in the cloud, network, edge, and every kind of computing device, we unleash what our CEO Pat Gelsinger calls the four superpowers: Al, pervasive connectivity, cloud to edge, and ubiquitous computing. These four extraordinary technological capabilities have become major market forces powering the digitization of everything. They will fundamentally alter how we experience technology and interact with devices, ranging from PCs to other connected devices-even our homes and cars. This transformation has only been accelerated by the COVID-19 pandemic.
The four superpowers will also exponentially increase the world’s need for compute. We are already seeing the impacts of heightened global demand for semiconductors and ongoing supply shortages. This is where Intel plays and wins: Our semiconductors are the underlying technology empowering developers and enabling our customers’ innovations.

“Semiconductors are the underlying technology powering the digitization of our world and Intel is in the unique position to help satisfy growing global demand. By delivering leadership products, anchored on open and secure platforms - powered by sustainable manufacturing at scale that builds a balanced and resilient supply chain - I am confident Intel will gain market share and drive long-term growth.”
Pat Gelsinger
Intel CEO

6	Proxy Statement Highlights | 2022 PROXY STATEMENT

A Year in Review†

“We achieved solid results amid a highly constrained industry-wide supply environment while continuing to maintain a strong balance sheet and liquidity position. With our IDM 2.0 strategy, we enter a phase of significant investment, positioning us for product leadership and long-term growth.”
David Zinsner
Chief Financial Officer

Total revenue of $79.0 billion was up year over year, with CCG revenue up 1% and DCG revenue down 1%, both amid the effects of industry-wide supply constraints. We experienced strength in notebook demand and recovery in desktop demand, partially offset by lower notebook ASPs due to strength in the consumer and education market segments. DCG was down on lower ASPs driven by product mix and a competitive environment, partially offset by higher platform1 volume from recovery in the enterprise and government market segment. IOTG and Mobileye both achieved strong results on higher demand amid recovery from the economic impacts of COVID-19. We invested $15.2 billion in R&D, made capital investments of $18.7 billion, and generated $30.0 billion in cash from operations and $11.3 billion of free cash flow.

$79.0B GAAP Revenue up 1% from 2020	$74.7B non-GAAP[2] Revenue up 2% from 2020	Higher revenue in CCG, IOTG, Mobileye, and PSG, partially offset by declines in DCG and NSG. Non-GAAP revenue excludes NSG.

$19.5B GAAP Operating income down $4.2B or 18% from 2020; 2021 operating margin at 25%	$22.2B non-GAAP[2] Operating income down $2.2B or 9% from 2020; 2021 operating margin at 30%
Higher gross margin from higher platform and adjacent[1] revenue and Corporate revenue from a prepaid customer supply agreement, partially offset by a Corporate charge related to VLSI litigation, higher period charges from ramp of process technology, and higher operating expenses on increased R&D investment. Non-GAAP operating income incrementally excludes, amortization of acquisition-related intangibles, restructuring and the charge related to VLSI litigation.

$4.86 GAAP Diluted EPS down $0.08 or 2% from 2020	$5.47 non-GAAP[2] Diluted EPS up $0.37 or 7% from 2020
Lower operating income partially offset by equity investment gains, lower effective tax rate, and lower shares. Non-GAAP results incrementally exclude ongoing mark-to-market adjustments and tax impacts of non-GAAP adjustments.

$30.0B GAAP Operating cash flow down $5.4B or 15%	$11.3B non-GAAP[2] Free cash flow down $9.9B or 47%
Lower operating cash flow driven by a decrease in net working capital contributions and cash paid to settle a prepaid customer supply agreement in Q1 2021, partially offset by a McAfee special dividend received in Q3 2021. Free cash flow decreased due to lower operating cash flow and higher capital expenditures.

1See “Our Products” within MD&A in our 2021 Annual Report on Form 10-K.
2See “Non-GAAP Financial Measures” within MD&A in our 2021 Annual Report on Form 10-K.
†    This section is reproduced from information in our 2021 Annual Report on Form 10-K and speaks as of January 27, 2022.

2022 PROXY STATEMENT | Proxy Statement Highlights	7

Business Overview†
Investing in Our IDM 2.0 Strategy for the Long Term
To support our IDM 2.0 strategy, we are making significant capital investments to increase our manufacturing capacity and accelerate our process technology roadmap, as well as increasing our investments in R&D. We believe these investments will position us for accelerating long-term revenue growth. We expect our long-term revenue outlook to accelerate to a 10% to 12% year-over-year growth rate by the end of our five-year horizon as supply normalizes and our investments add capacity and drive leadership products. We expect gross margins to be impacted by our investments in capacity and the acceleration of our process technology, resulting in expected non-GAAP gross margins percentages between 51% and 53%1 over the next several years before moving upward. We also expect our capital expenditures to increase above historical levels for the next several years. We expect our cash from operations to be strong, but our capital investments to pressure our free cash flow in the short term.

Process and Packaging Technology Roadmaps
At the Intel Accelerated event in July 2021, we provided an update on our manufacturing process and packaging technology roadmaps. We introduced future nodes, including Intel 3 and Intel 20A, and discussed future process and packaging technologies, such as our PowerVia, RibbonFET, Foveros Omni, and Foveros Direct technologies. As part of the update, we also introduced a new naming structure for our manufacturing process nodes, which includes the name changes summarized in “Key Terms” within Notes to Consolidated Financial Statements.[2]

New CEO and Leadership Team Changes
Our new CEO Pat Gelsinger joined Intel on February 15, 2021 and made several senior leadership changes throughout the year. We also named our new CFO David Zinsner in January 2022. Mr. Gelsinger returns to Intel, where he previously spent 30 years of his career, learned at the feet of Intel’s founders, and served as our first Chief Technology Officer.
IDM 2.0
On March 23, 2021, we announced our “IDM 2.0” strategy, the next evolution of our IDM model. Our IDM 2.0 strategy combines our internal factory network, strategic use of external foundries, and our new IFS business to position us to drive technology and product leadership. To accelerate this strategy, we announced plans to invest $20 billion to build two new fabs in Arizona, which we broke ground on in September, and we recently announced plans to invest more than $20 billion in the construction of two new leading-edge fabs in Ohio. We also announced approximately $10.5 billion total investment to equip our Rio Rancho, New Mexico and Malaysia sites for advanced packaging manufacturing. In August, the US Department of Defense announced that IFS will lead the first phase of its multi-phase RAMP-C program to facilitate the use of a domestic commercial foundry infrastructure.

12th Gen Intel® Core™ Processors
We announced the 12th Gen Intel Core processor family (Alder Lake), the first on the Intel 7 process, with real-world performance for enthusiast gamers and professional creators. Alder Lake is the first processor based on our performance hybrid architecture featuring a combination of Performance-cores, the highest performing CPU cores Intel has built, and Efficient-cores designed for scalable multi-threaded workload performance.
Ice Lake Server Processors
We launched the 3rd Gen Intel® Xeon® Scalable CPU (Ice Lake), which boasts up to 40 cores and delivers a significant increase in performance, on average, compared to the previous generation. The chips include a set of built-in security features, cryptographic acceleration, and AI.

5G Network Products
We also introduced a broad, data-centric portfolio for 5G network infrastructure, including an SoC for wireless base stations, structured ASICs for 5G network acceleration, and a 5G network-optimized Ethernet NIC.
Intel® Arc™ Graphics
We revealed the brand for our upcoming consumer high-performance graphics products: Intel Arc. The Arc brand will cover hardware, software, and services, and will span multiple hardware generations, with the first generation discrete GPU (Alchemist) based on the Xe HPG microarchitecture and shipping to OEMs in Q1 2022.

First Closing of Divestiture of NAND Memory Business
On December 29, 2021, subsequent to our fiscal 2021 year-end, we completed the first closing of the divestiture of our NAND memory business to SK hynix, Inc. (SK hynix). We intend to invest transaction proceeds to deliver leadership products and advance our long-term growth priorities.

1    See “Non-GAAP Financial Measures” within MD&A in our 2021 Annual Report on Form 10-K.
2    See “Key Terms” within Notes to Consolidated Financial Statements in our 2021 Annual Report on Form 10-K.
†    This section is reproduced from information in our 2021 Annual Report on Form 10-K and speaks as of January 27, 2022.

8	Proxy Statement Highlights | 2022 PROXY STATEMENT

Our Strategy†
The world is becoming more digital, and computing more pervasive. Semiconductors are the underlying technology powering the digitization of everything, which is being accelerated by four superpowers: ubiquitous compute, cloud-to-edge infrastructure, pervasive connectivity, and AI. Together these superpowers reinforce and amplify one another, and will exponentially increase the world’s need for computing by packing even more processing capability onto ever-smaller microchips. We intend to lead the industry by harnessing these superpowers for our customers’ growth and our own.
We are uniquely positioned with the depth and breadth of our software, silicon and platforms, and packaging and process technology with at-scale manufacturing. With these strengths and the tailwinds of the superpowers, our strategy to win is focused on three key themes: product leadership, open platforms, and manufacturing at scale.
Our Priorities

Ubiquitous compute	Product leadership	Lead and democratize compute with Intel x86 and XPU

Pervasive connectivity

	Open platforms	Deliver open software and hardware platforms with industry-defining standards

Cloud to edge infrastructure

	Manufacturing at scale	Create world-changing technology and at-scale manufacturing and services with IDM 2.0
Artificial intelligence

†    This section is reproduced from our 2021 Annual Report on Form 10-K and speaks as of January 27, 2022.

2022 PROXY STATEMENT | Proxy Statement Highlights	9

Our Capital†
We deploy various forms of capital to execute our strategy in a way that seeks to reflect our corporate values, help our customers succeed, and create value for our stakeholders.

Capital	Strategy	Value	Value We Create

Financial	Leverage financial capital to invest in ourselves and drive our IDM 2.0 strategy, supplement and strengthen our capabilities through acquisitions, and provide returns to stockholders.	We strategically invest financial capital to create long-term value and provide returns to our stockholders.	$30B/$11.3B Operating/free cash flow(1) $8.1B Returned to stockholders

Intellectual	Invest significantly in R&D and IP to enable us to deliver on our accelerated process technology roadmap, introduce leading x86 and xPU products, and develop new businesses and capabilities.	We develop IP to enable next-generation products, create synergies across our businesses, expand into new markets, and establish and support our brands.	$15.2B R&D investment

Manufacturing	Aligned with our IDM 2.0 strategy, invest to efficiently build manufacturing capacity to address growing global demand for semiconductors.	Our geographically balanced manufacturing scope and scale enable us to provide our customers and consumers with a broad range of leading-edge products.	$18.7B Capital investment 10 Manufacturing sites

Human	Continue to build a diverse, inclusive, and safe work environment to attract, develop, and retain top talent needed to build transformative products.	Our talented employees enable the development of solutions and enhance the intellectual and manufacturing capital critical to helping our customers win the technology inflections of the future.	24.3% Women in technical positions(2) 18.7% Women in senior leadership(2) 7.8% URMs in US senior leadership(2)

Social and relationship	Build trusted relationships for both Intel and our stakeholders, including employees, suppliers, customers, local communities, and governments.
We collaborate with stakeholders on programs to empower underserved communities through education and technology, and on initiatives to advance accountability and capabilities across our global supply chain, including accountability for the respect of human rights.
>1.7M Volunteer hours(2) since 2020

Natural	Continually strive to reduce our environmental footprint through efficient and responsible use of natural resources and materials used to create our products.	With our proactive efforts, we seek to mitigate climate and water impacts, achieve efficiencies, and lower costs, and position us to respond to the expectations of our stakeholders.	Since 2020: >310M kWh savings(2) 15.4B Gallons saved(2) 3.5B Gallons restored(2)

1See “Appendix A: Non-GAAP Financial Measures" beginning on page A-1 of this proxy statement.
2This is a preliminary estimate. The final number will be reported in our 2021-22 Corporate Responsibility Report, to be issued later in 2022.
†    This section is reproduced from information in our 2021 Annual Report on Form 10-K and speaks as of January 27, 2022.
Note: The Dalian factory was sold subsequent to year-end as part of the first closing of the divestiture of our NAND Memory business.

10	Proxy Statement Highlights | 2022 PROXY STATEMENT

Overview of the Board
For the 2022 Annual Stockholders’ Meeting, our Board has nominated the following 10 individuals for election, who have a broad and diverse set of: skills and experiences relevant and integral to our future strategic direction; perspectives; ages; tenures; and gender, racial, geographic, and ethnic backgrounds, which our Board is committed to actively seeking.

Patrick P. Gelsinger
Age: 61
Director Since: 2021
Chief Executive Officer of Intel
Mr. Gelsinger brings significant senior leadership, global, industry, human capital, sales, operating, business development and M&A, and public company board experience to the Board.

James J. Goetz
Age: 56
Director Since: 2019
Partner at Sequoia Capital
Mr. Goetz brings to the Board senior leadership, industry and information technology (IT), emerging technologies, business development, and cybersecurity experience.

Andrea J. Goldsmith
Age: 57
Director Since: 2021
Dean of Engineering and Applied Science and Professor of Engineering at Princeton University
Dr. Goldsmith brings to the Board industry and technical, emerging technologies, business development, public company, and government/regulatory experience.

Alyssa H. Henry
Age: 51
Director Since: 2020
Square Lead and Block Infrastructure & Information Security Lead for Block, Inc.
Ms. Henry brings senior leadership, industry and IT, emerging technologies and business models, and information security expertise to the Board.

Omar Ishrak
Age: 66
Director Since: 2017
Independent Board Chair Former Executive Chairman and Chief Executive Officer of Medtronic plc
Dr. Ishrak brings senior leadership, operating and manufacturing, and international expertise to the Board.

Other Current Public Boards: None	Other Current Public Boards: Palo Alto Networks	Other Current Public Boards: Medtronic plc and Crown Castle International Corp.	Other Current Public Boards: Confluent, Inc. and Unity Software Inc.	Other Current Public Boards: Amgen Inc. and Compute Health Acquisition Corp.

Committees:	Committees:	Committees:	Committees:	Committees:
None	G, M	None	C, M	C, G

Skills & Expertise:	Skills & Expertise:	Skills & Expertise:	Skills & Expertise:	Skills & Expertise:

30% of Director Nominees Self-Identify as Women	30% of Director Nominees Self-Identify as Racially/Ethnically Diverse

30% of Director Nominees Self-Identify as Having Nationality Diversity	58 years Average Age of Director Nominees

2022 PROXY STATEMENT | Proxy Statement Highlights	11

Committees		Key Qualifications

A	Audit & Finance	Senior Leadership	Financial Expertise	Sales, Marketing, and Brand Management	Cybersecurity/ Information Security
C	Compensation
G	Corporate Governance and Nominating	Global/International	Human Capital	Emerging Technologies and Business Models	Government, Legal, and Regulatory
M	Mergers and Acquisitions	Industry and IT/ Technical	Operating and Manufacturing	Business Development and M&A	Public Company Board
Chair

Risa Lavizzo-Mourey
Age: 67
Director Since: 2018
Robert Wood Johnson Foundation PIK Professor Emerita of Population Health and Health Equity at the University of Pennsylvania
Dr. Lavizzo-Mourey brings senior leadership, strategy, and human capital and talent development expertise to the Board.

Tsu-Jae King Liu
Age: 58
Director Since: 2016
Dean and Roy W. Carlson Professor of Engineering in the College of Engineering at the University of California, Berkeley
Dr. Liu brings to the Board industry and technical experience.

Gregory D. Smith
Age: 55
Director Since: 2017
Former CFO and Executive Vice President of Enterprise Operations of The Boeing Company
Mr. Smith brings to the Board senior leadership, financial, strategic, operational, human capital, and global expertise.

Dion J. Weisler
Age: 54
Director Since: 2020
Former President and CEO of HP, Inc.
Mr. Weisler brings to the Board senior leadership, global and international, industry and information technology (IT), operating and manufacturing, emerging technologies, and cybersecurity experience.

Frank D. Yeary
Age: 58
Director Since: 2009
Principal of Darwin Capital Advisors LLC
Mr. Yeary’s career in investment banking brings to the Board financial strategy and global M&A expertise, including expertise in financial reporting.

Other Current Public Boards: General Electric Co., Merck & Co., and Better Therapeutics, Inc.	Other Current Public Boards: None	Other Current Public Boards: American Airlines Group Inc.	Other Current Public Boards: Thermo Fisher Scientific Inc. and BHP Group	Other Current Public Boards: PayPal Holdings, Inc.

Committees:	Committees:	Committees:	Committees:	Committees:
A, C	A		M	A, G

Skills & Expertise:	Skills & Expertise:	Skills & Expertise:	Skills & Expertise:	Skills & Expertise:

4.1 years Average Tenure of Director Nominees	90% of Director Nominees are Independent

98% Average Attendance for Directors at Board and Committee Meetings in 2021

8 New Independent Directors Since 2017	51 Board and Committee Meetings in 2021, Including 7 Board and 44 Committee Meetings

12	Proxy Statement Highlights | 2022 PROXY STATEMENT

Board Responsiveness to Stockholders in 2021
Our relationship with our stockholders is an important part of our company’s success and we are proud of our long-standing and robust tradition of engaging with them through a two-way, year long dialogue.
Through direct participation in our engagement efforts as well as briefings from our engagement teams, our directors are able to monitor developments in corporate governance, executive compensation, and social responsibility, and benefit from our stockholders’ perspectives on these topics. In consultation with our Board, we seek to thoughtfully adopt and apply developing practices in a manner that best supports our business and our culture. Following a disappointing “Say on Pay” vote in 2021, which received approximately 38% support, we undertook extensive engagement efforts to better understand the reasons for how our stockholders voted, as well as to obtain their views on other key corporate governance, environmental and social, and disclosure matters, and to determine how best to respond.

Who We Met With	45%	37%	30%	>30
	of shares contacted for engagement	of shares engaged with overall	of shares engaged by Board Chair / Comp. Comm. Chair	separate investor meetings throughout the year

An Integrated Outreach Team	Board Chair & Comp. Comm. Chair (select meetings)	+	Corporate Secretary Office	+	Human Resources	+	Corporate Responsibility Office	+	Investor Relations

What We Discussed	Our corporate governance Strategy oversight; Board diversity, refreshment & tenure; and auditor engagement	Our executive compensation & human capital management New CEO’s compensation, leadership transformation, incentive program changes, and equity plan amendment	Our environmental and social (E&S) practices E&S issues, compensation metrics, and Board oversight

How We Responded
Strategy oversight
additional information re Board’s involvement in strategic planning & monitoring, including key Board focus areas see page 34
Board diversity, refreshment & tenure
enhanced disclosure re newest directors’ diverse backgrounds & experiences, Board refreshment efforts, and robust annual self-evaluation process see pages 27-28
Auditor engagement
increased disclosure re evaluation of and decision to engage EY see pages 59-60

New CEO’s compensation
more disclosure re Board’s considerations behind the new CEO’s compensation package & equity awards see pages 65, 67-72
Incentive compensation program changes
aligned with strategic priorities and investor feedback with more disclosure on performance metrics see page 77
Succession planning
following recent leadership transitions, provided more info re the Board’s new CEO selection & succession planning oversight see pages 35, 65, 67
Equity plan usage
included additional info re use & reliance on equity to recruit and retain talent see pages 110-112

E&S oversight
more info about how the Board oversees E&S issues, such as climate change see page 35
E&S-related compensation metrics and goals
enhanced disclosure about E&S-related compensation metrics and goals see pages 84-86

Where to Find More Information	See “Stockholder Engagement” on page 40 and “Stockholder Engagement and the 2021 ‘Say on Pay’ Vote” on page 74

2022 PROXY STATEMENT | Proxy Statement Highlights	13

Executive Compensation Summary
Intel’s executive compensation programs are designed to incentivize the implementation of our growth strategy.
There are three key drivers of our executive compensation programs: a competitive pay positioning strategy, a heavy emphasis on incentive-driven pay, and goals that are appropriately aligned with our business strategy (in terms of both selection and attainability). Our executive compensation programs focus on different performance metrics for various performance periods to balance our incentives for our executives. Following extensive stockholder engagement, the Compensation Committee approved several key changes to our 2022 compensation programs to align to our new go-forward strategy, strengthen our pay-for-performance linkage, provide better alignment with technology peer industry practices, be responsive to stockholder feedback, and continue our leadership on key ESG issues.
With these changes, our executive compensation programs continue to be closely tied to our financial, operational, and stock price performance, support our commitment to strong compensation governance, and provide market-based opportunities to attract, retain, and motivate our executives in an intensely competitive market for qualified talent.
For more information regarding our compensation changes for 2022, please see the “Compensation Discussion & Analysis” on page 66.
2021 CEO Transition and 2022 CEO Compensation
In early 2021, the Board of Directors implemented a leadership transition, appointing Mr. Gelsinger as CEO effective February 15, 2021, at which time he also joined the Board. The Board determined that this was the optimal time to draw on Mr. Gelsinger’s deep technology and engineering expertise during a critical period of transformation at Intel, and to further enhance our ability to attract top-tier engineering talent. In designing Mr. Gelsinger’s compensation package for 2021, the Compensation Committee, advised by its independent compensation consultant, sought to deliver compensation that was commensurate with Mr. Gelsinger’s capabilities and experience and reflective of the considerable challenge of leading Intel’s transformation. Specifically, in determining the size and structure of his one-time new-hire equity awards, the Compensation Committee considered the value of the compensation that Mr. Gelsinger forfeited by leaving his former employer, his unique skill set, the fiercely competitive market for senior executive talent, the magnitude of the transformation being undertaken by the company, and finally the importance of creating and ensuring alignment with our stockholders. Based on these considerations, the Compensation Committee offered Mr. Gelsinger one-time new-hire equity awards with a target value of approximately $110 million, with almost 50% of the awards’ target value replacing comparable incentives Mr. Gelsinger forfeited at his prior employer. Furthermore, 73% of the awards’ target value requires significant stock price appreciation in order for the awards to be earned. As described in more detail below, subsequent to Mr. Gelsinger joining Intel, members of our Board and management team have engaged extensively with stockholders who have consistently expressed support for Mr. Gelsinger’s hiring, and we did not hear requests to change the quantum or structure of the CEO new-hire equity awards, nor did the stockholders seek a commitment to any particular type of compensation action related to any future executive transitions.. For 2022, the Compensation Committee reverted to its historical approach to annual executive compensation, and Mr. Gelsinger’s 2022 target total direct compensation of approximately $26.3 million is aligned at the 50th percentile of our peer group and includes an annual long-term incentive award of 80% Performance Stock Units and 20% Restricted Stock Units with an aggregate target value of approximately $21,500,000.
For more information regarding the rationale and details of the compensation decisions related to Intel’s CEO transition, please see the “Compensation Discussion & Analysis” on page 66.

14	Proxy Statement Highlights | 2022 PROXY STATEMENT

Overview of Listed Officer Compensation Programs for 2021 and 2022 Changes

Pay Element	Purpose	Performance Period	2021 Performance Metrics	2021 Program Other Key Features	2022 Program Changes

Base Salary	Designed to be market-competitive and attract and retain talent	Annual	—	Compensation Committee conducted annual review of peer group and market data regarding pay elements	—

Annual Cash Bonus	Incentivize achievement of Intel’s near-term financial and operational objectives, consistent with Intel’s longer-term goals	Annual	Three equally weighted (1/3) metrics for listed officers ▪Net income growth ▪Revenue ▪One Intel operational goals	Payout opportunity 0-200% of target
Four equally weighted (25%) metrics for listed officers (other than our CEO, who does not have an individual performance metric):
▪Revenue
▪Gross Margin Percentage (New Metric)
▪One Intel operational goals
▪Individual OKRs (New Metric)
Maximum payout remains capped at 200% of the target opportunity

Quarterly Cash Bonus	Company-wide program that rewards quarterly profitability based on Intel’s net income relative to company compensation costs	Quarter	▪5% of Net Income divided by Intel’s worldwide cost of a day’s pay	Payout reflected as extra days of cash compensation	—

Annual Restricted Stock Units	Facilitates stock ownership, executive retention, and stockholder alignment	Three years with quarterly vesting	▪Stock price appreciation	▪Represented 20% of target long-term incentive award opportunity (other than for our CEO who did not receive an annual equity award and received one-time new-hire equity awards in 2021)
CEO annual equity award for 2022 comprised 80% PSUs and 20% RSUs.

RSUs will account for 50% of the annual equity awards for other listed officers to provide a more balanced approach and align with current market practice

Annual Performance Stock Units	Designed to reward long-term profitability and long-term performance relative to peers; to create alignment with stockholders; and to facilitate executive retention	Three years	▪Relative TSR vs. S&P 500 IT Index (50%) ▪Cumulative EPS growth compared to a target established at the beginning of the three-year performance period (50%)
▪Represented 80% of target long-term incentive award opportunity (other than for our CEO who did not receive an annual equity award and received one-time new-hire equity awards in 2021)
▪Payout opportunity 0-200% of target
▪For maximum payout, TSR must exceed index by 25+ percentage points
▪EPS target set to be challenging; factors in planned share buybacks

Redesigned PSU program to reflect new go-forward strategy and align executive compensation to operating results while still indexing to TSR to drive performance culture
Metrics consist of:
▪Revenue Growth % (60%) and
▪Cash Flow From Operations (40%),
with two modifiers that can each impact the financial score percentages by +/- 25 points:
▪Three- year relative TSR (where target payout requires above median performance compared to the S&P 500 Index), and
▪Three- year revenue CAGR
Maximum payout remains capped at 200% of the target opportunity (including modifiers)

2022 PROXY STATEMENT | Proxy Statement Highlights	15

Board of Directors Matters

Upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the 10 individuals listed below to serve as directors. Our nominees include nine independent directors, as defined in the rules for companies traded on the Nasdaq Global Select Market* (Nasdaq), and one Intel officer: Patrick P. Gelsinger. Dr. Omar Ishrak has served as the independent Chair of the Board since January 2020.
Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2021 Annual Stockholders’ Meeting, except for Dr. Andrea J. Goldsmith, who was appointed to the Board effective September 2021.
Term & Service. Each director’s term runs from the date of their election until our next annual stockholders’ meeting and until their successor (if any) is elected or appointed. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the individuals named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. However, we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Voting, Election & Conditional Resignation. Our Amended and Restated Bylaws (Bylaws) provide that a director nominee is elected only if they receive a majority of the votes cast with respect to their election in an uncontested election (that is, the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee). You can vote to “abstain,” but that vote will not have an effect in determining the election results. For more information, see “Additional Meeting Information; Voting Before or During the Meeting” on page 127. If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws and the Amended and Restated Board of Directors Guidelines on Significant Corporate Governance Issues (Corporate Governance Guidelines), each director must submit an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action instead. Within 90 days from the date of the certified election results, the Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it.
Biographical Information. For each of the 10 director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications, attributes, and skills (represented by the icons below) that the Corporate Governance and Nominating Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the 2022 Annual Stockholders’ Meeting.

PROPOSAL 1
Election of Directors

Recommendation of the Board The Board recommends that you vote “FOR” the election of each of the following nominees.

▪Director nominees with diverse leadership, industry, and technology experience
▪Nine of our 10 director-nominees are independent
▪Average director tenure of 4.1 years
▪On-going refreshment of the Board with five new independent directors joining the Board since 2018

Senior Leadership Experience	Global/International Experience	Industry and IT/ Technical Experience	Financial Expertise	Human Capital Experience	Operating and Manufacturing Experience	Sales, Marketing, and Brand Management	Emerging Technologies and Business Models	Business Development and M&A Experience	Cybersecurity/ Information Security	Government, Legal, and Regulatory	Public Company Board

16	Proposal 1: Election of Directors | 2022 PROXY STATEMENT

Director Nominees

Patrick P. Gelsinger CEO Age: 61 Director Since: 2021	COMMITTEES None BIRTHPLACE United States	Skills & Expertise

Experience - Highlights
Intel (Feb 2021-Present, 1979-2009)
▪Director and CEO (Feb 2021-Present)
▪SVP, Co-GM, Digital Enterprise Group (2005-2009)
▪SVP, CTO (2001-2005)
▪Desktop Products Group Leader (1998-2001)
VMware, Inc., a cloud computing and virtualization software and services provider
▪Director and CEO (2012-2021)
EMC Corp., a data storage, information security and cloud computing company
▪President and COO, EMC Information Infrastructure Products (2009-2012)
Other Current Public Company Directorships
▪None
Education
▪Master of Science (Electrical Engineering) - Stanford University

▪Bachelor of Arts (Electrical Engineering) - Santa Clara University
Qualifications
As a seasoned industry veteran with over 40 years of experience in semiconductor, software, and cloud computing and data storage industries and in his role as our new CEO, Mr. Gelsinger brings significant senior leadership, global, industry, human capital, sales, operating, business development and M&A, and public company board experience to the Board. Mr. Gelsinger has gained extensive operating and manufacturing, sales, emerging technologies, M&A, and information security experience from serving in a variety of senior management roles, including CEO and COO, at leading multinational software, information security and computing companies. Having started his career at Intel, he has over 30 years of direct knowledge and experience in Intel’s culture, business development, strategy, and growth. Mr. Gelsinger also brings human capital and technical experience from his various senior leadership roles.

James J. Goetz Age: 56 Director Since: 2019 INDEPENDENT	COMMITTEES G and M BIRTHPLACE United States	Skills & Expertise

Experience - Highlights
Sequoia Capital Operations LLC, a venture capital firm
▪Partner (2004-Present)
VitalSigns Software, a software design, development, and strategy company (1996-1999)
▪Co-founder - assembled and led the team that pioneered end-user performance management
Bay Networks, managed service and IT support provider
▪VP, Network Management (1989-1996)
Prior Board Memberships
Barracuda Networks Inc., a data security and storage company (2009-2017)
Nimble Storage Inc., a data storage company (2007-2017)
Jive Software Inc., a provider of social business software (2007-2015)
Ruckus Wireless Inc., a wireless (Wi-Fi) networking equipment manufacturer (2012-2015)
Other Current Public Company Directorships
Palo Alto Networks Inc., a network security solution company.

Education
▪Master of Science (Electrical Engineering) - Stanford University
▪Bachelor of Science (Electrical Engineering) - University of Cincinnati
Qualifications
Mr. Goetz brings to the Board senior leadership, industry and information technology (IT), emerging technologies, business development, and cybersecurity experience from his experience as a partner of a venture capital firm, where he focuses on cloud, mobile, and enterprise technology investments, as well as providing guidance and counsel to a wide variety of internet and technology companies, and his prior work in networks, data security and storage, software, and manufacturing through various senior roles and other board experiences. Mr. Goetz’s experience with internet and technology companies brings depth to the Board in areas that are important to Intel’s business as it moves from a CPU to a multi-architecture xPU company, from silicon to platforms, and from a traditional IDM to a new, modern IDM.

2022 PROXY STATEMENT | Proposal 1: Election of Directors	17

Andrea J. Goldsmith Age: 57 Director Since: 2021 INDEPENDENT	COMMITTEES None BIRTHPLACE United States	Skills & Expertise

Experience - Highlights
Princeton University (2020-Present)
▪Dean of Engineering and Applied Science
▪Arthur LeGrand Doty Prof. of Electrical and Computer Engineering
Stanford University
▪Stephen Harris Prof. of Engineering (2012-2020)
▪Prof. of Engineering (2007-2012)
▪Associate/Assistant Prof., Department of Electrical Engineering (1999-2007)
Plume WiFi (formerly Accelera, Inc.), a provider of software-defined wireless networking technology
▪Co-founder and CTO (2010-2014)
Quantenna Communications (formerly mySource Communications, Inc.), a producer of silicon chipsets designed for high-speed, wireless networking
▪Co-founder and CTO (2005-2009)
Other Current Public Company Directorships
Medtronic plc, a medical device company
Crown Castle International Corp., a real estate investment trust and shared communications infrastructure provider
Notable Affiliations
U.S. President’s Council of Advisors on Science and Technology (PCAST)
▪Member (Sep 2021-Present)
Institute of Electrical and Electronics Engineers (IEEE)
▪Fellow
▪Founding Chair, Board of Directors Committee on Diversity, Inclusion, and Professional Ethics (2019-Present)

Education
▪Doctor of Philosophy, Master of Science, and Bachelor of Science (Electrical Engineering) - University of California, Berkeley
Qualifications
Dr. Goldsmith brings to the Board industry and technical, emerging technologies, business development, public company, and government/regulatory experience. She is an accomplished academic, engineer, and inventor with more than two decades of experience at Stanford and Princeton in the fields of electrical engineering and applied science, with highly acclaimed, foundational work in wireless communications. Her research, which focused on the fundamental performance limits of wireless systems, especially with regard to 5G wireless, the mobile Internet of Things (IoT), smart grid design, and the applications of communications and signal processing to biology and neuroscience, directly relates to Intel’s data-centric business opportunities. As a Co-founder and Chief Technology Officer (CTO) of Plume WiFi and Quantenna Communications, Dr. Goldsmith gained valuable entrepreneurial, business development, and emerging technologies experience. She has significant public company board experience from her service with Medtronic and Castle Crown International and is also an advocate for increased diversity in science, technology, engineering, and mathematics (STEM).

18	Proposal 1: Election of Directors | 2022 PROXY STATEMENT

Alyssa H. Henry Age: 51 Director Since: 2020 INDEPENDENT	COMMITTEES C and M BIRTHPLACE United States	Skills & Expertise

Experience - Highlights
Block Inc. (formerly Square, Inc.), a software, hardware and financial services provider for small businesses and individuals
▪Square Lead, and Block Infrastructure & Info. Security Lead (Dec 2021-Present) - leads Square, inclusive of product development and go-to-market, and Block’s technical infrastructure and information security
▪Seller Lead (2014-Dec 2021) - oversaw global engineering, product management, design, sales, marketing, partnerships, and support for Square’s seller-facing software and financial services products
Amazon Inc. (2006-2014), a multinational technology company
▪VP, Amazon Web Services Storage Services - led services including Amazon S3, Amazon EBS, and Amazon Lambda
▪Director of Software Development for Ordering - responsible for Amazon’s ordering workflow software and databases
Microsoft Corporation, a multinational technology company
▪Spent 12 years working on databases and data access technologies in a variety of engineering, program management, and product unit management roles

Other Current Public Company Directorships
Confluent Inc., a data infrastructure software company
Unity Software Inc., a video game software development company
Education
▪Bachelor of Science (Applied Science with a specialization in Computing) - University of California, Los Angeles.
Qualifications
Ms. Henry brings senior leadership, industry and IT, emerging technologies and business models, and information security expertise to the Board from her executive experience at a mobile payment process company, including overseeing its expansion into other technology services for small businesses, and by her leadership of the software development segment of a multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. Ms. Henry’s more than 25 years of experience in software engineering and development of database and storage technologies is particularly useful to the Board as Intel moves from a PC-centric to a data-centric company.

Omar Ishrak Independent Board Chair Age: 66 Director Since: 2017 INDEPENDENT
	COMMITTEES C and G BIRTHPLACE India	Skills & Expertise

Experience - Highlights
Medtronic plc, a medical device company
▪Chairman and CEO (2011-2020 (retired))
GE Healthcare Systems, a GE Healthcare division and comprehensive medical imaging and diagnostic technology provider
▪President and CEO (2009-2011)
▪President and CEO, GE Healthcare Clinical Systems (2005-2008)
▪President and CEO, GE Healthcare Ultrasound and BMD (1995-2004)
Other Current Public Company Directorships
Amgen Inc., a biopharmaceutical company
Compute Health Acquisition Corp., a special purpose acquisition company
Notable Affiliation
Asia Society, a leading educational organization dedicated to promoting mutual understanding and strengthening partnerships among peoples, leaders, and institutions of Asia and the U.S. in a global context.
▪Board of Trustees Member

Education
▪Doctor of Philosophy and Bachelor of Science (Electrical Engineering) - University of London, King’s College.
Qualifications
Dr. Ishrak brings senior leadership, operating and manufacturing, and international expertise to the Board from his position as Chairman and CEO of Medtronic and his long history of success as a global executive in the medical technology industry. From his CEO roles at Medtronic and GE Healthcare, Dr. Ishrak has extensive experience identifying and developing emerging technologies and has overseen a number of strategic acquisitions, enabling him to bring business development and mergers and acquisitions (M&A) experience to the Board. Earlier in his career, Dr. Ishrak held various product development and engineering positions at Diasonics Vingmed and Philips Ultrasound. Dr. Ishrak also provides technical, human capital, and brand marketing expertise from his role as a leader of a global medical technology company.

2022 PROXY STATEMENT | Proposal 1: Election of Directors	19

Risa Lavizzo-Mourey Age: 67 Director Since: 2018 INDEPENDENT	COMMITTEES A, C, and G (Chair) BIRTHPLACE United States	Skills & Expertise

Experience - Highlights
University of Pennsylvania
▪Robert Wood Johnson Foundation PIK Prof., Population Health and Health Equity (2018-January 2021 (retired))
Robert Wood Johnson Foundation, nation’s largest healthcare-focused philanthropic organization
▪President and CEO (2003-2017)
▪SVP (2001-2003)
University of Pennsylvania Medical School
▪Sylvan Eisman Prof., Medicine and Health Care Systems (1995-2001)
▪Director, Institute on Aging (1994-2002)
▪Chief, Geriatric Medicine (1986-1992)
Other Current Public Company Directorships
General Electric Company, a conglomerate company
Merck & Co., a pharmaceutical company
Better Therapeutics, Inc., a prescription digital therapeutics (PDT) company

Notable Affiliations
Agency for Health Care Research and Quality
▪Deputy Administrator (1992-1994)
White House Health Care Reform Task Force (1993-1994)
▪Member
Education
▪Doctor of Medicine, Harvard Medical School
▪Master of Business Administration, Wharton School of Business, University of Pennsylvania
Qualifications
Dr. Lavizzo-Mourey brings senior leadership, strategy, and human capital and talent development expertise to the Board from her leadership of the largest public health philanthropy in the U.S. for almost 15 years and, before that, serving for 15 years as a distinguished professor and administrator at the University of Pennsylvania. She also brings to the Board government experience from her various government appointments. Dr. Lavizzo-Mourey’s board service with other public companies also provides extensive public company board experience.

Tsu-Jae King Liu Age: 58 Director Since: 2016 INDEPENDENT	COMMITTEES A BIRTHPLACE United States	Skills & Expertise

Experience - Highlights
University of California, Berkeley
▪Dean and Roy W. Carlson Prof. of Engineering, College of Engineering (2018-Present)
▪Distinguished professorship endowed by Taiwan Semiconductor Manufacturing Company, Ltd. (TSMC), Department of Electrical Engineering and Computer Sciences (2014-2018)
▪Vice Provost, Academic and Space Planning (2016-2018)
▪Senior International Officer (2016-2018)
▪Associate Dean, Academic Planning and Development, College of Engineering (2016)
▪Chair, Department of Electrical Engineering and Computer Sciences (2014-2016)
▪Associate Dean for Research, College of Engineering (2008-2012)
Progressant Technologies, a start-up company that developed negative differential resistance transistor technology (2000-2004)
▪Co-founder and President
Other Current Public Company Directorships
▪None

Notable Affiliation/Accolade
Center for Advancing Women in Technology
▪Board member (2014-2016)
 Silicon Valley Engineering Hall of Fame
▪Inductee
Education
▪Doctor of Philosophy, Master of Science, and Bachelor of Science (Electrical Engineering) - Stanford University
Qualifications
As a scholar and educator in the field of semiconductor logic and memory devices, who conducts research on advanced materials, process technology, and solid-state devices for energy-efficient electronics, Dr. Liu brings to the Board industry and technical experience directly related to Intel’s semiconductor device research and development, and manufacturing. As a Co-founder of Progressant Technologies, which was later acquired by Synopsys, Inc., and while serving on technical advisory boards for multiple start-up companies, Dr. Liu gained business development experience. Her inventions and contributions to the fin-shaped field-effect transistor design, dubbed “FinFET,” have given Dr. Liu extensive experience in emerging technologies. She also brings global and international experience to the Board with her work on establishing strategic international partnerships and agreements for UC Berkeley.

20	Proposal 1: Election of Directors | 2022 PROXY STATEMENT

Gregory D. Smith Age: 55 Director Since: 2017 INDEPENDENT	COMMITTEES A (Chair) BIRTHPLACE Canada	Skills & Expertise

Experience - Highlights
The Boeing Company (Boeing), world’s largest aerospace company
▪CFO and EVP, Enterprise Operations (2020-2021 (retired))
▪Led Enterprise Operations, Finance and Strategy organization
▪Managed company’s overall financial activities
▪Oversaw company’s corporate audit function, which reported directly to the Board of Directors
▪Drove operational excellence by overseeing the company’s manufacturing, operations, supply chain, quality, and program management functions
▪Responsible for the delivery of enterprise services across the company
▪Oversaw the company’s strengthened focus on sustainability
▪Maintained oversight of the company’s financial performance, reporting, long-range business planning, treasury, and controller organizations, as well as investor relations.
▪CEO and CFO (Dec 2019-Jan 2020)
▪CFO and EVP, Corporate Development and Strategy (2015-2017)
▪EVP, CFO (2012-2015)
▪VP, Finance and Corporate Controller (2010-2012)
▪VP, Financial Planning and Analysis (2008-2010)
Raytheon Company, an aerospace and defense conglomerate
▪VP, Global Investor Relations (2004-2008)

Other Current Public Company Directorships
American Airlines Group, Inc., an American airline holding company
Qualifications
Mr. Smith brings to the Board senior leadership, financial, strategic, operational, human capital, and global expertise from his prior experience as Executive Vice President and CFO of the world’s largest aerospace company, with responsibility for the company’s Enterprise Operations, Finance, Strategy, and Shared Services organizations. He led the company’s global financing arm, Boeing Capital, its corporate audit function, and its environmental, social and governance work. Mr. Smith also held a number of other key leadership roles, including Vice President of Finance, Corporate Controller and Chief Accounting Officer, and Vice President of Financial Planning and Analysis. In between his two stints at Boeing, he spent four years at Raytheon Company as Vice President of Investor Relations. Mr. Smith brings substantial international and business development experience to the Board from his enterprise performance and strategy role at Boeing. Mr. Smith’s portfolio also included Boeing HorizonX, the venture capital arm of Boeing that identifies and invests in start-ups that are developing emerging technologies and businesses in markets such as cybersecurity, AI and machine learning, and autonomous systems, among others. He also has experience in dealing with foreign governments, including on issues related to market access and the regulation of business and investment. Mr. Smith also brings operational experience to the Board, by overseeing Boeing’s manufacturing, operations, supply chain, quality and program management teams.

2022 PROXY STATEMENT | Proposal 1: Election of Directors	21

Dion J. Weisler Age: 54 Director Since: 2020 INDEPENDENT	COMMITTEES C (Chair) and M BIRTHPLACE Australia	Skills & Expertise

Experience - Highlights
HP, Inc., a computer, printer and related supplies technology company
▪President and CEO (2015-2019 (retired))
▪EVP, Printing and Personal Systems Group (2013-2015)
▪SVP and Managing Director, Printing and Personal Systems, Asia Pacific and Japan (2012-2013)
Lenovo Group Ltd., a technology company
▪VP and COO, Product and Mobile Internet Digital Home Groups (2008-2011)
▪VP and GM, South East Asia (2007-2008)
Telstra Corporation Limited, a telecommunications company
▪Management positions (2002-2007)
Acer Incorporated, a hardware and electronics company
▪Management positions (1987-2001)
Other Current Public Company Directorships
Thermo Fisher Scientific Inc., an analytical laboratory instrument manufacturer
BHP Group., a mining, metals, and petroleum company

Education
▪Honorary Doctor of Laws (Honoris Causa) - Monash University, Australia
▪Bachelor of Computer Science (Applied Science – Computing) - Monash University, Australia
Qualifications
Mr. Weisler brings to the Board senior leadership, global and international, industry and information technology (IT), operating and manufacturing, emerging technologies, and cybersecurity experience from his more than 25 years of experience in the IT industry. From his role as the CEO of one of the world’s largest technology companies, Mr. Weisler also has financial expertise and extensive experience managing human capital and executing a business development and M&A strategy. Mr. Weisler also brings valuable board-level experience from his years of service on the boards of multinational companies like HP, Thermo Fisher Scientific, and the BHP Group.

Frank D. Yeary Age: 58 Director Since: 2009 INDEPENDENT	COMMITTEES A, G, and M (Chair) BIRTHPLACE United States	Skills & Expertise

Experience - Highlights
Darwin Capital Advisors LLC, a Phoenix, Arizona private investment firm
▪Principal (2012-Present)
CamberView Partners, LLC, a corporate governance and stockholder engagement advisory firm
▪Co-founder and Executive Chairman (2012-2018)
University of California, Berkeley
▪Vice Chancellor (2008-2012) - oversaw changes to the university’s financial and operating strategy
Citigroup Investment Banking, an investment banking and financial services company (2001-2008, 1990-1998)
▪Managing Director, Global Head of M&A (2003-2008)
▪Management Committee Member (2001-2008)
Other Current Public Company Directorships
PayPal Holdings, Inc., a financial technology company operating an online payments system

Education
▪Bachelor of Arts (History and Economics) - University of California, Berkeley
Qualifications
Mr. Yeary’s career in investment banking brings to the Board financial strategy and global M&A expertise, including expertise in financial reporting and experience in assessing the efficacy of M&A on a global scale, and experience attracting and retaining strong senior leaders. At Darwin Capital Advisors, Mr. Yeary has evaluated, invested in, and served as a board member for numerous venture stage companies, giving him firsthand experience identifying and developing business models. Mr. Yeary’s experience as Co-founder and Executive Chairman of CamberView Partners and his service on the board of PayPal provide insight into matters relating to corporate governance, stockholder engagement, and board best practices. As Vice Chancellor of a large public research university, Mr. Yeary gained extensive strategic, operational, and financial expertise.

Committee names are abbreviated as follows: A = Audit & Finance, C = Compensation, G = Corporate Governance and Nominating, and M = Mergers and Acquisitions.

22	Proposal 1: Election of Directors | 2022 PROXY STATEMENT

Director Nomination Process
Committee Process
The Corporate Governance and Nominating Committee establishes procedures for Board nominations and recommends candidates for election to the Board. Consideration of new Board candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. The Corporate Governance and Nominating Committee typically retains third-party search firms to identify candidates for nomination to the Board that may be supplemented by suggestions from Board members. In addition to candidates identified by Board members, the committee considers candidates proposed by stockholders and employees and evaluates them using the same criteria. All identified or suggested candidates are vetted by the search firms against our list of criteria, screened, and then interviewed. A stockholder who wishes to suggest a candidate for the committee’s consideration should send the candidate’s name and qualifications to our Corporate Secretary. The Corporate Secretary’s contact information can be found in this proxy statement under the heading “Other Matters; Communicating with Us” on page 130.
Use of Search Firms and Commitment to Diverse Candidates
During 2021, the Board retained and paid fees to third-party search firms to assist the Corporate Governance and Nominating Committee in the processes of identifying and evaluating potential Board candidates, consistent with the committee’s criteria, which included industry/technology experience. The Corporate Governance and Nominating Committee specifically requested that the search firms work with organizations focused on sourcing candidates of different races, ethnicities, genders, and sexual orientations. We have a policy of seeking out women and minority candidates, as well as candidates with diverse backgrounds, experiences, and skills, as part of each Board search. Our new director nominee, Andrea J. Goldsmith was initially recommended to the Corporate Governance and Nominating Committee by a current independent director and selected after the committee held numerous interviews with multiple qualified and diverse candidates.
In screening director candidates, regardless of whether they are identified by current Board members, stockholders, or third-party search firms, the committee considers the diversity of skills, experience, and background of the Board as a whole and, based on that analysis, determines whether it would strengthen the Board to add a director with a certain type of background, experience, personal characteristics, or skills. For additional information regarding what factors the committee considers in evaluating director candidates, see “Director Skills, Experience, and Background” below.
Director Skills, Experience, and Background

Intel is a large technology company engaged in research, manufacturing, and marketing on a global scale. We operate in highly competitive markets characterized by rapidly evolving technologies and exposure to business cycles. As we discuss below under “Board Responsibilities and Committees” on page 35, the Corporate Governance and Nominating Committee is responsible for assessing with the Board the appropriate skills, experience, and background that we seek in Board members in the context of our business and the existing composition of the Board. This assessment includes numerous diverse factors, such as independence; understanding of and experience in manufacturing, technology, finance, and marketing; senior leadership experience; international experience; mix of ages; and gender, racial, geographic, and ethnic diversity. The Board then determines whether a nominee’s background, experience, personal characteristics, and skills will advance the Board’s goal of creating and sustaining a Board with a diversity of perspectives and viewpoints that can support and oversee the company’s complex activities.
As set forth in our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee and the Board periodically review and assess the effectiveness of these practices for considering potential director candidates.
Listed below are the skills and experience that we consider important for our directors in light of our current business and structure. The directors’ biographies note each director’s relevant experience, qualifications, and skills relative to this list.
Our Board is committed to actively seeking women and minority director candidates for consideration.

2022 PROXY STATEMENT | Board of Directors Matters	23

Senior Leadership Experience	Global/ International Experience	Industry and IT/Technical Experience

Directors who have served in senior leadership positions are important to us because they have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced by leadership experience at businesses or organizations that operated on a global scale, faced significant competition, or involved technology or other rapidly evolving business models.

We are a global organization with R&D, manufacturing, assembly and test facilities, and sales and other offices in many countries. In addition, the majority of our revenue comes from sales outside the US. Because of these factors, directors with global experience can provide valuable business and cultural perspective regarding many important aspects of our business.
Because we design and manufacture technology, hardware, and software, education or experience in relevant technology is useful for understanding our R&D efforts, competing technologies, the products and processes we develop, our manufacturing and assembly and test operations, and the market segments in which we compete, particularly as we execute on our data-centric strategy to expand into areas such as automotive, IoT, networking, and AI.

Financial Expertise	Human Capital Experience	Operating and Manufacturing Experience

Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is also important. This experience assists our directors in understanding, advising on, and overseeing Intel’s capital structure, financing, and investing activities, as well as our financial reporting and internal controls.

Because the market for senior technology leaders is extremely competitive, experience attracting and retaining top talent, particularly in high-demand areas such as cloud computing, AI, graphics processing units, and autonomous driving, can be an important skill for the Board to possess. In addition, evolving our culture is critical to delivering on our growth strategy and for continuing to attract and retain top talent, so directors with experience overseeing and helping to shape an organization’s culture are a valuable asset to the Board.
Because we are a leader in the design and manufacturing of advanced integrated digital technology platforms, understanding of and experience with manufacturing and other operational processes is a valuable asset to the Board.

24	Board of Directors Matters | 2022 PROXY STATEMENT

Sales, Marketing, and Brand Management Experience	Emerging Technologies and Business Models Experience	Business Development and M&A Experience

Directors with sales, marketing, and brand management experience can provide expertise and guidance as we seek to grow sales and enhance our brand.
Emerging technologies and business models can rapidly disrupt even the most well-thought-out strategy, particularly for technology companies. Directors with experience identifying and developing emerging technologies and business models can be valuable assets to the Board.
Directors with a background in business development and M&A provide insight into developing and implementing strategies for growing our business. Useful experience in this area includes skills in assessing “make” vs. “buy” decisions, analyzing the “fit” of a proposed acquisition with a company’s strategy, valuing transactions, and assessing management’s plans for integration with existing operations.

Cybersecurity/ Information Security	Government, Legal, and Regulatory Experience	Public Company Board Experience

Directors who have experience managing cybersecurity and information security risks or who understand the cybersecurity threat landscape can provide valuable knowledge and guidance to the Board in its oversight of the company’s cybersecurity risks.

Directors who have served in government positions provide experience and insights that help us work constructively with governments around the world and address significant public policy issues, particularly as they relate to Intel’s operations and to public support for science, technology, engineering, and mathematics education. Directors with a background in law can assist the Board in fulfilling its oversight responsibilities regarding Intel’s legal and regulatory compliance and its engagement with regulatory authorities.

Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship of a public company board to the CEO and other senior management personnel, the legal and regulatory landscape in which public companies must operate, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational, and compliance-related matters.

Background

Members representing a mix of ages, genders, races, ethnicities, geographies, cultures, and other perspectives expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, stockholders, and other stakeholders worldwide.

2022 PROXY STATEMENT | Board of Directors Matters	25

Board Matrix
Listed below are the skills and experience that we consider important for our director nominees in light of our current business strategy and structure. The directors’ biographies note each director’s relevant experience, qualifications, and skills relative to this list. Also listed below is detailed information regarding Board diversity. To view the related diversity matrix required by Nasdaq, please refer to our website at www.intc.com/board-and-governance.

Skills & Expertise
Experience
Senior Leadership
Global/International
Industry and IT/Technical
Financial Expertise
Human Capital
Operating and Manufacturing
Sales, Marketing, and Brand Management
Emerging Technologies and Business Models
Business Development and M&A
Cybersecurity/Information Security
Government, Legal, and Regulatory
Public Company Board

Self-Identified Background
Tenure/Age
Years on the Board	1	2	1	2	5	4	6	5	2	13
Age	61	56	57	51	66	67	58	55	54	58

	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Diversity
Directors	3	4	–	3
Racial/Ethnic/Nationality/Other Forms of Diversity
African American/Black	1		–	–
Alaskan Native/Native American	–		–	–
Asian/South Asian	1	1	–	–
Hispanic/Latinx	–		–	–
Native Hawaiian/Pacific Islander	–		–	–
White/Caucasian	1	3	–	–
LGBTQ+	–
Directors Born Outside of the US	–	3	–	–
Did Not Disclose Demographics	3

Tenure	Age	Gender	Racial/Ethnic Diversity
4.1 years average tenure of director nominees	58 years average age of director nominees	30% of director nominees self-identify as women	30% of director nominees self-identify as racially/ethnically diverse

26	Board of Directors Matters | 2022 PROXY STATEMENT

Director Tenure
Appropriate Mix
The Board generally believes that a mix of long- and short-tenured directors promotes an appropriate balance of views and insights and allows the Board as a whole to benefit from the historical and institutional knowledge that longer-tenured directors possess and the fresh perspectives contributed by newer directors.
Term Limits & Board Efforts Regarding Tenure
Our Corporate Governance Guidelines provide that, as an alternative to term limits, the Board seeks to maintain an average tenure of 10 years or less for the independent directors as a group.

Average Board Tenure
If each independent director nominee is elected to the Board, after the 2022 Annual Stockholders’ Meeting, our independent directors will have served an average of 4.4 years on the Board. Overall, our Board, including both independent and employee directors, will have an average tenure of 4.1 years. We believe that this mix of tenure on the Board represents a diversified “portfolio” of new perspectives and deep institutional knowledge.

Tenure	4.4 years average tenure of independent director nominees
Board Diversity and Refreshment
Board’s Diversity Commitment, Advisor, and Definition
Our Board is committed to building a Board with diverse experiences and backgrounds. In 2014, the Board formally adopted its commitment to actively seek women and minority candidates for the pool from which Board candidates are chosen. In connection with our Board refreshment process, the Corporate Governance and Nominating Committee seeks input from the Chief People Officer, who is responsible for Intel’s Global Diversity and Inclusion efforts. Representation of gender, race, ethnic, geographic, cultural, or other diverse perspectives expands the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, and other stakeholders worldwide. As part of our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, we regularly add new directors to infuse new ideas and fresh perspectives in the boardroom.
Board Refreshment, Composition, and Diversity Partnerships and Candidate Sourcing

Our directors reflect diverse perspectives, including a complementary mix of skills, experience, and backgrounds that we believe are paramount to our ability to represent your interests as stockholders. In the last five years, eight new independent directors have been elected or appointed to the Board, two of whom have been self-identified women. If each director nominee is elected to the Board, after the 2022 Annual Stockholders’ Meeting, 60% of the Board would be diverse based on directors’ self-identified gender, race, ethnicity, and/or nationality.
Intel is committed to focusing on Board diversity more broadly through engagement with key partners. In 2018, Intel joined the Thirty Percent Coalition (Coalition), which focuses on strategies to increase female representation on corporate Boards. In 2019, the Coalition added a specific focus on women of color. In 2021, the Governance Committee engaged with two search firms with ties to diverse organizations in order to source more diverse candidate pools. In addition, through our partnerships, we aim to not only increase the available talent for our Board, but to also support increased female Board representation across our industry.

Board Refreshment Since 2017

2017 + 3 new independent directors 2018 + 1 new independent director 2019 + 1 new independent director 2020 + 2 new independent directors 2021 + 1 new independent director

2022 PROXY STATEMENT | Board of Directors Matters	27

Skills & Experience Mix and Focus Areas
Our Board is focused on achieving the right mix of skills, experience, and perspectives to support Intel’s future strategic direction, including its focus on product leadership, open platforms, and manufacturing at scale. For example, we have recently prioritized various forms of industry knowledge and experience in our director recruitment efforts, as reflected by the recent additions of Mr. Goetz, Dr. Goldsmith, Ms. Henry, and Mr. Weisler to our Board. In addition, recognizing the importance of the Board’s role in overseeing human capital risks as Intel has been undergoing a leadership and cultural transformation, over the past few years we have also added directors with human capital management experience, including most recently Mr. Weisler, who also brings valued operating and manufacturing experience at a time when manufacturing at scale is one of our strategic priorities.

Board Diversity
67% of independent director nominees have self-identified as having gender, racial, ethnic, and/or nationality diversity
Board Evaluations
We are committed to providing transparency about our Board and committee evaluation process. The Chair of our Corporate Governance and Nominating Committee, collaborating with the Board Chair or Lead Director, is responsible for managing the annual process for evaluating the Board, its committees, and the individual directors.
Process for 2021. From time to time, the Board utilizes the assistance of a third-party facilitator in the evaluation process. This year, the Chair of our Corporate Governance and Nominating Committee worked with a third-party law firm (outside counsel) to conduct the evaluation. Working together, the Chair of the Corporate Governance and Nominating Committee and the outside counsel developed proposed focus areas and questions to assess and improve the Board’s performance.
The Chair of the Corporate Governance and Nominating Committee, working with outside counsel, conducted interviews with each director to solicit feedback on the performance of the Board, its committees, and individual directors. This feedback was summarized and anonymized by outside counsel and reported out to the Board and committees. The Chair of the Corporate Governance and Nominating Committee held discussions with individual directors as appropriate.
Selected focus areas for 2021. Some of the topics discussed in this year’s evaluation concerned:
▪the flow and organization of Board and committee meetings,
▪whether the directors have the right time allocations and priorities on Board and committee topics,
▪whether there are particular skills sets and vantage points that the company is lacking on the Board or in committees, and
▪soliciting constructive feedback as to:
▪whether all of the directors are contributing and adding value, and
▪the performance of the Board and committee Chairs.
How the Board incorporates feedback. The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and, more importantly, areas where the Board believes it can improve. For example, input generated by Board members in recent years has focused, among other things, on adding a mix of industry experience, which has encouraged and informed our recent Board refreshment efforts.

2021
Dr. Andrea J. Goldsmith, Dean of Engineering and Applied Science at Princeton, a member of the US President’s Council of Advisors on Science and Technology who could bring additional valued government affairs and policy experience, an advocate for increased diversity in STEM, and a leading expert in wireless networking technology, joined the Board.

2020
Alyssa H. Henry, Square Lead and Block Infrastructure & Information Security Lead for Block Inc. (formerly, Square Inc.) with expertise in emerging technologies and business models, joined the Board. Ms. Henry was a former executive at Amazon Web Services Storage Services (AWS), for whom Intel has historically provided cloud computing services. AWS has also committed to be one of the first customers of Intel Foundry Services.

2020
Dion J. Weisler, the former President and CEO of HP, Inc., one of Intel’s three largest customers, also joined the Board. His operating, manufacturing, emerging technologies, business development, human capital and extensive industry experience spanning client, cloud, and network computing have been very valuable as Intel has undertaken recent leadership and organizational transformations and strategic initiatives such as IDM 2.0.

28	Board of Directors Matters | 2022 PROXY STATEMENT

Corporate Governance Matters
Board Leadership Structure

We separate the roles of Board Chair and CEO to aid in the Board’s oversight of management. This policy is embodied in the Board’s published Corporate Governance Guidelines, and has been in effect since the company began operations. At times, the Board Chair has been a former executive of the company and has served as a full-time executive officer, as was the case with Mr. Andy Bryant, who served as Executive Chair from 2012 until January 2020. At other times, an independent director has served as non-executive Board Chair, as is the case with our current Chair of the Board, Dr. Ishrak.
The Board believes that there are advantages to having an independent Board Chair, including by helping to facilitate relations between the Board, the CEO, and other senior management; assist the Board in reaching consensus on particular strategies and policies; foster robust evaluation processes; and by efficiently allocating oversight responsibilities between the independent directors and management.
Omar Ishrak Chair of the Board

Patrick P. Gelsinger Chief Executive Officer
Board Chair Responsibilities
Our CEO has primary responsibility for the operational leadership and strategic direction of Intel, while our Board Chair facilitates our Board’s oversight of management, promotes communication between management and our Board, engages with stockholders, and leads our Board’s consideration of key governance matters. As non-executive Board Chair, Dr. Ishrak’s responsibilities include:
▪presiding over all meetings of the Board;
▪developing the schedule and agenda for Board meetings in consultation with the CEO, Corporate Secretary, and other members of the Board;
▪assessing the quality, quantity, and timeliness of the information submitted by the company’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;
▪calling and presiding over meetings of the independent directors;
▪working with the Corporate Governance and Nominating Committee to evaluate potential director candidates, determine the membership of the various Board committees, and select committee chairs;
▪collaborating with the Corporate Governance and Nominating Committee in fulfilling its responsibility to manage the Board’s process for annual director self-assessment and evaluation of the Board and its committees;
▪evaluating the performance of the CEO and overseeing CEO succession planning;
▪serving as principal liaison between the Board and the CEO;
▪presiding over all meetings of stockholders; and
▪serving as the Board’s liaison for consultation and direct communication with stockholders.
The independent directors periodically assess the Board’s leadership structure and will continue to evaluate and implement the leadership structure that they conclude most effectively supports the Board in fulfilling its responsibilities.

2022 PROXY STATEMENT | Corporate Governance Matters	29

The Board’s Role in Risk Oversight at Intel
An important function of the Board is oversight of risk management at Intel. Risk is inherent in business, and the Board’s oversight, assessment, and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees.
Defining Risk
The Board and management consider “risk” to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Risks vary in many ways, including the ability of the company to anticipate and understand the risk, the types of adverse impacts that could result if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the company to control the risk and the potential adverse impacts. Examples of the types of risks faced by Intel include:
▪macro-economic risks, such as inflation, deflation, reductions in economic growth, or recession;
▪political risks;
▪event risks, such as natural disasters, public health crises, or cybersecurity incidents; and
▪business-specific risks related to strategy and competition, product demand, global operations, products and manufacturing, cybersecurity and privacy, intellectual property protection and theft, litigation and regulatory compliance, corporate responsibility and sustainability (including climate risk), human capital risks, and corporate governance risks.
Not all risks can be dealt with in the same way. Some risks may be readily perceived and controllable, while other risks are unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. In some cases, a decision may be made that a higher degree of risk may be acceptable because of a greater perceived potential for reward. Intel seeks to align its voluntary risk-taking with company strategy, and Intel understands that its projects and processes may enhance the company’s business interests by encouraging innovation and appropriate levels of risk-taking.

30	Corporate Governance Matters | 2022 PROXY STATEMENT

Risk Assessment Responsibilities and Processes

The full Board has primary responsibility for risk oversight. The Board executes its oversight duties through:
▪Assigning specific oversight duties to the Board committees
▪Periodic briefing and informational sessions by management on:
▪The types of risks the company faces
▪Enterprise risk management: risk identification, mitigation, and control
For most enterprise risk management issues, such as cybersecurity risks, the Board receives regular and detailed reports from management or the appropriate Board committee regarding its review of the issues. In some cases, such as risks regarding new technology and product acceptance, risk oversight is addressed as part of the full Board’s regular oversight of strategic planning.

Audit & Finance Committee	Compensation Committee	Corporate Governance and Nominating Committee

▪Oversees issues related to financial reporting, internal controls, audit functions, and major financial, product security, and cybersecurity risk exposures, and management’s annual enterprise risk management assessment
▪Oversees issues related to financial risk management, including the company’s risk tolerance in cash-management investments

▪Oversees management of risks related to the company’s compensation programs, including our conclusion that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company, and risks related to human capital management
▪Oversees issues related to risks arising from the company’s environmental, social, and governance practices as well as corporate responsibility and sustainability initiatives and performance

Management is primarily responsible for:
▪Identifying risk and risk controls related to significant business activities
▪Mapping the risks to company strategy
▪Developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk
With respect to the risk assessment of the company’s compensation programs, management is primarily responsible for:
▪Reviewing all significant compensation programs, focusing on programs with variable payouts
▪Assessing the company’s executive and broad-based compensation and benefits programs to determine whether the programs’ provisions and operation create undesired or unintentional material risk. The risk assessment process:
▪Includes a review of compensation program policies and practices, risk identification and control procedures, the balance of risk to reward, and the significance and risks posed by compensation programs on the company’s overall strategy
▪Takes into account compensation terms and practices that aid in controlling risk, including the compensation mix, payment periods, claw-back provisions, and stock ownership guidelines

2022 PROXY STATEMENT | Corporate Governance Matters	31

Director Independence and Transactions Considered in Independence Determinations
Director Independence
The Board believes that there should be a substantial majority of independent directors on the Board. The Board’s guidelines for director independence conform to the independence requirements in the published listing requirements of Nasdaq. The Board considers all relevant facts and circumstances in determining independence.
The Board has determined that each non-employee director nominee qualifies as “independent” in accordance with the published listing requirements of Nasdaq. Because Mr. Gelsinger is employed by Intel, he does not qualify as independent. Mr. Swan, who served as a director until February 2021, did not qualify as independent because of his employment by Intel. Mr. Wilson, who served as a director until May 2021, qualified as independent during his service on the Board.
In addition to the Board-level standards for director independence, the directors who serve on the Audit & Finance Committee each satisfy committee-specific independence standards established by the US Securities and Exchange Commission (SEC) and Nasdaq. Similarly, the members of the Compensation Committee each satisfy committee-specific independence standards established by the SEC and Nasdaq.
Transactions Considered in Independence Determinations
In making its subjective determination that each non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Intel and Intel’s management and considered transactions that occurred since the beginning of 2019 between Intel and entities associated with the independent directors or members of their immediate families. The Board considered the transactions in the context of the Nasdaq objective standards and the special standards established by the SEC and Nasdaq for members of audit and compensation committees. Based on this review, as required by the Nasdaq rules, the Board made a subjective determination that, based on the nature of the directors’ relationships with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, impair the directors’ independence. The Board’s independence determinations took into account the following transactions:
Business Relationships
Each of our non-employee directors (or one of his or her immediate family members) is, or was during the previous three fiscal years, a non-management director, trustee, advisor, or executive or served in a similar position at another entity that did business with Intel at some time during those years. The business relationships were ordinary course dealings as a supplier or purchaser of goods or services; licensing or research arrangements; facility, engineering, and equipment fees; or commercial paper or similar financing arrangements in which Intel or an affiliate participated as a creditor. Payments to or from each of these entities constituted less than the greater of $200,000 or 1% of each of Intel’s and the recipient’s annual revenue, respectively, in each of the past three years; there were no exceptions for the above-referenced time period.
Charitable Contributions
Dr. Goldsmith, Dr. Lavizzo-Mourey, Dr. Liu, Mr. Smith, or one of their immediate family members is serving, or has each served during the previous three fiscal years, as an executive, professor, or other employee for one or more colleges or universities or as a director, executive, or employee of a charitable entity that received matching or other charitable contributions from Intel during those years. Charitable contributions to each of these entities (including matching and discretionary contributions by Intel and the Intel Foundation) constituted less than the greater of $120,000 or 1% of the recipient’s annual revenues in each of the past three years, as discussed below.
▪Dr. Goldsmith is Dean of Engineering and Applied Science and Professor of Engineering at Princeton University. The Intel Foundation contributed less than $31,000 in each of the past three years to match Intel employee charitable contributions, amounting to less than 0.002% of the of Princeton University’s consolidated annual revenue in each of the past three years.
▪Dr. Goldsmith was a Professor of Engineering at Stanford University. The Intel Foundation contributed less than $136,000 in each of the past three years to match Intel employee charitable contributions, amounting to less than 0.0003% of Stanford University’s consolidated annual revenue in each of the past three years.
▪Dr. Lavizzo-Mourey retired in January 2021 after serving as the Robert Wood Johnson Foundation PIK Professor of Population Health and Health Equity at the University of Pennsylvania. The Intel Foundation contributed less than $15,000 in each of the past three years to match Intel employee charitable contributions to the University of Pennsylvania, amounting to less than 0.0002% of the University of Pennsylvania’s consolidated annual revenue for each of the past three years.
▪Dr. Lavizzo-Mourey is a member of the Board of Regents of the Smithsonian Institution. The Intel Foundation contributed less than $9,400 in each of the past three years to match Intel employee charitable contributions to the Smithsonian Institution, amounting to less than 0.02% of the Smithsonian Institution’s consolidated annual revenue for each of the past three years, and in 2019, Intel entered into a sponsorship agreement with the Smithsonian Institution, amounting to less than 0.8% of the Smithsonian Institution’s consolidated annual revenue for 2019.
▪Dr. Liu is Dean and Roy W. Carlson Professor of Engineering in the College of Engineering at UC Berkeley. The Intel Foundation contributed less than $42,500 in each of the past three years to match Intel employee charitable contributions to UC Berkeley, amounting to less than 0.003% of UC Berkeley’s consolidated annual revenue for each of the past three years.
▪Mr. Smith is a member of the Board of Directors and Finance Committee of Northwestern Memorial Healthcare, a non-profit healthcare organization. The Intel Foundation contributed less than $6,000 in each of the past three years to match Intel employee charitable contributions to Northwestern Memorial Healthcare, amounting to less than 0.0002% of Northwestern Memorial Healthcare’s consolidated annual revenue for each of the past three years.

32	Corporate Governance Matters | 2022 PROXY STATEMENT

Corporate Governance Guidelines
Intel has long maintained a set of Corporate Governance Guidelines. The Corporate Governance and Nominating Committee reviews the guidelines periodically and recommends amendments to the Board as appropriate. The Board oversees administration and interpretation of, and compliance with, the guidelines and may amend, waive, suspend, or repeal any of the guidelines at any time, with or without public notice subject to legal requirements, as it determines necessary or appropriate in the exercise of the Board’s judgment in its role as fiduciary.
These guidelines, which investors may find on our website at www.intel.com/governance, along with our other corporate governance practices, compare favorably under the Investor Stewardship Group’s (ISG) Corporate Governance Framework for US Listed Companies, as shown in the table below.

Principle 1
Boards are accountable to stockholders
▪All directors are elected annually
▪Majority voting in uncontested director elections
▪Directors not receiving majority support tender resignation to Board for consideration
▪No poison pill
▪Proxy access with market terms (3% for three years, up to 20% of the Board)
▪Annual Board Chair’s letter in proxy statement describes Board’s activities over the past year
Principle 2 Stockholders should be entitled to voting rights in proportion to their economic interest ▪No dual-class share structure ▪Each stockholder is entitled to one vote per share

Principle 3
Boards should be responsive to stockholders and be proactive in order to understand their perspectives
▪Proactive year-round investor engagement, including participation of the Chair of the Board and Compensation Committee Chair with investors owning 30% of shares outstanding in 2021
▪Engagement topics included strategy, leadership transformation, executive compensation, corporate governance, and ESG matters
▪The Board has made a number of changes in response to investor feedback that are detailed in “Investor Engagement”

Principle 4
Boards should have a strong, independent leadership structure
▪Independent Board Chair, separate from CEO
▪Board considers appropriateness of its leadership structure at least annually
▪Independent committee chairs
▪Independent directors meet in executive session at least three times per year

Principle 5
Boards should adopt structures and practices that enhance their effectiveness
▪90% of director nominees are independent
▪30% of director nominees are self-identified as racially/ethnically diverse, 30% are self-identified as gender diverse, 30% have self-identified diverse nationalities, and we have a policy of seeking out women and minority candidates, as well as candidates with diverse backgrounds, experiences, and skills, as part of each Board search
▪Annual Board and committee self-evaluations, including self- and peer assessments, facilitated by an external third party in 2021
▪Active Board refreshment, with eight new independent directors joining since 2017, and seek to cap average director tenure at 10 years
▪Limits on outside Boards, with no director permitted to serve on more than four public company Boards (including Intel)
▪No restrictions on directors’ access to management or employees
▪No independent director is expected to stand for re-election after age 75 without prior Board approval

Principle 6
Boards should develop management incentive structures that are aligned with the long-term strategy of the company
▪Compensation Committee annually reviews and approves incentive program design, goals, and objectives for alignment with compensation and business strategies
▪Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

2022 PROXY STATEMENT | Corporate Governance Matters	33

Director Attendance
The Board held six regularly scheduled meetings and one special meeting in 2021. As shown in “Board Committees” below, standing committees of the Board collectively held a total of 44 meetings during 2021, with each committee holding a number of regularly scheduled and special meetings. We expect each director to attend every meeting of the Board and the committees on which the director serves. Each director attended at least 75% of the meetings of the Board and each committee on which the director served in 2021 (held during the period in which the director served), and on average directors attended 98% of their respective Board and committee meetings. The Board’s policy is that directors should endeavor to attend the annual stockholders’ meeting, and all nine of the then-incumbent directors attended the 2021 Annual Stockholders’ Meeting.

98% Average attendance of directors as a group at Board and committee meetings during 2021
Board Responsibilities and Committees
Board Responsibilities
The Board oversees, counsels, and directs management in the long-term interests of the company and our stockholders. The Board’s responsibilities include:
▪overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;
▪planning for CEO succession and monitoring management’s succession planning for other senior executives;
▪reviewing and approving our major financial objectives, strategy, operating plans, and other significant actions;
▪selecting the CEO, evaluating CEO performance, and determining the compensation of the CEO and other executive officers; and
▪overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, and our compliance with law and ethics.
The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as necessary. At each regular Board meeting, time is reserved for the independent directors to meet in executive session without the CEO present. Officers regularly attend Board meetings to present information on our business and strategy, and Board members have access to our employees outside of Board meetings. Board members are encouraged to make site visits on a worldwide basis to meet with local management; to attend Intel industry, analyst, and other major events; and to accept invitations to attend and speak at internal Intel meetings. In 2021, due to COVID-19 restrictions, the Board and management prioritized the meetings and held all of the regularly-scheduled Board and committee meetings in person in a COVID-safe environment and in compliance with applicable health agency recommendations.
Strategy Oversight
The Board actively oversees Intel’s long-term business strategy and strategic priorities and is actively engaged in ensuring that Intel’s leadership and culture reflect its longstanding commitment to those subjects. The Board is continuously engaged with management on these topics. For example, since early 2021, and over the course of the remainder of the year, the Board has worked closely with our new CEO in developing, announcing, and then starting to monitor the execution of “IDM 2.0”—Intel’s new strategy for innovation and product leadership—and related process technology and process leadership goals. In addition, each year, the Board:

Holds a two-day board meeting focused on strategy, including presentations from, and engagement with, many senior executives across the company	Routinely engages with senior management on critical business matters that tie to the company’s strategic priorities	Periodically travels to key facilities to meet with local management and obtain a firsthand look at the company’s operations	Regularly meets with the next generation of leadership to ensure the pipeline remains robust, diverse, and inclusive

34	Corporate Governance Matters | 2022 PROXY STATEMENT

Succession Planning and Human Capital Management Oversight
As reflected in our Corporate Governance Guidelines, the Board’s primary responsibilities include planning for CEO succession and monitoring management’s succession planning for other senior executives. The Board’s goal is to have a long-term program for effective senior leadership development and succession, as well as short-term contingency plans for emergency and ordinary course contingencies. The program plays an important role in the company’s success.
The Compensation Committee reviews succession planning and management development topics with the Board at least annually. The Board and the Compensation Committee work with our CEO and our Chief People Officer to plan for succession. The Board has an opportunity to meet regularly with executives at many levels across the company through formal presentations at Board meetings and informal events throughout the year. The topic is discussed regularly in Board and/or Compensation Committee executive sessions. The Compensation Committee is also regularly updated throughout the year on key talent indicators for the overall workforce.
For more information regarding our Leadership Transformation decisions, please see “Compensation Discussion and Analysis; Executive Summary; Leadership Transformation” on page 67.
In addition, the Board is actively engaged in overseeing Intel’s human capital management policies and programs through the Compensation Committee, including assessing whether Intel’s culture reflects its longstanding commitment to responsibility, inclusivity, and sustainability.
Corporate Responsibility/ESG Oversight
Corporate responsibility and ESG matters play an important role at Intel, and the Board is actively involved in overseeing our corporate responsibility initiatives. A number of directors have expertise on key ESG issues, such as Mr. Smith who oversaw Boeing’s strengthened focus on sustainability, Mr. Weisler who championed diversity and inclusion as well as sustainability and corporate responsibility while leading HP, Dr. Lavizzo-Mourey who has focused on companies’ efforts to promote social good in the form of public health through her work at the Robert Wood Johnson Foundation, and Dr. Goldsmith who has been active in promoting diversity and inclusion in the field of electrical engineering.

Independent Board Oversight of ESG
The Board has given the
▪Corporate Governance and Nominating (CGN) Committee the primary responsibility for oversight of ESG issues at Intel, with additional topics also reviewed by other committees
▪Compensation Committee the responsibility for oversight of human capital issues, and
▪Audit & Finance Committee the responsibility for oversight of our ethics and compliance program.

Management provides formal updates to the CGN Committee at least twice each year and at least annually to the full Board on the company’s ESG performance and disclosure. In 2021, this included a review of the annual Corporate Responsibility Report and updates on issues including environmental sustainability, climate risk, human capital, human rights, political accountability, and investor outreach and feedback.
Board Committees
The Board assigns responsibilities and delegates authority to its committees, and the committees regularly report on their activities and actions to the full Board. As of the end of 2021, the Board had four standing committees: Audit & Finance, Compensation, Corporate Governance and Nominating, and M&A. In order to further enhance the Board’s efficiency and productivity, and to provide for more focused oversight of the company’s activities in areas that are critical to the company’s strategic priorities, on March 10, 2021, the Board restructured its committees to eliminate the Executive Committee (which held no committee meetings in 2021), combine the Finance and Audit Committees into the Audit & Finance Committee, and create a new M&A Committee. Each committee has the authority to engage outside experts, advisors, and counsel to assist the committee in its work.
Each committee has a written charter approved by the Board. We post each charter in the Corporate Governance section of our website at www.intc.com/board-and-governance.
As discussed above, the Board has determined that each member of the Audit & Finance, Compensation, and Corporate Governance and Nominating Committees is an independent director in accordance with Nasdaq standards, as is each member of the M&A Committee.

2022 PROXY STATEMENT | Corporate Governance Matters	35

Audit & Finance Committee

Membership as of March 12, 2022

Gregory D. Smith* [1,2] (Chair)	Dr. Risa Lavizzo-Mourey	Dr. Tsu-Jae King Liu	Frank D. Yeary* [1]

12 committee meetings in 2021[3]

*Board determined to qualify as “audit committee financial expert” under SEC rules

Primary Responsibilities
▪Assists the Board in its general oversight of our financial reporting, internal controls, and audit functions
▪Appoints and retains our independent registered public accounting firm, managing its compensation, and overseeing its work
▪Reviews and discusses with management our major financial, product security, and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures; and our annual enterprise risk management assessment
▪Receives periodic reports from the Company’s Chief Compliance Officer, no less than annually, on the operation and effectiveness of our corporate compliance program
▪Oversees compliance with our Code of Conduct
▪Assists the Board in its oversight of global treasury activities; derivatives transactions; financial risk management; off-balance sheet arrangements; capital structure and capital allocation strategy; financing requirements; capital expenditures; dividends; stock repurchase authorizations; investor relations activities; global tax strategy and tax planning; insurance and self-insurance programs; and retirement plans
▪Annually reviews and approves on behalf of the company and its subsidiaries the company’s decisions to enter into swaps that are exempt from mandatory exchange execution and clearing pursuant to the Commodity Exchange Act “end-user” and “treasury affiliate” exceptions
Member Qualifications and Independence
The Board has determined that each Audit & Finance Committee member is sufficiently proficient in reading and understanding the company’s financial statements to serve on the Audit & Finance Committee and independent as defined by the Exchange Act, the SEC’s rules, and the published listing standards of Nasdaq.

Recent Committee Focus Areas
During the past year, the Audit & Finance Committee’s oversight focused on, among other things,
▪key financial reporting and disclosure matters,
▪critical accounting estimates,
▪treasury matters,
▪capital structure and capital allocation strategy,
▪ethical and legal compliance,
▪internal audits,
▪tax and litigation matters,
▪antitrust compliance, and
▪enterprise risk management, including cybersecurity and product security.
Additional Information
The responsibilities and activities of the Audit & Finance Committee are described in detail in “Report of the Audit & Finance Committee” on page 62 in this proxy statement and the Audit & Finance Committee’s charter (available at www.intc.com/board-and-governance/ governance-documents).

3    Of the 12 combined Audit & Finance Committee meetings held in 2021, nine occurred after the reformulation of the two separate committees into one committee and three Audit Committee meetings occurred before the reformulation (in addition to two Finance Committee meetings not included in the combined total).

36	Corporate Governance Matters | 2022 PROXY STATEMENT

Compensation Committee

Membership as of March 12, 2022

Dion J. Weisler [1,2,3,4] (Chair)	Alyssa H. Henry [1,2,3]	Dr. Omar Ishrak [1,2,3,4]	Dr. Risa Lavizzo-Mourey [1,4]

10 committee meetings in 2021

Primary Responsibilities
▪Reviews, recommends, and approves salaries, bonuses, and other matters related to the compensation of our executive officers
▪Reviews and approves the performance measures and goals for our executive officers
▪Reviews and grants equity awards to our executive officers
▪Reviews and determines other compensation policies, handles many compensation-related matters, and makes recommendations to the Board and to management on employee compensation and benefit plans
▪Administers Intel’s equity incentive plans
▪Reviews input, analysis, and advice from its independent executive compensation consultant regarding Intel’s executive compensation philosophy, peer groups, pay positioning (by pay component and in total) relative to peer companies, compensation design, equity usage and allocation, and risk assessment under Intel’s compensation programs
▪Reviews Intel’s programs and practices related to executive workforce diversity and the administration of executive compensation programs in a non-discriminatory manner
▪Oversees the company’s strategies, initiatives, and programs with respect to the company’s culture; talent recruitment, development and retention; employee engagement, diversity, and inclusion; and management development and succession planning for the company’s CEO and selected senior leaders
Member Independence
The Board has determined that each Compensation Committee member is independent as defined by the Exchange Act, the SEC’s rules, and the published listing standards of Nasdaq, and a “non-employee director” as defined in the SEC rules.

Recent Committee Focus Areas
During the past year, the Compensation Committee’s oversight focused on, among other things,
▪compensation program strategy and design, including:
▪aligning annual and long-term variable pay plans to the new go-forward strategy
▪confirming peer groups and market data to reflect highly competitive market for talent
▪pay-for-performance components of compensation plans to reinforce a results-driven culture
▪adding additional transparency on measures to address investor feedback
▪human capital plans to deliver talent required for the long-range plan, including:
▪organization human capital plans
▪recruitment and retention strategies
▪culture and values revitalization
▪COVID-19 pandemic response, including:
▪closely monitoring the company’s efforts to protect the health and well-being of its 121,100 employees around the world
▪how to deal with new variants and vaccine mandates
▪succession planning and leadership development.
The Compensation Committee is responsible for determining compensation for Intel executives (including our CEO). The Compensation Committee can designate one or more of its members to perform duties on its behalf, subject to reporting to or ratification by the Compensation Committee, and can delegate to other Board members, or an officer or officers of the company, the authority to review and grant stock-based compensation for employees who are not executive officers.
Additional Information
Information with respect to the use of compensation consultants and the Compensation Committee’s process for determining executive compensation are described in “Compensation Discussion and Analysis” on page 66, “Report of the Compensation Committee” on page 95, and “Executive Compensation” on page 96, in this proxy statement, and the Compensation Committee’s charter (available at www.intc.com/board-and-governance/ governance-documents).

2022 PROXY STATEMENT | Corporate Governance Matters	37

Corporate Governance and Nominating Committee

Membership as of March 12, 2022

Dr. Risa Lavizzo-Mourey (Chair) [1,2,3]	James J. Goetz [1,3]	Dr. Omar Ishrak [1,3]	Frank D. Yeary [3]

14 committee meetings in 2021

Primary Responsibilities
▪Identifies, evaluates, and recruits individuals to become Board members
▪Reviews matters of corporate governance, director independence, corporate responsibility and sustainability performance, such as environmental, sustainability, climate risk, human capital, political activities and expenditures, and stakeholder issues, and periodically reports on these matters to the Board
▪Periodically reviews and assesses the effectiveness of the Board’s Corporate Governance Guidelines, recommends to the Board proposed revisions to the Guidelines and committee charters, and reviews the poison pill policy
▪Makes recommendations to the Board regarding the size and composition of the Board and its committees
▪Reviews stockholder proposals and recommends actions on such proposals
▪Reviews and makes recommendations to the Board on compensation for our non-employee directors
▪Periodically reviews and assesses our stockholder engagement process, and reviews and reports stockholder feedback to the Board and works with the Board and management to address
▪Manages the annual process of evaluating the Board, its committees, and the individual directors, in coordination with the Board Chair
Member Independence
The Board has determined that each Corporate Governance and Nominating Committee member is independent as defined by the published listing standards of Nasdaq.

Recent Committee Focus Areas
During the past year, the Corporate Governance and Nominating Committee’s oversight focused on, among other things,
▪Board composition and disclosure,
▪director recruitment,
▪Intel’s Corporate Responsibility Report and trends (including environmental sustainability, climate risk, human capital, human rights issues, and political accountability),
▪non-employee director compensation,
▪Board, committee, and individual director performance,
▪political contributions, and
▪investor outreach and feedback.
Additional Information
The responsibilities and activities of the Corporate Governance and Nominating Committee are described in more detail in “Director Nomination Process” on page 23, “Board Evaluations” on page 28, and “Corporate Responsibility/ESG Oversight” on page 35 in this proxy statement and the Corporate Governance and Nominating Committee’s charter (available at www.intc.com/board-and-governance/ governance-documents).

38	Corporate Governance Matters | 2022 PROXY STATEMENT

M&A Committee

Membership as of March 12, 2022

Frank D. Yeary [2,5,6] (Chair)	James J. Goetz [1,3,5,6]	Alyssa H. Henry [1,3,5]	Dion J. Weisler [1,2,3,4,5,6]

6 committee meetings in 2021

Primary Responsibilities
▪Reviews and provides guidance to management and the Board on the company’s M&A and venture investment strategies as they relate to the company’s overall corporate strategy
▪Reviews, assesses, and approves in accordance with the investments, acquisitions, and divestitures (IAD) resolutions adopted by the Board, certain mergers, acquisitions, divestitures, joint ventures, and other strategic investments
▪Reviews, assesses, and makes recommendations to the Board, with management, with respect to transactions requiring full Board approval pursuant to the IAD resolutions
▪Reviews and evaluates at least annually the performance, including strategic, financial, operational, and integration of the company’s completed transactions
▪Provides to the full Board on a regular basis a report on the committee’s activities
Member Independence
The Board has determined that each M&A Committee member is independent as defined by the published listing standards of Nasdaq.
Additional Information
The responsibilities and activities of the M&A Committee are described in more detail in the M&A Committee’s charter (available at www.intc.com/board-and-governance/ governance-documents).

Key Qualifications

Senior Leadership	Financial Expertise	Sales, Marketing, and Brand Management	Cybersecurity/ Information Security
Global/International	Human Capital	Emerging Technologies and Business Models	Government, Legal, and Regulatory
Industry and IT/ Technical	Operating and Manufacturing	Business Development and M&A	Public Company Board
Advisory Committees
Three new advisory committees were also created in 2021—the Architecture Advisory Committee, the Government Affairs Advisory Committee, and the Technology Advisory Committee, each of which is chaired by a Board member and includes outside experts to provide a strong “outside-in” perspective to the Board and management in key strategic areas.
Architecture Advisory Committee. The committee provides strategic guidance and advice to management and the Board on architectural strategies, designs, choices, and decisions; developments that may affect the architecture ecosystem; and emerging technologies. The committee is chaired by Patrick Gelsinger.
Government Affairs Advisory Committee. The committee provides advice, guidance, counsel, and expertise to management and the Board with respect to worldwide governmental affairs strategies, initiatives, programs, trends, developments, partnerships, alliances, and relationships that will both protect and drive the growth of the company’s business. The committee is chaired by Gregory Smith.
Technology Advisory Committee. The committee helps identify, evaluate, and monitor important trends in process technology development, including design enablement and packaging technology development. The committee is chaired by Dr. Tsu-Jae King Liu.

2022 PROXY STATEMENT | Corporate Governance Matters	39

Stockholder Engagement
Our relationship with our stockholders is an important part of our company’s success and we have a long tradition of engaging with our stockholders and obtaining their perspectives. During 2021, we continued our extensive outreach efforts, and our integrated outreach team led by our Investor Relations group, Human Resources, Corporate Responsibility office, and Corporate Secretary office, met to discuss a wide variety of issues with stockholders representing an aggregate of 37% of our outstanding shares and our Board Chair and/or Compensation Committee Chair with our integrated outreach team engaged with stockholders representing an aggregate of 30% of our outstanding shares. We believe that our approach to engaging openly with our stockholders on topics such as strategy, corporate governance, executive compensation, and corporate responsibility drives increased corporate accountability, improves decision making, and ultimately creates long-term value. We are committed to:
▪Accountability. Drive and support leading corporate governance and Board practices to promote oversight, accountability, and good decision making.
▪Transparency. Maintain high levels of transparency on a range of financial, governance, and corporate responsibility issues to build trust and sustain two-way dialogue that supports our business success.
▪Engagement. Proactively engage with stockholders and stakeholder groups in dialogue on a range of topics to identify emerging trends and issues to inform our thinking and approach.
In addition to our regular integrated outreach team engagements, we hold a series of meetings every year with many of our institutional stockholders focused on environmental, social, and governance performance and disclosure. We pursue multiple avenues for stockholder engagement, including video and teleconference meetings with our stockholders, participating at various conferences, and issuing periodic reports on our activities. Through these activities, we discuss and receive input, provide additional information, and address questions on our corporate strategy, executive compensation programs, corporate governance, and other topics of interest to our stockholders, such as our corporate responsibility activities discussed below. These engagement efforts with our stockholders allow us to better understand our stockholders’ priorities and perspectives, and provide us with useful input concerning our corporate strategy and our compensation and corporate governance practices. We actively engage with our stockholders on a year-round basis and integrate the information we learn through these activities into our governance calendar, as reflected below.
Stockholder Engagement Cycle

Summer	Fall	Winter	Spring	Annual Stockholders’ Meeting

Review annual meeting results to determine appropriate next steps, and prioritize post annual meeting stockholder engagement focus areas	Hold post-annual meeting stockholder meetings to solicit feedback and report to the Board, Compensation Committee, and Corporate Governance and Nominating Committee	Incorporate input from stockholder meetings into annual meeting planning and enhance governance and compensation practices and disclosures when warranted	Conduct pre-annual meeting stockholder meetings to answer questions and understand stockholder views on proxy matters

The feedback we receive from stockholders and stakeholder groups through these activities is communicated to the Corporate Governance and Nominating Committee (CGN) and the Compensation Committee on a regular basis throughout the year, and to our full Board once a year. After careful review, our CGN recommends to the Board whether enhancements to our company’s policies and practices are required to meet stockholder expectations relating to new issues or emerging trends.
Below is a summary of the feedback we received through our 2021 stockholder engagement program and how we responded.
[1]Intel’s outstanding shares (O/S) calculated as of September 30, 2021
>30
separate stockholder meetings throughout the year
70 stockholders contacted for engagement

40	Stockholder Engagement | 2022 PROXY STATEMENT

What We Heard From Stockholders	Our Perspective / How We Responded

Board diversity, refreshment & tenure: interest in seeing additional information around our priorities for Board diversity, refreshment, and tenure	Over the past year, we continued our Board refreshment process by adding Dr. Goldsmith to the Board, joining Ms. Henry and Messrs. Goetz and Weisler as the fourth independent director to join our Board since 2019, each of whom brings valuable industry and other experience aligned with our strategic transformation

Enhanced our proxy statement disclosure regarding the diverse backgrounds and experiences of our newest directors and Board (see “Overview of the Board,” “Skills & Experience Mix and Focus Areas,” and “Board Evaluations” on pages 11, 28, 28)

In 2014, we formally adopted a policy of seeking out diverse candidates in the pool as part of each Board search to promote diversity and remain committed to maintaining gender, ethnic, geographic, cultural, and other diverse perspectives on our Board — this year, 30% of director nominees are self-identified racially/ethnically diverse and 30% have self-identified nationality diversity
In 2018, Intel joined the Thirty Percent Coalition, which focuses on strategies to increase female corporate Board representation, and since 2019, includes a specific emphasis on women of color — this year, 30% of our director nominees are self-identified women

This year, we improved the presentation of our disclosure around the process for identifying and evaluating potential director candidates, including our commitment to seeking out diverse candidates, the composition of our current Board, the different forms of diversity on our Board, and director tenure and refreshment (see “Director Nomination Process” and “Board Diversity and Refreshment” and “Director Tenure” on pages 23, 27, 27)

In 2021, the CGN engaged with two search firms with ties to diverse organizations in order to source a more diverse candidate pool (see “Use of Search Firms and Commitment to Diverse Candidates” on page 23)

In 2021, we augmented our annual board self-evaluation process, which plays a vital role in our refreshment and diversity efforts, to include a third-party facilitator (see “Board Evaluations” on page 28)

Strategy oversight: interest in understanding the Board’s role in strategic transformation
We have bolstered our disclosure regarding the Board’s involvement in, and monitoring of, Intel’s strategic planning, including the Board’s key focus areas (see “Letter From Your Board Chair” and “Strategy Oversight” on pages 2, 34)

Auditor engagement: in light of length of Ernst & Young, LLP’s (EY) tenure, interest in learning more about how and why EY was selected as Intel’s auditor
We have increased our disclosure regarding the Audit & Finance Committee’s process for evaluating, and decision to engage, EY as Intel’s independent registered public accounting firm (see “Factors Considered in Deciding to Re-engage EY” on page 60)

Succession planning & human capital management: given the number of recent leadership changes, interest in learning more about the Board’s role in succession planning and human capital management
We have added new disclosure to the proxy statement describing the Board’s role in overseeing our succession planning and human capital management programs (see “Succession Planning and Human Capital Management Oversight” on page 35)

We have provided additional information about the selection of our new CEO and other new leaders and how their selection aligns with our strategic transformation (see “Letter From Your Board Chair,” “Leadership Transformation,” and “Other Leadership Changes” on pages 2, 67, 73)

Environmental & social (E&S) oversight: interest in better understanding the Board’s role in overseeing our E&S practices	We are continuing our work in evaluating emerging issues related to technology and evolving the appropriate management and oversight processes

Based on investor feedback, we have provided enhanced disclosure regarding the Board’s role in oversight of E&S issues, and we have provided further detail about our 2030 RISE strategy and goals, including our climate change strategy and human capital management topics such as diversity, inclusion, and social equity (see “Corporate Responsibility/ ESG” on page 43)

2022 PROXY STATEMENT | Stockholder Engagement	41

What We Heard From Stockholders	Our Perspective / How We Responded

Integration of E&S metrics and goals into compensation programs: interest in learning more about how we integrate environmental and social metrics into our compensation programs	We are committed to corporate responsibility and sustainability and, as part of that commitment, since 2008 we have linked a portion of employee and executive pay to E&S metrics and goals

For 2021, we provided additional information about how E&S goals and metrics have been integrated into our executive compensation programs, including explaining how these goals factor into compensation decisions and identifying the ESG goals we use for our executives (see “Annual Cash Incentive Compensation” on page 84)

For a detailed discussion of additional specific feedback we received on our executive compensation programs, see “Compensation Discussion and Analysis; Executive Summary; Stockholder Engagement and the 2021 ‘Say on Pay’ Vote” on page 74

Communications from Stockholders to Directors
The Board recommends that stockholders initiate communications with the Board, the Chair of the Board, or any Board committee by writing to our Corporate Secretary. You can find the address in the “Other Matters” section of this proxy statement. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed our Corporate Secretary to review correspondence directed to the Board and, at the Corporate Secretary’s discretion, to forward items that she deems to be appropriate for the Board’s consideration.

42	Stockholder Engagement | 2022 PROXY STATEMENT

Corporate Responsibility/ESG

Our continuing commitment to corporate responsibility and sustainability is embedded in our purpose. That commitment—built on a strong foundation of transparency, governance, ethics, and respect for human rights—creates value for Intel and our stockholders by helping us mitigate risks, reduce costs, build brand value, and identify new market opportunities to apply our technology to help address society’s most complex issues. Through our long-term focus on advancing transparency, setting ambitious goals, and integrating corporate responsibility across all aspects of our business, we have driven meaningful results and challenged ourselves to achieve higher levels of performance over time.

We established formal Board-level oversight responsibility for corporate responsibility in 2003 (with different committee level delegation set forth in “Board Responsibilities & Committees - Corporate Responsibility/ESG Oversight” on page 35) and, since 2008, have linked a portion of employee and executive pay to corporate responsibility factors. In 2020, we created our RISE strategy and established our 2030 corporate responsibility goals (2030 goals), through which we aim to leverage our leadership position in the global technology ecosystem to create a more responsible, inclusive, and sustainable world, enabled through our technology and the expertise and passion of our employees. Our RISE strategy and 2030 goals are deeply rooted in our corporate purpose and aligned with our business strategy to enable us to create value for our customers, investors, employees, and other stakeholders over the next decade and beyond. More information on our 2030 goals, including our progress to date, is included in our Corporate Responsibility Report.1

A foundational element of our approach to corporate responsibility is our commitment to transparency, and we regularly evaluate the effectiveness of our reporting on our ESG reporting based on review of external reporting frameworks and direct feedback from our stockholders and other stakeholders. For more information on how our focus on corporate responsibility creates value for Intel and our stockholders, see the “Our Capital” sections on pages 10, 44-52 of this proxy statement and in our 2021 Annual Report on Form 10-K, as well as our most recent Corporate Responsibility Report.[1]

ESG Reporting Aligned with external frameworks: ▪TCFD ▪SASB ▪GRI ▪IIRC ▪CDP Climate Change Survey

1    The contents of our Corporate Responsibility Report are referenced for general information only and are not incorporated by reference in this proxy statement.

2022 PROXY STATEMENT | Corporate Responsibility/ESG	43

Our Capital†
In line with the International Integrated Reporting Council’s six capitals concept, we have outlined how we deploy various forms of capital to execute our strategy in a way that seeks to reflect our corporate values, help our customers succeed, and create value for our stakeholders.

Financial Capital

Our financial capital allocation strategy focuses on building stockholder value. Our allocation decisions are driven by our priorities to invest in the business, acquire and integrate businesses that complement our strategic objectives, and return cash to stockholders. As we invest in our IDM 2.0 strategy, our allocation priorities will shift more heavily toward investing in the business and away from share repurchases, as we plan our next phase of capacity expansions and the acceleration of our process technology roadmap. We will continue to look for opportunities to further our strategy through acquisitions and intend to maintain our dividend.

Cash from Operating Activities $B

Our Financial Capital Allocation Decisions Are Driven by Three Priorities

Invest in the Business
Our first allocation priority is to invest in R&D and capital spending to capitalize on the opportunity presented by the world’s demand for semiconductors. We expect to increase our R&D investment and our capital investments in support of our IDM 2.0 strategy.
Acquire and Integrate
Our second allocation priority is to invest in and acquire companies that complement our strategic objectives. We look for acquisitions that supplement and strengthen our capital and R&D investments. Our key acquisitions over the last three years include our 2020 acquisition of Moovit to accelerate Mobileye’s mobility-as-a-service offering and our 2019 acquisition of Habana Labs to strengthen and extend the reach of our AI portfolio.
We take action when investments do not strategically align to our key priorities, and subsequent to our fiscal 2021 year-end, we completed the first closing of the divestiture of our NAND memory business. Additionally, in 2020 we completed the divestiture of the majority of Home Gateway Platform, a division of CCG, and in 2019 we divested the majority of our smartphone modem business.
Return Cash to Stockholders
Our third allocation priority is to return cash to stockholders. We achieve this through our dividend and share repurchase programs. We expect our future stock repurchases to be significantly below our levels from the last few years.

R&D and capital investments $B

Cash to stockholders $B

Recent Developments
While we are in a multi-year period of substantial capital investment into the business that will temper our expected future stock repurchases, we continue to prioritize a healthy and growing dividend in our financial capital allocation strategy.

†    This section is reproduced from our 2021 Annual Report on Form 10-K and speaks as of January 27, 2022, except for the “Recent Developments” boxes that we have added to provide more recent information about certain business developments.
1See “Non-GAAP Financial Measures” within MD&A in our 2021 Annual Report on Form 10-K.
22021 capital investments in Memory are not presented due to the divestiture of the NAND memory business announced in October 2020. 2017-2020 capital investments presented include Memory.

44	Our Capital | 2022 PROXY STATEMENT

Intellectual Capital

Research and Development
R&D investment is critical to enable us to deliver on our accelerated process technology roadmap, introduce leading products, and develop new businesses and capabilities in the future. We seek to protect our R&D efforts through our IP rights and may augment R&D initiatives by acquiring or investing in companies, entering into R&D agreements, and directly purchasing or licensing technology.
Areas Key to Product Leadership
Every year we make significant investments in R&D and we have intensified our focus on areas key to product leadership. Our objective with each new generation of products is to improve user experiences and value through advances in performance, power, cost, connectivity, security, form factor, and other features. We also focus on reducing our design complexity, re-using IP, and increasing ecosystem collaboration to improve our efficiency.

Process and packaging. At our Intel Accelerated event in July 2021, we provided an update on our manufacturing process and packaging technology roadmaps. As part of the update, we also introduced a new naming structure for our manufacturing process nodes, which includes the name changes summarized in “Key Terms.” In addition, we introduced future nodes and discussed future process and packaging technologies on our roadmap. Our updates included the following:
▪We introduced further optimizations to our Intel 7 process node, which is now in production for our 12th Gen Intel Core (Alder Lake) processors.
▪Intel 4 will make use of EUV to print incredibly small features using ultra-short wavelength light. Intel 4 will be used for our future Meteor Lake client processors.
▪Intel 3 will leverage further FinFET optimizations and increased EUV to deliver additional performance-per-watt and area improvements over Intel 4.
▪Intel 20A will follow Intel 3 and will introduce two breakthrough technologies: Ribbon FET and PowerVia. RibbonFET, Intel’s implementation of a gate-all-around transistor, will be our first new transistor architecture since we pioneered FinFET in 2011. The technology is expected to deliver faster transistor switching speeds while achieving the same drive current as multiple fins in a smaller footprint. PowerVia will be our unique industry-first implementation of backside power delivery, optimizing signal transmission by eliminating the need for power routing on the front side of the wafer.
▪Beyond Intel 20A, we are developing our Intel 18A node, with expected refinements to RibbonFET to deliver additional transistor performance improvements. We are also working to define, build, and deploy next-generation High Numerical Aperture EUV in our process technology roadmap.
▪Our future Foveros Omni advanced packaging technology will usher in the next generation of our 3D stacking Foveros technology, enabling us to mix multiple top die tiles with multiple base tiles across mixed fab nodes and giving us greater flexibility for disaggregated chip designs. With our future Foveros Direct technology, we will move to direct copper-to-copper bonding for low-resistance interconnects and blur the boundary between where the wafer ends and the package begins.

xPU architecture. The future is a diverse mix of scalar, vector, matrix, and spatial architectures deployed in CPU, GPU, accelerator, and FPGA sockets, enabled by a scalable software stack and integrated into systems by advanced packaging technology. We are building processors that span several major computing architectures, moving toward an era of heterogeneous computing.

Recent Developments
In our pursuit to deliver groundbreaking technologies, we have remained a consistent steward of Moore’s Law. As we look to continue to double the number of transistors per device at the cadence demanded by our customers, Moore’s Law will only stop when innovation stops, and our determination to innovate is expected to continue unabated in process, packaging, and architecture. We remain undeterred in our aspiration to deliver approximately one trillion transistors in a single device within approximately the next decade.
To accomplish such ambitious goals, we re-architected our business into six business units to capture growth in large traditional markets (e.g., client, data center and AI, and network and edge) and disrupt emerging markets (e.g., foundry, accelerated computing and graphics, and auto and mobility) with new reporting segments that will be presented with our Q1 2022 results.

2022 PROXY STATEMENT | Our Capital	45

CPU. We started shipping our 3rd Gen Xeon Scalable processors (Ice Lake) with the new Sunny Cove core, built-in AI acceleration, cryptographic acceleration, and advanced security capabilities. We also launched our 12th Gen Intel Core processors (Alder Lake), which will scale from thin and light laptops to enthusiast desktop and notebook platforms. They utilize the new breakthrough Performance-core (Golden Cove) and Efficient-core (Gracemont) microarchitectures and work with Intel® Thread Director for scheduling optimization.

GPU. We announced Alchemist, our first Intel Arc branded high-performance discrete GPU family of products focused on gaming and content creation, which began shipping to OEMs in Q1 2022. We also powered on Ponte Vecchio, our discrete GPU focused on high-performance computing applications, which delivers leading floating-point operations per second (FLOPS) and compute density to accelerate AI, high-performance computing, and advanced analytics workloads. Ponte Vecchio will be released in 2022 for HPC and AI markets.

Interconnect. Mount Evans, Intel’s first ASIC IPU, is designed to address the complexity of diverse and dispersed data centers. An IPU is designed to enable cloud and communication service providers to reduce overhead and free up performance for CPUs.

Matrix Accelerator. Habana Gaudi accelerators are at the forefront of AI solutions for data centers. Amazon Web Services launched the EC2 DL1 instance featuring Habana Gaudi in Amazon Elastic Compute Cloud for training deep learning models.

Software. Software unleashes the potential of our hardware platforms across all workloads, domains, and architectures.
▪In 2021, oneAPI adoption expanded across the industry. oneAPI enables developers to build cross-architecture applications using a single code base across xPUs that take advantage of unique hardware features and lower software development and maintenance costs. Developers can choose the best architecture for the problem at hand without rewriting their entire code base, accelerating their time to value.
▪We seek to accelerate adoption of oneAPI and Intel software developer tools through diverse ecosystem activities including developer trainings, summits, centers of excellence, and access to Intel hardware and software through a developer cloud. The Intel® DevCloud for oneAPI hosts global users spanning AI, data science, high-performance computing, and media & graphics and other accelerated computing workloads.
▪We believe AI will be ubiquitous, and with our tools and the broad open software ecosystem, we are well-positioned to scale AI. We optimize for the most widely used AI frameworks and libraries, including TensorFlow, Pytorch, Scikit-learn, NumPy, XGBoost, and Spark, with certain optimizations delivering up to 10 to 100 times performance improvements to support end-to-end AI, as well as OpenVINOTM and Intel® oneAPI AI Analytics Toolkits.
▪We seek to continually improve our BIOS and firmware in support of our client, data center, networking, and graphics products, including delivering simplified and cloud-optimized open firmware for data center customers through our Firmware Support Package and Minimum Platform Architecture.

Recent Developments
Our CPU line of products builds on the x86 architecture - the predominant CPU platform for servers, laptops, and desktops - that we invented and own. We continued to grow this ecosystem in 2021 as we started shipping our 3rd Gen Xeon Scalable processors (Ice Lake) to meet the growing and diversifying needs of our datacenter customers and launched our 12th Gen Intel Core processors (Alder Lake), which will scale from thin and light laptops to enthusiast desktop and notebook platforms. We expect this growth to only continue. Our commitment to leadership products starts with what we believe to be the crown jewel of the semiconductor industry: the x86 instruction set. As we work to deliver leadership products in every category in which we compete, our x86 CPUs are expected to be the foundation on which that leadership is built.

IP rights
We own and develop significant IP and related IP rights around the world that support our products, services, R&D, and other activities and assets. Our IP portfolio includes patents, copyrights, trade secrets, trademarks, mask works, and other rights. We actively seek to protect our global IP rights and to deter unauthorized use of our IP and other assets.
We have obtained patents in the US and other countries. Because of the fast pace of innovation and product development, our products are often obsolete before the patents related to them expire, and in some cases may be obsolete before the patents are granted. As we expand our product offerings into new areas, we also seek to extend our patent development efforts to patent such products. In addition to developing patents based on our own R&D efforts, we may purchase or license patents from third parties.

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The software that we distribute, including software embedded in our products, is entitled to copyright and other IP protection. To distinguish our products from our competitors’ products, we have obtained trademarks and trade names for our products, and we maintain cooperative advertising programs with customers to promote our brands and to identify products containing genuine Intel components. We also protect details about our processes, products, and strategies as trade secrets, keeping confidential the information that we believe provides us with a competitive advantage.
Efforts to protect our IP can be difficult, particularly in countries that provide less protection to IP rights and in the absence of harmonized international IP standards. Competitors and others may already have IP rights covering similar products. There is no assurance that we will be able to obtain IP rights covering our own products, or that we will be able to obtain IP licenses from other companies on favorable terms or at all. For a discussion of IP-related risks, see “Risk Factors” within Other Key Information in our 2021 Annual Report on Form 10-K. While our IP rights are important to our success, our business as a whole is not significantly dependent on any single patent, copyright, or other IP right.

Manufacturing Capital

Inspired by Moore’s Law, a law of economics put forth by our co-founder Gordon Moore more than 50 years ago, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. This makes possible the innovation of new products with higher performance while balancing power efficiency, cost, and size. We continue to work across our supply chain to minimize disruptions, improve productivity, and increase overall capacity and output to meet customer expectations. In 2021, our factories performed well in a highly dynamic environment, where we adapted to rapid demand shifts and industry component shortages affecting us and our customers.
Our IDM 2.0 strategy allows us to deliver leadership products through the use of internal and external capacity while leveraging our core strengths for growth via providing foundry services to others. IDM 2.0 combines three factors. First, we will continue to build the majority of our products in Intel fabs. Second, we expect our use of third party foundry capacity to grow and to include manufacturing for a range of modular tiles on advanced process technologies. Third, we intend to build a world-class foundry business with IFS, which will combine leading-edge process and packaging technology, committed capacity in the US and Europe, and a world-class IP portfolio for customers, including x86 cores. During the year we began shipping packaging units for our first IFS customer, Amazon Web Services.

“In alignment with our IDM 2.0 strategy, we are repositioning Intel for growth by increasing our investment in internal manufacturing, expanding our global capacity for supply chain resiliency, and delivering on world class manufacturing execution.”
Keyvan Esfarjani
Executive Vice President and General Manager of Manufacturing, Supply Chain, and Operations

“Process and packaging are at the very heart of Intel’s heritage and are the foundation of everything we build. With the roadmaps we unveiled this year, we plan to accelerate our rate of innovation to reach process performance-per-watt parity by 2024 and leadership by 2025, and to maintain advanced packaging leadership.”
Dr. Ann Kelleher
Executive Vice President and General Manager of Technology Development

Network and Supply Chain
Our global supply chain supports internal partners across architecture, product design, technology development, manufacturing and operations, sales and marketing, and business units, and our supply ecosystem comprises thousands of suppliers globally. Our mission is to enable product and process leadership, industry-leading total cost of ownership, and uninterrupted supply for our customers. In addition to our own manufacturing capacity, we continue to expand our use of third-party foundries.
The majority of our logic wafer manufacturing is conducted in the US. As of our fiscal 2021 year-end, we had 10 manufacturing sites — six are wafer fabrication and four are assembly/test facilities. The following map shows these factory sites and the countries where we have a significant R&D and/or sales presence. In response to COVID-19, we maintained operational changes and measures to enable a continued safe environment for our employees and operation of our manufacturing sites.
Our manufacturing facilities are primarily used for silicon wafer manufacturing, assembling, and testing of our platform products. We operate in a network of manufacturing facilities integrated as one factory to provide the most flexible supply capacity, allowing us to better analyze our production costs and adapt to changes in capacity needs. Our new process technologies are transferred identically from a central development fab to each manufacturing facility. After transfer, the network of factories and

2022 PROXY STATEMENT | Our Capital	47

the development fab collaborate to continue driving operational improvements. This enables fast ramp of the operation, fast learning, and quality control. We are expanding manufacturing capacity across multiple sites, including Arizona, Ireland, Israel, and Oregon. To accelerate our IDM 2.0 strategy, we announced plans to invest $20 billion to build two new fabs in Arizona, which we broke ground on in September, and we recently announced plans to invest more than $20 billion in the construction of two new leading-edge fabs in Ohio, while actively searching for additional manufacturing locations in Europe. Our plans include utilizing a “smart capital” strategy in which we focus first on aggressively building out fab shells, which are the smaller portion of the overall cost of a fab but have the longest lead time, giving us flexibility in how and when we bring additional capacity and tools online. We also announced approximately $10.5 billion total investment to equip our Rio Rancho, New Mexico, and Malaysia sites for advanced packaging manufacturing.
Note: The Dalian factory, presented above, was sold subsequent to year-end as part of the first closing of the divestiture of our NAND Memory business. See Note 10: Acquisitions and Divestitures in our 2021 Annual Report on Form 10-K.

Human Capital

Our human capital strategy is grounded in our belief that our people are fundamental to our success. Delivering on our IDM 2.0 strategy and growth ambitions requires attracting, developing, and retaining top talent from across the world. We are committed to creating an inclusive workplace where the world’s best engineers and technologists can fulfill their dreams and create technology that improves the life of every person on the planet. We invest in our highly skilled workforce of 121,100 people through creating practices, programs, and benefits that support the evolving world of work and our employees’ needs.
Fostering a culture of empowerment, inclusion, and accountability is also core to our IDM 2.0 strategy. We are focused on reinvigorating our culture to strengthen our execution and accelerate our cadence of innovation. Our values—customer first, fearless innovation, results driven, one Intel, inclusion, quality, and integrity—inspire us and are key to delivering on our purpose. This year, we added a new value—results driven—as we seek to return to our roots of innovation and execution, making data-driven decisions quickly and setting disciplined goals that drive business results. All employees are responsible for upholding these values, the Intel Code of Conduct, and Intel’s Global Human Rights Principles, which form the foundation of our policies and practices and ethical business culture.

“At Intel we tackle hard problems, think boldly, and create technology that improves the life of every person on the planet. Our culture unleashes the diverse perspectives, experiences, and potential of our employees to drive innovation and business results for Intel and our customers.”
Christy Pambianchi
Executive Vice President and Chief People Officer

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Talent Management
The digitization of everything is driving growth and global demand for semiconductors. Combined with the tightening labor market and economic recovery from COVID-19, this has driven a significant increase in competition throughout the industry to attract and retain talent – especially technical talent. In 2021, we intensified our efforts to continue to attract and retain talent, including introducing new employee referral programs, expanding wellness benefits and time off, heightening our focus on revitalizing our culture, and increasing mentoring in our technical community. In 2021, our undesired turnover rate1 was 5.6%, compared to 4.0% in 2020.
We invest significant resources to develop the talent needed to remain at the forefront of innovation and make Intel an employer of choice. We offer extensive training programs and provide rotational assignment opportunities. We evolved our performance management system to support our culture evolution and increase our focus on disciplined goal setting and results. Through our annual Employee Experience Surveys and Manager Development Feedback Surveys, employees can voice their perceptions of the company, their managers, their work experience, and learning and development opportunities.
Inclusion

Diversity and inclusion are core to Intel’s values and instrumental to driving innovation and positioning us for growth. Over the past decade, we have taken actions to integrate diversity and inclusion expectations into our culture, performance and management systems, leadership expectations, and annual bonus metrics. We are proud of what we have accomplished to advance diversity and inclusion, but we recognize we still have work to do, including beyond the walls of Intel. We also recognize the additional challenges that COVID-19 has presented to our employees, including women and individuals with disabilities. Our RISE strategy and 2030 goals set our global ambitions for the rest of the decade, including doubling the number of women in senior leadership; doubling the number of underrepresented minorities in US senior leadership; and embedding inclusive leadership practices across our business. Our goals also include increasing the percentage of employees who self-identify as having a disability to 10%; and exceeding 40% representation of women in technical roles, including engineering positions and other roles with technical job requirements. To drive accountability, we continue to link a portion of our executive and employee compensation to diversity and inclusion metrics.
We have committed our scale, expertise, and reach through our comprehensive RISE strategy to work with customers and other stakeholders to accelerate the adoption of inclusive business practices across industries. In 2021, we partnered with other technology companies to launch the Alliance for Global Inclusion to create and implement an Inclusion Index with unified goals and metrics. This collective effort will allow the industry to more clearly identify actions needed to
2021 Global Employees by Gender[2]

Global employees
72.3%
27.7%
Senior leadership
81.3%
18.7%
Technical positions
75.7%
24.3%
Male
Female

2021 URM[3] in the US

advance progress on closing persistent gaps and advancing more inclusive practices in workplaces, industry, and society. We will also continue to collaborate on initiatives that expand the diverse pipeline of talent for our industry, advance social equity, make technology fully inclusive, and expand digital readiness for millions of people around the world.
Compensation and Benefits
We structure pay, benefits, and services to meet the varying needs of our employees. Our total rewards package includes market-competitive pay, broad-based stock grants and bonuses, an employee stock purchase plan, healthcare and retirement benefits, paid time off and family leave, parent reintegration, fertility assistance, flexible work schedules, sabbaticals, and on-site services. Since 2019, we have achieved gender pay equity globally and we continue to maintain race/ethnicity pay equity in the US. We achieve pay equity by closing the gap in average pay between employees of different genders or race/ethnicity in the same or similar roles after accounting for legitimate business factors that can explain differences, such as location, time at grade level, and tenure. We have also advanced transparency in our pay and representation data by publicly releasing our EEO-1 survey pay data since 2019. We believe that our holistic approach toward pay equity, representation, and creating an inclusive culture enables us to cultivate a workplace that helps employees develop and progress in their careers at all levels. Though flexible work schedules are part of our existing total rewards package, the COVID-19 pandemic provided an opportunity to further reimagine how our employees work and collaborate. In designing the future of our workplace, we surveyed employees around the globe to inform our “hybrid-first” approach, where the majority of our employees will split their time between working remotely and in the office, with no company-wide mandate on the number of days per week employees should be on-site or how they should collaborate. Our goal is to enable remote and on-site work where it drives the best output, while ensuring our employees have equitable access to systems, resources, and opportunities that allow them to succeed.
1Undesired turnover includes all regular Intel employees who voluntarily left Intel, but do not include Intel contract employees, interns, or employees who separated from Intel due to divestiture, retirement, voluntary separation packages, death, job elimination, or redeployment.
2Senior leadership refers to salary grades 10+ and equivalent grades. While we present male and female, we acknowledge this is not fully encompassing of all gender identities.
3The term underrepresented minority (URM) is used to describe diverse populations, including Black/African American, Hispanic, and Native American employees in the US.

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Health, Safety, and Wellness
Our commitment in Intel’s Environmental, Health, and Safety Policy is to provide a safe and injury-free workplace. We continually invest in programs designed to improve physical, mental, and social well-being. We provide access to a variety of innovative, flexible, and convenient health and wellness programs, including on-site health centers. Throughout our response to COVID-19, our priority has remained protecting the health and safety of our employees. This includes mental health, as we aim to increase awareness of and support for mental and behavioral health. In support of our 2030 goals, we will continue to build our strong safety culture and drive global expansion of our corporate wellness program through employee education and engagement activities.

Social and Relationship Capital

We are committed to engaging in corporate responsibility and sustainability initiatives that support our communities and help us develop trusted relationships with our stakeholders. Proactive engagement with our stakeholders and investments in social impact initiatives, including those aligned with the United Nations Sustainable Development Goals, advance our position as a leading corporate citizen and create shared value for Intel, our global supply chain, and our communities.
Economic and Social
The health of our business and local economies depends on continued investments in innovation. We provide high-skill, high-paying jobs around the world. Many of these are manufacturing and R&D jobs located in our own domestic and international factories. We also benefit economies through our R&D ecosystem spending, sourcing activities, consumer spending by our employees, and tax payments. We make sizable capital investments and provide leadership in public-private partnerships to spur economic growth and innovation. We engage third-party organizations to conduct analyses of the economic impact of our operations, including a US impact study in 2021 that found that for every US Intel job, Intel’s economic activity in the US indirectly supports an additional 13 jobs.
We stand at the forefront of new technologies that are increasingly being used to empower individuals, companies, and governments around the world to solve global challenges. We also aim to empower people through education and advance social initiatives to create career pathways into the technology industry. This has included our global Intel® Digital Readiness Programs, such as AI for Youth and AI for Workforce, scaled in partnership with governments and institutions to empower individuals with digital readiness and AI skills. Additionally, we have invested in multi-year partnerships with historically Black colleges and universities in the US to increase the number of Black/African Americans who pursue electrical engineering, computer engineering, and computer science fields. Our employees and retirees share their expertise through volunteer initiatives in the communities where we operate, volunteering more than 1.71 million hours over the past two years. These efforts contribute to the 2030 goal we established last year to volunteer 10 million hours over a decade. COVID-19 presented challenges over the last two years for in-person volunteering, but we continued to see an outpouring of support from employees in 2021 for virtual volunteering, donations, and innovative technology projects to support our communities. In 2020 we announced the Pandemic Response Technology Initiative to combat COVID-19. We expanded the initiative in 2021 and renamed it the RISE Technology Initiative to reflect a broader platform for action. It provides an expanded channel to build deeper relationships with our customers and partners aligned with our corporate purpose and work to create shared value through our 2030 RISE strategy. Specifically, we are funding projects in areas that include using technology to improve health and safety; making technology more inclusive while expanding digital readiness; and carbon neutral computing to help address climate change.
Human Rights Commitment
We are committed to maintaining and improving processes to avoid complicity in human rights violations related to our operations, supply chain, and products. We have established an integrated approach to managing human rights across our business, including board-level oversight and the involvement of senior-level Management Review Committees. We also meet throughout the year with external stakeholders and experts on human rights to continue to inform and evolve our human rights policies and oversight processes. While we do not always know nor can we control what products our customers create or the applications end users may develop, we do not tolerate our products being used to violate human rights. Where we become aware of a concern that our products are being used by a business partner in connection with abuses of human rights, we restrict or cease business with the third party until we have high confidence that our products are not being used to violate human rights.

1This is a preliminary estimate. The final number will be reported in our 2021-22 Corporate Responsibility Report, to be issued later in 2022.

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Supply Chain Responsibility
We actively manage our supply chain to help reduce risk, improve product quality, achieve environmental and social goals, and improve overall performance and value creation for Intel, our customers, and our suppliers. To drive responsible and sustainable practices throughout our supply chain, we have robust programs to educate and engage suppliers that support our global manufacturing operations. We actively collaborate with other companies and lead industry initiatives on key issues such as improving transparency around climate and water impacts in the global electronics supply chain and, as part of our RISE strategy, we are advancing collaboration across our industry on responsible minerals sourcing. Through these efforts we help set electronics industry-wide standards, develop audit processes, and conduct training.
Over the past decade, we have directly engaged with our suppliers to verify compliance and build capacity to address risks of forced and bonded labor and other human rights issues. We perform supplier audits and identify critical direct suppliers to engage through capability-building programs, which help suppliers build sustainability acumen and verify compliance with the Responsible Business Alliance and our Code of Conduct. We also engage with indirect suppliers through our programs on forced and bonded labor, responsible minerals, and supplier diversity. To achieve our 2030 RISE goals, we will significantly expand the number of suppliers covered by our engagement activities.
Our commitment to diversity and inclusion also extends to our suppliers. We believe a diverse supply chain supports greater innovation and value for our business. We have set additional spending targets with women-owned suppliers outside the US and with minority-owned suppliers globally to accelerate progress toward our goal to increase global annual spending with diverse suppliers by 100% to reach $2 billion in annual spending by 2030. Continuing in 2022, we will only retain or use outside law firms in the US that are above average on diversity for their equity partners. We are applying a similar rule to firms used by our tax department, including nonlegal firms.

Natural Capital

Driving to the lowest possible environmental footprint as we grow helps us create efficiencies, lower costs, and respond to the needs of our stakeholders. We invest in conservation projects and set company-wide environmental targets to drive reductions in greenhouse gas emissions, energy use, water use, and waste generation. We build energy efficiency into our products to help our customers lower their own emissions and energy costs, and we collaborate with policymakers and other stakeholders to use technology to address environmental challenges. Through our 2030 goals we will continue to drive to higher levels of operational efficiency, including a goal of a further 10% reduction in our carbon emissions on an absolute basis even as we continue to grow. In 2021, we continued to take action on emissions reduction strategies focused on emissions abatement, additional investments in renewable electricity, process and equipment optimization, and energy conservation. Our 2030 strategy and goals also focus on improving product energy efficiency and increasing our “handprint”—the ways in which Intel technologies can help others reduce their footprints, including Internet of Things solutions that enable intelligence in machines, buildings, supply chains, and factories, and make electrical grids smarter, safer, and more efficient.
Climate and Energy
We focus on reducing our own climate impact, and over the past two decades have reduced our direct emissions and indirect emissions associated with energy consumption. Through our 2030 goals we have committed to conserve an additional 4 billion kWh of energy over 10 years. We have conserved more than 310 million kWh1 of energy since 2020. We also continue to link a portion of our executive and employee performance bonus to our corporate sustainability metrics. In 2021, this included our target to save 125 million kWh of energy during the year. We also invest in green power and on-site alternative energy projects in support of our 2030 goal to achieve 100% renewable energy use across our global manufacturing operations. We have reached 81%1 renewable energy globally. We are committed to transparency around our carbon footprint and climate risk and use the framework developed by the TCFD to inform our disclosure on climate governance, strategy, risk management, and metrics and targets. For governance and strategy, we follow an integrated approach to address climate change, with multiple teams responsible for managing climate-related activities, initiatives, and policies. Strategies and progress toward goals are reviewed with senior executives and the Intel Board of Directors’ Corporate Governance and Nominating Committee. We describe our overall risk management processes in our Proxy Statement, and describe our climate-related risks and opportunities in our annual Corporate Responsibility Report, the Intel Climate Change Policy, and “Risk Factors” within our 2021 Annual Report on Form 10-K. In addition to what is included within our Annual Report on Form 10-K, information about and progress toward our 2030 goals is included in our Corporate Responsibility Report. Our Corporate Responsibility Report also includes a mapping of our disclosure to the TCFD, the Sustainability Accounting Standards Board framework, and our CDP Climate Change Survey, all of which are available on our website.2

1This is a preliminary estimate. The final number will be reported in our 2021-22 Corporate Responsibility Report, to be issued later in 2022.
2The contents of our website and our Corporate Responsibility Report, Climate Change Policy, and CDP Climate Change Survey are referenced for general information only and are not incorporated by reference in this proxy statement.

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Water Stewardship
Water is essential to the semiconductor manufacturing process. We use ultrapure water to remove impurities from our silicon wafers, and we use fresh and reclaimed water to run our manufacturing facility systems. Through our 2030 goals, we have committed to conserve an additional 60 billion gallons in this decade. As part of this commitment, we plan to achieve net positive water use globally. We have conserved 15.4 billion gallons1 of water and enabled restoration of 3.5 billion gallons1 of water since 2020. In 2021, we linked a portion of our executive and employee performance bonus to our targets to conserve 7.5 billion gallons of water in our operations and complete projects to restore more than 1.5 billion gallons to local watersheds.

We will achieve our goal of net positive water use when:	Water from operations treated and returned to communities or environment	Water restored through watershed projects	Water coming in from fresh water sources

Circular Economy and Waste Management
We have long been committed to waste management, recycling, and circular economy strategies that enable the recovery and productive re-use of waste streams. Our 2030 goals include a target of zero total waste2 to landfill, as well as implementation of circular economy strategies for 60% of our manufacturing waste streams in partnership with our suppliers. This can include reuse of waste streams directly in our own operations or enabling reuse of our waste streams by other industries. Our 2030 goal of 60% will be challenging, given our projected operational growth and new waste streams, suppliers, and locations that will require new circular economy strategies. We continue to focus on opportunities to upcycle waste by working further on waste segregation practices and collaborating with our suppliers to evaluate new technologies for waste recovery.

1This is a preliminary estimate. The final number will be reported in our 2021-22 Corporate Responsibility Report, to be issued later in 2022.
2    Intel defines zero waste as less than 1%.

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Director Compensation
The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity, with the majority of compensation provided in the form of equity.
Annual Review of Director Compensation. The Corporate Governance and Nominating Committee (CGN), consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our non-employee directors. The CGN reviews director compensation on an annual basis, considering factors such as workload and market data. The Board annually reviews the committee’s recommendations and determines the amount of director compensation.
The committee engages Compensia, the independent compensation consultant, to assist the committee with the director compensation programs. The director peer group is the same as the peer group considered by the Compensation Committee in setting executive compensation for 2021 and consisted of 16 technology companies, as described in detail below under “Compensation Discussion and Analysis; External Competitive Considerations for 2021” on page 81. The committee targets cash and equity compensation at the median of the director peer group.
For 2021, the Board made no changes to the annual compensation for non-employee directors from 2020, except for the following changes associated with reformulation of the Board committees effective March 10, 2021:
▪the addition of a chair fee for the newly created M&A Committee;
▪the elimination of the chair fees for the Executive Committee and Finance Committee upon the elimination of those committees; and
▪the continuation of the same chair and non-chair member fees for the combined Audit & Finance committee as for the prior separate Audit Committee, which are higher than the respective fees for the previously separate Finance Committee given the additional responsibilities.
These changes were determined, with the advice of Compensia, based on the Board’s assessment of competitive market data of our peer group. The 2021 annual compensation for non-employee directors consisted of the following elements:

Board Fees

Committee Fees[1,2,3]

Independent Board Chair Fee[1]

1Paid in quarterly installments.
2Effective March 10, 2021, the Finance and Audit Committees were combined into one committee. The chair and non-chair member fees for the combined committee remained the same as the previous Audit Committee fees ($35,000 and $15,000, respectively), which are higher than the previous Finance Committee fees ($15,000 and $0, respectively).
3The 2021 chair and non-chair member fees for the Executive Committee, which was eliminated effective March 10, 2021, were $10,000 and $0, respectively.
4The M&A Committee was established effective March 10, 2021.

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Intel does not pay its management directors for Board service in addition to their regular employee compensation. For 2021, Messrs. Gelsinger and Swan served as our employee directors and did not receive any compensation for their services as members of our Board of Directors.
Director Compensation For Fiscal Year 2021
The following table details the compensation of Intel’s non-employee directors for the 2021 fiscal year.
Director Compensation For Fiscal Year 2021 Table

Name		Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	All Other Compensation[2] ($)	Total ($)
James J. Goetz	[3]	—	284,900	—	284,900
Andrea J. Goldsmith	[4]	45,000	131,900	—	176,900
Alyssa H. Henry	[5]	—	281,200	—	281,200
Omar Ishrak		277,500	195,400	—	472,900
Risa Lavizzo-Mourey	[6]	123,800	304,800	10,000	438,600
Tsu-Jae King Liu		108,800	195,400	1,000	305,200
Gregory D. Smith	[7]	125,000	195,400	10,000	330,400
Dion J. Weisler	[8]	—	220,300	—	220,300
Andrew Wilson	[9]	57,500	N/A	—	57,500
Frank D. Yeary	[7]	120,000	195,400	—	315,400
1With respect to all directors except Dr. Goldsmith, includes May 13, 2021, Annual Equity Award of 3,720 RSUs with a grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 and assuming a risk-free rate of return of 0.03% and a dividend yield of 2.58%. For additional information, see “RSUs in Lieu of Fees” and “Annual Equity Awards” below.
2The Intel Foundation made matching charitable contributions on behalf of Dr. Lavizzo-Mourey ($10,000), Dr. Liu ($1,000), Mr. Smith ($10,000). Directors’ charitable contributions to schools and universities that meet the guidelines of Intel’s employee charitable matching gift program are eligible for matching funds.
3Mr. Goetz (i) was granted 1,631 RSUs on January 30, 2021 in lieu of his annual cash retainer for 2020, with the grant date fair value computed in accordance with ASC Topic 718 and assuming a risk-free rate of return of 0.07% and a dividend yield of 2.47% and (ii) elected RSUs in lieu of his 2021 cash fees, and these RSUs were granted in January 2022.
4Dr. Goldsmith joined the Board on September 1, 2021, and was granted 2,793 RSUs on October 30, 2021, with the grant date fair value computed in accordance with ASC Topic 718 and assuming a risk-free rate of return of 0.06% and a dividend yield of 2.86%.
5Ms. Henry (i) was granted 1,563 RSUs on January 30, 2021 in lieu of her annual cash retainer for 2020, with the grant date fair value computed in accordance with ASC Topic 718 and assuming a risk-free rate of return of 0.07% and a dividend yield of 2.47% and (ii) elected RSUs in lieu of her 2021 cash fees, and these RSUs were granted in January 2022.
6Dr. Lavizzo-Mourey was granted 1,993 RSUs on January 30, 2021 in lieu of her annual cash retainer for 2020, with the grant date fair value computed in accordance with ASC Topic 718 and assuming a risk-free rate of return of 0.07% and a dividend yield of 2.47% .
7Messrs. Smith and Yeary elected to defer their 2021 annual cash compensation until their retirement from the Board.
8Mr. Weisler (i) was granted 453 RSUs on January 30, 2021 in lieu of his annual cash retainer for Q4 2020, with the grant date fair value computed in accordance with ASC Topic 718 and assuming a risk-free rate of return of 0.07% and a dividend yield of 2.47% and (ii) elected RSUs in lieu of his 2021 cash fees, and these RSUs were granted in January 2022.
9Mr. Wilson retired from the Board in May 2021 and did not receive an equity award.
RSUs in Lieu of Fees. Under the “RSUs in Lieu of Cash Election” program, non-employee directors can elect to receive 100% of their cash compensation in the form of RSUs (but not less than 100%). RSUs elected in lieu of payments in cash generally vest on the one-year anniversary of the grant date.
Annual Equity Awards. Each non-employee director received annual grants of RSUs with a target value on the grant date of approximately $220,000. The fair value of an RSU for accounting purposes is discounted for the present value of dividends that are not paid on RSUs prior to vesting. The grant date and vesting of the RSUs align with the intended service on the Board, from election at the annual stockholders’ meeting to the date that is the earlier of the one-year anniversary of the grant date or the date of the next annual stockholders’ meeting.
All RSU shares are payable upon retirement from the Board if a director is 72 years old (or 75 years old beginning with the May 2022 RSU awards) or has at least seven years of service on the Board. Directors do not receive dividend equivalents on unvested RSUs.

54	Director Compensation | 2022 PROXY STATEMENT

Deferred Compensation Program. This program allows non-employee directors to defer their cash and equity compensation. Under the cash deferral program, directors may defer up to 100% of their cash compensation and receive an investment return on the deferred funds as if the funds were invested in Intel common stock. Participants receive credit for reinvestment of dividends under this cash deferral program. Plan participants must elect irrevocably to receive the deferred funds either in a lump sum or in equal annual installments over five or 10 years, and to begin receiving distributions either at retirement or at a future date not less than 24 months from the election date. This deferred cash compensation is an unsecured obligation for Intel.
The equity deferral program allows directors to defer the settlement of their vested equity awards until termination of service. Directors do not receive dividends on deferred RSUs.
Outstanding Equity Awards for Directors
The following table provides information on the outstanding equity awards held at fiscal year-end 2021 by the non-employee directors who served during fiscal 2021. Market value is determined by multiplying the number of shares by the closing price of Intel common stock on Nasdaq on the last trading day of the fiscal year unless otherwise specified.
Outstanding Equity Awards For Directors At Fiscal Year-End 2021 Table

	Stock Units
Name	Outstanding Equity Awards[1,2] (#)	Market Value of Outstanding Equity Awards ($)
James J. Goetz	5,351	274,600
Andrea J. Goldsmith	2,793	143,300
Alyssa H. Henry	5,283	271,100
Omar Ishrak	3,720	190,900
Risa Lavizzo-Mourey	11,859	608,500
Tsu-Jae King Liu	3,720	190,900
Gregory D. Smith	14,131	725,100
Dion J. Weisler	4,173	214,100
Andrew Wilson	—	—
Frank D. Yeary	13,623	699,000
1Includes (i) unvested RSUs and (ii) vested but deferred equity awards for the following directors: Dr. Lavizzo-Mourey (6,146), Mr. Smith (10,411), and Mr. Yeary (9,903). Awards in this column may become payable upon the director’s retirement from the Board, depending on the director’s age or length of service.
2Annual RSUs vest 100% on the earlier of the one-year anniversary of the grant date or the date of the next annual stockholders’ meeting; RSUs in lieu of cash fees vest 100% on the one-year anniversary of the grant date.
Non-Employee Director Stock Ownership Guidelines. Intel’s stock ownership guidelines state that each non-employee director must acquire and hold at least five times (5x) the annual cash retainer amount within five years of joining the Board. Unvested RSUs do not count toward this requirement. Deferred RSUs count toward this requirement once they vest. As of December 25, 2021, each non-employee director nominee had met these ownership guidelines or still had time to do so.
Equipment. Intel provides each non-employee director a laptop computer for personal use and offers each director the use of other equipment employing Intel technology.
Travel Expenses. Intel does not pay meeting fees. We reimburse our directors for their travel and related expenses in connection with attending Board meetings and Board-related activities, such as Intel site visits and sponsored events, as well as continuing education programs. Given the high value to Intel of director interactions with each other and with Intel employees, as well as the pandemic, Intel and the Board authorized the use of private chartered airfare for all Intel-related travel by directors in 2021.

2022 PROXY STATEMENT | Director Compensation	55

Certain Relationships and Related Transactions
The Board’s Audit & Finance Committee is responsible for the review, approval, or ratification of “related-person transactions” involving Intel or its subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director since the beginning of the previous fiscal year, or a greater than 5% beneficial owner of the company at the time of the applicable transaction, and their immediate family members. Intel has adopted written policies and procedures that apply to any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.
Pre-Cleared Transaction Categories. The Audit & Finance Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:
▪any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;
▪any charitable contribution, grant, or endowment by Intel or the Intel Foundation to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts, or any matching contribution, grant, or endowment by the Intel Foundation;
▪compensation to executive officers determined by the Compensation Committee;
▪compensation to directors determined by the Board;
▪transactions in which all security holders receive proportional benefits; and
▪banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.
Review Process. Intel personnel in the Legal and Finance departments review transactions involving related persons that are not included in one of the preceding categories. If they determine that a related person could have a significant interest in such a transaction, the transaction is forwarded to the Audit & Finance Committee for review. The Audit & Finance Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Audit & Finance Committee reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person’s interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.
Transactions in 2021. Since the beginning of 2021, there were no related-person transactions under the relevant standards.

56	Certain Relationships and Related Transactions | 2022 PROXY STATEMENT

Code of Conduct
Our Code of Conduct applies to our non-employee directors with respect to their Intel-related activities, as well as to our executive officers and all other employees. We expect our directors, executives, and other employees to avoid any activity that is or has the appearance of being a conflict of interest with Intel. This includes not engaging in activities that compete with or are adverse to Intel, or that interfere with the proper performance of duties or responsibilities to Intel, and not using confidential company information, company assets, or their position at Intel for personal gain in violation of our policy.
Directors and executive officers must inform us of any situation that may be perceived as a conflict of interest with Intel, and the Board oversees the resolution of any potential conflicts. The Board oversees resolution of any conflict or apparent conflict involving a director or executive officer, and may enlist the Legal Department to determine whether a conflict exists, and if so, how to resolve it. Any waivers of these conflict rules with regard to a director or an executive officer require the prior approval of the Board. Our Code of Conduct is our code-of-ethics document. Our Code of Conduct is posted on our website at www.intel.com. We will disclose future amendments to certain portions of the Code of Conduct or waivers of such provisions granted to executive officers and directors on our website within four business days following the date of such amendment or waiver.

2022 PROXY STATEMENT | Code of Conduct	57

Security Ownership of Certain Beneficial Owners and Management
The following table presents the beneficial ownership of our common stock by beneficial owners of more than 5% of our common stock, each of our directors and listed officers, and all of our directors and executive officers as a group. This information is as of March 1, 2022, except as otherwise indicated in the notes to the table. Amounts reported under “Shares Beneficially Owned” include the number of shares subject to RSUs and stock options that become exercisable or vest within 60 days of such date (which are shown in the columns to the right). Our listed officers are the two current executive officers and five former executive officers identified below in the “Compensation Discussion and Analysis” section of this proxy statement.
Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed.

Stockholder	Shares Beneficially Owned	Percent of Class	Shares Subject to Options Exercisable within 60 Days	RSUs Vesting within 60 Days	Additional Information
The Vanguard Group, Inc.	344,558,754	8.43%			As of December 31, 2021, based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”). Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355. Represents (i) no shares for which Vanguard has sole voting power, (ii) 6,434,453 shares for which Vanguard has shared voting power, (iii) 327,852,411 shares for which Vanguard has sole dispositive power, and (iv) 16,706,343 shares for which Vanguard has shared dispositive power.
BlackRock, Inc.	331,347,190	8.10%			As of December 31, 2021, based on information set forth in a Schedule 13G/A filed with the SEC on February 7, 2022 by BlackRock, Inc. (“BlackRock”). BlackRock’s business address is 55 East 52nd St., New York, NY 10055. Represents (i) 286,765,955 shares for which BlackRock has sole voting power, (ii) no shares for which BlackRock has shared voting power, (iii) 331,347,190 shares for which BlackRock has sole dispositive power, and (iv) no shares for which BlackRock has shared dispositive power.
Directors and Listed Officers
Robert H. Swan	426,165	**	—	—	Includes 3,364 shares held in family trust for which Mr. Swan shares voting and investment power. Mr. Swan's last date of employment was on February 15, 2021.
Patrick P. Gelsinger	287,853	**	—	19,843	Mr. Gelsinger was appointed CEO effective February 15, 2021.
Sandra L. Rivera	208,731	**	—	13,219
George S. Davis	143,198	**	—	24,348	Includes 1,540 shares held in family trust for which Mr. Davis shares voting and investment power. Mr. Davis ceased to be an Executive Officer on January 17, 2022.
Steven R. Rodgers	121,459	**	—	10,714
Navin Shenoy	72,946	**	—	—
Gregory M. Bryant	96,746	**	—	—	Includes 35 shares held jointly with Mr. Bryant's children for which Mr. Bryant shares voting and investment power. Mr. Bryant's last date of employment was on January 31, 2022.
James J. Goetz	200,152	**	—	—
Frank D. Yeary	72,432	**	—	3,721	Includes 57,998 shares held in family trust for which Mr. Yeary shares voting and investment power and 9,903 deferred but vested RSUs held by Mr. Yeary.
Omar Ishrak	46,224	**	—	—
Dion J. Weisler	27,767	**	—	—
Gregory D. Smith	25,614	**	—	—	Includes 410 shares held in a revocable trust by Mr. Smith's spouse. Also includes 10,411 deferred but vested RSUs held by Mr. Smith.
Alyssa H. Henry	22,170	**	—	—
Risa Lavizzo-Mourey	20,218	**	—	—	Includes 6,146 deferred but vested RSUs.
Tsu-Jae King Liu	18,924	**	—	—
Andrea J. Goldsmith	—	**	—	—

All directors and executive officers as a group (12 individuals)	936,613	**	—	89,062	Excludes the following individuals who ceased being executive officers: Mr. Bryant on January 21, 2022, Mr. Davis on January 17, 2022, Mr. Rodgers on February 9, 2022, Mr. Shenoy on July 6, 2021, and Mr. Swan on February 15, 2021.
**    Less than 1%

58	Security Ownership of Certain Beneficial Owners and Management | 2022 PROXY STATEMENT

Audit & Finance Committee Matters

The Audit & Finance Committee evaluates the selection of independent auditors each year and has selected Ernst & Young LLP (EY) as our independent registered public accounting firm for the current year. EY has served in this role since Intel was incorporated in 1968. Representatives of EY attended all meetings of the Audit & Finance Committee in 2021 except those meetings subject to attorney-client privilege.
Independence of EY
In order to ensure continued auditor independence, the Audit & Finance Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. The Audit & Finance Committee concluded that many factors contribute to the continued support of EY’s independence, such as oversight by the Public Company Accounting Oversight Board (PCAOB) through the establishment of audit, quality, ethics, and independence standards in addition to conducting audit inspections; the mandating of reports on internal control over financial reporting; PCAOB requirements for audit partner rotation; and limitations imposed by regulation and by the Audit & Finance Committee on non-audit services provided by EY. The Audit & Finance Committee has established, and monitors, limits on the amount of non-audit services that Intel may obtain from EY. Under the auditor independence rules, EY reviews its independence each year and delivers to the Audit & Finance Committee a letter addressing matters prescribed under those rules.
Regular Rotation of Primary Engagement Partner
In accordance with applicable rules on partner rotation, EY’s lead partner for our audit was changed in 2020, while EY’s engagement quality review partner for our audit was most recently changed in 2019. The Audit & Finance Committee is involved in considering the selection of EY’s primary engagement partner when there is a rotation, which is typically every five years.
Pre-Approval Policies
The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

PROPOSAL 2
Ratification of Selection of Independent Registered Public Accounting Firm

Recommendation of the Board
The Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP (EY) as our independent registered public accounting firm for fiscal year 2022.

▪Robust independence controls and objectivity; high audit quality; and reasonable fees
▪Deep company-industry knowledge, experience, and expertise
▪Audit & Finance Committee annually evaluates EY and determined that EY’s retention continues to be in the best interests of Intel and its stockholders

2022 PROXY STATEMENT | Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	59

Factors Considered in Deciding to Re-Engage EY
The Audit & Finance Committee considers a number of factors in deciding whether to re-engage EY as the independent registered public accounting firm, including the following:

Close alignment of EY’s global footprint and resources with our geographies and worldwide business activities
▪presence and depth and expertise of EY staffing both across the 150 countries in which there are required reviews and in the geographies with the greatest accounting/finance focus

EY’s high audit quality, performance, and results
▪evaluations of the nature and quality of the communications and engagement with EY
▪quality reviews, including PCAOB inspections, “Big 4” peer reviews, and bi-annual two-way surveys (aligned to Center for Audit Quality’s external assessment survey questions)
EY’s positive reputation ▪integrity and competence in the fields of accounting and auditing ▪nature of legal or disciplinary actions affecting the firm ▪commitment to diversity and inclusion

Robust independence controls and objectivity
▪annual evaluations of independence, partner rotations, and pre-approval policies and controls
▪EY’s rigorous internal process for monitoring and maintaining independence, such as internal reviews of its audit and other work; assessments of the adequacy of personnel on Intel’s account; and rotations of key partners on the engagement consistent with PCAOB and SEC independence and rotation requirements
▪Audit & Finance Committee involvement in and oversight of EY independence
▪EY’s professional skepticism and objectivity displayed in reports/ presentations

Benefits of longer-tenured auditor:
▪Enhanced audit quality: deeper institutional knowledge and expertise, better geographic overlap + limited other options due to Intel’s size, complexity, and geography
▪Continuity and avoidance of switching costs: management time to bring new auditors up to speed generally, but also with respect to the hundreds of countries that require review
▪No disruption of non-audit workflows: conflicts from consulting contracts on other matters
▪Competitive fees: due to efficiencies and familiarity

EY’s deep institutional company-industry knowledge, experience, and expertise
▪EY’s and key engagement team members’ extensive professional qualifications, experience, and expertise
▪EY’s depth and breadth of understanding of the technology and semiconductor industries, and Intel’s unique business model (global integrated device manufacturer and foundry service provider), and complex accounting policies and practices

Length of EY’s service
▪potential positive and negative impact on independence and objectivity
▪more effective audit plans and better audit service quality and productivity offered by EY due to greater familiarity with the industry, business, segments, and policies and procedures

Impact of engaging a new auditor
▪significant costs, time commitments, disruption to continuity, and distraction of management associated with bringing on and extensively educating a new auditor
Appropriateness of EY’s fees
▪EY’s longer tenure offers us an efficient fee structure and more competitive fees relative to our peers as supported by benchmarking and reviews

Non-audit service projects performed by other multinational public accounting and auditing firms
▪nature, scope, length, complexity, required knowledge and cost of non-audit services provided by the other public accounting firms
▪impact (e.g., significant disruption, lost cumulative knowledge, time to properly onboard, and higher fees) of any needed changes to such service providers from a change in our independent auditor

Based on the factors listed above, the Audit & Finance Committee and Board believe that the continued retention of EY as our independent registered public accounting firm is in the best interests of the company and our stockholders.
Why We Are Asking Stockholders to Ratify Our Selection of EY
As a matter of good corporate governance, the Board submits the selection of the independent audit firm to our stockholders for ratification. If the selection of EY is not ratified by a majority of the shares of common stock present or represented during the annual meeting and entitled to vote on the matter, the Audit & Finance Committee will review its future selection of an independent registered public accounting firm in light of that vote result. Even if the selection is ratified, the Audit & Finance Committee in its discretion may appoint a different registered public accounting firm at any time during the year if the committee determines that such a change would be appropriate.

60	Proposal 2: Ratification of Independent Registered Public Accounting Firm | 2022 PROXY STATEMENT

EY Expected to Attend Annual Meeting
We expect that a representative of EY will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
For additional information concerning the Audit & Finance Committee and its activities with EY, see “Corporate Governance; Board Responsibilities and Committees; Board Committees; Audit & Finance Committee ” on page 36 and “Report of the Audit & Finance Committee” on page 62 of this proxy statement.
EY’s Fees for 2021 and 2020
The following table shows the fees billed by EY for audit services provided for, and other services provided in, fiscal years 2021 and 2020. All figures are net of value-added tax and other similar taxes assessed by non-US jurisdictions on the amount billed by EY. All of the services reflected in the following fee table were approved in conformity with the Audit & Finance Committee’s pre-approval process, as described in the “Report of the Audit & Finance Committee” on page 62 of this proxy statement.

	2021 ($)	2020 ($)
Audit Fees	18,956,000	18,564,000
Audit-related Fees	589,000	638,000
Tax Fees	1,260,000	682,000
All Other Fees	220,000	2,085,000
Total	21,025,000	21,969,000
Audit Fees
Represent fees for professional services provided in connection with the audit of our financial statements and internal control over financial reporting, the review of our quarterly financial statements, registration statements, and audit services provided in connection with other statutory or regulatory filings.
Audit-Related Fees
Relates to the performance of the audit or review of our financial statements, and are not included in the fees reported in the table above under “Audit Fees.” The services for the fees disclosed under this category primarily include audits of Intel employee benefit plans.
Tax Fees
Relates to services provided for tax compliance and planning.
All Other Fees
Relates to professional fees not included in the categories above. For 2020, all other fees primarily included advisory services fees for working capital optimization.

Recommendation of the Board The Board of Directors recommends that you vote “FOR” the ratification of the selection of EY as our independent registered public accounting firm for fiscal year 2022.

2022 PROXY STATEMENT | Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	61

Report of the Audit & Finance Committee
During 2021, only non-management directors comprised the Audit & Finance Committee. The Board determined that each member of the Audit & Finance Committee is independent under the Nasdaq listing standards. The Audit & Finance Committee operates under a written charter adopted by the Board. As described more fully in its charter, the purpose of the Audit & Finance Committee is to assist the Board in its general oversight of Intel’s accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the company. In addition, the Audit & Finance Committee represents and assists the Board of Directors in its general oversight of the company’s: worldwide treasury activities; financing requirements; capital structure and capital allocation strategies; insurance programs; and tax strategies and compliance.
Management Responsibilities
Management is responsible for the preparation, presentation, and integrity of Intel’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations, and the company’s ethical standards. Intel has a full-time Internal Audit department that reports to the Audit & Finance Committee and to management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Intel’s system of internal controls related to, for example, the reliability and integrity of Intel’s financial information and the safeguarding of Intel’s assets.
Independent Auditor Responsibilities
EY, Intel’s independent registered public accounting firm, is responsible for performing an independent audit of Intel’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of Intel’s internal control over financial reporting. In accordance with applicable law, the Audit & Finance Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Intel’s independent audit firm, and evaluates its independence. The Audit & Finance Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.
Committee Responsibilities
Audit & Finance Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm; nor can the Audit & Finance Committee certify that the independent audit firm is “independent” under applicable rules. The Audit & Finance Committee serves a Board-level oversight role in which it helps establish the appropriate “tone at the top” and provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit & Finance Committee members in business, financial, and accounting matters.
Committee Oversight of Financial Reporting
The Audit & Finance Committee’s agenda for the year includes reviewing Intel’s financial statements, internal control over financial reporting, and audit and other matters. The Audit & Finance Committee meets each quarter with EY, Intel’s Chief Audit Executive, and management to review Intel’s interim financial results (including the use of any non-GAAP measures) before the publication of Intel’s quarterly earnings releases. Management’s and the independent audit firm’s presentations to, and discussions with, the Audit & Finance Committee cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent audit firm (including, for example, significant divestitures). The Audit & Finance Committee reviews and discusses with management and the Chief Audit Executive Intel’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In accordance with applicable law, the Audit & Finance Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by Intel regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submissions by Intel’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.
Committee Oversight of Internal Auditor and Independent Audit Firm
Among other matters, the Audit & Finance Committee monitors the activities and performance of Intel’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services.

62	Report of the Audit & Finance Committee | 2022 PROXY STATEMENT

In accordance with Audit & Finance Committee policy and legal requirements, the Audit & Finance Committee pre-approves all services to be provided by EY, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit & Finance Committee provides pre-approval for as long as a year related to a particular category of service, or a particular defined scope of work subject to a specific budget. In other cases, the Audit & Finance Committee has delegated authority to its chair to pre-approve additional services, and the chair then communicates such pre-approvals to the full Audit & Finance Committee. The Audit & Finance Committee is responsible for overseeing the fee negotiations associated with the retention of our independent audit firm. The Audit & Finance Committee believes that the continued retention of EY as our independent audit firm is in the best interests of our stockholders.
Committee Oversight of Internal Control Over Financial Reporting
The Audit & Finance Committee has reviewed and discussed with management, our management’s assessment of and report on the effectiveness of Intel’s internal control over financial reporting as of December 25, 2021, which it made based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). The Audit & Finance Committee also has reviewed and discussed with EY its review and report on Intel’s internal control over financial reporting. Intel published these reports in its 2021 Annual Report on Form 10-K for the year ended December 25, 2021, which Intel filed with the SEC on January 27, 2022.
Required Committee Discussions and Communications
The Audit & Finance Committee has reviewed and discussed the audited financial statements for fiscal year 2021 with management and EY, and management represented to the Audit & Finance Committee that Intel’s audited financial statements were prepared in accordance with US generally accepted accounting principles. In addition, the Audit & Finance Committee has discussed with EY, and EY represented that its presentations to the Audit & Finance Committee included, the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB and SEC rules. This review included a discussion with management and EY of the quality, not merely the acceptability, of Intel’s accounting policies, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Intel’s financial statements, including the disclosures related to critical accounting estimates and critical audit matters. EY has provided the Audit & Finance Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit & Finance Committee concerning independence, and the Audit & Finance Committee has discussed with the independent audit firm and management that firm’s independence.
Recommendation
In reliance on these reviews and discussions, and the reports of EY, the Audit & Finance Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Intel’s 2021 Annual Report on Form 10-K for the year ended December 25, 2021.
Audit & Finance Committee, as of February 15, 2022
Greg D. Smith, Chair
Tsu-Jae King Liu
Risa Lavizzo-Mourey
Frank D. Yeary

2022 PROXY STATEMENT | Report of the Audit & Finance Committee	63

Listed Officer Compensation Matters

We are asking stockholders to approve, on an advisory basis, the executive compensation of Intel’s listed officers disclosed in the “Compensation Discussion and Analysis,” the Summary Compensation Table, and the related compensation tables, notes, and narrative in this proxy statement.
Background
As a matter of good corporate governance, in 2009 Intel voluntarily began to provide stockholders with an advisory “Say on Pay” vote on executive compensation. Beginning in 2011, Section 14A of the Securities Exchange Act of 1934, as amended, made this practice mandatory for US public companies. In addition, at Intel’s 2017 Annual Stockholders’ Meeting, a majority of our stockholders voted in favor of holding an advisory vote to approve the executive compensation of our listed officers every year. The Board considered these voting results and decided to adopt (and maintain) a policy providing for an annual advisory stockholder vote to approve our listed officers’ compensation. We are therefore holding this year’s advisory vote in accordance with this policy.
Why You Should Support This Proposal
Intel’s executive compensation programs are designed to support its business goals and promote our short term and long-term profitable growth. Intel’s equity plans are intended to align the compensation of our listed officers with the long-term interests of our stockholders. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and practices operate and are designed to achieve our compensation objectives. We also encourage our stockholders to review the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board and the Compensation Committee believe that the policies and practices described and explained in the “Compensation Discussion and Analysis” reflect our competitive pay positioning strategy, emphasis on incentive-driven pay, and effective use of goals aligned with our business strategy, and that the compensation of our listed officers reported in this proxy statement is appropriately tied to our financial, operational, and stock price performance, supports our commitment to strong compensation governance, and provides market-based opportunities to attract, retain, and motivate our executive officers in an intensely competitive market for qualified talent.
How We Consider Stockholder Feedback
Although this advisory vote to approve the executive compensation of our listed officers is non-binding, the Compensation Committee will carefully assess the voting results. The “Compensation Discussion and Analysis” in this proxy statement discusses our stockholder engagement efforts over the past year, including how we sought to understand and respond to last year’s “Say on Pay” vote results, and reflects our commitment to consult directly with stockholders to better understand any significant views expressed in the context of matters voted upon at our annual stockholders’ meetings.
Unless the Board modifies its policy on the frequency of holding “Say on Pay” advisory votes, the next “Say on Pay” advisory vote will occur at the 2023 Annual Stockholders’ Meeting.

PROPOSAL 3
Advisory Vote to Approve Executive Compensation of Our Listed Officers

Recommendation of the Board The Board of Directors recommends that you vote “FOR” approval of the executive compensation of Intel’s listed officers on an advisory basis.

Best Practices
▪Executive compensation programs tied to Intel’s financial, operational, and stock price performance and support our commitment to strong compensation governance
▪For 2022, Annual Cash Bonus Plan and the Performance Stock Units program updated to accelerate execution on our new strategic plan and to reflect input received from our stockholders
▪Committed to on-going, constructive dialogue with our stockholders regarding our executive compensation programs

64	Proposal 3: Advisory Vote to Approve Executive Compensation of Our Listed Officers | 2022 PROXY STATEMENT

Letter From Your Compensation Committee
Dear Stockholder,
2021 represented an important inflection point for Intel–through our CEO transition, key strategic announcements and organizational changes to drive growth, and promising momentum across the business. In evaluating executive compensation decisions during the past year, the Committee continued to prioritize closely aligning executive compensation with our stockholders’ interests.
CEO Transition
To successfully recruit a new CEO who was uniquely suited to lead Intel’s transformation, the Committee provided Mr. Gelsinger with a compelling compensation package that promotes rigorous accountability for creating long-term stockholder value. Nearly three-quarters of Mr. Gelsinger’s equity awards’ target value incorporate highly challenging and meaningful performance requirements, and Intel’s market capitalization must increase by approximately $403 billion (or three times the enterprise value) in order for the awards to be earned in full.
In providing Mr. Gelsinger new-hire equity awards of significant magnitude, the Committee took action to hire the best leader possible for Intel during a critical period, and to provide him with sufficient incentive to join Intel and forfeit approximately $50 million in equity awards from his prior employer. For 2022, the Committee targeted total CEO compensation at approximately $26.3 million, which is approximately at the 50th percentile of our peer group, reflects Mr. Gelsinger’s expertise, and aligns his compensation with competitive market practices.
Executive Compensation Alignment with Strategy
As Mr. Gelsinger, along with the full leadership team, has put forth a detailed strategy for Intel’s growth, the Committee will aim to closely align our incentive compensation programs with core drivers of that strategy. Enhancements to our executive compensation programs for 2022, discussed in the Compensation Discussion and Analysis below, are a testament to this objective.
Focus on Engagement & Responsiveness
Changes to our executive compensation programs also reflect the Committee’s keen focus on responding to our stockholders. Following the 2021 “Say on Pay” vote, members of the Committee, including the Committee Chair, Dion Weisler, and the Board Chair, Omar Ishrak, led engagement dialogues with stockholders representing approximately 30% of our outstanding common stock—providing the Committee with direct visibility into investors’ views on our executive compensation programs. In total, our Intel team held dialogues with stockholders representing approximately 37% of our outstanding common stock, having contacted stockholders representing approximately 45% of our outstanding common stock for engagement.
Notably, the majority of the stockholders we engaged with who voted against our “Say on Pay” proposal last year stated that the 2021 CEO sign-on equity awards were the primary reason of their vote decision—and those same stockholders were generally supportive of our go-forward compensation programs in effect for 2021. During the same dialogues, our stockholders provided feedback on potential changes to select aspects of our compensation programs and disclosure, and the Committee implemented refinements that align with the key themes from our stockholders’ input.
The Committee considers our executive compensation programs to be a key lever for accelerating progress on Intel’s strategic transformation, and we welcome continued dialogue with our stockholders regarding Intel’s compensation programs. We appreciate your support and investment in Intel.
Sincerely,
The Compensation Committee

Dion J. Weisler, Chair

Alyssa H. Henry

Omar Ishrak

Risa Lavizzo-Mourey

2022 PROXY STATEMENT | Letter From Your Compensation Committee	65

Compensation Discussion and Analysis

This section of the proxy statement explains how the Compensation Committee of the Board of Directors oversees our executive compensation programs and discusses the compensation earned by Intel’s listed officers, as presented in the tables below under “Executive Compensation.”
This Compensation Discussion and Analysis is composed of three sections:
▪Executive Summary - Includes a summary of our leadership transformation and our CEO’s new-hire compensation in 2021 and his ongoing compensation in 2022; broader leadership changes; stockholder engagement, feedback, and responsive actions taken, including changes to our 2022 compensation programs; an overview of our 2021 pay programs and outcomes; and our executive compensation best practices;
▪2021 Compensation of Our Listed Officers - Details our compensation philosophy and framework; design of pay programs that tie pay and performance; and individual compensation of our listed officers and 2021 pay outcomes; and
▪Other Aspects of Our Executive Compensation Programs - Provides an update on previously granted equity awards and details on other policies and practices related to our executive compensation programs.
Detailed compensation tables that quantify and further explain our listed officers’ compensation follow this Compensation Discussion and Analysis.

2021 Listed Officers
Patrick P. Gelsinger
Chief Executive Officer, effective February 15, 2021
Sandra L. Rivera
Executive Vice President and General Manager, Datacenter and AI Group (DCAI), effective July 6, 2021
Steven R. Rodgers
Former Executive Vice President and General Counsel, through February 9, 2022
George S. Davis
Former Executive Vice President, Chief Financial Officer, and Principal Accounting Officer (PAO),
through January 17, 2022
Gregory M. Bryant
Former Executive Vice President and General Manager, Client Computing Group (CCG), through January 10, 2022
Navin Shenoy
Former Executive Vice President and General Manager, Data Platforms Group (DPG), through July 6, 2021
Robert H. Swan
Former Chief Executive Officer, through February 15, 2021

Executive Summary
Over the course of 2021, the Compensation Committee (Committee) took decisive action to reposition Intel for growth and accelerate our strategic transformation.
In implementing each of these actions, the Committee maintained sharp focus on maximizing long-term value for our stockholders and aligning our listed officers’ compensation with stockholders’ interests.
Patrick Gelsinger is a world-class technology industry veteran. In early 2021, the Committee recruited Mr. Gelsinger with a substantial compensation arrangement that both accounted for his equity arrangements at his prior employer that he forfeited as a result of rejoining Intel and created a direct and compelling alignment with stockholder outcomes. He will not realize a significant portion of his compensation arrangement unless there is substantial value creation for the company.
This past year, Mr. Gelsinger and our leadership team swiftly outlined a new strategic plan focused on:
▪Expanding our internal and external manufacturing to address unprecedented global demand for semiconductors
▪Opening our doors to be a world-class foundry
▪Regaining process leadership
▪Rebuilding the leadership team with top talent
▪Delivering leadership products in every category in which we compete
In conjunction with Intel’s new strategic plan, the Committee made changes to both our Annual Cash Bonus Plan and long-term incentive program, including the Performance Stock Units, to more closely tie our compensation programs to Intel’s go-forward vision, to accelerate execution on our new strategic plan, and to reflect input received from our stockholders. We preview these changes in this Executive Summary.
Looking ahead, the Committee will continue to implement refinements to our executive compensation programs to align pay with our new strategic plan, incorporate feedback from our stockholders, and reinforce a pay-for-performance culture.

66	Compensation Discussion and Analysis | 2022 PROXY STATEMENT

Leadership Transformation
In 2021 and early 2022, Intel implemented a CEO transition to reposition the company for growth and added highly experienced leaders to the executive team to accelerate Intel’s transformation.
Thoughtful CEO Transition
As extensively disclosed in the 2021 Proxy Statement, in early 2021, the Board of Directors took decisive action to catalyze Intel’s transformation by hiring industry veteran Mr. Gelsinger as our CEO effective February 15, 2021, at which time he also joined the Board.
Through a highly rigorous and considered process, the Board arrived at the unanimous view that Mr. Gelsinger’s background and expertise stood out among the rest. As a result, the Board determined that this was the right time to change company leadership in order to draw on Mr. Gelsinger’s deep technology and engineering expertise during this critical period of transformation at Intel, and to further enhance the company’s ability to attract top-tier engineering talent. Mr. Gelsinger is a former long-term Intel executive and a highly respected technology industry veteran with a distinguished track record of innovation and talent development. Prior to rejoining Intel, he spent eight years successfully leading VMware, Inc., another large technology company. During his tenure, VMware’s annual revenues nearly tripled and its stock price and market capitalization reached all-time highs. According to Glassdoor, Mr. Gelsinger was ranked #1 CEO in the world in 2019 and received a CEO approval rating of 99%.1
Mr. Gelsinger previously spent 30 years in key technology leadership roles at Intel, including serving as Senior Vice President and Co-General Manager of Intel’s Digital Enterprise Group from 2005 to September 2009, serving as Intel’s first-ever Chief Technology Officer from 2002 to 2005, and leading Intel’s Desktop Products Group prior to that. Mr. Gelsinger led the company in developing several key technologies in the industry, including Wi-Fi and USB. He was the architect of the original 80486 processor, led 14 different microprocessor programs, and played key roles in the Intel Core and Intel Xeon families, leading to Intel’s dominance as a supplier of the microprocessor. Mr. Gelsinger holds eight patents in the areas of VLSI design, computer architecture, and communications.
Over the course of 2021, Mr. Gelsinger and Intel’s leadership team, in close collaboration with the Board, rapidly worked to sharpen our focus on execution, accelerate innovation, and unleash the talent inside Intel — all to create long-term value for our stockholders. Key strategic initiatives and announcements since Mr. Gelsinger’s hiring as our CEO are outlined below:

▪Announced new IDM 2.0 Strategy to manufacture, design, and deliver leadership products, including:
▪Deploying Intel’s global, internal factory network for at-scale manufacturing, expanding use of third-party foundry capacity, and establishing Intel Foundry Services to become a major provider of foundry capacity in the US and Europe
▪$20B investment to build two new fabs in Arizona

MARCH

▪Announced $3.5 billion investment to expand New Mexico manufacturing operations, increasing capacity of breakthrough advanced packaging technologies
MAY

▪Announced organizational changes to strengthen execution and innovation in critical business areas:
▪Restructured Data Platform Group into two new business units, Datacenter and AI Group, and Network and Edge Group
▪Created Software and Advanced Technology Group and Accelerated Computing Systems and Graphics Group

JUNE

▪Released detailed roadmap of process and packaging innovations to put Intel on a path to restore process performance per watt parity in 2024 and leadership in 2025
▪Reported strong momentum for Intel Foundry Services with first customer announcements

JULY

▪Announced that Intel Foundry Services will lead the first phase of the US Department of Defense’s RAMP-C program to establish a domestic commercial foundry infrastructure
▪At Intel Architecture Day 2021, unveiled Intel’s biggest architectural shifts in a generation for CPUs, GPUs, and IPUs to satisfy the unprecedented demand for more compute performance

AUGUST

▪Announced plans to invest ~€80B over the next decade in European chip manufacturing
SEPTEMBER

▪Held inaugural Intel Innovation event highlighting new products, technology, and tools for developers – to improve access to resources and simplify development across CPU and accelerator architectures

OCTOBER

▪Announced intention to take Mobileye public in mid-2022 via IPO of newly issued Mobileye stock, to unlock value for Intel stockholders while maintaining majority ownership
DECEMBER

1Source: see www.glassdoor.com/Award/Top-CEOs-LST_KQ0,8.htm

2022 PROXY STATEMENT | Compensation Discussion and Analysis	67

CEO 2021 New-Hire Compensation
Although this is the first year that Mr. Gelsinger will be included in our compensation tables, his compensation package, including the one-time, new-hire equity awards, was thoroughly disclosed and discussed in last year’s proxy statement, given the timing of his hiring. In designing Mr. Gelsinger’s compensation package, the Committee, advised by its independent compensation consultant, Compensia, sought to deliver compensation that was commensurate with Mr. Gelsinger’s capabilities and experience and reflective of the considerable challenge of leading Intel’s transformation. The package requires substantial stockholder value creation in order to realize its targeted value. Specifically, in determining the size and structure of his one-time new-hire equity awards, the Committee considered the following factors:
▪The value of Mr. Gelsinger’s compensation with his prior employer that was forfeited in connection with his return to Intel, which was estimated to be approximately $50 million at the time of Mr. Gelsinger’s hiring.
▪The magnitude of the transformation being undertaken by the company and the recognition that long-term stock price performance and market cap will be the ultimate measure of whether the transformation succeeds.
▪The importance of creating immediate alignment with our stockholders.
▪The fiercely competitive market for a talented, experienced technology executive capable of leading Intel.
▪Mr. Gelsinger’s unique skill set and background as a successful public technology company CEO, as well as his deep knowledge and engineering experience at Intel, having played a central role in developing leading-edge technologies at the company during his prior 30-year tenure.
The Committee offered Mr. Gelsinger one-time new-hire equity awards at a magnitude that would provide sufficient incentive for him to depart his prior position and assume responsibility as CEO at Intel. The one-time new-hire equity awards granted to Mr. Gelsinger, which were in the form of Performance Stock Units (PSUs), performance-based stock options, and restricted stock units (RSUs), had an aggregate target value of approximately $110 million, with almost 50% of the awards’ target value replacing comparable incentives Mr. Gelsinger forfeited at his prior employer. Furthermore, 73% of the awards’ target value requires significant stock price appreciation in order for the awards to be earned. In structuring the awards, the Committee made long-term stockholder value creation the clear focal point of Mr. Gelsinger’s new-hire compensation.
The stock price appreciation goals detailed below are based on a reference price of $49.6486, which was Intel’s volume-weighted average closing stock price for the 30 consecutive trading days preceding the announcement in January 2021 of Mr. Gelsinger’s hire as our new CEO. These one-time, new-hire equity awards were made under a new 2021 Inducement Plan adopted by the Board of Directors on February 11, 2021, of which Mr. Gelsinger is the only permitted participant and which has substantially similar terms as our 2006 Equity Incentive Plan.
Key aspects of these awards are outlined in the chart below and discussed in more detail in the subsequent table.

CEO New Hire Equity Awards

Over 94% of Mr. Gelsinger’s total compensation package is equity-based to create immediate alignment with stockholders and provide a stake in the success of the company’s transformation under Mr. Gelsinger’s leadership

~$50M of the $110M target value provided as make-whole compensation for equity compensation forfeited upon Mr. Gelsinger’s departure from his prior employer and 40% of the ~$50M is in the form of performance-based awards

73% of the target value of the new-hire equity awards requires substantial value creation to be realized	Of the ~$60M target value not attributable to forfeited compensation, $20M vests only if Intel’s stock price triples

68	Compensation Discussion and Analysis | 2022 PROXY STATEMENT

Performance-Based Awards

Require significant absolute and/or relative stock price growth in order to be earned

	Matching RSUs	RSUs	Relative TSR PSUs	Strategic Growth Equity Award Performance Stock Options	Strategic Growth Equity Award PSUs	Outperformance PSUs
Element & Target Value	▪ Match **Mr. Gelsinger's $10M purchase of Intel stock** in March 2021 ▪ 3-year investment retention requirement	▪ Quarterly time vesting over 3 years	Vest based on 3-year TSR performance relative to median TSR of S&P 500 IT Index			
	$10M	$20M	$20M	$20M	$20M	$20M
Purpose & Required Performance	▪ **Make-whole compensation critical** to successfully recruit Mr. Gelsinger from his prior employer, where he forfeited approximately $50 million upon rejoining Intel			requires increase in market cap of **$61B** in order to be exercisable[1]	requires increase in market cap of **$101B** for target vesting[1]	requires increase in market cap of **$403B** for award to be realized[1]
				30% stock price growth required	**50%** stock price growth required for target vesting	**200%** stock price growth required to vest

(1)As of December 31, 2021, Intel’s market capitalization was ~$209B
In our stockholder outreach following the announcement of Mr. Gelsinger’s hiring and in the lead up to our annual meeting in the spring of 2021, we heard concerns from stockholders around several aspects of the new-hire equity awards. These concerns were primarily centered on the overall size of the new-hire equity awards and the use of absolute price hurdles as a performance metric for several elements of the awards. We conducted additional stockholder and proxy advisor outreach in the fall of 2021 and winter of 2022 that informed our compensation program design for 2022, which we will describe in more detail at “2022 Compensation Program Changes.” During the fall 2021 and winter 2022 outreach, we did not hear requests to change the quantum or structure of the CEO new-hire equity awards, nor did the stockholders seek a commitment to any particular type of compensation action related to any future executive transitions. The stockholders we met with were pleased that Mr. Gelsinger had been hired and that Intel had built a strong senior team under his leadership.
The Committee weighed this feedback in its entirety, in addition to positive feedback we received on other elements of our compensation programs. The Committee constructed Mr. Gelsinger’s package with the best interests of our stockholders and the company in mind. Mr. Gelsinger’s compensation package is predominately performance-based with performance conditions requiring significant increases in Intel’s stock price. The Committee firmly believes the structure of the new-hire equity awards is appropriate given our long-range plan is ambitious and bold but will also take some time. We will need to be dynamic and pivot along the way. For this reason, setting long-term financial or strategic metrics did not seem viable for our timeline, and the Committee believed that price and market value would be the clearest indicator of whether or not we succeeded. The Compensation Committee determined to condition the ability to earn such awards primarily upon Intel’s stock price performance based on the following considerations:
▪The company’s experience in recent years demonstrated that strong financial performance did not necessarily translate to stock price appreciation for our stockholders.
▪Conditioning vesting of awards directly on Intel’s stock price performance, together with three- and five-year continued service requirements, directly ties compensation to creating and maintaining long-term stockholder value; the Board believes this will require technological leadership in our sector and success in new markets, two key strategic goals for the company.

2022 PROXY STATEMENT | Compensation Discussion and Analysis	69

We know some stockholders might be concerned that ‘a rising tide lifts all boats’ and there may be risk that a payout could occur tied to broader market conditions rather than Intel’s strategy and execution. However, in recent years, even during a period of sustained growth in the semiconductor sector, Intel’s stock price has not grown commensurate with its peers; we believe this both mitigates the ‘rising tide’ concern and demonstrates precisely the reason the Board recruited Mr. Gelsinger to lead the company and tied his compensation directly to stock price appreciation. Additionally, we have put in place certain safeguards, including a requirement that stock price goals must be maintained for 30 consecutive trading days, or approximately 6 weeks. Further, a portion of the awards is also tied to relative total stockholder performance, to balance out that risk.
Specific terms of Mr. Gelsinger’s one-time new-hire equity awards are as follows:

Award Type + Target Award Value	Material Vesting Terms	Award Purpose / Design Considerations + Update on Awards as of 2021 Year End	Make- Whole

Matching RSUs $10 Million
▪If Mr. Gelsinger made an investment of $10 million in Intel stock within his first 30 days of employment using his own funds, he was eligible to receive a matching RSU award
▪In February 2021, Mr. Gelsinger elected to purchase the maximum $10 million in Intel stock related to this award. In addition to this purchase, he has bought additional Intel stock, demonstrating his commitment and confidence in the company and value creation for stockholders
▪Matching RSUs vest quarterly over three years and the investment shares must be retained for at least three years

▪Encourages Mr. Gelsinger to make a personal investment in Intel stock, providing immediate alignment with employees and stockholders and reaffirming an ownership mentality
▪Also replaces in part the value of unvested equity awards Mr. Gelsinger forfeited upon his departure from his prior employer
▪Contains a service-based vesting requirement and has retentive value

RSUs $20 Million	▪Quarterly time vesting over three years
▪Provides a retentive, service-based equity component in line with other Intel executives
▪Replaces in part the value of unvested equity awards Mr. Gelsinger forfeited upon his departure from his prior employer
▪Creates immediate alignment with stockholders

Relative TSR PSUs $20 Million
▪Three-year relative TSR award that vests based on our TSR performance relative to the median TSR of the S&P 500 IT Index
▪The awards vest at target (100%) for TSR at the median of the Index
▪Payout at 0% if Intel’s TSR is 25 percentage points below the Index; payout at 200% of target if Intel’s TSR is 25 percentage points above the Index
▪Maximum payout is 200% of target

▪Measures three-year performance against the S&P 500 IT Index companies
▪For historical perspective, median three-year TSR in the S&P 500 IT Index through year-end 2019, 2020, and 2021 was 108.0%, 115.6%, and 149.29%, respectively
▪Strong execution and value creation is required for a target payout
▪Also replaces in part the value of unvested equity awards Mr. Gelsinger forfeited upon his departure from his prior employer
▪Approximately one year into the award’s three-year performance period, payout is tracking at 0%

70	Compensation Discussion and Analysis | 2022 PROXY STATEMENT

Award Type + Target Award Value	Material Vesting Terms	Award Purpose / Design Considerations + Update on Awards as of 2021 Year End	Make- Whole
Strategic Growth Equity Award Performance Stock Options $20 Million
▪Options time vest annually over four years and expire after 10 years
▪Requires 30% stock price appreciation for 30 consecutive trading days during the five-year performance period to become exercisable. Forfeited if this condition is not met

▪Further emphasizes the importance of long-term stockholder value creation; options are exercisable only if our market cap increases by $61 billion, while encouraging retention with a service-based vesting schedule
▪Serves to align Mr. Gelsinger’s compensation package with the other Intel executives who in 2019 received Strategic Growth Equity Award performance stock options with similarly rigorous requirements for stock price appreciation; the similar awards granted in 2019 have completed three years of the five-year performance period with zero options being exercisable to date
▪Requires 30% stock price appreciation to become exercisable. Due to increases in stock price achieved as of December 31, 2021, additional 25% stock price appreciation in the remaining four-year period is still required to become exercisable
▪Approximately one year into the award’s five-year performance period, payout is tracking at 0%

Strategic Growth Equity Award Performance Stock Units $20 Million
▪Five-year performance period
▪Vesting based on stock price appreciation:
▪Threshold: 50% vests for 30% stock price growth
▪Target: 100% vests for 50% stock price growth
▪Maximum: 200% vests for 100% stock price growth
▪Stock price goals must be maintained for 30 consecutive trading days. In addition, awards are capped at target payout if the threshold goal is not maintained for the 30 consecutive trading days at the end of the five-year performance period
▪50% of vested shares distributed upon satisfying three-year continued service condition and remaining vested shares distributed upon satisfying five-year continued service condition

▪Incentivizes long-term stock price appreciation, with the ambitious goal of doubling the value of the company (corresponding with a $202 billion increase in market cap for maximum vesting)
▪Serves to align Mr. Gelsinger’s compensation package with the other Intel executives who in 2019 received Strategic Growth Equity Award PSUs by tying vesting to similarly rigorous requirements for stock price appreciation; the similar awards granted in 2019 have completed three years of the five-year performance period with zero vesting to date
▪Requires 50% stock price appreciation to vest at target. Due to increases in stock price achieved as of December 31, 2021, additional 45% stock price appreciation in the remaining four-year period is still required to vest at target
▪Approximately one year into the award’s five-year performance period, payout is tracking at 0%

Outperformance PSUs $20 Million
▪Requires 200% stock price appreciation during the five-year performance period. Stock price must be maintained for 30 consecutive trading days
▪0% of the award vests if Intel’s stock price increases by less than 200%. No additional payout if the price increases by more than 200%

▪Rewards and provides additional upside tied solely to exceptional long-term stock price performance – effectively a tripling of Intel’s stock price
▪Requires 200% stock price appreciation to vest at target. Due to increases in stock price achieved as of December 31, 2021, additional 189% stock price appreciation in the remaining four-year period is still required to vest at target
▪Approximately one year into the award’s five-year performance period, payout is tracking at 0%

2022 PROXY STATEMENT | Compensation Discussion and Analysis	71

Reconciliation with Compensation Tables
We did not make any changes to the quantum or structure of the CEO new-hire equity awards, However, a moving stock price contributed to a different and higher valuation for the CEO new-hire equity awards being reported in the compensation tables in this proxy statement.
The target equity award values discussed above reflect the values agreed upon when Mr. Gelsinger’s compensation package was negotiated privately in January 2021, before the announcement of his hire as our new CEO. The values reported in the 2021 Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal Year 2021 table in this proxy statement are higher than these target equity award values due to the technical requirements of the SEC reporting rules paired with increases in our stock price between the time of the negotiation with Mr. Gelsinger and the grant of the awards.
More specifically, the Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2021 table, in accordance with SEC reporting rules, reports the accounting grant date fair value of these awards as of the date the awards were granted to Mr. Gelsinger (the date he joined Intel on February 15, 2021 and March 22, 2021 for the Matching RSUs), using a valuation stock price of $61.81 (or $65.47 for the Matching RSUs), which price reflects an increase in Intel’s stock price following the announcement that Mr. Gelsinger would be returning to lead Intel as our CEO. This increase in stock price from the reference price of $49.6486 to $61.81 (or $65.47 for the Matching RSUs), as well as the use of certain accounting valuations that reflect the difficulty of achieving these aggressive performance goals, resulted in the value of the new-hire equity awards as reported in the compensation tables increasing to $169.5 million versus the $110 million value of those same awards at the time they were negotiated. For more information, please see Appendix B on page B-1 .
Other CEO Compensation Information
Mr. Gelsinger also received a cash hiring bonus of $1,750,000 payable within 30 days following his employment start date, which was designed as a “make-whole” payment for the annual cash bonus he forfeited upon his departure from his prior employer. The payment was subject to repayment on a pro-rated basis if, during the 12 months following his start date, he resigned without good reason (as defined in his offer letter) or his employment was terminated for any reason other than for death or disability.
CEO’s Compensation Beginning in 2022
For CEO compensation in 2022, following our CEO transition in 2021, the Compensation Committee has reverted to Intel’s historical approach to annual executive compensation. Ongoing CEO compensation continues to be significantly comprised of at-risk pay (95%), and his target total direct compensation reflects Mr. Gelsinger’s expertise and is aligned with market practices for CEOs at large technology companies. Mr. Gelsinger’s target total direct compensation for 2022 is set at $26,321,875, in line with the 50th percentile of the market for a CEO of a company of Intel’s size, based on our peer companies, and for a CEO with both his extensive experience as a CEO and his unique technical expertise in the technology that drives Intel’s business. His compensation components are:
▪Base salary of $1,250,000 (no change from 2021)
▪Annual cash bonus target of 275% under the Intel Executive Annual Performance Bonus Plan (Annual Cash Bonus Plan) and total annual and quarterly cash bonus target opportunity of $3,571,875 (no change from 2021)
▪Long-term incentive equity award of $21,500,000, allocated 80% PSUs and 20% RSUs

2022 CEO Target Performance and Incentive Pay
For 2022, the Compensation Committee targeted total CEO compensation at $26.3 million, reflecting Mr. Gelsinger’s technological expertise and public company CEO experience and aligned at the 50th percentile of our peers.

72	Compensation Discussion and Analysis | 2022 PROXY STATEMENT

Other Leadership Changes
Over the past year, the company continued to add highly experienced engineering and executive talent to accelerate Intel’s transformation. In addition to the hiring of Mr. Gelsinger as Intel’s CEO, the company made a number of key changes to our technology leadership and executive team in 2021 and early 2022 to best position Intel to execute on our strategy (ordering based on timeline):
▪Sunil Shenoy rejoined Intel to lead the Design Engineering Group. Mr. Shenoy returns to the company as a 33-year Intel veteran and proven engineering leader who has deep experience in microprocessor and system-on-chips design, and research and development.
▪Greg Lavender joined Intel as Chief Technology Officer and leads Software and Advanced Technology. Mr. Lavender brings more than 35 years of experience in software and hardware product engineering and advanced research and development to Intel, most recently serving as senior vice president and CTO of VMware. He has also held key leadership roles at Citigroup, Cisco, and Sun Microsystems.
▪Nick McKeown joined Intel full-time as Senior Vice President to lead the Network and Edge Group. Renowned in the networking technology industry and recipient of the 2021 IEEE Alexander Graham Bell Medal, McKeown was previously a part-time Intel Senior Fellow who joined Intel with its 2019 acquisition of Barefoot Networks, which he co-founded.
▪Sandra Rivera, who previously led Intel’s Network Platforms Group before serving as our Chief People Officer, took on a new role as Executive Vice President and General Manager of Datacenter and Artificial Intelligence (AI). Ms. Rivera has a deep history in data center technology and a track record of integrating Intel’s silicon and software portfolios to drive customer value.
▪Christy Pambianchi joined Intel as our new Chief People Officer. Ms. Pambianchi brings extensive HR experience with large, global companies in both technology and manufacturing sectors, having leadership roles at Verizon and Corning Inc. She is working across our leadership team and with the HR organization to accelerate progress in reinvigorating our culture to drive the flawless execution and bold innovation that advances our strategy.
▪David Zinsner joined Intel as our new Chief Financial Officer (CFO) on January 17, 2022, overseeing Intel’s global finance organization. Mr. Zinsner has more than 20 years of financial and operational experience in semiconductors and manufacturing, including most recently as Executive Vice President and Chief Financial Officer at Micron Technology, Inc.
▪Michelle Johnston Holthaus was named General Manager of the Client Computing Group (CCG). Ms. Holthaus is a 25-year Intel veteran with a deep understanding of Intel’s customers and the client computing business based on her role as Executive Vice President and General Manager of the Sales, Marketing, and Communications Group, a role she has held since 2017.
▪Christoph Schell joined Intel as Executive Vice President and Chief Commercial Officer to lead our Sales, Marketing and Communications Group. Mr. Schell has a track record of driving innovative and disruptive go-to-market strategies around the globe, most recently serving as Chief Commercial Officer at HP Inc. He brings expertise in understanding business segments, verticals and solutions and services customers want.
In 2021 and early 2022, the following executives departed from Intel or announced their intent to depart:
▪Robert Swan remained our CEO until February 15, 2021. In connection with his termination of employment without cause when he was retirement eligible under our equity program, Mr. Swan received or is eligible to receive certain benefits under his existing employment arrangements. The company did not provide Mr. Swan any additional payments or benefits in connection with his termination of employment, other than those to which he was entitled under his existing arrangements. See “Other Aspects of Our Executive Compensation Programs: Post-Employment Compensation Arrangements” beginning on page 92 for more details.
▪In connection with the restructuring of the Data Platforms Group, Navin Shenoy departed Intel, effective as of July 6, 2021. Accordingly, Mr. Shenoy is a listed officer for 2021 due to his service as Executive Vice President and General Manager, Data Platforms Group, but he is not a current Intel executive officer. The company entered into a Separation Agreement and General Release of Claims with Mr. Shenoy. See “Other Aspects of Our Executive Compensation Programs; Post-Employment Compensation Arrangements; Specific Arrangements” on page 93 for more details.
▪Gregory Bryant departed Intel effective as of January 31, 2022 to pursue another opportunity. Mr. Bryant is a listed officer for 2021 due to his service as Executive Vice President and General Manager, CCG, but he is not a current Intel executive officer.
▪George Davis announced his intention to retire from Intel in May 2022, and he stepped down as CFO in January 2022. Mr. Davis is a listed officer for 2021 due to his service as Executive Vice President and CFO, but he is not a current Intel executive officer.
▪Steven Rodgers announced his intention to retire from Intel in May 2022, and he stepped down as General Counsel in February 2022. Mr. Rodgers is a listed officer for 2021 due to his service as Executive Vice President and General Counsel, but he is not a current Intel executive officer.

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2022 Chief Financial Officer New Hire Package
On January 17, 2022, Mr. Zinsner was appointed as Intel’s new CFO. As previously disclosed, Intel entered into an offer letter with Mr. Zinsner regarding his employment and compensation. Advised by Compensia, the Compensation Committee sought to ensure that Mr. Zinsner’s annual compensation package was market competitive for an experienced CFO in our industry and also included certain make-whole compensation related to compensation he forfeited upon his departure from his prior employer. Mr. Zinsner’s compensation package was needed to recruit an experienced and industry-leading CFO. Pursuant to his offer letter, Mr. Zinsner’s base salary is $800,000, and he is eligible for an annual incentive cash bonus with a target amount of $1,320,000 under our Annual Cash Bonus Plan and a quarterly incentive cash bonus under Intel’s broad-based quarterly bonus program. Mr. Zinsner was granted annual equity awards in January 2022 with an aggregate target value of approximately $8,250,000, comprised of approximately 50% PSUs and 50% RSUs.
Mr. Zinsner was also provided approximately $19,000,000 in the form of equity awards and a cash bonus, which is approximately equivalent to the compensation that Mr. Zinsner forfeited from his prior employer. The make-whole compensation included equity awards in the form of RSUs (with a target value of approximately $12,000,000) and PSUs (identical to the PSUs granted to our listed officers in 2022 as part of their long-term incentive awards with a target value of approximately $5,000,000), further reinforcing our pay-for-performance culture. In addition, Mr. Zinsner received a cash bonus of $2,000,000, which he must repay on a prorated basis in the event he voluntarily terminates his employment or is terminated by Intel for cause within two years of the payment date.
Approximately 86% of Mr. Zinsner’s new-hire compensation package is delivered through equity awards, designed to align with stockholders’ interests. In the course of our stockholder engagement, we received supportive feedback from stockholders regarding Mr. Zinsner’s hiring.
Stockholder Engagement and the 2021 “Say on Pay” Vote
Intel engages with its stockholders throughout the year to ensure that we have an open line of communication and understand the views of our stockholders. Our Board aims to have frequent and meaningful engagements with our stockholder base, seeking to understand the views of stockholders through direct conversations.
Stockholder Engagement Cycle

Summer	Fall	Winter	Spring	Annual Stockholders’ Meeting

Review annual meeting results to determine appropriate next steps, and prioritize post annual meeting stockholder engagement focus areas	Hold post-annual meeting stockholder meetings to solicit feedback and report to the Board, Compensation Committee, and Corporate Governance and Nominating Committee	Incorporate input from stockholder meetings into annual meeting planning and enhance governance and compensation practices and disclosures when warranted	Conduct pre-annual meeting stockholder meetings to answer questions and understand stockholder views on proxy matters
This past year, we engaged with stockholders and proxy advisory firms during two main periods – in the winter and spring of 2021, prior to the 2021 Annual Stockholders’ Meeting, and from the fall of 2021 into the winter of 2022.

Spring 2021 Engagement (Prior to 2021 Annual Stockholders' Meeting)

Key Discussion Topics
▪CEO transition and new-hire compensation package
▪Broader leadership transformation
▪Recently announced IDM 2.0 strategy

[1]Intel’s outstanding shares (O/S) calculated as of December 31, 2020

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Fall/Winter 2021-2022 Engagement

Key Discussion Topics
▪Update on progress on IDM 2.0 strategy
▪Stockholder feedback on CEO new-hire equity awards
▪Changes to compensation programs under consideration in response to 2021 “Say on Pay” vote
▪Intel’s corporate responsibility, inclusion and sustainability strategy and goals

[2]Intel’s outstanding shares (O/S) calculated as of September 30, 2021

Continuing Stockholder Engagement
Spring 2021 Outreach
Following the announcement of the hire of Mr. Gelsinger as our CEO and in the lead up to the 2021 Annual Stockholders’ Meeting, we conducted a series of meetings with our stockholders, reaching out to stockholders representing approximately 37% of shares outstanding and engaging with stockholders representing approximately 32% of shares outstanding. Independent directors participated in all of these calls. In these meetings, we discussed a range of topics, including our CEO transition and his hiring package, our broader leadership transformation, and our recently announced IDM 2.0 strategy.
Following the 2021 “Say on Pay” vote, which received approximately 38% support, the Compensation Committee and full Board took time to consider the feedback received. The Committee took the outcome of this vote seriously and was highly focused on gathering and responding to our stockholders’ feedback regarding Intel’s executive compensation programs.
Fall 2021/Winter 2022 Outreach
Members of our Board and management team conducted broad stockholder and proxy advisor outreach in the second half of 2021 and early 2022—in addition to engagements held during the weeks leading up to our 2021 Annual Stockholders’ Meeting. In overseeing Intel’s engagement efforts, the Compensation Committee sought to further understand our stockholders’ concerns around compensation, with the goal of incorporating key feedback themes into our executive compensation programs.
The majority of stockholders that we engaged with who opposed our 2021 “Say on Pay” proposal informed us that they did so based primarily on concerns regarding the quantum and the structure of the new-hire equity awards granted to Intel’s new CEO, even though the awards were not included in last year’s Summary Compensation Table. Those stockholders were appreciative of the transparency we provided last year and of the opportunity to have a comprehensive discussion about the new-hire compensation package soon after it was delivered. Although the votes against the proposal were triggered by the new-hire equity awards, the stockholders we engaged with did not seek modifications to the quantum or structure of the new-hire awards, nor did they seek a commitment to any particular type of compensation action related to any future executive transitions. Our 2021 compensation programs, which we describe in this proxy statement, were already in place when we began the outreach process and our stockholders were generally supportive. We implemented a number of enhancements to our go-forward compensation programs to be responsive to and further align our compensation programs with our stockholders’ feedback. We include a preview of our 2022 compensation programs in this proxy, along with the summary of feedback we heard from stockholders.
In total, we contacted 70 stockholders representing approximately 45% of our outstanding common stock and held telephonic or video meetings with 34 stockholders representing approximately 37% of our outstanding common stock. Our engagement team included Dr. Ishrak, our Independent Chair of the Board and a member of the Compensation Committee, Dion Weisler, Chair of the Compensation Committee, Christy Pambianchi, Executive Vice President and Chief People Officer, and Tony Balow, Vice President of Investor Relations, who all participated in meetings with stockholders representing approximately 30% of our outstanding common stock. Other representatives from our Corporate Secretary office, Corporate Responsibility office, and Human Resources participated in the remainder of the meetings. While the primary focus of engagement was to gain stockholders’ perspectives on Intel’s executive compensation programs, we also discussed topics including strategy, diversity, human capital, and our approach to environmental and social issues (see “Proxy Highlights; Board Responsiveness to Stockholders in 2021” on page 13 for more information on these other topics).
In evaluating potential changes to our executive compensation programs’ structure and disclosure, the Compensation Committee closely examined common themes from stockholder feedback over multiple meetings. The table below summarizes the input received from our stockholders on compensation and how the Compensation Committee has addressed these matters.

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What We Heard From Stockholders	Our Perspective / How We Responded

CEO New-Hire Equity Awards
Magnitude: some stockholders sought to understand the need for the magnitude of the CEO’s new-hire equity awards
▪We have provided enhanced disclosure of the factors considered by the Compensation Committee that impacted the magnitude of the CEO’s new-hire equity awards:
▪The Compensation Committee recognized the limited pool for a technical leader in a highly competitive market
▪Almost 50% of the new-hire equity awards was intended to serve as make-whole compensation for the equity awards Mr. Gelsinger would be forfeiting with his former employer and a portion of the make-whole compensation was in the form of performance-based equity awards
▪Due to his public company CEO experience and deep history with and knowledge of Intel, Mr. Gelsinger presented a unique leadership opportunity at a critical time in the company’s history
▪The Compensation Committee negotiated a CEO compensation package that was compelling to attract someone of Mr. Gelsinger’s caliber

Structure: some stockholders sought to understand the decision to use absolute stock performance as the sole metric for some of the new-hire equity awards
▪Our long range plan is bold and ambitious, but it will take time and requires us to be dynamic and nimble along the way. Stock price and market cap are the clearest measures of our success across a long-time horizon
▪The Compensation Committee believed that having 73% of the CEO’s new-hire equity awards contingent on achieving ambitious stock price growth was in the best interest of Intel and its stockholders — as the stock price growth metrics in the CEO awards drive both opportunity and accountability for Mr. Gelsinger. Additional safeguards were added, including the requirement that stock price goals must be maintained for 30 consecutive trading days, or approximately 6 weeks. Approximately one year into these awards’ five-year performance period, payout is tracking at 0%
▪The Compensation Committee considers the stock price growth metrics to be complementary to the financial and operating metrics used in Intel’s ongoing executive compensation programs, creating immediate alignment between the CEO and our stockholders
▪Past performance history has demonstrated that strong financial performance does not necessarily translate to Intel stock appreciation for our stockholders
▪Furthermore, the stockholders we engaged with did not seek modifications to the quantum or structure of the new-hire equity awards, nor did they seek a commitment to any particular type of compensation action related to any future executive transitions, given their appreciation that the Board should maintain flexibility to act in the best interests of stockholders

CEO Ongoing Equity Awards
Annual equity grant: some stockholders sought clarification on whether the CEO’s new-hire equity awards were in lieu of ongoing, annual equity awards
▪We have clarified that the new-hire equity awards were in lieu of any 2021 annual equity award, but were not in lieu of ongoing annual long-term incentive awards. We provided disclosure of the CEO’s ongoing compensation package beginning in 2022. The Compensation Committee seeks to deliver market-competitive equity values, relative to compensated CEOs in our peer group

Annual Cash Bonus Plan
Incorporating ESG metrics: some stockholders wanted to better understand how we incorporate ESG metrics into our compensation programs
▪We have a long history of incorporating ESG metrics into our Annual Cash Bonus Plan. We have provided enhanced disclosure regarding the ESG metrics and achievement against the related goals in our 2021 Annual Cash Bonus Plan at “2021 Cash Compensation; Annual Incentive Cash Compensation” beginning on page 83

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What We Heard From Stockholders	Our Perspective / How We Responded

Long-Term Incentive Design
Metrics: some stockholders wanted to see the metrics utilized in the PSUs align more closely to driving the new strategy and not be duplicative with the metrics used in the Annual Cash Bonus Plan
▪We have incorporated into our 2022 PSU award design the metrics of revenue growth % and cash flow from operations and shifted from relative TSR being a main metric to serving as a modifier. We do not have identical metrics between the Annual Cash Bonus Plan and the long-term incentive awards. Payouts under the new PSU design are dependent on both three-year relative TSR and three-year revenue CAGR to align with our capital allocation strategy

Relative TSR index: some stockholders would like to see above median performance measured against a broader index and sought to understand how we addressed low TSR performance
▪We have shifted to requiring an above median performance as the target for the relative TSR metric, measured against the broader S&P 500 Index
▪We are aligning to the broader index that the majority of our peers utilize while still requiring an above median performance level which is not market among our peer group
▪The Compensation Committee added a three-year relative TSR modifier for the 2022 PSUs that includes a downside adjustment on PSU payouts if relative TSR falls below the 55th percentile of the S&P 500 Index

2022 Compensation Program Changes
Following extensive stockholder engagement as described above, the Compensation Committee approved several key changes to our 2022 compensation programs to align to our new go-forward strategy, strengthen our pay-for-performance linkage, provide better alignment with technology peer industry practices, and continue our leadership in ESG issues.
▪Annual Cash Bonus Plan Design: The Committee made several changes to the design of our Annual Cash Bonus Plan to introduce greater rigor and variability into bonus payouts while supporting better business outcomes. For 2022, there will be four equally weighed (25%) metrics for our listed officers (other than our CEO who will have three equally weighted metrics, excluding the individual objectives and key results metric), which was a change from last year’s program which had three equally weighted metrics of revenue, net income, and One Intel operational goals:
▪The two financial metrics are revenue and gross margin percentage, each of which will be measured against threshold, target, and maximum goals. The Compensation Committee establishes goals that it believes are challenging but attainable. The financial targets and our performance against these targets will be disclosed in the 2023 Proxy Statement when we report performance and payouts under the program.
▪Company One Intel operational goals are established to reflect our most critical business priorities, and One Intel operational goals will continue to include ESG metrics encompassing 2030 RISE environmental and diversity and inclusion goals.
▪Individual objectives and key results is newly added to the Annual Cash Bonus Plan (other than for our CEO) and further promotes strong execution of our strategy and drives differentiation in the Annual Cash Bonus Plan results based on our listed officers’ individual contributions to Intel during the performance period.
▪Each of these metrics will have a possible payout of 0-200%, and the maximum total payout remains capped at 200% of target opportunity.
▪2022 – 2024 PSU Design: The Committee redesigned the long-term incentive program to reflect our new go-forward strategy. Below is a summary of the design features of the PSUs granted in 2022:
▪The two financial metrics are revenue growth percentage (weighted 60%) and cash flow from operations (weighted 40%), with two modifiers that can each impact the financial score percentages by +/- 25 points: three-year relative TSR (target payout to require above median performance of the S&P 500 Index) and three-year revenue CAGR. The two modifiers ensure an alignment with the capital allocation strategy and focus on growth.
▪The goals for revenue growth percentage and cash flow from operations metrics will be set annually by the Compensation Committee and then averaged at the end of the three-year performance period. The Compensation Committee changed from a three-year goal setting to annual goal setting for the two financial metrics because it believes annual goal setting is necessary at this time given the goal of accelerating Intel’s ongoing transformation while maintaining the ability to adapt to challenges in our industry – factors that limit the Committee’s ability to appropriately forecast revenue growth and cash flow from operations over a three-year period.
▪Overall, the maximum total payout remains capped at 200% of target opportunity.
▪PSU weighting for our listed officers will be reduced to 50% (from 80%), other than for our CEO, because we think it is a more balanced approach and aligns with current market practice.
▪The committee also made several modifications that were specifically suggested by our stockholders:
▪For the relative TSR modifier, targeted above median relative TSR performance compared to the S&P 500 Index
▪Included a downside adjustment on PSU payouts if relative TSR falls below the 55th percentile of the S&P 500 Index

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2021 Listed Officer Pay Overview
There are three key drivers of our executive compensation programs: a competitive pay positioning strategy, a heavy emphasis on incentive-driven pay, and goals that are appropriately aligned with our business strategy (in terms of both selection and attainability). Our executive compensation programs focus on different performance metrics for different performance period lengths and compensation forms to balance the incentives.
Our executive compensation programs continue to be tied to the company’s financial, operational, and stock price performance, support our commitment to strong compensation governance, and provide market-based opportunities to attract, retain, and motivate our executives in an intensely competitive market for qualified talent.
The following table lists the pay elements of our 2021 programs and the purpose each serve:

Pay Element	Purpose	Performance Period	2021 Performance Metric

Base Salary	Designed to be market-competitive and attract and retain talent	Annual	—

Annual Cash Bonus	Incentivize achievement of Intel’s near-term financial and operational objectives, consistent with Intel’s longer-term goals	Annual	▪Revenue (1/3) ▪Net Income (1/3) ▪One Intel Operational goals (1/3)

Quarterly Cash Bonus	Company-wide program that rewards quarterly profitability based on Intel’s net income relative to company compensation costs	Quarter	▪5% of Quarterly Net Income divided by Intel’s worldwide cost of a day’s pay

Restricted Stock Units	Facilitates stock ownership, executive retention, and stockholder alignment	Three-Year Period with Quarterly Vesting	▪Stock Price Appreciation

Performance Stock Units	Designed to reward long-term profitability and long-term performance relative to peers; to create alignment with stockholders; and to facilitate executive retention	Three-Year Period	▪Relative TSR vs S&P 500 IT Index (50%) ▪Cumulative EPS growth rate compared to a target established at the beginning of the three-year performance period (50%)
Business Performance and Pay
2021
We achieved record revenue for the sixth consecutive year and had a record year for our client business. Our results amid the challenges of a global pandemic and an uncertain economy reflect the importance of our technology and the resilience of our employees around the world. We achieved solid results amid a highly constrained industry-wide supply environment while continuing to maintain a strong balance sheet and liquidity position.
We also returned $8.0 billion to stockholders, including $5.6 billion in dividends and $2.4 billion in stock buybacks.
2021 vs. 2020
Results shown below are our reported GAAP results:

	2021	2020	Change
Revenue	$79.0 billion	$77.9 billion	up 1%
Gross margin	55.4%	56.0%	down 0.5 ppt
Operating income	$19.5 billion	$23.7 billion	down 18%
Net income	$19.9 billion	$20.9 billion	down 5%
Earnings per share- diluted	$4.86	$4.94	down 2%
For key highlights of the results of our operations, see “Proxy Statement Highlights; A Year in Review” on page 7. In addition, further details regarding ESG performance can be found in “Corporate Governance Matters; Board Responsibilities and Committees; Corporate Responsibility/ ESG” on page 43.

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Incentive Program Results
As discussed in greater detail below in “2021 Compensation of Our Listed Officers” on page 80, our 2021 executive compensation programs were structured to provide strong pay-for-performance alignment and incorporate a balance of different absolute and relative financial, operational, and stock price performance metrics to measure our performance over different performance periods (short-term versus long-term), as evidenced by recent payouts. We exceeded target performance for revenue, net income, and operational goals with the ESG metrics over the short-term annual performance period under the Annual Cash Bonus Plan, but our relative TSR underperformed and trailed our peer group when measured over three-year performance periods under our long-term incentive program. Notably, none of the Outperformance Stock Units granted in 2018 were earned at the end of their performance period in 2021 and only 52.2% of the PSUs granted in 2019 were earned at the end of their performance period in 2021.

Pay Element	2021 Results	Performance Summary
2021 Annual Cash Bonus	142.67%	Payout of 142.67% of target reflects (i) performance achieved at 125% for the revenue goal, (ii) performance achieved at 200% for the net income goal, and (iii) performance achieved at 103% for the One Intel operational goals.
2021 Quarterly Cash Bonus Total	22.7 days	Total payout reflected as days of eligible pay. Based on the company’s 2021 quarterly profitability, our listed officers received the same amount of days payout as all Intel employees.
Outperformance Stock Units Granted in 2018 (vested 2/28/2021)	—	No payout. Intel’s three-year TSR was 8.2%, which was 89 percentage points below the median of the S&P 500 IT Index.
Performance Stock Units Granted in 2019 (vested 1/31/2022)	52.2%	Payout at 52.20% of target. Intel’s three-year TSR payout was 0% (weighted 50%) and Intel’s three-year EPS growth rate percentage payout was 104.4% (weighted 50%).
Intel’s Executive Compensation Best Practices
Intel has long employed a number of practices that reflect the company’s commitment to good compensation governance:

What We Do	What We Don’t Do

We award performance-based compensation that uses a variety of performance measures and performance periods
We have a substantial majority of executive pay “at risk,” based on a mix of absolute and relative financial, operational, and stock price performance metrics
We have robust stock ownership guidelines for all executive officers
We have claw-back policies that apply to our Annual Cash Bonus Plan and equity incentive plans and can be triggered by either a financial restatement or certain detrimental conduct
We conduct an annual “Say on Pay” vote and frequent votes on our 2006 Equity Incentive Plan
We impose limits on maximum incentive award payouts
We incorporate relevant ESG metrics in our executive compensation programs

No change in control compensation arrangements or excise tax gross-ups
No perquisite-related tax gross-ups for executive officers (except for company-wide benefits such as reimbursement of relocation and housing costs)
No hedging or pledging of Intel common stock by executives or directors
No special retirement plans exclusively for executive officers
No liberal share recycling under the equity incentive plans
No repricing or exchange of underwater stock options without stockholder approval
No excessive executive perquisites

Our strong governance practices extend beyond our executive compensation programs. With respect to our company-wide compensation and human capital management practices, we focus on continuing to build an inclusive culture and advancing pay equity. See “Corporate Governance Matters; Our Capital; Human Capital” on page 48 for details of our human capital management practices, and see “Corporate Governance Matters; Board Responsibilities and Committees; Board Committees; Compensation Committee” on page 37 for details of the Compensation Committee’s oversight during the COVID-19 pandemic. We also perform an annual review of our compensation programs to assess whether the programs’ provisions and operations create undesired or unintentional material risk. For 2021, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. See “Corporate Governance Matters; Board’s Role in Risk Oversight at Intel” on page 30 for details on the compensation-related risk assessments.

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2021 Compensation of Our Listed Officers
Pay Philosophy and Elements of Compensation
The principal elements of our pay-for-performance philosophy include a competitive pay positioning strategy, a heavy emphasis on incentive-driven pay, and goals that are appropriately aligned with our business strategy (in terms of both selection and attainability), as evidenced by the following program components.
▪The competition for executive talent in the technology sector continues to intensify. In addition to continuing to compete for talent against other successful, established technology companies, we increasingly face an even more competitive landscape as some of our largest customers have begun using their own silicon designs and as a wide range of smaller, high-growth companies focused on emerging technologies continue to develop. The Compensation Committee believes that a competitive, target total direct compensation opportunity is critical to attract, retain, and reward the executive talent crucial to driving value for our stockholders. To that end, total compensation is designed to be competitive with a peer group of companies all vying for the top technical talent in the world. Adjustments to each individual’s pay position take into account our desire to compensate our executive officers based upon performance, criticality of role, and experience, while fairly balancing internal and external pay equity considerations among executive roles.
▪Total direct compensation opportunities are designed so that a substantial portion of executive pay is variable or “at risk,” based primarily on specific financial metrics or stock price performance over the long term.
▪To further align our executive officers’ interests with those of our stockholders, the Compensation Committee has structured compensation so that the proportion of variable cash and equity-based pay increases with higher levels of responsibility.
▪By using financial, operational, and stock price measures such as net income growth, cumulative EPS growth, One Intel goals, and TSR, our incentive plans provide a clear and quantifiable link to operational performance with the goal of creating long-term stockholder value.
Our executive compensation pay elements include base salary, an annual cash bonus, a quarterly cash bonus, and equity awards consisting of RSUs and PSUs. Details of each of these pay elements are provided below in “2021 Cash Compensation” on page 82 and “2021 Equity Incentives” on page 88.
We also provide a competitive benefits package that includes health care, retirement benefits, financial planning, life insurance, and other programs that are designed to allow our executive officers to maximize time and attention on activities designed to increase stockholder value.
We believe that the sum of these components provides highly motivational incentives that link the pay of our executive officers to the performance of our company and enables Intel to attract and retain the very best talent in a highly competitive market.
Intel’s Compensation Framework
The Compensation Committee determines the compensation for our executive officers. It also designs executive officer compensation programs and reviews and determines all components of each executive officer’s compensation. As discussed above under “Corporate Governance Matters; Board Responsibilities and Committees; Board Committees; Compensation Committee” on page 37, Compensia has served as the Compensation Committee’s independent compensation consultant. See below in “Use of Compensation Consultant” for more information about Compensia. The Compensation Committee also consults with management and Intel’s Compensation and Benefits Group regarding executive and non-executive employee compensation plans and programs, including administration of our equity incentive plans.
Executive officers do not propose or seek approval for their own compensation. Our CEO makes a recommendation to the Compensation Committee on the base salary, annual incentive cash compensation targets, and equity awards for each executive officer other than himself, based on his assessment of each executive officer’s performance during the year and our CEO’s review of, among other things, competitive data gathered from peer group data and executive compensation surveys. Our CEO documents each executive officer’s performance during the year, detailing accomplishments, areas of strength, and areas for development. He then bases his evaluation on his knowledge of the executive officer’s performance, a self-assessment completed by the executive officer, and input from employees who report directly to the executive officer. Intel’s Chief People Officer and the Compensation and Benefits Group assist our CEO in developing the executive officers’ performance reviews and reviewing market compensation data to determine the compensation recommendations.
Annual performance reviews of our CEO are developed by the non-employee directors acting as a committee of the whole Board. For our CEO’s review, formal input is received from the non-employee directors and senior management. Our CEO also submits a self-assessment focused on pre-established objectives agreed upon with the Board. The non-employee directors meet as a group in executive sessions to prepare the review, which is completed and presented to our CEO. The Compensation Committee uses this evaluation to determine in executive session our CEO’s base salary, annual incentive cash compensation target, and equity awards.

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Performance reviews for our CEO and our other executive officers consider these and other relevant topics that may vary depending on the role of the individual officer:
▪Strategic Capability. How well does the executive officer identify and develop relevant business strategies and plans?
▪Execution. How well does the executive officer execute strategies and plans?
▪Leadership Capability. How well does the executive officer lead and develop the organization and people?
▪Cultural Attributes. How well does the executive officer demonstrate strong cultural attributes?
Use of Compensation Consultant
The Compensation Committee has engaged Compensia as its independent executive compensation consultant. The consultant provides input, analysis, and advice about Intel’s executive compensation philosophy, peer groups, pay positioning (by pay component and in total) relative to peer companies, compensation design, equity usage and allocation, and risk assessment under Intel’s compensation programs.
During 2021, Compensia’s work with the Compensation Committee included advice and recommendations on:
▪total compensation philosophy;
▪program design, including program goals, components, and metrics;
▪compensation trends in the technology sector and in the general marketplace for senior executives;
▪regulatory trends;
▪compensation of our CEO and the other executive officers; and
▪stockholder engagement efforts.
The consultant reports directly to the Compensation Committee and interacts with management at the committee’s direction. Compensia did not perform work for Intel in 2021 except under its engagement by the Compensation Committee. The Compensation Committee assessed its consultant under factors set forth in the SEC’s rules and concluded that Compensia was independent, and that the firm’s work in 2021 for the Compensation Committee did not raise any conflicts of interest.
External Competitive Considerations for 2021
To assist the Compensation Committee in its review of executive compensation in early 2021, Compensia, in conjunction with Intel’s Compensation and Benefits Group, provided compensation data compiled from executive compensation surveys, as well as data gathered from annual reports and proxy statements from companies that the Compensation Committee selected as a peer group for executive compensation analysis purposes. The historical compensation data was adjusted to arrive at current-year estimates for the peer group. The Compensation Committee used this data to compare the compensation of our listed officers to that of the individuals holding comparable positions at the companies in the peer group and make informed decisions.
Peer Group
The peer group used for benchmarking compensation and as the comparator group for the Annual Cash Bonus Plan is focused exclusively on technology companies, as we primarily compete for talent with other technology companies. Historically, the Compensation Committee has also considered data compiled from a selection of technology and S&P 100 companies. Our 2021 compensation peer group consisted of 16 technology companies, which we collectively refer to as the Tech 16. The Compensation Committee selected our peers based on size, strategic relevance, business scope and comparability, and R&D investment. The Compensation Committee focused on a pure technology peer group because of their greater relevance, the fact that pay practices at technology companies differ from those of non-technology companies, and because our talent pool movement is primarily within the technology industry.

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The table below shows information for our 2021 technology peer group:

Company	Reported Fiscal Year	Revenue ($ in billions)	Net Income (Loss) ($ in billions)
Intel 2021	12/25/2021	79.0	19.9
Intel 2021 Percentile		57%	63%
Technology Peer Group
Advanced Micro Devices, Inc. (AMD)	12/25/2021	16.4	3.2
Alphabet Inc.	12/31/2021	257.6	76.0
Amazon.com Inc.	12/31/2021	469.8	33.4
Apple Inc.	9/25/2021	365.8	94.7
Applied Materials, Inc.	10/31/2021	23.1	5.9
Broadcom, Inc.	10/31/2021	27.5	6.7
Cisco Systems, Inc.	7/31/2021	49.8	10.6
Dell Technologies, Inc.	1/29/2021	94.2	3.5
HP Inc.	10/31/2021	63.5	6.5
International Business Machines Corporation	12/31/2021	57.4	5.7
Meta Platforms, Inc. (fka Facebook Inc.)	12/31/2021	117.9	39.4
Microsoft Corporation	6/30/2021	168.1	61.3
NVIDIA Corporation	1/30/2022	26.9	9.8
Oracle Corporation	5/31/2021	40.5	13.7
Qualcomm Incorporated	9/26/2021	33.6	9.0
Texas Instruments Incorporated	12/31/2021	18.3	7.8
Summary of Our Compensation Elements
Our Listed Officer executive compensation programs consist of several different elements that serve to attract, retain, and motivate our executives and align pay with performance. Those pay elements are included in the following table, with details below:

Cash Compensation			Equity Incentives
Base Salary	Annual Cash Bonus	Quarterly Cash Bonus	Performance Stock Units	Restricted Stock Units
2021 Cash Compensation
The Compensation Committee’s decisions related to base salary and annual incentive cash compensation are focused on ensuring pay is aligned to the market and reflective of company and individual experience and performance. Some of the Compensation Committee’s considerations include the executive officer’s pay relative to the market, internal pay equity, an assessment of the executive’s performance across our three key measures of results, culture and learning, criticality of role, and experience. For 2021, there were incremental increases in the listed officers’ base salary, and accordingly, their annual incentive cash target amounts, from the prior year, resulting from peer group and market data review.

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Base Salary
The table below shows the ending annualized base salary for our listed officers for 2021, as compared with 2020, with the exception of Mr. Gelsinger and Ms. Rivera who were not listed officers in 2020.

Name		2021 Base Salary ($)	2020 Base Salary ($)	% Change 2021 vs. 2020
Patrick P. Gelsinger		1,250,000	N/A	N/A
Sandra L. Rivera	[1]	750,000	N/A	N/A
Steven R. Rodgers		850,000	833,000	2%
George S. Davis		925,000	900,000	3%
Gregory M. Bryant		750,000	686,800	9%
Navin Shenoy		875,000	850,000	3%
Robert H. Swan		1,250,000	1,250,000	—%
1Ms. Rivera’s 2021 base salary reflects her ending annualized base salary following her appointment as head of the Datacenter and Artificial Intelligence Group effective as of July 6, 2021.
For more information regarding how base salaries are determined by the Compensation Committee, please see “Intel’s Compensation Framework” above on page 80.
Annual Incentive Cash Compensation
The Annual Cash Bonus Plan for 2021 is made up of three equally weighted performance metrics: revenue (1/3), net income (1/3), and “One Intel” operational goals (1/3).
We also incorporated additional environmental goals as part of the ESG metrics that can increase payouts if achieved. The achievement of pre-established ESG goals can affect the One Intel score by up to 20 percentage points, thereby potentially increasing total payout under the Annual Cash Bonus Plan by up to 7%. Intel is recognized as a leader in ESG issues, and since 2008, we have integrated our commitment to corporate responsibility and sustainability leadership into our compensation program in addition to our business operations throughout our company.
The table below shows the ending annual incentive cash compensation target amount for our listed officers under the Annual Cash Bonus Plan for 2021, as compared with 2020, with the exception of Mr. Gelsinger and Ms. Rivera who were not listed officers in 2020.

Name	2021 Annual Incentive Cash Target Amount ($)	2020 Annual Incentive Cash Target Amount ($)	% Change 2021 vs. 2020
Patrick P. Gelsinger	3,437,500	N/A	N/A
Sandra L. Rivera	1,195,300	N/A	N/A
Steven R. Rodgers	1,530,000	1,499,400	2%
George S. Davis	1,526,300	1,485,000	3%
Gregory M. Bryant	1,237,500	1,133,100	9%
Navin Shenoy	1,443,800	1,402,500	3%
Robert H. Swan[1]	—	3,437,500	N/A
1Mr. Swan departed the company on February 15, 2021 and was not eligible under the Annual Cash Bonus Plan.
Incentive targets under the Annual Cash Bonus Plan were established at the start of 2021. At the end of the performance period, the Compensation Committee had the discretion to increase payouts to our listed officers by up to 20% based on individual performance and reduce payouts to any extent it determined appropriate in its discretion. No adjustments were made to the listed officers’ payouts.

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2021 Annual Cash Bonus Plan Formula
In response to stockholder feedback received after our 2020 Annual Stockholders’ Meeting, we shifted the financial metrics in the Annual Cash Bonus Plan formula for 2021 to measure our revenue and net income performance against pre-established annual target goals, instead of absolute net income growth and relative net income growth. The new metrics directly align to our growth strategy and ensure that growth is additive to the bottom line. This structure measures our ability to execute against our financial plans set early in the year. Each of the Annual Cash Bonus Plan metrics are measured and scored independently and then added together to determine the final Annual Cash Bonus Plan payout.
2021 Annual Cash Bonus Plan Formula
Financial Goals—Revenue and Net Income to Plan. In early April 2021, the Compensation Committee approved 2021 non-GAAP revenue and non-GAAP net income1 performance goals for 2021 under the Annual Cash Bonus Plan. The goals were based on the full-year 2021 business outlook announced on March 23, 2021, which was developed following Mr. Gelsinger’s hiring and his thorough review and assessment of the company. The business outlook included material changes in our business strategy, along with new and substantial investment in growth and innovation initiatives, including the major evolution of Intel’s integrated device manufacturing (IDM) 2.0 strategy announced via a webcast and press release on that same day.
The target goals for the 2021 non-GAAP revenue target approved by the Compensation Committee was $72 billion, and the non-GAAP net income target was $18.66 billion. Under the metrics, minimum (threshold) level of performance was set at 90% of target and the maximum payout of 200% was set at 115% of target. Due to the focus and execution of our leadership team and entire company, we performed above target on both metrics, as shown below.
In January 2021, prior to Mr. Gelsinger joining Intel, the Compensation Committee had approved non-GAAP revenue and non-GAAP net income performance goals for 2021 under the Annual Cash Bonus Plan; the non-GAAP revenue target was set at $73 billion and the non-GAAP net income target was set at $21 billion. However, as a result of the changes made in our business strategy, the Compensation Committee took the step of refining the Annual Cash Bonus Plan goals. Both our non-GAAP revenue and non-GAAP net income performance in 2021 also exceeded the January 2021 target goals that were established under the former strategy.
Throughout this process, the Compensation Committee maintained a consistent goal of setting challenging yet realistic performance targets in the context of the business strategy. In addition to aligning our targets to our business outlook, the Compensation Committee also reviewed our prior year actual results when finalizing our goals. The Compensation Committee considered that the business outlook set in March 2021 for revenue and net income were below the 2020 actual results for those metrics. The reduction in absolute performance targeted year over year reflected the shift in business strategy and the investments we are making in our business transformation, including the launch of IDM 2.0 and the announcement of our process technology roadmap. The Compensation Committee determined that the challenge of meeting the revenue and net income targets for 2021 was equal to or greater than the challenge faced by management in delivering the revenue and net income achieved in 2020.
One Intel Goals—Operational and ESG Performance. For 2021, there were four One Intel operational goal categories, as well as two ESG metrics. The One Intel operational goals apply across all business groups to promote a “One Intel” mindset and fall into four categories: product execution, manufacturing leadership, accelerating growth, and culture. Within each of the four key categories, there were another two to five specific and objective measures.
To drive accountability for progress on our culture transformation and 2030 RISE strategy and goals (see “Corporate Governance Matters; Board Responsibilities and Committees; Corporate Responsibility/ ESG” on page 43), we have continued to link a portion of our executive and employee compensation to employee engagement and customer experience. For 2021, these goals were included in the culture category of the One Intel operational goals and included goals related to customer index score, technical talent turnover, external tech offer acceptances, and manager awareness of expectations on diversity and inclusion. In addition, the two ESG metrics included goals related to (i) 2030 inclusion goals for gender and under represented minority diversity and (ii) environmental goals related to energy conservation and net positive water use.
1    Refer to the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measure in Appendix A beginning on page A-1 of this proxy statement.

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Following the hiring of our new CEO, the Compensation Committee also determined that it was necessary and appropriate to adjust the One Intel operational goals in light of certain changes to our business strategy implemented by our CEO in March 2021. IDM 2.0 goals and being employer of choice goals were added to the One Intel operational goals as they reflected priorities for 2021. These adjustments were necessary to ensure alignment between the One Intel operational goals and the business strategy implemented by our new CEO and to further incentivize our executive officers and employees to work to attain those goals. The final operational goals are further described below, subject to the considerations described below under “Competitive Concerns”.
Competitive Concerns
Certain One Intel operational goals represent highly confidential information. The company transacts business in the highly competitive semiconductor industry, and disclosure of the continued forward-looking targets and product-specific operational goals could cause irreparable competitive harm to the company, particularly as many of our product and technology goals are based on milestones that are part of a multi-year R&D effort, by providing competitors insight into the internal goals related to the company’s products and business initiatives. Disclosure would allow competitors to more effectively glean specific strategies and adjust their own operational objectives or take other measures, such as modifying the timing of competing product launches or commercialization strategies, or instituting particular sales or marketing programs, in each case, which could hinder, delay, or frustrate the achievement of the company’s strategic operational objectives. We do not disclose the specifics of operational goals that involve products that have not been qualified for production or release, cost, manufacturing targets and dates, and product release dates.
Consequently, in the table below, we have strived to provide stockholders with greater visibility into the One Intel operational goals where practical, while balancing the competitive concerns noted above. Stockholders we have engaged with through our 2021 outreach meetings have provided feedback that they understand and support this balanced approach.
Scoring Methodology
The One Intel operational goals consist of specific, quantifiable objectives, which together comprise a “balanced scorecard” framework for measuring our operational performance. The goals represent key deliverables or milestones that position the company to successfully execute our long-term strategic objectives. A scoring factor ranging from 0x to 1.25x can be earned for each goal, with a score of 1.0x indicating on-target completion of our goals. A score of 0.5 may be awarded for partial completion, whereas a score of 1.25x indicates exceptional achievement.
Each of the objectives is intended to be rigorous to incentivize our listed officers to achieve results that drive our long-term strategic objectives. Additionally, circumstances can change rapidly throughout the year, so results below target can still represent very meaningful progress towards our long-term strategic goals.
At the conclusion of the fiscal year, scores are tabulated based on performance and presented to the Compensation Committee for final review and approval.

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The following table summarizes our One Intel operational goals, the rationale for the goals, our 2021 achievement, and the aggregate points scored.

One Intel Goal Category	Link to Business Strategy & Performance	Achievement	Score /Points Possible
1. Evolve from CPU to XPU. Goals related to continued execution of our leadership product portfolio	Supports challenging product execution goals that promote delivery of a predictable cadence of leadership products, which underpins our long-term strategy	Achieved goal for Alder Lake but missed goals on other products	12.5 / 25

2. IDM 2.0 Leadership.
Goals related to meeting customer volume commitments, supply chain ecosystem improvement, managing 10nm unit costs, defect density, and stand up phase 1 of Intel Foundry Services (IFS)
	Make and meet our commitments on volume with aggressive goals essential to regaining product leadership and realizing the benefits of our IDM model. Establishes the foundation for growth with IFS	Solid progress across all goals. Missed meeting one out of four volume goals due to supply-chain demands in industry	38.8 / 45

3. Expand from Silicon to Platform. Goals related to growth in key market segments such as Intelligent Edge and AI	Accelerating growth in key markets to play a greater role in our customers’ success	Exceeded goals for Intelligent Edge and achieved goal for AI market adoption	16.9 / 15

4. Cultural Transformation. Goals related to quantitative improvements in the areas of manager training, customer experience, and being employer of choice	Continuing to enhance our culture, manager training, technical expertise, and focus on our customers to help accelerate Intel’s strategic transformation	Exceeded goal for manager training, achieved goals on customer experience and being employer of choice generally	15 / 15

5. Environmental Sustainability. Goals related to energy conservation and net positive water use	Reducing our environmental footprint, as measured by progress on our 2030 climate, energy, and water goals, helps us mitigate risk, achieve efficiencies, lower costs, and enables us to meet the expectations of our stockholders, customers, and other stakeholders	Achieved all goals	10 / 10

6. Diversity & Inclusion. Goals related to global inclusive hiring practices in support of our 2030 RISE workforce inclusion goals for gender and URM diversity	Building a diverse, inclusive, and safe work environment, as we work towards our 2030 RISE inclusion goals, allows us to attract, develop, and retain the talent needed to remain at the forefront of innovation	Achieved all goals	10 / 10
Summary of 2021 Actual Results
In 2021, Intel delivered solid financial performance in a challenging environment and made meaningful progress towards our long-term strategic goals.

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In 2021, we adopted pay curves for the financial metrics included in the Annual Cash Bonus Plan. These curves have a defined minimum (threshold) level of performance of 90% to target and achieve the maximum payout of 200% at 115% performance to target. Performance below the 90% threshold would result in zero payout for that metric.
The following table shows the goals for revenue and net income set by the Compensation Committee for the listed officers, the actual results, and the scoring for each metric.

Metric	Threshold (millions)	Target (millions)	Maximum (millions)	Actual (millions)	Score
Revenue (Non-GAAP)[1]	$64.80	$72.00	$82.80	$74.72	125%
Net Income (Non-GAAP)[1]	$16.79	$18.66	$21.46	$22.36	200%
1 Refer to the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measure in Appendix A beginning on page A-1 of this proxy statement.
One Intel Operational Goals: The aggregate score for the One Intel operational goals was 83%, which when combined with the additional 20 percentage points from our ESG performance related to our environmental impact and diversity and inclusion initiatives, resulted in a total score of 103%.
Final Payout: The scores above resulted in a total payout of 142.67% of target for the 2021 performance period, compared to a total payout of 100.7% of target for the 2020 performance period.
Final 2021 Annual Cash Bonus Plan Payout
Based on a total payout of 142.67% for 2021 under the Annual Cash Bonus Plan, the following table sets forth the annual incentive cash payments for each listed officer for 2021 and 2020, reflecting the year-over-year changes, with the exception of Mr. Gelsinger and Ms. Rivera who were not listed officers in 2020.

Name	2021 Annual Incentive Cash Payment ($) [1]	2020 Annual Incentive Cash Payment ($)	% Change 2021 vs. 2020
Patrick P. Gelsinger	4,904,300	N/A	N/A
Sandra L. Rivera	1,705,400	N/A	N/A
Steven R. Rodgers	2,182,900	1,509,400	45%
George S. Davis	2,177,500	1,494,900	46%
Gregory M. Bryant	1,765,500	1,254,000	41%
Navin Shenoy	—	1,411,900	N/A
Robert H. Swan	—	3,460,400	N/A
1 Mr. Shenoy departed the company on July 6, 2021. Mr. Swan departed the company on February 15, 2021 and was not eligible under the Annual Cash Bonus Plan.
Quarterly Incentive Cash Compensation
The listed officers also participate in our company-wide quarterly incentive cash program, which delivers cash compensation to employees based on Intel’s profitability. Pursuant to the program, 5% of Intel’s quarterly net income is divided by the cost to the company to pay all of its employees for one day. Payouts are communicated as extra days of cash compensation, with listed officers receiving the same number of days of pay as the company’s other employees.

	÷		=
5% of Quarterly Net Income		Cost of a Day’s Pay		Quarterly Bonus Payout

In 2021, quarterly incentive cash payments represented less than 1% of the listed officers’ total direct compensation. Payments earned in 2021 represented 22.7 days of compensation for each of our listed officers, down from 23.2 days in 2020. An adjusted net income measure was used each quarter for purposes of the quarterly incentive cash payouts in 2021, which excluded gains and losses resulting from ongoing mark-to-market adjustments of marketable equity securities under the updated accounting standard for financial instruments and a charge related to litigation. See the reconciliation of this adjusted financial measure to the comparable GAAP financial measure in Appendix A beginning on page A-1 of this proxy statement.

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2021 Equity Incentives
The Compensation Committee’s decisions related to annual equity incentive awards are largely based on an executive’s potential and sustained performance, as well as succession planning, business need and criticality, internal parity, consideration of a competitive market analysis, and our CEO’s recommendations (for executives that report to him and other officers).
The table below1 shows the annual equity award values approved by the Compensation Committee for our listed officers in 2021, based on its annual review of these factors, as compared with annual equity award values approved for the listed officers in 2020, with the exception of Mr. Gelsinger and Ms. Rivera who were not listed officers in 2020. In 2021, the annual equity awards granted to the listed officers were composed of approximately 80% PSUs and 20% RSUs by approved target award value. As described more fully above under “CEO New-Hire Equity Awards,” our new CEO received one-time, new-hire equity awards in connection with his appointment as CEO and did not receive additional annual equity awards.

Name	2021 Approved Value of Annual Equity Awards ($) [2]	2020 Approved Value of Annual Equity Awards ($)	% Change 2021 vs. 2020
Patrick P. Gelsinger	—	N/A	N/A
Sandra L. Rivera	6,000,000	N/A	N/A
Steven R. Rodgers	6,400,000	6,400,000	—
George S. Davis	6,500,000	6,500,000	—
Gregory M. Bryant	7,500,000	7,000,000	7%
Navin Shenoy [3]	8,200,000	8,200,000	—
Robert H. Swan	—	15,500,000	N/A
1The amounts reported in the “Summary Compensation Table and the “Grants of Plan-Based Awards in Fiscal Year 2021 Table” on pages 96 and 99, respectively, differ marginally from these values due primarily to (i) changes in the fair value of the awards between the date the Compensation Committee approved awards and the date they were actually granted, and (ii) the conversion method we apply when granting awards compared to that used for valuing them under applicable accounting standards and SEC rules (utilizing a 30 day trailing average stock price rather than a closing stock price on the grant date). In addition, the fair value of an RSU award for financial reporting purposes is discounted for the present value of dividends that are not paid on RSUs prior to vesting. Listed officers do not get the benefit of this discount when their awards are converted into shares at grant.
2Mr. Gelsinger joined the company on February 15, 2021 and did not receive the annual PSU grant in 2021. Mr. Swan departed the company on February 15, 2021 and did not receive the annual PSU grant in 2021.
3Mr. Shenoy departed the company on July 6, 2021 and forfeited all of his outstanding equity awards.
2021 Annual PSU Awards
PSUs are performance-based RSUs under which the number of shares of Intel common stock earned is based on our achievement measured against specified performance metrics over a three-year period. For our listed officers in 2021, PSUs comprised approximately 80% of their annual equity awards. For 2021, our PSU awards were equally weighted on two performance metrics: TSR measured against the S&P 500 IT Index and cumulative EPS growth percentage. The payout opportunity for the executives was 0% to 200% of the target number of PSUs granted.

	+		=
Relative TSR Performance (50%)		Cumulative EPS Growth % (50%)		PSU Payout

Relative TSR performance measures Intel’s three-year TSR against the median TSR of the S&P 500 IT Index. The Compensation Committee determined to measure performance against this index rather than our 16-company peer group to prevent one or two companies from having an out-sized effect, while also ensuring that performance continues to be measured against a technology-based peer group.
We measure TSR based on stock price appreciation plus any dividends payable during the performance period. The TSR payout percentage is determined as set forth in the following table:

	TSR Payout Percentage	TSR vs S&P 500 IT Index
Threshold	0%	25 percentage points below Index
Target	100%	Equal to Index
Maximum	200%	25 percentage points above Index
		For every percentage point Intel over- or underperforms the Index, the number of shares that are earned and vest is increased/decreased by 4 percentage points

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EPS was added as a second metric in 2019 to directly tie the PSUs to Intel’s financial performance, create greater line of sight for our executives, and diversify the incentive metrics to create balanced motivation. Over the long-term, we are only able to grow our EPS and deliver superior stockholder returns to the extent that we continue to execute and bring new leadership products to market. Cumulative EPS growth percentage was measured based on a three-year cumulative EPS growth rate compared to a target established by the Compensation Committee at the time the PSUs are granted, measured from the fiscal year of the grant date.

	–		=
YR 1 EPS + YR 2 EPS + YR 3 EPS		1		3-year EPS Growth Rate

YR 0 EPS[1] +YR 1 EPS + YR 2 EPS

1“YR 0 EPS” is EPS for fiscal year prior to award date.
The target EPS growth rate was set to be challenging and was based on a combination of our internal projections and external market expectations. For the PSUs granted in 2021, every percentage point the three-year cumulative EPS growth rate was below the EPS growth target, the EPS payout percentage will decrease 17.2 percentage points from target. For every percentage point the growth rate exceeds the EPS growth target, the EPS payout percentage will increase by 30.3 percentage points, not to exceed 200%.
We do not disclose the three-year cumulative EPS growth percentage target goal due to competitive concerns, but plan to disclose it when the 2021 PSU awards vest in 2024. Any forecasted share repurchase programs are taken into account when setting the EPS growth rate. In addition, the Compensation Committee has the discretion to adjust the EPS performance result for any unplanned, unusual, or extraordinary events, including to offset the effects of any share buybacks that are significantly above or below the forecasts.
Performance is measured over the 36 months beginning with the first day of the fiscal year of the grant date, and the PSUs convert into shares of Intel common stock in the 37th month after grant, subject to certification by the Compensation Committee of the performance results (usually, in January). For more information on how the PSUs are earned, see the narrative following the Grants of Plan-Based Awards in Fiscal Year 2021 table under “Executive Compensation Tables” on page 99.
Payout of 2018 Outperformance Stock Unit Awards and 2019 Performance Stock Unit Awards
2018 Award. As reported in last year’s proxy statement, the performance share units granted in 2018 (which we referred to as Outperformance Stock Units, or “OSUs”) that were scheduled to vest in February 2021 did not result in any payout, so all those awards were forfeited. Vesting was dependent on Intel’s TSR as compared to that of the S&P 500 IT Index. Intel’s TSR was 8.2% over the performance period, which was 89.4 percentage points below that of the Index and resulted in a 0% payout.
2019 PSU Award. The PSUs granted in January 2019 with a January 2019 through December 2021 performance period were earned at 52.2% of the target number of shares granted based on a relative TSR metric (weighted 50%) and cumulative EPS growth percentage metric (weighted 50%).
With respect to the TSR performance metric, our three-year TSR was 7.99%, which was 141.3 percentage points below the median TSR of the S&P 500 IT Index peer group over the performance period. The relative TSR metric achieved 0% of target.
With respect to the cumulative EPS growth percentage metric, the target goal was 3.8%. In order to achieve a maximum payout of 200%, the cumulative EPS growth percentage needed to be 8.3% and in order to achieve any payout, the cumulative EPS growth percentage could not have been lower than -5.3%. For the January 2019 through December 2021 performance period, the cumulative EPS growth percentage was 4.0%, which was above the target goal and also reflects the Committee’s determination to exclude the effect of unusual events such as a special McAfee dividend, Without adjustment, the cumulative EPS growth percentage was 6.0%. The cumulative EPS growth percentage metric achieved 104.4% of target.
The 2019 PSUs paid out at 52.2% of target in aggregate.

Metric	Threshold	Target	Maximum	Actual	Payout Per Metric
TSR Performance (vs. S&P 500 IT Index)	(25.0%) percentage points below I	Equal to Index	25.0%	(141.3%)	0.0%
EPS Growth %	-5.3%	3.8%	8.3%	4.0%	104.4%
2019 PSU Aggregate Payout Percentage:					52.2%

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The table below shows the target number of PSUs approved by the Compensation Committee in 2019 for our listed officers (other than Messrs. Gelsinger and Davis who were not employed with the company at the time the 2019 PSUs were granted), as well as the number of shares earned under the 2019 PSUs in January 2022. These payouts also are reported in the Stock Option Exercises and Stock Vested in Fiscal Year 2021 table.

Name	Target PSUs Awarded	Actual PSUs Earned
Patrick P. Gelsinger	N/A	N/A
Sandra L. Rivera	78,826	41,147
Steven R. Rodgers	107,338	56,030
George S. Davis	N/A	N/A
Gregory M. Bryant	92,243	48,150
Navin Shenoy [1]	137,526	—
Robert H. Swan	272,536	142,262
1 Mr. Shenoy departed the company before the vest date and did not earn any 2019 PSUs.
Outstanding PSU Awards Cycles
There are three PSU awards cycles currently outstanding:

Grant Year	Performance Period	Performance Metric	Vesting Date
2020	Fiscal Year 2020 through Fiscal Year 2022	Relative TSR and Cumulative EPS Growth %	January 31, 2023
2021	Fiscal Year 2021 through Fiscal Year 2023	Relative TSR and Cumulative EPS Growth %	January 31, 2024
2022	Fiscal Year 2022 through Fiscal Year 2024	Revenue Growth, Cash Flow From Operations, and two modifiers: Relative TSR and Revenue CAGR	January 31, 2025
Annual RSU Awards
For 2021, RSUs made up 20% of the annual long-term incentive award opportunities for our listed officers, which represented a limited portion of the compensation opportunities for our executive officers. These awards are intended to support our efforts to provide competitive compensation packages to retain executive officers and to reward them for absolute long-term stock price appreciation. RSUs also serve to balance the performance-based nature of PSUs, facilitate stock ownership, and provide a significant incentive to stay with the company. RSUs vest in substantially equal quarterly increments over three years from the grant date. Quarterly vesting of RSUs helps offset the risks inherent in the all-or-nothing 37-month cliff vesting of the PSUs.
Other Aspects of Our Executive Compensation Programs
Update on 2019 Strategic Growth Equity Awards
In early 2019, in connection with Intel’s leadership transition and business transformation, one-time grants of Strategic Growth Equity Awards were made to key members of the company’s senior leadership team—to further incentivize long-term stockholder value creation. Currently, only Mr. Davis and Ms. Rivera hold Strategic Growth Equity Awards that were granted in 2019. Messrs. Swan, Shenoy, and Bryant forfeited awards granted to them in 2019 in their entirety and prior to any shares vesting upon their respective departures.
The Strategic Growth Equity Awards, which consist of an approximately equal mix by target value of performance-based restricted stock units (Performance Units) and performance-based stock options (Performance Options), required substantial stock price appreciation in order to vest and be earned. The Performance Options require 30% stock price appreciation to be exercisable. The stock price goals and associated vesting levels for the Performance Units are provided in the table below:

			2019 Awards
	Performance Requirement	Vesting Level	Stock Price[1]	Market Cap Increase From Date of Grant
Threshold	30% stock price growth	50%	$63.35	$66B
Target	50% stock price growth	100%	$73.10	$110B
Maximum	100% stock price growth	200%	$97.46	$220B
1Stock price growth goals must be sustained for at least 30 consecutive trading days for any awards to be earned, and stock price growth performance between 30% and 100% are interpolated.

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Both the Performance Units and Performance Options have a five-year performance period (i.e., stock price hurdles must be met and sustained for 30 trading days within five years of the performance period commencing on February 1, 2019 for awards to vest or become exercisable). In addition, the Performance Options vest annually over four years and are exercisable only if the stock price hurdle is achieved before the end of the five-year performance period. Any exercisable Performance Options must be exercised within 10 years.

Because Intel’s stock price has yet to achieve the threshold goal required—for both the Performance Units and Performance Options—none of our listed officers have earned any value from the Strategic Growth Equity Awards to date

The Compensation Committee believes that the awards closely align our listed officers’ interests with those of our stockholders, and that the lack of any payout to date demonstrates the rigor of the awards’ performance requirements.
In addition, because the awards use a five-year performance period, the Committee believes that the awards continue to provide Intel’s leadership team with significant incentive to execute against our strategic priorities and drive meaningful stock price appreciation. As of December 31, 2021, two years and one month remain on the performance period for these awards. Intel’s stock price was $51.50 as of that date, requiring 23% appreciation over the remaining two-year period to achieve the threshold level of performance for the Performance Units and for the Performance Options to become exercisable. A high level of execution against our strategic priorities will be required for Intel to create value for stockholders and for these awards to be earned.

Stock Price Growth Goals & Performance

$100
$90
$80
$70
$60
$50
$40
$30
$20
Maximum: $97.46
Intel's all time high, achieved in 2000
Target: $73.10
Threshold: $63.35
Intel's historical high between 2001-2018
Grant Date: $48.73
2017
2018
2019
2020
2021
2022

Update on strategic growth equity awards
Through year-end 2021, nearly three years into five-year performance period:
$0 realized
Substantial stock price appreciation required in remaining two years and one month for awards to be earned:
42% increase for Performance Units to vest at target
23% increase for Performance Options to be exercisable and half of Performance Units to vest

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Post-Employment Compensation Arrangements
Intel does not provide change in control payments or benefits to our executive officers, and generally provides limited post-employment compensation arrangements to our executive officers. To attract and retain the best talent in the technology sector, we have provided for certain post-employment separation payments and benefits to certain listed officers in their offer letters, and certain listed officers have been granted equity awards with acceleration rights in the event of an involuntary termination of employment.
Generally Available
The limited post-employment compensation arrangements made generally available to our executive officers, including the listed officers, consist of:
▪a 401(k) savings plan;
▪a discontinued discretionary company-funded retirement contribution plan, and a company-funded pension plan, each of which is intended to be tax-qualified;
▪a non-tax-qualified supplemental deferred compensation plan for certain highly compensated employees;
▪retirement, death, and disability acceleration provisions for equity awards; and
▪retirement and death provisions under the Annual Cash Bonus Plan.
Retirement Benefits. The Compensation Committee allows the listed officers to participate in post-employment compensation plans to encourage them to save for retirement and to assist the company in retaining the listed officers. The terms governing the retirement or deferred compensation benefits under these plans for the listed officers are the same as those available to other eligible employees in the US.
Intel makes matching contributions up to 5% based on the amount of employee contributions under the 401(k) savings plan. To the extent that the amount of the matching contribution is limited by the Internal Revenue Code of 1986, as amended, Intel credits the additional match amount to the non-tax-qualified supplemental deferred compensation plan. Since January 1, 2015, plan assets contributed for US participants and employer contributions have been participant-directed.
Starting January 1, 2011, the company-funded pension plan was closed to new hires. Effective January 1, 2015, future benefit accruals were frozen for all employees at or above a specific grade level, including all listed officers, and frozen for all employees effective January 1, 2020.
Equity Awards. Our equity awards have the following post-employment provisions:
▪Unvested PSUs are canceled upon termination of employment for any reason other than retirement, death, or disability. In the event of retirement under the Rule of 75 (when the holder’s age and years of service equal at least 75) or reaching age of 60 for grandfathered employees, the number of PSU eligible for accelerated vesting will be prorated by the number of months employed during the 36-month performance period if the retirement occurs within the first calendar year of the grant date; if retirement occurs after the first calendar year, then the PSUs are fully vested. In the event of retirement under the Rule of 75 or reaching age of 60 with five years of service for new employees as of 2019 or employees who did not receive OSUs in 2018 (i.e., non-grandfathered), the number of PSUs eligible for accelerated vesting will be prorated by the number of months employed during the 36-month performance period. PSUs are not settled into shares of our common stock until after the end of the performance period based on actual performance results, even if the holder qualifies for early vesting.
▪RSUs are subject to retirement vesting under the rule of Age 60 or the Rule of 75, but not both. Upon retirement under the rule of Age 60, the holder receives one additional year of vesting for every five years of service. Upon retirement under the Rule of 75, the holder receives one additional year of vesting. Additional years of vesting means that any RSUs scheduled to vest within the number of years from the retirement date determined under the rule of Age 60 or Rule of 75 will be vested on the holder’s retirement date.
▪Upon disability or death, all unvested PSUs and RSUs become 100% vested.
Annual Cash Bonus Plan. The Annual Cash Bonus Plan has the following post-employment provisions, unless the Compensation Committee determines otherwise:
▪In the event a participant retires in accordance with the company’s US retirement eligibility rules, the participant will be eligible for a prorated portion of the annual cash bonus, based on the number of months of employment during the year and payable at the times other participants under the plan receive payout of their annual cash bonus.
▪In the event of a participant’s death, the participant’s spouse, children, or estate will be eligible to receive the annual cash bonus the participant would have otherwise received if the participant had remained employed for the full performance period, payable at the times other participants under the plan receive payout of their annual cash bonus.

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Specific Arrangements
The following listed officers have been granted equity awards with acceleration rights in the event of an involuntary termination of employment or have time-limited, post-employment separation benefits:
▪Mr. Gelsinger’s offer letter provides that in the event his employment is terminated by the company without cause or he resigns for good reason (as each of those terms is defined in Mr. Gelsinger’s offer letter), and he signs and does not revoke a release of claims in favor of Intel, Mr. Gelsinger will receive a severance payment equal to the sum of (i) 18 months of his then-base salary and (ii) 1.5 times his then-target bonus, payable over a period of 18 months in accordance with Intel’s regular payroll practices. In addition, in the event his employment is terminated by the company without cause, including by reason of his death or disability, or he resigns for good reason, in either case within the initial two-year period following his employment start date, and he signs and does not revoke a release of claims in favor of Intel, solely with respect to the equity awards described in his offer letter, he will vest as to an additional 18 months in (x) the time-vesting RSUs and (y) any performance-vesting equity awards that have satisfied the applicable performance conditions as of such date and remain subject solely to time-vesting conditions.
▪Mr. Swan’s RSUs and PSUs granted in August 2018 and January 2019 for his interim CEO service provided that in the event his employment was terminated by the company without cause or he resigned for good reason, the vesting of the RSUs would be accelerated, and Mr. Swan would be eligible to retain the unvested PSUs. These awards accelerated in connection with Mr. Swan’s termination of employment on February 15, 2021. The RSUs were settled in August 2021 and January 2022, and the PSUs were settled following the determination of the achievement of the performance metrics following the end of the applicable performance period. Details of his post-employment equity award treatment are at “Executive Compensation Tables; Other Potential Post-Employment Payments” below on page 106.
▪Mr. Swan’s January 2019 Cash Incentive-Related PSUs provided that in the event his employment was terminated by the company without cause or he resigned for good reason, Mr. Swan would retain the unvested Cash Incentive-Related PSUs if he executed an effective release of claims in favor of Intel. These awards accelerated in connection with Mr. Swan’s termination of employment on February 15, 2021. Details of his post-employment equity award treatment are at “Executive Compensation Tables; Other Potential Post-Employment Payments” below on page 106.
▪Mr. Davis’ offer letter provides that in the event his employment is terminated by the company without cause or he resigns for good reason within the approximately three-year period after April 3, 2019, Mr. Davis will be entitled to receive any unpaid portion of his hiring bonus as well as a severance payment, the value of which declines from $10,000,000 by 1/12th each quarter over such three-year period, subject to his execution of an effective release of claims in favor of Intel.
In connection with Mr. Shenoy’s involuntary termination of employment on July 6, 2021, the company entered into a Separation Agreement and General Release of Claims with him. Pursuant to this agreement, Mr. Shenoy provided a customary release of claims in favor of Intel, reconfirmed his obligations under existing agreements pertaining to confidentiality and intellectual property ownership, and committed to non-disparagement and cooperation provisions, and he received a separation payment of $1,800,000 as well as cash payments for outplacement and healthcare supplemental benefits. Mr. Shenoy forfeited all his outstanding equity awards that were not vested at the time of his termination of employment.
Personal Benefits/Perquisites
Intel provides perquisites to executive officers when the Compensation Committee determines that such arrangements are appropriate and consistent with Intel’s business objectives. Intel offered the listed officers certain financial planning services, health evaluations, and certain transportation costs. In addition, our Board of Directors determined to maintain the personal security for certain listed officers, including Mr. Gelsinger. We do not consider these additional security measures to be a personal benefit for our listed officers, but rather appropriate expenses for the benefit of Intel that arise out of our executives’ employment responsibilities and that are necessary to their job performance as well as their safety and the safety of their families. In determining to authorize these arrangements and expenses, the Board and Compensation Committee have taken specific steps to ensure that such measures are appropriately tailored, including providing enhanced security for certain individuals in response to specific incidents and threats; not providing enhanced security for all executive officers generally; and ensuring that the Board and/or Compensation Committee, comprised solely of independent directors, authorizes continuation of each arrangement (with no executive officer participating in the decision to approve enhanced security measures for himself or herself). The Board and Compensation Committee have a process for periodic oversight of the nature and cost of security measures and will discontinue, adjust, or enhance security arrangements for our executive officers as appropriate.
In connection with hiring Mr. Davis to join Intel in 2019, the Compensation Committee approved providing relocation assistance benefits consistent with company-wide policy for relocation costs. The listed officers are allowed reimbursement of corporate travel card and personal travel agency fees. Other than the personal benefits and perquisites listed above, Intel did not provide any other personal benefits or perquisites to our listed officers in 2021 following their appointment to such roles.
In connection with Mr. Swan’s appointment as our CEO in 2019, the Compensation Committee approved Mr. Swan’s use of a company-owned or engaged private aircraft for personal use up to a maximum of $200,000 per calendar year.

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Other Agreements
Pursuant to a 10-year lease agreement, Mr. Rodgers leases from Intel a residence that it owns for which Mr. Rodgers pays $4,805 a month for rent to Intel. The residence has a monthly, fair rental value of $26,500, with a lease differential amount of $21,695 per month. Under the lease agreement, Mr. Rodgers may purchase the residence during the term of the lease for its fair market value or may purchase the residence at Intel’s cost at the end of the lease. For more details regarding this lease arrangement, see footnote 5 of the “All Other Compensation for 2021” table.
Executive Officer Stock Ownership Guidelines
Purpose
Because the Compensation Committee prioritizes the alignment of management and stockholders’ interests, the Board has set stock ownership guidelines for our executive officers.
Ownership Definition
Unvested PSUs, RSUs, and unexercised stock options do not count toward satisfying these ownership guidelines.
Measurement of Stock Ownership Compliance1
The following is a summary of our robust stock ownership guidelines. Intel’s executive officers must accumulate and hold shares of Intel common stock based on a multiple of base salary within five years of their appointment as an executive officer or promotion. There are internal target thresholds for those executive officers who are on track but have not yet met their stock ownership requirements. Compliance with the stock ownership requirements is measured, and presented to the Board of Directors, at least four times a year, using the average stock price of the 30 days prior to and including the measurement date (Measurement Price), which is the same method used to convert RSUs granted to our listed officers.
As of December 25, 2021, each of our listed officers had either met their respective ownership guideline in advance of the deadline or still had time to do so. The following table lists the specific ownership requirements for our listed officers (other than Messrs. Swan and Shenoy who were neither employees nor executive officers of the company as of December 25, 2021), their status in meeting the guidelines, and their deadlines to meet the current requirements.

Listed Officer	Multiple of Base Salary Requirement	Status	Deadline
Patrick Gelsinger	10x	On track	Feb 2026
Sandra Rivera	5x	Met	July 2026
Steven R. Rodgers	5x	Met	January 2022
George S. Davis	5x	Met	April 2024
Gregory M. Bryant	5x	Met	September 2024
1If the listed officer meets his or her stock ownership requirement at any measurement point, the individual is deemed to satisfy the guideline regardless of any subsequent stock price decline so long as the individual continues to hold at least a number of shares equal to the individual’s guidelines based on the Measurement Price for that measurement date.
Intel Policies Regarding Hedging, Derivatives, “Short Sales”, or Pledging
Intel prohibits directors, listed officers, executives, and all other employees from engaging in short sales or other short-position transactions in Intel stock, transactions in publicly traded options and other derivatives based on the value of Intel common stock, or any hedging and monetization transactions that serve to insulate or mitigate against a potential change in Intel’s stock price, including through the use of financial instruments such as prepaid forwards, equity swaps, collars, and exchange funds. This policy does not restrict ownership of, or transactions related to, company-granted awards, such as PSUs, RSUs, employee stock options, and other securities issued by Intel. Holding Intel stock in a margin account and pledging Intel stock as collateral for a loan is prohibited for directors, executive officers, and other senior executives.
Intel Policies Regarding Clawbacks
Both Intel’s Annual Cash Bonus Plan and equity plans, under which annual incentive cash payments and equity awards, respectively, are made include provisions for seeking the return (clawback) from executive officers of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated. In addition, the equity plans provide that, before seeking recovery, the Compensation Committee must first determine that the applicable executive officer engaged in conduct contributing to the reason for the restatement.

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Report of the Compensation Committee
The Compensation Committee, which is composed solely of independent directors of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of Intel’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in Intel’s 2021 Annual Report on Form 10-K (incorporated by reference) and in this proxy statement.
Compensation Committee, as of March 17, 2022
Dion J. Weisler, Chair
Alyssa H. Henry
Omar Ishrak
Risa Lavizzo-Mourey

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Executive Compensation Tables
The following table lists the annual compensation for our listed officers for fiscal years 2021, 2020, and 2019, except for Mr. Gelsinger and Ms. Rivera who were not listed officers for fiscal years 2020 and 2019.
Summary Compensation Table

Name and Principal Position		Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) [6]	All Other Compensation ($)	Total ($)
Patrick P. Gelsinger	1	2021	1,098,500	1,750,000	140,433,000	29,108,400	5,113,900	685,000	401,600	178,590,400
CEO
Sandra L. Rivera	2	2021	724,400	1,000,000	6,130,200	—	1,813,300	—	130,200	9,798,100
EVP and GM, DCAI
Steven R. Rodgers		2021	850,000	—	6,539,000	—	2,313,700	—	739,900	10,442,600
Former EVP and GC		2020	833,000	—	6,979,000	—	1,640,900	47,000	860,300	10,360,200
		2019	833,000	—	6,122,000	—	1,703,300	54,000	1,076,300	9,788,600
George S. Davis	3	2021	925,000	1,000,000	6,641,200	—	2,315,400	—	43,400	10,925,000
Former EVP, CFO and PAO		2020	900,000	1,000,000	7,088,100	—	1,632,500	—	157,400	10,778,000
		2019	668,200	2,000,000	18,195,900	6,798,000	1,274,000	—	283,000	29,219,100
Gregory M. Bryant		2021	750,000	—	7,662,900	—	1,877,100	—	142,500	10,432,500
Former EVP and GM, CCG		2020	686,800	—	7,633,400	—	1,359,000	6,000	65,400	9,750,600
		2019	635,900	—	9,127,800	2,542,500	1,249,100	18,000	198,300	13,771,600
Navin Shenoy	4	2021	450,800	—	8,378,000	—	63,200	—	2,203,800	11,095,800
Former EVP and GM, DPG		2020	850,000	—	8,941,700	—	1,541,800	16,000	164,500	11,514,000
		2019	850,000	—	15,388,700	6,780,000	1,591,100	—	171,300	24,781,100
Robert H. Swan	5	2021	156,300	—	—	—	—	—	449,000	605,300
Former CEO		2020	1,250,000	—	16,902,000	—	3,696,700	—	540,800	22,389,500
		2019	1,227,300	—	44,622,600	17,100,000	3,682,100	—	303,100	66,935,100
1Mr. Gelsinger joined Intel as CEO in February 2021.
2Ms. Rivera was not a listed officer prior to 2021.
3Mr. Davis joined Intel as CFO in April 2019.
4Mr. Shenoy departed the company on July 6, 2021.
5Mr. Swan ceased being CEO and an executive officer of the company as of February 15, 2021. Mr. Swan was retirement-eligible under our equity program at the time of his termination of employment without cause.
6In 2021, the change in pension value and non-qualified deferred compensation for Mr Gelsinger is tied to the benefits that were earned when he was a former Intel employee prior to 2011. In 2021, the following listed officers had a loss in pension value of the following amounts: Ms. Rivera $(59,000), Mr. Rogers $(28,000), Mr. Bryant $(24,000), and Mr. Shenoy $(16,000).
Bonus. Mr. Gelsinger received his sign-on cash bonus in accordance with his offer letter. Ms. Rivera received her promotion cash award in connection with her new role as General Manager of the Datacenter and AI Group in accordance with her offer letter. Mr. Davis received the final installment of his sign-on cash bonus in accordance with his offer letter.
Equity Awards. Under SEC rules, the values reported in the “Stock Awards” column of the Summary Compensation Table reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), of grants of stock awards to each of the listed officers.
The grant date fair values of the TSR component of the PSUs, strategic growth PSUs granted in 2019, performance-based stock options granted in 2019, cash-incentive related PSUs granted in 2019, and new CEO awards (including the PSUs with a TSR component, strategic growth PSUs, outperformance PSUs, and performance-based stock options) are determined using the Monte Carlo simulation valuation method.
We calculate the grant date fair value of an RSU by taking the average of the high and low trading prices of Intel common stock on the grant date and reducing it by the present value of dividends expected to be paid on Intel common stock before the RSU vests, because we do not pay or accrue dividends or dividend-equivalent amounts on unvested RSUs.

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The grant date fair value of the EPS growth component of the PSUs are determined using the same methodology as for RSUs and applied to the respective target number of PSUs granted.
The following table includes the assumptions used to calculate the aggregate grant date fair value of awards reported for each of 2019, 2020, and 2021, on a grant-date by grant-date basis.

	Assumptions
Grant Date	Award Type[1,2]	Volatility	Expected Life (Years)[3]	Risk-Free Interest Rate	Dividend Yield
1/30/2019	RSU	N/A	3.0	2.5%	2.7%
1/30/2019	PSU- TSR	25.3%	3.0	2.5%	2.7%
1/30/2019	PSU- EPS	N/A	3.0	2.5%	2.7%
2/1/2019	PO	25.5%	N/A	2.7%	2.6%
2/1/2019	PU	25.0%	5.0	2.5%	2.6%
2/1/2019	CIR PSU	N/A	3.0	2.5%	2.7%
3/13/2019	PO	24.8%	N/A	2.6%	2.3%
3/13/2019	PU	25.2%	5.0	2.4%	2.3%
4/3/2019	RSU	N/A	3.0	2.4%	2.3%
4/3/2019	PO	24.5%	N/A	2.5%	2.3%
4/3/2019	PU	25.4%	5.0	2.3%	2.3%
4/9/2019	PO	24.5%	N/A	2.5%	2.3%
4/9/2019	PU	25.3%	5.0	2.3%	2.3%
4/9/2019	PSU- TSR	25.3%	3.0	2.5%	2.7%
4/9/2019	PSU- EPS	N/A	3.0	2.5%	2.7%
10/30/2019	RSU	N/A	3.0	1.7%	2.2%
1/30/2020	PSU-EPS	N/A	3.0	1.4%	2.0%
1/30/2020	PSU-TSR	27.8%	3.0	1.4%	2.0%
1/30/2020	RSU	N/A	3.0	1.5%	2.0%
1/30/2021	PSU-EPS	N/A	3.0	0.2%	2.5%
1/30/2021	PSU-TSR	40.5%	3.0	0.2%	2.5%
1/30/2021	RSU	N/A	3.0	0.1%	2.5%
2/15/2021	TSR PSU	40.3%	3.0	0.2%	2.3%
2/15/2021	RSU	N/A	3.0	0.1%	2.3%
2/15/2021	Perf SO	29.3%	N/A	1.2%	2.3%
2/15/2021	OUT PSU	33.8%	5.0	0.5%	2.3%
2/15/2021	SG PSU	33.8%	5.0	0.5%	2.3%
3/22/2021	Invest RSU	N/A	3.0	0.1%	2.1%
1The Award types are as follows:

RSU	Restricted Stock Units	Perf SO	Performance-based stock options granted to our new CEO
PSU - TSR	Annually granted PSUs with a relative TSR performance condition	OUT PSU	Outperformance PSUs granted to our new CEO
PSU-EPS	Annually granted PSUs with an EPS performance condition	TSR PSU	PSUs with a relative TSR performance condition granted to our new CEO
PO	Performance-based stock options granted in 2019	SG PSU	Strategic growth PSUs granted to our new CEO
PU	Strategic growth PSUs granted in 2019	Invest RSU	Matching RSUs granted to our new CEO
CIR PSU	Cash Incentive-Related PSUs
2The Monte Carlo simulation valuation for the PSU – TSR awards and TSR PSU awards assumed a stock price volatility for the S&P 500 IT Index and a correlation coefficient between Intel and the S&P 500 IT Index over the Volatility Period, as follows:

Grant Date	Volatility Period	Volatility	Correlation Coefficient
1/30/2019	2.9	17.7%	0.6931
4/9/2019	3.0	15.4%	0.6569
1/30/2020	2.9	18.8%	0.6762
1/30/2021	2.9	29.3%	0.7325
2/15/2021	3.0	29.1%	0.7332
3For PSUs and RSUs, this reflects the three year vesting period from the grant date. For PUs, the expected life is based on the performance period running from the grant date through February 1, 2024, and therefore is slightly less than five years for PUs granted after February 1, 2019. For POs and Perf SO, no single assumption is used and the expected life calculated in Monte Carlo simulations is assumed based on the midpoint between the later of the vesting period or the time until the stock hurdle is achieved under each simulation, and the ten year term of the option.

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The table below sets forth the grant date fair value for the performance-related EPS growth component of the annual PSUs granted in 2021, determined in accordance with FASB ASC Topic 718 principles (i) based on the probable outcome at target of the performance-related component as of the grant date, (ii) based upon achieving the maximum level of performance under the performance-related component in 2021, and (iii) based on the grant date fair value.

Name		Award Type	Target Outcome of Performance-Related Component Grant Date Fair Value ($) [1]	Maximum Outcome of Performance-Related Component Grant Date Fair Value ($)[1]	Target Outcome of Performance-Related Component Grant Date Number of Shares (#)	Maximum Outcome of Performance-Related Component Grant Date Number of Shares (#)
Patrick P. Gelsinger	2	Annual Award PSU-EPS	—	—	—	—
Sandra L. Rivera		Annual Award PSU-EPS	2,232,300	4,464,700	43,473	86,946
Steven R. Rodgers		Annual Award PSU-EPS	2,381,200	4,762,400	46,372	92,744
George S. Davis		Annual Award PSU-EPS	2,418,400	4,836,800	47,096	94,192
Gregory M. Bryant		Annual Award PSU-EPS	2,790,500	5,580,900	54,342	108,684
Navin Shenoy	3	Annual Award PSU-EPS	3,722,900	7,445,800	59,414	118,828
Robert H. Swan	4	Annual Award PSU-EPS	—	—	—	—
1The number of shares in the table above represent the target and the maximum number of shares that each listed officer could receive based on assumptions as of the grant date. However, the value ultimately received by the executives is dependent upon Intel’s stock price at the time of payout (as well as the satisfaction of the performance conditions).
2Mr. Gelsinger joined the company on February 15, 2021 and did not receive the annual PSU grant in 2021.
3Mr. Shenoy departed the company on July 6, 2021.
4Mr. Swan departed the company on February 15, 2021 and did not receive the annual PSU grant in 2021.

Non-Equity Incentive Plan Compensation. The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table include annual incentive cash payments made under the Annual Cash Bonus Plan and the quarterly incentive cash program. The allocation of payments was as follows:

Name	Year	Annual Incentive Cash Payments[1] ($)	Quarterly Incentive Cash Payments ($)	Total Incentive Cash Payments ($)
Patrick P. Gelsinger	2021	4,904,300	209,600	5,113,900
Sandra L. Rivera	2021	1,705,400	107,900	1,813,300
Steven R. Rodgers	2021	2,182,900	130,800	2,313,700
	2020	1,509,400	131,500	1,640,900
	2019	1,564,400	138,900	1,703,300
George S. Davis	2021	2,177,500	137,900	2,315,400
	2020	1,494,900	137,600	1,632,500
	2019	1,162,000	112,000	1,274,000
Gregory M. Bryant	2021	1,765,500	111,600	1,877,100
	2020	1,254,000	105,000	1,359,000
	2019	1,149,200	99,900	1,249,100
Navin Shenoy	2021	—	63,200	63,200
	2020	1,411,900	129,900	1,541,800
	2019	1,453,900	137,200	1,591,100
Robert H. Swan	2021	—	—	—
	2020	3,460,400	236,300	3,696,700
	2019	3,436,600	245,500	3,682,100
1Payments include amounts, if any, adjusted up to 20% for individual performance. For 2021, no adjustments were made.

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Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Amounts reported represent the actuarial change of the benefit that the listed officers (other than Messrs. Davis and Swan) have in the tax-qualified pension plan and, for certain individuals, the supplemental benefit under the plan that offsets certain amounts under the non-qualified deferred compensation plan. Year-to-year differences in the present value of the accumulated benefit arise mainly from changes in the interest rate used to calculate present value and the participant’s age approaching 65. The listed officers generally had an overall decrease in 2021 compared to 2020 because the interest rate used to calculate present value increased from 2.5% for 2020 to 2.9% for 2021. Prior to 2011, when Mr. Gelsinger was a former Intel employee, he was a participant in the tax-qualified pension plan and the supplemental benefit. Upon rehire in 2021, Mr. Gelsinger is not eligible for additional pension benefits. Messrs. Davis and Swan are not eligible for pension benefits, as they were hired after January 1, 2011. Ms. Rivera and Mr. Rodgers are participants in the tax-qualified pension plan and the supplemental benefit. Messrs. Bryant and Shenoy are participants in the tax-qualified pension plan but elected not to participate in the supplemental benefit. For more information about the pension plan benefits, see below under “Pension Benefits for Fiscal Year 2021” on page 104.
All Other Compensation for 2021. The amounts in the “All Other Compensation” column of the Summary Compensation Table include tax-qualified discretionary company contributions credited under the retirement contribution component of the 401(k) savings plan and matching company contributions to the plan, discretionary company contributions credited under the retirement contribution component of the non-qualified deferred compensation plan and matching company contributions to the plan, tax gross-ups, and payments for perquisites, as detailed in the table below. Perquisites for 2021 include financial planning, eligibility for health evaluations, company-provided transportation (including commuting), security, housing, corporate travel card fees, and company-matched charitable contributions.

Name	Year	Retirement Plan Contributions[1] ($)	Deferred Compensation Plan Contributions[2] ($)	Tax Gross-Ups[3] ($)	Financial Planning and Physicals ($)	Company-Provided Transportation[4] ($)	Housing[5] ($)	Other[6] ($)
Patrick P. Gelsinger	2021	14,500	31,300	—	24,300	48,700	—	282,800
Sandra L. Rivera	2021	14,500	88,600	200	26,000	—	—	900
Steven R. Rodgers	2021	14,500	110,500	261,100	24,300	—	313,000	16,500
George S. Davis	2021	14,500	—	—	18,500	—	—	10,400
Gregory M. Bryant	2021	14,500	91,600	—	26,000	—	—	10,400
Navin Shenoy	2021	14,200	—	—	16,000	—	—	2,173,600
Robert H. Swan	2021	14,500	—	—	6,000	116,000	—	312,500
1Amounts included in the retirement plan contributions column become payable only upon the earliest to occur of retirement, termination of employment, disability, or death (receipt may be deferred following retirement or termination of employment but no later than reaching age 70 1/2).
2Amounts included in the deferred compensation plan contributions column will be paid to the listed officers after a fixed period of years or upon termination of employment, in accordance with irrevocable elections made in the calendar year before the calendar year in which that compensation is deferred.
3Amounts included in the tax gross-ups column for Ms. Rivera represent equalization payments to offset taxes imposed on recognition awards she received prior to her becoming a listed officer. Amounts for Mr. Rodgers represent equalization payments to offset taxes imposed on his housing benefits described below.
4For company-provided aircraft, the amount reported for Mr. Swan represents the cost per flight hour of the aircraft less amounts reimbursed by the listed officer. For other company-provided transportation costs, the amount reported for Mr. Gelsinger represents the cost to Intel or, with respect to arrangements that are utilized both in business and non-business contexts, an allocation of the cost to Intel of the non-business component of such arrangements.
5Following a law enforcement investigation of threats of violence and stalking of Mr. Rodgers and his family in retaliation for performing his duties to the company, and upon advice of an independent security contractor, the company determined it was in its interest to request that Mr. Rodgers move to a more secure residence under an arrangement that is cost neutral to Mr. Rodgers in comparison to his previous residence. As a result, the amounts for Mr. Rodgers represent the cost to Intel of a residence that it owns and leases to Mr. Rodgers, less rent paid by Mr. Rodgers. Under the agreement, Mr. Rodgers may purchase the residence during the term of the lease for its fair market value or may purchase the residence at Intel’s cost at the end of the lease. This option preserves Mr. Rodgers’ opportunity to purchase his primary residence, which he otherwise would have foregone by moving to an Intel-owned residence at the company’s request.
6Amounts represent payments to Mr. Gelsinger ($22,900) for payments received under Intel’s broad-based retirement programs; payments to Mr. Gelsinger ($300), Mr. Rodgers ($600), Mr. Davis ($600), and Mr. Bryant ($400), for corporate travel cards; payments to Ms. Rivera ($300) for health and welfare services, consistent with company-wide policy; payments to Ms. Rivera ($600) for recognition awards and company brand merchandise received prior to her being a listed officer; payments to Mr. Gelsinger ($257,100) and Mr. Rodgers ($5,900) for residential security; and payments made by the Intel Foundation for matching charitable contributions on behalf of Mr. Gelsinger ($2,500), Mr. Rodgers ($10,000), Mr. Davis ($9,800), Mr. Bryant ($10,000) and Mr. Shenoy ($1,000), in line with the guidelines of Intel’s employee charitable matching gift program and donation campaigns. Amounts to Mr. Swan also include cash payments representing accrued but unused vacation ($192,300), accrued but unused sabbatical ($110,600), and holiday pay ($9,600). Amounts for Mr. Shenoy also include cash payments representing separation payments ($1,800,000), accrued but unused vacation ($134,600), accrued but unused sabbatical ($185,100), outplacement ($22,500), healthcare supplemental ($23,700), and holiday pay ($6,700).
Grants of Plan-Based Awards in Fiscal Year 2021
The following table presents equity awards granted under the 2006 Equity Incentive Plan and awards granted under our Annual Cash Bonus Plan and quarterly incentive cash payments in 2021. Under SEC rules, the values reported in the “Grant Date Fair Value of Stock Awards” column reflect the grant date fair value of grants of stock awards determined under accounting standards applied by Intel, as discussed above.

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Grants of Plan-Based Awards in Fiscal Year 2021 Table

						Estimated Future Payouts Under Non-Equity Incentive Plans		Estimated Future Payouts Under Equity Incentive Plans[2]		All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)[3]
Name			Grant Date	Approval Date	Award Type[1]	Target ($)[3]	Maximum ($)	Target (#)	Maximum (#)
	Patrick P. Gelsinger		2/15/2021	2/11/2021	RSU					421,620		25,107,500
			2/15/2021	2/11/2021	Perf SO			2,083,638	2,083,638		61.81	29,108,400
			2/15/2021	2/11/2021	TSR PSU			368,965	737,930			25,469,700
			2/15/2021	2/11/2021	OUT PSU			3,275,199	6,550,398			45,721,800
			2/15/2021	2/11/2021	SG PSU			457,789	915,578			34,224,300
			3/22/2021	2/11/2021	Invest RSU					156,764		9,909,700
					Annual Cash	3,437,500	6,875,000
					Quarterly Cash	209,600
	Sandra L. Rivera		1/30/2021	1/12/2021	PSU-EPS			43,473	86,946			2,232,300
			1/30/2021	1/12/2021	PSU-TSR			43,474	86,948			2,724,100
			1/30/2021	1/12/2021	RSU					21,737		1,173,800
					Annual Cash	1,195,300	2,390,600
					Quarterly Cash	107,900
	Steven R. Rodgers		1/30/2021	1/12/2021	PSU-EPS			46,372	92,744			2,381,200
			1/30/2021	1/12/2021	PSU-TSR			46,372	92,744			2,905,700
			1/30/2021	1/12/2021	RSU					23,186		1,252,100
					Annual Cash	1,530,000	3,060,000
					Quarterly Cash	130,800
	George S. Davis		1/30/2021	1/12/2021	PSU-EPS			47,096	94,192			2,418,400
			1/30/2021	1/12/2021	PSU-TSR			47,097	94,194			2,951,100
			1/30/2021	1/12/2021	RSU					23,549		1,271,700
					Annual Cash	1,526,300	3,052,600
					Quarterly Cash	137,900
	Gregory M. Bryant		1/30/2021	1/12/2021	PSU-EPS			54,342	108,684			2,790,500
			1/30/2021	1/12/2021	PSU-TSR			54,342	108,684			3,405,100
			1/30/2021	1/12/2021	RSU					27,171		1,467,300
					Annual Cash	1,237,500	2,475,000
					Quarterly Cash	111,600
	Navin Shenoy		1/30/2021	1/12/2021	PSU-EPS			59,414	118,828			3,722,900
			1/30/2021	1/12/2021	PSU-TSR			59,414	118,828			3,050,900
			1/30/2021	1/12/2021	RSU					29,707		1,604,200
					Annual Cash	1,443,800	2,887,600
					Quarterly Cash	63,200
[4]	Robert H. Swan	4			Annual Cash	—	—
					Quarterly Cash	—
1The Award types are as follows: RSU - restricted stock units; PSU - TSR - annually granted PSUs with a relative TSR performance condition; PSU - EPS - annually granted PSUs with an EPS performance condition; Perf SO- performance-based stock options granted to our new CEO; OUT PSU- outperformance PSUs granted to our new CEO; TSR PSU - PSUs with a relative TSR performance condition granted to our new CEO; SG PSU- strategic growth PSUs granted to our new CEO; and Invest RSU - matching RSUs granted to our new CEO.

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2The “Estimated Future Payouts Under Equity Incentive Plans” columns represent the target and maximum number of shares that could be received by each listed officer, however, the value ultimately received by the listed officer is dependent upon Intel’s stock price at the time of payout (as well as satisfaction of the performance conditions). There is no minimum number of shares that can be earned for the Annual PSUs (PSU-EPS and PSU-TSR) granted in 2021.
3Amounts reported as “Target” in the “Annual Cash” rows are the listed officer’s annual incentive cash target, and the amounts reported as “Target” in the “Quarterly Cash” rows are the listed officer’s 2021 aggregate quarterly incentive cash payment. Actual 2021 annual incentive cash payments are reported in the table under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. There is no threshold amount for the Annual Cash or Quarterly Cash Awards granted in 2021.
4Mr. Swan left the company on February 15, 2021. He did not receive annual PSU and RSU grants and he was not eligible for Annual Cash and Quarterly Cash.
Annual PSU Awards. PSUs granted to the listed officers in 2021 have a three-year performance period, measured over the 36 months beginning with the first day of the fiscal year of the grant date, and vest on January 31, 2024, subject to certification by the Compensation Committee of the performance results.
The number of shares of Intel common stock to be received at vesting will range from 0% to 200% of the target amount, based on the relative TSR of Intel common stock measured against the median TSR of the S&P 500 IT Index over a three-year period and three-year cumulative EPS growth rate compared to a target established by the Compensation Committee at the time the PSUs are granted. For PSUs granted to listed officers in 2021, the payout percentage or multiplier at which PSUs convert into shares will be based on the results of the following two metrics added together.
▪Relative TSR—50% of the target number of shares: if Intel’s TSR is within 1% of the peer group’s TSR, PSUs convert into shares at target number for this metric; if Intel underperforms the S&P 500 IT Index, the percentage at which the PSUs convert into shares for this metric will be reduced from 100% at a rate of 4-to-1 (a 4-percentage-point reduction in units for each percentage point of under-performance); if Intel’s TSR is more than 25 percentage points below the TSR of the S&P 500 IT Index, no shares will be issued for this metric; and if Intel outperforms the S&P 500 IT Index, the percentage at which the PSUs convert into shares for this metric will be increased from 100%, at a rate of 4-to-1 (a 4-percentage-point increase in units for each percentage point of over-performance), with a maximum percentage of 200%. TSR is a measure of stock price appreciation plus any dividends paid during the performance period.
▪Cumulative EPS Growth—50% of the target number of shares: if Intel’s cumulative EPS growth rate for the three-year performance period is 100% of the target EPS growth rate established by the Compensation Committee at the time of PSU grant, then the PSUs convert into shares at target number for this metric. For every percentage point the three-year cumulative EPS growth rate is below the EPS growth target it will pay out 17.2% less than target for this metric. For every percentage point the growth rate exceeds the EPS growth target, the payout for this metric will increase 30.3% not to exceed 200%.
In 2021, annual equity awards granted to the listed officers were composed of 80% PSUs and 20% RSUs of the approved target value.
Annual RSU Awards. RSUs granted to the listed officers in 2021 vest on a quarterly basis over the three years following the grant date.
Annual Cash Bonus Plan. Payout under the Annual Cash Bonus Plan ranges from 0-200% of the listed officer’s target opportunity. For more details regarding our Annual Cash Bonus Plan, see “Compensation Discussion and Analysis; 2021 Compensation of Our Listed Officers; 2021 Cash Compensation; Annual Incentive Cash Compensation” beginning on page 83.
Quarterly Incentive Cash Program. For more details regarding our quarterly incentive cash program, see “Compensation Discussion and Analysis; 2021 Compensation of Our Listed Officers; 2021 Cash Compensation; Quarterly Incentive Cash Compensation” on page 87.

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Stock Option Exercises and Stock Vested in Fiscal Year 2021
The following table provides information on listed officers’ stock option exercises and vesting of RSUs, Outperformance Stock Units granted in 2018 (OSUs), and PSUs during fiscal year 2021.

			Option Awards		Stock Awards
Name		Grant Type	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Total Value Realized on Exercise and Vesting ($)
Patrick P. Gelsinger		Option
		RSU			144,596	7,674,000	7,674,000
		OSU
Total			—	—	144,596	7,674,000	7,674,000
Sandra L. Rivera		Option
		RSU			26,639	1,446,300	1,446,300
		OSU			—	—	—
Total			—	—	26,639	1,446,300	1,446,300
Steven R. Rodgers		Option
		RSU			24,602	1,338,000	1,338,000
		OSU			—	—	—
Total			—	—	24,602	1,338,000	1,338,000
George S. Davis		Option
		RSU			74,935	4,203,700	4,203,700
		OSU
Total			—	—	74,935	4,203,700	4,203,700
Gregory M. Bryant		Option
		RSU			30,053	1,630,200	1,630,200
		OSU			—	—	—
Total			—	—	30,053	1,630,200	1,630,200
Navin Shenoy		Option
		RSU			15,421	881,100	881,100
		OSU			—	—	—
Total			—	—	15,421	881,100	881,100
Robert H. Swan	[1]	Option
		RSU			25,984	1,540,400	1,540,400
		PSU			275,846	15,148,900	15,148,900
		OSU			—	—	—
Total			—	—	301,830	16,689,300	16,689,300
1For details regarding Mr. Swan’s equity vesting upon his termination of employment, see “Other Potential Post-Employment Payments; Treatment of Mr. Swan’s Equity Awards Upon Termination of Employment” on page 108.
2018–2021 OSU Payout. In 2021, the payout for three-year performance period OSUs granted in 2018 was 0%. The sole performance metric for the OSUs was relative TSR measured against the S&P 500 IT Index. Intel’s TSR was 8.2%, which was 89.4 percentage points below the median TSR of the S&P 500 IT Index of 97.6% over the performance period. Consequently, none of the 2018 OSUs were earned and all the awards were forfeited.

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Outstanding Equity Awards at Fiscal Year-End 2021
The following table provides information regarding outstanding equity awards held by the listed officers as of December 25, 2021. Unless otherwise specified, market value for stock awards (PSUs, RSUs, and Options) is determined by multiplying the number of shares by the closing price of Intel common stock on Nasdaq on the last trading day of the fiscal year (December 23, 2021).

	Stock Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options Unexercisable and Unearned (#)[1]	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercised Options ($)[2]	Grant Date	Award[3]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested[3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Patrick P. Gelsinger	2/15/2021		2,083,638	61.81	2/15/2031	—	2/15/2021	RSU	316,215	16,225,000
							3/22/2021	Invest RSU	117,573	6,032,700
							2/15/2021	TSR PSU			368,965	18,931,600
							2/15/2021	OUT PSU			3,275,199	168,050,500
							2/15/2021	SG PSU			457,789	23,489,200
Total			2,083,638			—			433,788	22,257,700	4,101,953	210,471,300
Sandra L. Rivera	3/13/2019		225,000	54.11	3/13/2029	—	1/30/2019	RSU/PSU	1,642	84,300	78,826	4,044,600
							3/13/2019	PU			56,250	2,886,200
							7/31/2019	RSU	5,010	257,100
							1/30/2020	RSU/PSU	8,102	415,700	77,774	3,990,600
							1/30/2021	RSU/PSU	16,303	836,500	86,947	4,461,300
Total			225,000			—			31,057	1,593,600	299,797	15,382,700
Steven R. Rodgers							1/30/2019	RSU/PSU	2,236	114,700	107,338	5,507,500
							1/30/2020	RSU/PSU	8,642	443,400	82,959	4,256,600
							1/30/2021	RSU/PSU	17,389	892,200	92,744	4,758,700
Total									28,267	1,450,300	283,041	14,522,800
George S. Davis	4/3/2019		600,000	55.44	4/3/2029	—	4/3/2019	RSU	31,014	1,591,300
							4/3/2019	PU			150,000	7,696,500
							1/30/2020	RSU/PSU	8,777	450,300	84,256	4,323,200
							1/30/2021	RSU/PSU	17,662	906,200	94,193	4,833,000
Total			600,000			—			57,453	2,947,800	328,449	16,852,700
Gregory M. Bryant	3/13/2019		225,000	54.11	3/13/2029	—	1/30/2019	RSU/PSU	1,922	98,600	92,243	4,733,000
							3/13/2019	PU			56,250	2,886,200
							10/30/2019	RSU	6,391	327,900
							1/30/2020	RSU/PSU	9,452	485,000	90,737	4,655,700
							1/30/2021	RSU/PSU	20,378	1,045,600	108,684	5,576,600

Total			225,000			—			38,143	1,957,100	347,914	17,851,500
Navin Shenoy[4]
Total
Robert H. Swan							1/30/2019	PSU			12,579	645,400
							1/30/2019	PSU			259,957	13,338,400
							1/30/2020	PSU			200,916	10,309,000
Total											473,452	24,292,800
1The Options vest in four equal installments, with the first vesting commencing on the first anniversary of the grant date, the second vesting on February 1, 2021, the third vesting on February 1, 2022, and the last vesting on February 1, 2023, and become exercisable only upon achieving the threshold stock price hurdle and maintaining the price for 30 consecutive trading days by February 1, 2024. The Options have a ten year expiration date.
2The Market Value of Unexercised Options is determined by multiplying the number of unvested stock options by the closing price of Intel common stock on Nasdaq on the last trading day of the fiscal year (December 23, 2021) minus the option’s exercise price.

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3RSUs, PSUs, Performance Units (PU), New CEO Performance Stock Options (Perf SO), New CEO Strategic Growth PSUs (SG PSU), New CEO TSR PSUs (TSR PSU), New CEO Outperformance PSUs (OUT PSU), and New CEO Investment RSUs (Invest RSU) are shown at their target amount. Unless otherwise noted and in each case, subject to continued employment through the applicable vest dates:
▪The RSUs vest quarterly over a three-year period from the grant date.
▪The PSUs have a three-year performance period from the start of the fiscal year of the grant date and will vest based on Intel’s TSR performance relative to the S&P 500 IT Index (50%) and Intel’s cumulative EPS growth against an EPS growth target over the three-year performance period (50%) at the end of the 37th month anniversary of the start of the performance period.
▪The Performance Units will vest based on certain stock price hurdles over a five-year period and 50% of any vested PSUs will be settled on February 1, 2022 and the remaining vested PSUs will be settled on February 1, 2024.
▪The Perf SOs vest in four equal installments, with the first vesting commencing on the first anniversary of the grant date, the second vesting on the second anniversary of the grant date, the third vesting on the third anniversary of the grant date, and the last vesting on the fourth anniversary of the grant date, and become exercisable only upon achieving the threshold stock price hurdle and maintaining the price for 30 consecutive trading days by February 15, 2026. The Perf SO have a ten year expiration date.
▪The TSR PSUs have a three-year performance period from the start of the fiscal year of the grant date and will vest based on Intel’s TSR performance relative to the S&P 500 IT Index over a three-year performance period.
▪The OUT PSUs will vest based on certain stock price hurdles over a five-year period. 50% of any earned shares will be eligible to vest on the third anniversary after the grant date, the remainder of earned shares will vest on the fifth anniversary of the grant date.
▪The SG PSUs will vest based on certain stock price hurdles over a five-year period. 50% of any earned shares will be eligible to vest on the third anniversary after the grant date, the remainder of earned shares will vest on the fifth anniversary of the grant date.
▪The Invest RSUs vest quarterly over a three-year period from the grant date.
4Mr. Shenoy departed the company on July 6, 2021 and forfeited all of his outstanding equity awards.
Pension Benefits for Fiscal Year 2021
The following table shows the estimated present value of accumulated pension benefits for the listed officers.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit[1,2] ($)	Payments During Last Fiscal Year ($)
Patrick P. Gelsinger	Pension Plan	N/A	1,683,000	22,900
Sandra L. Rivera	Pension Plan	N/A	78,000	—
Steven R. Rodgers	Pension Plan	N/A	206,000	—
George S. Davis	Pension Plan	N/A	—	—
Gregory M. Bryant	Pension Plan	N/A	—	—
Navin Shenoy	Pension Plan	N/A	—	—
Robert H. Swan	Pension Plan	N/A	—	—
1Until distribution, these benefits are also reflected in the listed officer’s balance reported in the Non-Qualified Deferred Compensation table. The amounts of these tax-qualified pension plan arrangements are not tied to years of credited service. Upon termination, the amount that the listed officer receives under the non-qualified deferred compensation plan will be reduced by the amount received under the tax-qualified pension plan arrangement. Messrs. Davis and Swan are not eligible for pension benefits as they were hired after January 1, 2011.
2Mr. Gelsinger has pension benefits, which were earned when he was a former Intel employee prior to 2011.
The US Intel Minimum Pension Plan is a tax-qualified defined benefit plan with two components. The first component provides participants with retirement income that is determined by a pension formula based on final average compensation, Social Security-covered compensation, and length of service upon separation not to exceed 35 years. It provides pension benefits only if the annuitized value of a participant’s account balance in Intel’s tax-qualified retirement contribution plan is less than the pension plan benefit, in which case the pension plan funds a net benefit that makes up the difference. As of December 25, 2021, Ms. Rivera and Mr. Rodgers’ amounts included in the table above were associated with this component. Effective January 1, 2015, compensation earned and service accruals were frozen as of December 31, 2014 in the US Intel Minimum Pension Plan for all employees at or above a specific grade level, including all listed officers.
The second component is an arrangement under which pension benefits offset amounts that otherwise would be paid under the non-qualified deferred compensation plan described below. Employees who were participants in the non-qualified deferred compensation plan as of December 31, 2003 were able to consent to a one-time change to the non-qualified deferred compensation plan’s benefit formula. This change reduces the employee’s distribution amount from the non-qualified deferred compensation plan by the lump sum value of the employee’s tax-qualified pension plan arrangement at the time of distribution. Each participant’s pension plan arrangement was established as a fixed single life annuity amount based on assumed retirement at age 65. Each participant’s benefit was set based on a number of elements, including his or her non-qualified deferred compensation plan balance as of December 31, 2003, IRS pension rules that consider age and other factors, and limits that Intel sets for equitable administration. Mr. Gelsinger elected to participate when he was a former Intel employee. Messrs. Davis and Swan were not eligible to participate in these arrangements, and Messrs. Bryant and Shenoy elected not to participate.

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The benefit under both components of the plan are frozen, and accordingly, year-to-year differences in the present value of the accumulated benefit arise mostly from changes in the interest rate used to calculate present value and the participant’s age becoming closer to age 65. We calculated the present value assuming that the listed officers will remain in service until age 65, using the interest rate and other assumptions used by Intel for financial statement accounting, as reflected in Note 17 to the financial statements in our 2021 Annual Report on Form 10-K for the year ended December 25, 2021. An officer who terminates service before age 65 can elect to receive his or her benefits at any time following termination of employment, but not later than age 65. If such officer works past age 65, then his or her benefits must start upon termination of employment. Distributions before age 55 may be subject to a 10% federal penalty tax.
Non-Qualified Deferred Compensation for Fiscal Year 2021
The following table shows the non-qualified deferred compensation activity for each listed officer during fiscal year 2021.

Name	Executive Contributions in Last Fiscal Year[1] ($)	Intel Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings (Losses) in Last Fiscal Year[3] ($)	Aggregate Balance at Last Fiscal Year-End[4] ($)
Patrick P. Gelsinger	31,300	31,300	700	32,000
Sandra L. Rivera	1,171,100	88,600	1,128,700	7,524,300
Steven R. Rodgers	967,200	110,500	385,700	7,515,400
George S. Davis [5]	—	—	—	—
Gregory M. Bryant	107,800	91,600	227,700	1,168,400
Navin Shenoy	914,700	—	1,668,400	11,053,300
Robert H. Swan	2,657,800	—	2,278,100	15,552,800
1Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2021.
2These amounts, which accrued during fiscal year 2021 and were credited to the participants’ accounts in 2022, are included in the Summary Compensation Table in the “All Other Compensation” column for 2021.
3These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.
4These amounts are as of December 31, 2021 and do not take into account the amounts in the “Intel Contributions in Last Fiscal Year” column in the table above that were accrued during fiscal year 2021 but were credited to the participants’ accounts in 2022. The following amounts are included in the fiscal year-end balance and previously were reported as compensation to the listed officers in the Summary Compensation Table for 2016 through 2021 (except for Mr. Shenoy, who was not a listed officer prior to 2017; Mr. Rodgers, who was not a listed officer in 2019 or prior to 2018; and Messrs. Davis and Bryant, who were not listed officers prior to 2019 and Mr. Gelsinger and Ms. Rivera, who were not listed officers prior to 2021): Ms. Rivera, $1,224,400; Mr. Rodgers, $2,711,000; Mr. Bryant, $61,300; Mr. Shenoy, $2,927,400; and Mr. Swan, $5,141,800.
5Mr. Davis did not elect to defer into the plan in 2021.
Intel will distribute the balances reported in the Non-Qualified Deferred Compensation table (plus any future contributions or earnings) to the listed officers in the manner that the officers have chosen under the plan’s terms. Some balances reported in the table above include the offset amount that the employee would receive under the tax-qualified pension plan arrangement; the actual amount distributed under this plan will be reduced by the benefit under the pension plan arrangement. See the Pension Benefits table for these amounts.
The following table summarizes the total contributions made by the participant and Intel, including gains, losses, and distributions attributable to such contributions, that were previously reported (or that would have been reported had the participant been a listed officer for all years) in the Summary Compensation Table over the life of the plan. The amounts in the table are as of December 31, 2021 and do not take into account any amounts that were accrued during fiscal year 2021 but were credited to the participants’ accounts in 2022.

Name	Aggregate Executive Deferrals over Life of Plan ($)	Aggregate Intel Contributions over Life of Plan ($)
Patrick P. Gelsinger	32,000	—
Sandra L. Rivera	6,961,900	562,400
Steven R. Rodgers	6,315,100	1,200,300
George S. Davis	—	—
Gregory M. Bryant	316,900	851,500
Navin Shenoy	9,985,800	1,067,500
Robert H. Swan	14,808,900	743,900

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Intel’s non-qualified deferred compensation plan allows certain highly compensated employees, including listed officers, to defer up to 60% of their salary and up to 75% of their annual incentive cash payment. Gains on equity compensation are not eligible for deferral. Beginning in 2020, Intel began making matching contributions on employee deferrals into the plan. Matching contributions are 100% vested. All listed officers who made deferral contributions received matching contributions. Mr. Davis did not elect to defer into the plan, so he did not receive matching contributions. For 2019 and earlier, Intel made company contributions to the employee’s account representing the portion of Intel’s retirement contribution on eligible compensation (consisting of base salary and annual and quarterly incentive cash payments) earned in excess of the tax code annual compensation limit. These company contributions are subject to the 6-year graded vesting provisions in the retirement contribution plan. In addition, these contributions vest upon death, disability, or reaching age 60. All listed officers are fully vested in the value of company contributions, as they have each completed more than six years of service or reached the age of 60. Mr. Davis was not eligible for company contributions, as he joined Intel in April 2019.
Employment Contracts and Change in Control Arrangements
All of Intel’s listed officers are employed at will, and, other than Messrs. Gelsinger and Davis, without employment agreements or offer letters (subject only to the effect of local labor laws), and we do not maintain any payment arrangements that would be triggered by a “change in control” of Intel. Messrs. Gelsinger and Davis have time-limited severance benefits in the event of a termination of employment without cause by Intel or his resignation for good reason. In addition, Mr. Swan had equity awards whose vesting accelerated upon his termination of employment without cause by Intel. See “Compensation Discussion and Analysis; Other Aspects of Our Executive Compensation Programs; Post-Employment Compensation Arrangements” on page 92 for the details of these arrangements with Messrs. Gelsinger, Davis, and Swan.
Other Potential Post-Employment Payments
SEC rules require companies to report the amounts of benefits that are triggered by termination of employment. These amounts are reported in the following tables under the heading “Payment/Benefit.” As noted above, we do not maintain arrangements for listed officers that are triggered by a change in control.
The table below reports the value of payments and benefits available to each of the listed officers upon the following specified events: voluntary separation or retirement, involuntary termination, or death or disability, assuming that the triggering events occurred on December 25, 2021, based on the price per share of Intel common stock on the last trading day of the fiscal year ($51.31 on December 23, 2021), except for Messrs. Swan and Shenoy, for whom the table reports what they received in connection with their departure from the company (on February 15, 2021 for Mr. Swan and on July 6, 2021 for Mr. Shenoy). In addition to being subject to company-wide equity retirement provisions, Mr. Swan had accelerated vesting provisions in certain equity awards in the event of a termination of employment without cause by Intel. Messrs. Gelsinger and Davis are the only listed officers with a severance payment provided in their offer letters in the event of an involuntary termination of employment (termination without cause by Intel or for good reason by the executive). Amounts actually received if any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, the company’s stock price, the listed officer’s age, performance under the terms of applicable performance-based awards, and any changes to our benefit arrangements and policies. We also detail what Mr. Swan received in connection with his termination of employment without cause as of February 15, 2021 below in “Treatment of Mr. Swan’s Equity Awards Upon Termination of Employment” on page 108.

106	Executive Compensation Tables | 2022 PROXY STATEMENT

Amounts shown do not include (i) benefits earned during the term of the listed officer’s employment that are available to all benefit-eligible salaried employees, (ii) the value of vested equity awards that the listed officer is entitled to regardless of whether employment is terminated, and (iii) the value of vested deferred compensation and retirement benefits that are also reported in the tables above.

Name		Payment/Benefit [1]	Voluntary Separation or Retirement	Involuntary Termination	Death or Disability
Patrick P. Gelsinger		Valuation of RSUs Vesting Acceleration		14,838,400	22,257,700
		Valuation of PSUs Vesting Acceleration			210,471,300
		Other		7,031,300
		Total	—	21,869,700	232,729,000
Sandra L. Rivera	2	Valuation of RSUs Vesting Acceleration	788,600	788,600	1,593,400
		Valuation of PSUs Vesting Acceleration	7,486,400	7,486,400	13,346,700
		Other
		Total	8,275,000	8,275,000	14,940,100
Steven R. Rodgers	2	Valuation of RSUs Vesting Acceleration	866,000	866,000	1,450,400
		Valuation of PSUs Vesting Acceleration	8,578,300	8,578,300	11,750,600
		Other
		Total	9,444,300	9,444,300	13,201,000
George S. Davis	3	Valuation of RSUs Vesting Acceleration			2,947,900
		Valuation of PSUs Vesting Acceleration			16,852,600
		Other		1,666,700
		Total	—	1,666,700	19,800,500
Gregory M. Bryant	4	Valuation of RSUs Vesting Acceleration	1,492,400
		Valuation of PSUs Vesting Acceleration	8,865,300
		Other
		Total	10,357,700	—	—
Navin Shenoy		Valuation of RSUs Vesting Acceleration
		Valuation of PSUs Vesting Acceleration
		Other		1,846,200
		Total	—	1,846,200	—
Robert H. Swan	5	Valuation of RSUs Vesting Acceleration		771,500
		Valuation of PSUs Vesting Acceleration		17,150,000
		Valuation of CIR PSUs Vesting Acceleration		7,253,100
		Other
		Total	—	25,174,600	—
1For the valuation of the PSUs granted in 2019 that vested on January 31, 2022, the actual payout amounts were included. The other outstanding PSUs are valued at target amount and the actual shares will not be known until the time of the applicable payout date after the end of the applicable performance period based on actual performance results.
2Ms. Rivera and Mr. Rogers are retirement eligible under the Rule of 75 under our equity program. This means they will receive accelerated vesting of their equity awards in the event of their respective voluntary retirement or an involuntary termination as they are retirement eligible.
3Mr. Davis’ offer letter provides for severance payments in the event of his termination of employment by the company without cause or his resignation for good reason. He would receive any unpaid portion of his hiring bonus as well as a severance payment, the value of which declines from $10,000,000 by 1/12th each quarter over a three-year period from his start date.
4Mr. Bryant is retirement eligible under the Rule of 75 under our equity program. This means he will receive accelerated vesting of his equity awards in the event of his voluntary retirement or an involuntary termination as he is retirement eligible.
5Mr. Swan’s August 2018 and January 2019 equity awards for his interim CEO role and the February 2019 Cash Incentive-Related PSU award provide for accelerated vesting in the event of his termination of employment by the company without cause or his resignation for good reason. Mr. Swan is retirement eligible under Rule of Age 60 under our equity program. See table below for the details regarding Mr. Swan’s equity treatment in connection with his termination of employment without cause on February 15, 2021.

2022 PROXY STATEMENT | Executive Compensation Tables	107

Equity Award Termination Provisions
▪Unvested PSUs are canceled upon termination of employment for any reason other than retirement, death, or disability. In the event of retirement under the Rule of 75 (when the holder’s age and years of service equal at least 75) or reaching the age of 60 for grandfathered employees, the number of PSUs eligible for accelerated vesting will be prorated by the number of months employed during the 36 month performance period if the retirement occurs within the first calendar year of the grant date; if retirement occurs after the first calendar year, then the PSUs are fully vested. In the event of retirement under the Rule of 75 or reaching the age of 60 with five years of services for non-grandfathered employees, the number of PSUs eligible for accelerated vesting will be prorated by the number of months employed during the 36-month performance period. Any vested PSUs are settled into shares of Intel stock based on actual performance results after the end of the performance period.
▪RSUs are subject to retirement vesting under the rule of Age 60 or the Rule of 75, but not both. Upon retirement under the rule of Age 60, the holder receives one additional year of vesting for every five years of service. Upon retirement under the Rule of 75, the holder receives one additional year of vesting. Additional years of vesting means that any RSUs scheduled to vest within the number of years from the retirement date determined under the rule of Age 60 or Rule of 75 will be vested on the holder’s retirement date.
▪Upon disability or death, all unvested PSUs and RSUs become 100% vested.
Treatment of Mr. Swan’s Equity Awards Upon Termination of Employment
Of the $25,174,600 disclosed in the table above that vested in connection with Mr. Swan’s termination of employment without cause, awards valued at $10,309,000 are subject to further performance requirements and may not be earned at all. Mr. Swan forfeited awards with a target value of $54,767,260 as of his termination date. He did not receive or become entitled to any additional payments or benefits in connection with his termination of employment, other than pursuant to his existing arrangements. Under his existing arrangements and our equity program, Mr. Swan received accelerated vesting. The treatment of Mr. Swan’s equity awards summarized below was under his existing agreements and/or retirement terms applicable to all employees.

	Award Type	Treatment	Value
$54.8M forfeited (target value)[1]	Strategic Growth Equity Awards	All awards were forfeited	$51,358,500

	Annual RSUs	All unvested awards were forfeited	$3,408,760

100% pursuant to existing arrangements	Annual PSUs
Consistent with vesting terms applicable to all retirement-age employees under Intel’s equity program, upon termination of employment, the time-based requirements of the PSU awards were deemed to have been met, and performance requirements for the 2019 PSUs were measured in January 2022 and the 2020 PSUs will be measured at the end of performance period in January 2023
			$16,834,329; based on actual performance for 2019 PSUs and target number of PSUs for the 2020 PSUs, which remain subject to performance conditions

41% of $25.2M disclosed value is subject to further performance requirements	Cash Incentive Related PSUs	Accelerated per terms of existing award agreement with Mr. Swan	$7,253,087

	Promotion RSUs for interim CEO service	Under existing award agreement with Mr. Swan, RSUs accelerated	$771,524

	Promotion PSUs for interim CEO service
Under existing award agreement with Mr. Swan, upon termination of employment, the time-based requirements of the PSU award were deemed to have been met, and performance requirements for the 2019 PSUs were measured in January 2022
			$315,694; based on actual performance

1Valued using the closing Intel stock price on February 12, 2021 ($61.81) as the market was closed on Mr. Swan’s termination date of February 15, 2021.

108	Executive Compensation Tables | 2022 PROXY STATEMENT

Additional Compensation Matters
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2021 annual total compensation of our current CEO Mr. Gelsinger is $178,590,400, the 2021 annual total compensation of our median compensated employee is $104,400, and the ratio of these amounts is 1,711 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, different types of workforces and operate in different countries and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. We are a global company with more than 54% of our employees located outside the US and significant manufacturing operations. As a result, our employee population is different than that of other companies.
Our median employee works in Malaysia as a full-time program manager, which is a non-technology position. For purposes of identifying our median compensated employee as of our measuring date of December 25, 2021 (the last day of our fiscal year), we used total direct compensation as our consistently applied compensation measure. In this context, total direct compensation means the applicable annual base salary determined as of December 25, 2021, the annual incentive cash target amount or commission target amount payable for service in 2021, and the approved value of the annual equity awards granted during 2021, which we annualized for all permanent employees who did not work for the entire year. To identify our 2021 median compensated employee, we then calculated the total direct compensation for our global employee population and used the foreign currency exchange rates in effect at the end of the fiscal year 2021.
As of fiscal year-end, we had 121,100 worldwide employees, and approximately 79% of our US employees’ total direct compensation exceeds our median employee’s total direct compensation.
Supplemental Pay Ratio
We are presenting an alternative pay ratio that we believe facilitates a better understanding of our CEO’s ongoing annual total compensation and better comparability. The pay ratio provided above is based on our CEO’s 2021 annual total compensation, which contained special one-time (i) new-hire equity awards including make-whole awards to replace the unvested equity awards Mr. Gelsinger forfeited as a result of his departure from his prior employer, and (ii) new-hire cash bonus.
The supplemental pay ratio excludes the non-recurring special equity awards and cash bonus to our CEO, and includes the representative ongoing intended long-term incentive equity award target value he received in 2022. For purposes of this ratio, our CEO’s 2021 annual total compensation would be $28,799,000, which when compared to the annual total compensation of our median compensated employee of $104,400, results in a pay ratio of 276:1.

	CEO Annual Total Compensation	Median Employee Annual Total Compensation	Pay Ratio
SEC Required Calculation	178,590,400	104,400	1,711:1
Supplemental Pay Ratio	28,799,000	104,400	276:1

2022 PROXY STATEMENT | CEO Pay Ratio	109

The Board is requesting that stockholders vote in favor of amending and restating the 2006 Equity Incentive Plan (2006 EIP) to add 80 million shares to the share reserve, permit certain consultants to participate in the 2006 EIP, and extend the 2006 EIP for an additional two years. Since the 2006 EIP was first adopted in 2006, it has been our practice to present it to stockholders for re-approval as often as every two years, which allows stockholders to regularly and frequently review our use of equity compensation and to vote upon the continued use of the 2006 EIP. If this Proposal is approved, the term of the 2006 EIP will extend to 2025; if not approved, the share reserve under the 2006 EIP will not be increased and the 2006 EIP will terminate in 2023.
Intel has a long-standing practice of granting equity awards not only to its executives and directors, but also broadly among its employees. As of December 25, 2021, Intel had 121,100 employees, all of whom are eligible to receive awards under the 2006 EIP, and of which approximately 96% received an equity award in 2021. The 2006 EIP authorizes us to grant four types of equity awards: stock options, stock appreciation rights (SARs), restricted stock, and restricted stock units (RSUs). In practice, we have used the 2006 EIP to grant time-based RSUs, performance-based RSUs or Performance Stock Units (PSUs), and stock options.
Please note that the following summary of major features of the amended and restated 2006 EIP is qualified in its entirety by reference to the actual text of the amended and restated 2006 EIP, which is included as Appendix C to this proxy statement.
Key Changes to the 2006 EIP
We are requesting that stockholders approve the amended and restated 2006 EIP, which includes approval of the following:
Addition of 80 million shares. The Board requests the addition of 80 million shares of our common stock to the 2006 EIP. These 80 million shares represent approximately 2.0% of our outstanding shares of common stock as of March 1, 2022 (4,088,661,122 shares). We carefully manage share usage under our equity plans—over the last three fiscal years, our annual gross burn rate has averaged 1.37%. In 2021 under our equity plans, we granted equity awards covering 78.9 million shares (at target for performance awards). If approved, we expect this additional share request would allow us to maintain our regular equity compensation program without interruption until June 2023.
Addition of consultants as eligible participants. The 2006 EIP currently permits participation by employees and non-employee directors. Under the amended and restated 2006 EIP, natural persons engaged to provide certain consulting or advisory services to Intel or serving as a member of the Board of Directors of a subsidiary of Intel (Consultants) would also be eligible to receive awards. Consultants provide valuable services to Intel and its subsidiaries, and the Board believes that providing them with the opportunity for equity ownership will serve to attract, motivate, and retain talented Consultants; align Consultant and stockholder interests; and link Consultant compensation to company performance.
Extension of the expiration date of the 2006 equity incentive plan to June 30, 2025. The 2006 EIP is currently scheduled to expire on June 30, 2023, and we are requesting an extension of the expiration of the plan to June 30, 2025. Although we moved to a triennial renewal cycle when we most recently amended and restated the 2006 EIP in 2019, this two-year extension is consistent with our more typical biennial renewal cycle that we followed with prior amendments, which gives our stockholders the ability to evaluate and vote on the continuation of our plan on a frequent basis.

PROPOSAL 4
Approval of Amendment and Restatement of the 2006 Equity Incentive Plan

Recommendation of the Board The Board of Directors recommends that you vote “FOR” approval of the amendment and restatement of the 2006 Equity Incentive Plan.

▪Long-term equity compensation helps to attract, motivate, and retain talent
▪The 2006 EIP and our equity compensation programs reflect leading corporate governance practices
▪Equity awards are broadly granted to eligible members of Intel’s workforce
▪Increase of the 2006 EIP share reserve necessary for appropriate implementation of planned compensation actions for 2022

110	Proposal 4: Approval of Amendment and Restatement of the 2006 Equity Incentive Plan | 2022 PROXY STATEMENT

Share Reservation
The following table summarizes the number of shares subject to outstanding awards and that would be authorized for issuance as of March 1, 2022 under our equity plans, other than our 2006 Employee Stock Purchase Plan (ESPP), if this Proposal is approved. In addition to the 2006 EIP, there are outstanding awards under our 2021 Inducement Plan and plans we assumed in connection with acquisitions. As of March 1, 2022, the 2006 EIP and the ESPP are Intel’s only active equity plans, and no future grants will be made under the 2021 Inducement Plan or plans assumed in connection with acquisitions.
Share Reservation Under Our Equity Plans (Excluding ESPP)

Millions
Outstanding awards as of March 1, 2022[1]	133.4
Outstanding Options/SARs[2]	12
Outstanding RSUs and PSUs	121.4
Additional shares issuable if PSUs vest at maximum payout levels[3]	13.3
Shares available for new grants as of March 1, 2022 under 2006 EIP[4]	107.9
Total number of shares issuable as of March 1, 2022 (outstanding awards plus potential new grants)	254.6
Additional shares requested under this Proposal[5]	80
Total shares authorized for issuance as of March 1, 2022 (if this Proposal is approved)	334.6
1This number also assumes that PSUs outstanding as of March 1, 2022 will convert at 100% of their target amounts upon vesting. PSUs are granted at a target share amount, and can convert into Intel shares anywhere from 0% to 200% of that target amount upon vesting, depending on achieving specified performance criteria. For more information on PSUs, see “Listed Officer Compensation Matters; Executive Compensation Tables; Grants of Plan-Based Awards in Fiscal Year 2021” on page 99.
2The weighted average exercise price is $47.63. The weighted average remaining term is 6.4 years.
3This is the additional number of shares that would be issued if PSUs outstanding as of March 1, 2022 convert at 200% of their target amounts upon vesting.
4Assumes PSUs outstanding as of March 1, 2022 vest at maximum payout levels.
5If this Proposal is approved, an estimated 187.9 million shares would be available for new grants under the 2006 EIP. That number is an estimate because the shares available may increase due to cancellations and expirations and decrease due to new grants between March 1, 2022 and the effective date of the 2006 EIP amendment and restatement.
Reasons for Voting for the Proposal
Long-term equity is a key component of our compensation programs. The Board believes that equity awards help to attract, motivate, and retain talented employees, non-employee directors and, if the amendment and restatement of the 2006 EIP is approved, Consultants.
Equity awards granted under the 2006 EIP align participant and stockholder interests. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, link participant compensation to company performance and maintain a culture based on employee stock ownership.
The 2006 EIP is the sole active plan for granting equity awards. If stockholders do not approve the increase in the share reserve, the share reserve under the 2006 EIP will be too low to appropriately implement our 2022 and 2023 compensation plans and we will lose access to an important compensation tool in the labor markets in which we compete.
Limitations on our ability to grant equity awards would have significant negative consequences to us and stockholders. One alternative to using equity awards would be to significantly increase cash compensation. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business and would negatively impact our ability to attract, motivate, and retain employees, non-employee directors, and Consultants.
We manage our equity compensation program thoughtfully. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward, and retain employees. We are also mindful of the ratio of our stock-based compensation expense to our revenues over time.

2022 PROXY STATEMENT | Proposal 4: Approval of Amendment and Restatement of the 2006 Equity Incentive Plan	111

The 2006 EIP and our equity compensation programs are designed to reflect leading corporate governance practices:

Feature/Practice	Description
No Liberal Share Recycling	Shares used to pay the exercise price or withholding taxes for an outstanding award, unissued shares resulting from the net settlement of outstanding SARs, and shares purchased by Intel in the open market using the proceeds of option exercises do not become available for issuance as future awards.
No Evergreen Provision	The 2006 EIP does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the plan.
No Automatic Grants	The 2006 EIP does not provide for automatic grants to any participant.
No Tax Gross-Ups	The 2006 EIP does not provide for any tax gross-ups.
No Discounted Options or SARs	Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.
No Repricing Without Stockholder Approval	Other than in connection with a change in Intel’s capitalization, the purchase price of a stock option or SAR may not be reduced without stockholder approval, and underwater options and SARs may not be exchanged, or canceled and re-granted, for awards with a lower exercise price or for cash without stockholder approval.
No Reload Grants	Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option, are not permitted.
Claw-Back	If the Compensation Committee determines that a participant committed an act of misconduct specified in the 2006 EIP, the participant’s unvested RSUs (including PSUs) and restricted stock will be canceled and none of the participant’s options and SARs will be exercisable. If the participant is an executive officer and the Compensation Committee determines that the act of misconduct contributed to a financial restatement, the participant may also be required to repay to Intel certain proceeds from the participant’s sales of Intel shares. See “Claw-Back Provision for Executive Officers” below.
Individual Limits on Awards	The 2006 EIP limits the number of shares underlying awards that may be granted to a participant in a calendar year. There are further limits on the number that may be granted to a non-employee director.
Minimum Performance Period	Any PSU or performance-based restricted stock award must be based on performance over a period of one year or longer. Our PSUs have a performance period of at least three years, which we believe promotes the creation of long-term value. Our senior-level employees receive at least 50% of their equity compensation in PSUs (our CEO receives 80% in PSUs).
Two-Year Plan Term	This amendment and restatement would extend the plan term by two years, which supports our philosophy of frequent stockholder review of the plan. This requires us to regularly and frequently present the 2006 EIP to stockholders for re-approval and extension.
Independent Administration	The 2006 EIP is administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of Nasdaq’s independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.
Background on Equity Compensation at Intel
Intel granted equity awards to approximately 96% of its employees in 2021 and has on average granted awards to more than 96% of employees in the past three years, a practice that is highly supported by our stockholders as it further aligns employee and stockholder interests. While we typically grant equity awards on a pre-established quarterly schedule, we grant most of our awards in the second quarter of each year as part of our company-wide employee performance evaluation.
Equity Award Grants in 2021 under the 2006 EIP and 2021 Inducement Plan1

Category	Number of Shares Subject to Awards Granted (in millions)	% of Total 2021 Grants
Non-Employee Directors	0.04	—%
Listed Officers	7.39	9.4%
All Other Participating Employees	71.47	90.6%
Total	78.9	100.0%
1Mr. Gelsinger is the only participant in the 2021 Inducement Plan, and the awards granted to him in connection with his commencement of employment are the only awards that will be granted under the 2021 Inducement Plan.

112	Proposal 4: Approval of Amendment and Restatement of the 2006 Equity Incentive Plan | 2022 PROXY STATEMENT

Except for our listed officers, from 2015 through 2021, we have granted equity awards under the 2006 EIP exclusively in the form of RSUs and PSUs. The employees in our broad-based equity award program and non-employee directors receive RSUs. Our senior-level employees generally receive long-term incentive equity awards consisting of PSUs and RSUs, with our senior-level employees generally receiving at least 50% of their equity awards in the form of PSUs (our CEO receives 80% in PSUs). The payout of PSUs is subject to a performance-based formula. They are granted at a target share amount, and the number of shares a participant ultimately receives, depending on Intel’s performance, can range from 0% to 200% of the target. The payout for the outstanding PSUs granted before 2022 depend on two equally weighted performance components over a three-year performance period: Intel’s TSR relative to the median TSR of a comparison group of companies (the relative TSR PSUs) and Intel’s EPS growth rate. Certain of our listed officers also hold strategic growth PSUs, which has a five-year performance period and require stock price appreciation to vest, and strategic growth performance stock options, which vest over four years, expire after ten years, and require stock price appreciation to become exercisable. For more information on our PSUs, strategic growth PSUs, and strategic growth performance stock options, see “Compensation Discussion and Analysis” on page 66 for a description of our current executive compensation programs. Additionally, in 2021, in connection with the commencement of Mr. Gelsinger’s employment, we granted him one-time new-hire equity awards under the 2021 Inducement Plan in the form of (i) relative TSR PSUs with a three-year performance period, (ii) strategic growth PSUs with a five-year performance period and strategic growth performance stock options that vest over four years and expire after ten years, each of which require stock price appreciation to vest and become payable or exercisable, as applicable, (iii) outperformance PSUs requiring 200% stock price appreciation during a five-year performance period in order to vest, and (iv) RSUs, with quarterly vesting over three years.
We believe RSUs, PSUs, strategic growth PSUs, and strategic growth performance stock options, are an effective means to align the interests of our employees and stockholders, and PSUs provide our senior leadership with at-risk compensation that rewards performance. The number of shares issued under awards may be lower or, in the case of PSUs, higher than the nominal number of shares stated in the awards, but in no case may the limits set forth in the 2006 EIP or 2021 Inducement Plan be exceeded.
Net Burn Rate, Gross Burn Rate, and Overhang
We review a number of metrics to assess the cumulative impact of our equity compensation program (other than ESPP), particularly the following:
▪Net Burn Rate. Our net burn rate is equal to our total equity awards granted less cancellations, divided by total shares of common stock outstanding at the end of the year. Net burn rate shows how rapidly the shares reserved for our 2006 EIP are being depleted, while reflecting that canceled awards are returned to the plan. Carefully monitoring our net burn rate helps us limit long-term stockholder dilution from our equity compensation program. Intel’s long-term goal is to limit the average net burn rate under our equity compensation program (other than ESPP) to less than 2%. Over the past three fiscal years, annual net burn rate averaged 1.11% (1.59% in 2021).
▪Gross Burn Rate. Gross burn rate is another measure of share utilization that differs from net burn rate by not taking into account award cancellations. It is equal to our total equity awards granted divided by total shares of common stock outstanding at the end of the year. Over the last three fiscal years, our annual gross burn rate has averaged 1.37% (1.94% in 2021).
▪Overhang. Overhang measures potential stockholder dilution and is equal to the number of shares subject to our outstanding equity awards, plus the number of shares available to be granted, divided by total shares of common stock outstanding at the end of the year. Over the past three fiscal years, our overhang has averaged 7.1% (6.4% in 2021). If the 80 million shares requested in this Proposal were added to the number of shares available at the end of 2021, then our overhang in 2021, based on the same calculation, would have been 8.3%.
Key Metrics for the Past Three Fiscal Years Under Equity Plans (Other than ESPP)

	2021 (%)	2020 (%)	2019 (%)	Average (%)
Net Burn Rate	1.59	0.87	0.86	1.11
Gross Burn Rate	1.94	1.1	1.06	1.37
Overhang	6.4	7.2	7.6	7.1
Percentage of Equity Awards Granted to Listed Officers	9.40	1.90	13.80	8.30

2022 PROXY STATEMENT | Proposal 4: Approval of Amendment and Restatement of the 2006 Equity Incentive Plan	113

Key Terms of the Amended and Restated 2006 Equity Incentive Plan
The following is a summary of the key provisions of the amended and restated 2006 EIP, which is subject to stockholder approval of this Proposal. Some of these provisions are described in greater detail below, and the summary and descriptions are qualified by reference to the terms of the amended and restated 2006 EIP, which is set forth as Appendix C beginning on page C-1 of this proxy statement.

Plan Term:	May 17, 2006 to June 30, 2025
Eligible Participants:
All of our full-time and part-time employees and Consultants (121,100 employees and 24 Consultants, in each case, as of December 25, 2021), where legally eligible to participate, and our non-employee directors (nine individuals, as of December 25, 2021). Anticipate awards will be granted to a small number of eligible Consultants.

Shares Authorized:
324.9 million shares may be issued as of March 1, 2022, pursuant to either new grants after that date or awards outstanding as of that date, subject to adjustment only to reflect stock splits and similar changes in Intel’s capitalization.

Award Types (available to all eligible participants, including non-employee directors):	(1) RSUs (2) Restricted stock (3) Stock options (4) SARs
Individual Award Limitations:
The 2006 EIP limits the number of shares subject to awards granted to an individual participant in any calendar year to:
(1) No more than four million shares subject to stock options or SARs to an individual participant during any calendar year.
(2) No more than four million shares subject to restricted stock or RSU grants to an individual participant during any calendar year.
These limits are subject to adjustment to reflect stock splits and similar changes in Intel’s capitalization and are greater than the number of stock options or RSUs that we have granted to any individual in the past.

Other Award Limitations:	The aggregate dollar value of equity-based awards and cash compensation granted to a non-employee director under the 2006 EIP or otherwise during any fiscal year may not exceed $1,250,000. For purposes of valuing any equity-based compensation, the amount will be determined using the grant date fair value of the award.
Vesting:	No stock option may be exercised less than one year from the grant date (except upon the death, disability, or retirement of the participant). For RSUs and restricted stock, no vesting condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year.
Non-Employee Director Awards
Each non-employee director may be granted awards for a number of shares, as determined by the Board, but the grant date fair value of the awards, when combined with the director’s annual cash compensation, cannot exceed $1,250,000 in any fiscal year. See page 53 for a description of our current non-employee director compensation program.
Vesting of Restricted Stock and RSUs
The Compensation Committee (or, for non-employee director awards, the Board) may make the grant, issuance, retention, or vesting of restricted stock and RSUs contingent upon, among other conditions, continued service with Intel, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate.
Vesting and Exercise of Stock Options and SARs
The exercise price of stock options granted under the 2006 EIP may not be less than the market value (the average of the high and low market price) of our common stock on the grant date. The stock option term may not be longer than seven years in the case of stock options vesting in full in less than five years, and may not be longer than 10 years in the case of stock options vesting in full in five or more years. The Compensation Committee (or, for non-employee director awards, the Board) will determine when each stock option becomes exercisable, including the establishment of performance-vesting criteria, if any, provided that no stock option may be exercised less than one year from the grant date (except upon the death, disability, or retirement of the participant). Similar terms and limitations apply to SARs.
Performance-Vesting Criteria
For awards with performance-vesting criteria, the Compensation Committee may, but need not, select one or more of the following factors for such performance-vesting criteria, each of which may be adjusted as provided in the 2006 EIP: (a) cash flow, (b) earnings per share, (c) earnings before one or more of interest, taxes, depreciation, and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) gross margin,

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operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. These factors may be applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, on a US GAAP or non-GAAP basis.
Dividends
Unless specified by the Compensation Committee, the shares issuable under an award may not be adjusted to reflect cash dividends or other rights that may be paid or issued to stockholders prior to the issuance of those shares. The committee may specify that dividends or dividend equivalent amounts will be credited and/or payable with respect to the shares subject to an award, unless the award is a stock option or SAR. Furthermore, to the extent dividends or dividend equivalents are credited or payable in connection with an award, the dividends and dividend equivalents must be subject to the same restrictions and risk of forfeiture as the underlying award and may not be paid until the underlying award vests.
Transferability
Awards granted under the 2006 EIP are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the Compensation Committee. The committee has sole discretion to permit the transfer of an award.
Administration
The Compensation Committee, which is made up entirely of independent directors, administers the 2006 EIP. The 2006 EIP grants broad authority to the plan administrator to do all things necessary or desirable, in its sole discretion, in connection with the administration of the 2006 EIP. The Compensation Committee will select the participants who receive awards on the basis of their service; determine the number of shares covered thereby; and, subject to the terms and limitations expressly set forth in the 2006 EIP, establish the terms, conditions, and other provisions of the grants. The Compensation Committee may interpret the 2006 EIP and establish, amend, and rescind any rules related to the 2006 EIP, and make remedial changes to the terms of an outstanding award to comply with applicable laws, regulations, and listing requirements and to avoid unintended consequences resulting from unexpected events.
The Compensation Committee may delegate to a committee of one or more officers the ability to grant awards and take other actions with respect to participants (other than such officers themselves) who are not directors or executive officers, provided that the Compensation Committee specifies limits on the number of awards that may be granted. The Compensation Committee has delegated authority to a committee consisting of the CEO and the Chief People Officer to grant awards to non-executive employees within limits and a budget pre-approved by the Compensation Committee. The Compensation Committee has also delegated administrative and ministerial functions under the 2006 EIP to the Chief People Officer.
Claw-Back Provision for Executive Officers
For any participant who is determined by the Board to be an “executive officer,” if the Compensation Committee determines that the participant engaged in an act of embezzlement, fraud, or breach of fiduciary duty during the participant’s employment that contributed to an obligation to restate Intel’s financial statements, the participant may be required to repay option proceeds and/or restricted stock proceeds resulting from any sale or other disposition of shares effected during the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “option proceeds” means, with respect to any sale or other disposition of shares issued or issuable upon exercise of a stock option or SAR, an amount determined appropriate by the committee to reflect the effect of the restatement, up to the amount equal to the number of shares sold or disposed of, multiplied by the difference between the market value per share of Intel’s common stock at the time of such sale or disposition and the exercise price. The term “restricted stock proceeds” means, with respect to any sale or other disposition of shares issued or issuable upon vesting of restricted stock or an RSU, an amount determined appropriate by the committee to reflect the effect of the restatement, up to the amount equal to the market value per share of Intel’s common stock at the time of such sale or other disposition, multiplied by the number of shares or units sold or disposed of.
Amendments Requiring Stockholder Approval
The Board may terminate, amend, or suspend the 2006 EIP, provided that stockholder approval is required for any amendment (except those described in “Adjustments” below) that would:
▪increase the number of shares that may be issued under the 2006 EIP;
▪extend the term of the 2006 EIP;
▪change the class of persons eligible to participate in the 2006 EIP;
▪grant stock options at less than the market value;
▪reduce the price of an outstanding stock option or SAR;
▪reprice, repurchase, or exchange underwater stock options or SARs; or
▪otherwise implement any amendment required to be approved by stockholders under the Nasdaq rules.

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Adjustments
In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction (as that term is used in FASB ASC Topic 718) affecting our common stock, the Compensation Committee will equitably adjust: the number and kind of shares available for grant under the 2006 EIP; the number and kind of shares subject to the various limitations set forth in the 2006 EIP and subject to outstanding awards under the 2006 EIP; and the exercise or settlement price of outstanding stock options and of other awards.
The impact of a merger or other reorganization of Intel on outstanding awards under the 2006 EIP will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2006 EIP. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.
US Federal Tax Consequences
The United States federal income tax consequences of awards under the 2006 EIP are summarized below. The following summary does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Tax consequences for any particular individual may be different. This discussion also does not address the tax consequences under applicable foreign, municipality, state and local law.
▪Restricted Stock Awards: A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (generally, when the restricted stock award becomes transferable). We generally will be entitled to a deduction at the time when, and in the amount, the participant recognizes ordinary income on account of the lapse of the restrictions, subject to the deduction limitation imposed by Section 162(m) of the tax code. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Under Section 83(b) of the tax code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. The participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent, ordinary income is recognized by such participant, subject to the deduction limitation imposed by Section 162(m) of the tax code.
▪RSUs and PSUs: In general, the grant of RSUs (including PSUs) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount, subject to the deduction limitation imposed by Section 162(m) of the tax code. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed on RSUs in the year of vesting (which may occur prior to the year of settlement).
▪Options: Stock option grants under the 2006 EIP may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code.
▪Non-qualified stock options: An optionee generally will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the optionee recognizes as ordinary income, subject to the deduction limitation imposed by Section 162(m) of the tax code. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

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▪Incentive stock options: Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. However, if the shares of our common stock acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain (a “disqualifying disposition”). If a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, we would generally be entitled to a deduction in the same amount, subject to the deduction limitation imposed by Section 162(m) of the tax code .
▪Stock appreciation rights: A participant who is granted a stock appreciation right generally will not recognize ordinary income upon receipt of the stock appreciation right. Rather, at the time of exercise of such stock appreciation right, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at the same time, and in the same amount that, ordinary income is recognized by such participant, subject to the deduction limitation imposed by Section 162(m) of the tax code. The participant’s tax basis in any share received upon exercise of a stock appreciation right will be the fair market value of the share on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
▪Section 409A: Section 409A of the tax code provides additional tax rules governing non-qualified deferred compensation. Generally, Section 409A will not apply to awards granted under the 2006 EIP, but may apply in some cases to RSUs and PSUs. For such awards subject to Section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards in shares of company stock.
▪Section 162(m): Section 162(m) of the tax code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to certain executive officers that constituted “covered employees” under Section 162(m) of the tax code, and thus we expect that we will be unable to deduct all compensation in excess of $1 million paid to certain of our executive officers.

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New Plan Benefits; Market Value of Securities
The Compensation Committee has the discretion to grant awards under the 2006 EIP, and the Compensation Committee has not determined future awards or who might receive them. Accordingly, the benefits that will be granted or paid under the amended and restated 2006 EIP are not currently determinable. However, each non-employee director is expected to receive an annual RSU grant on the date of the 2022 Annual Stockholders’ Meeting with a target value of approximately $220,000. Non-employee directors may also elect to receive RSUs in lieu of their cash fees.
As of March 18, 2022, the closing price of a share of Intel common stock was $47.45.
Existing Plan Benefits. Pursuant to SEC rules, the following table lists the number of PSUs (at target), RSUs, and stock options granted under the 2006 EIP from May 17, 2006 (when the 2006 EIP was initially approved by stockholders) through December 25, 2021 (whether or not outstanding, vested, or forfeited, as applicable).

Name and Position	Stock Options	PSUs	RSUs
Patrick P. Gelsinger, CEO[1]	535,180	131,626	62,500
Sandra Rivera, EVP and GM, DCAI Group	249,900	439,500	248,121
Steven R. Rodgers, Former EVP and GC	158,407	639,086	527,860
George S. Davis, Former EVP, CFO and PAO	600,000	328,449	230,696
Gregory M. Bryant, Former EVP and GM, CCG	408,032	545,124	364,272
Navin Shenoy, Former EVP and GM, DPG	775,229	806,602	500,150
Robert H. Swan, Former CEO	1,800,000	1,491,099	501,562
All current executive officers as a group	1,951,519	2,083,785	1,433,449
All current non-employee directors and director nominees as a group	—	56,175	188,415
Each associate of the above-mentioned executive officers, directors, and director nominees	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—
All employees as a group (excluding executive officers)	259,149,544	38,578,421	655,367,543
1Mr. Gelsinger’s awards were granted during his prior employment at Intel.
Registration with the SEC. We intend to file with the SEC registration statement on Form S-8 covering the new shares reserved for issuance under the 2006 EIP.

Recommendation of the Board The Board of Directors recommends that you vote “FOR” approval of the amendment and restatement of the 2006 Equity Incentive Plan.

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Equity Compensation Plan Information
Information as of December 25, 2021 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table (shares of common stock in millions):

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options and Rights[1]	(B) Weighted Average Exercise Price of Outstanding Options ($)[2]	(C) Number of Shares Remaining Available for Future Issuance under Equity Incentive Plans (Excluding Shares Reflected in Column A)[3]
Equity Compensation Plans Approved by Stockholders	135.8	50.07	340.6
Equity Compensation Plans Not Approved by Stockholders[4]	10.2	41.10	—
Total	146.0	46.31	340.6
1Includes 128 million shares granted under the 2006 EIP that are issuable upon RSUs and PSUs vesting, including a maximum of 14 million additional shares that could be issued for outstanding PSUs. The remaining balance consists of outstanding stock option grants.
2The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price. The weighted average remaining term of the outstanding stock options is 6.1 years.
3Includes 227 million shares available for issuance under the 2006 Employee Stock Purchase Plan, and 114 million shares available under the 2006 EIP, assuming shares will be issued at the maximum vesting amount for outstanding PSUs. If it is assumed that shares will be issued at the target vesting amount for outstanding PSUs, an additional 14 million shares would be included in the shares available for future issuance under the 2006 EIP, for a total of 128 million shares. This 128 million shares is the number reported in Note 18 to the financial statements in our 2021 Annual Report on Form 10-K for the year ended December 25, 2021.
4Includes shares issuable under outstanding options and RSUs that were originally granted under plans that we assumed in connection with acquisitions and 6.6 million shares that are issuable to Mr. Gelsinger under the 2021 Inducement Plan. No future grants will be made under these assumed plans or the 2021 Inducement Plan. In February 2021, the Board adopted the 2021 Inducement Plan which, subject to the adjustment provisions thereof, reserved 8 million shares of our common stock for issuance. The 2021 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules (Rule 5635(c)(4)). The 2021 Inducement Plan provides for the grant of stock options, stock appreciation rights, restricted stock, and restricted stock units, and contains terms and conditions intended to comply with the inducement award exception under the Nasdaq rules and otherwise has substantially similar terms as our 2006 EIP including a clawback provision. In accordance with Rule 5635(c)(4), awards under the 2021 Inducement Plan may only be made to individuals not previously employees of Intel as an inducement material to such individuals entering into employment with Intel. Mr. Gelsinger is the only participant in the 2021 Inducement Plan, and the awards granted to him in connection with his commencement of employment are the only awards that will be granted under the 2021 Inducement Plan. Awards granted to Mr. Gelsinger consist of (i) relative TSR PSUs with a three-year performance period, (ii) strategic growth PSUs with a five-year performance period and strategic growth performance stock options that vest over four years and expire after 10 years, each of which require stock price appreciation to vest and become payable or exercisable, as applicable, (iii) outperformance PSUs requiring 200% stock price appreciation during a five-year performance period in order to vest, and (iv) RSUs, with quarterly vesting over three years. For more information regarding Mr. Gelsinger’s equity awards granted under the 2021 Inducement Plan, please see “Compensation Discussion and Analysis” of this proxy statement.

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Stockholder Proposals

Proposal 5
Stockholder Proposal Requesting Amendment to the Company’s Stockholder Special Meeting Right

The following stockholder proposal will be voted on at the 2022 Annual Stockholders’ Meeting if properly presented by or on behalf of the stockholder proponent.
John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, is the owner of no fewer than 100 shares of Intel common stock and proposes the following resolution:
Proposal 5—Special shareholder meeting improvement
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.
It currently takes a theoretical 15% of shares to call a special shareholder meeting. This theoretical 15% of shares translates into 22% of shares that normally vote at the annual meeting. It would be hopeless to expect that the shares, that do not have the time to vote, would have the time to take the procedural steps to call for a special shareholder meeting.
Plus Intel shareholders do not have a right for shareholders to act by written consent. Many companies provide for both a shareholder right to call a special meeting and for a shareholder right to act by written consent. Target and Southwest Airlines are companies that does not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.
INTC shareholders gave 41%-support to a written consent proposal at the 2020 annual meeting. This 41% support likely equaled 51%-support from the shares that have access to independent proxy voting advice. INTC should support the voice of a majority of the shares that have access to independent proxy voting advice.
Conagra shareholders gave 85%-support to a 2021 shareholder proposal for a shareholder right to act by written consent. This 85%-support was all the more impressive since the shareholder proponent did nothing to promote his proposal.
Special meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current or future directors as was the case with the 3 new Exxon directors supported by the Engine No. 1 hedge fund at the 2021 Exxon annual meeting.
A more reasonable right to call a special meeting might make for more of an incentive for 3 of our directors to perform better. Dr. Omar Ishrak, INTC Chairman, received 500 million negative votes in 2021. Ms. Alyssa Henry and Ms. Risa Lavizzo-Mourey each received 400 million negative votes in 2021. For comparison Dr. Ishrak received 57-times the negative votes of another INTC director. Plus management pay was rejected by 61% of shares.
A reasonable shareholder right to call for a special shareholder meeting will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B as an alternative.
Please vote yes:
Special shareholder meeting improvement —Proposal 5
Board of Directors’ Response
The Board recommends a vote against this proposal for the following reasons:
▪The Board views the change that the proposal requests as contrary to the best interests of our stockholders and unnecessary because stockholders owning 15% of our shares already have the meaningful ability to call special meetings outside of the annual meeting cycle.
▪The Board believes that implementing the requested changes to the existing special meeting right would place minority interests above those of Intel’s broad stockholder base.

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▪Intel’s strong corporate governance policies and procedures, which include a market-standard proxy access right permitting stockholders to nominate director candidates and include such nominations in our proxy materials and a robust, year-around stockholder engagement program, empowers stockholders to provide ongoing feedback to the Board and the company and enables them to effectively address these concerns in a transparent manner.
Supporting Discussion
Intel engages in a continuous quality improvement approach to corporate governance practices. We monitor and evaluate trends in corporate governance and compare and evaluate new developments against our current practices. We understand that corporate governance is not static. Accordingly, we regularly seek and receive input from stockholders, other key stakeholders, and other commentators on our practices and policies, and the Board’s Corporate Governance and Nominating Committee considers this input when reviewing proposals to change our practices or policies. Based on a careful review of the proposal, and the company’s current governance practices, including our existing special meeting right, we believe implementation of the proposal is unnecessary and contrary to the best interests of the stockholders.
Meaningful stockholder special meeting right with stockholder-friendly terms. Intel’s stockholder already have a meaningful right to call special meetings of stockholders outside of the annual meeting cycle. The Board recognizes the importance of giving stockholders a meaningful ability to call special meetings in appropriate circumstances. In furtherance of this view, the Board amended our Bylaws in 2019 to reduce the minimum aggregate stock ownership required for stockholders to call a special meeting from 25% to 15%. Our Board believes that our existing special meeting right is the most appropriate at this time because it preserves a reasonable and appropriate balance between providing stockholders with the right to call a special meeting while protecting against unnecessary waste of corporate resources and disruption associated with convening a special meeting called by a minority of potentially short-term focused stockholders. In making this determination, the Board also considered that our 15% stock ownership threshold for calling a special meetings established by more than 79% of the 471 S&P 500 companies surveyed by FactSet as of January 2022.
No holding period limitation on the exercise of the right. Importantly, contrary to the misleading statements in the proposal, our special meeting right does not contain any minimum holding requirement. While some companies do impose a minimum holding requirement on their special meeting right that requires stockholders to own their shares for a minimum period in order to call for a special meeting, our Board has determined not to impose such a requirement on Intel’s stockholders. Moreover, since 2008, when Intel’s stockholder were first permitted to call special meetings, they have never been subject to such a limitation on their ability to call special meetings.
Substantial negative consequences to weakening the ownership threshold for such right. In addition, special meetings require considerable time, effort, and resources, including significant legal and administrative fees, as well as costs for preparing, printing, and distributing materials and soliciting proxies. As a result, the Board believes that special meetings should be used only to address extraordinary matters that a reasonable percentage of outstanding shares consider to be of sufficient import or urgency that they cannot wait until the next annual meeting.
Other, existing stockholder-protective governance practices and rights. The Board is committed to strong and effective corporate governance, and our Board regularly assesses and refines our corporate governance policies and practices. In addition to providing our stockholders with a meaningful ability to call special meetings, without any minimum holding period, we have implemented a number of other corporate governance measures to safeguards the interests of our stockholders:

Market standard proxy access provision. Since 2016, stockholders owning 3% or more of our outstanding common stock and satisfying other conditions set forth in our bylaws have had the ability to nominate and include in our proxy materials director candidates constituting up to 20% of our Board.

Robust year round stockholder engagement program. We actively engage with stockholders throughout the year to provide an open and constructive forum for stockholders to express concerns between annual meetings. Our stockholder engagement allows us to better understand our stockholders’ priorities and perspectives, and enables the company to effectively address the issues that matter most to our stockholders. In 2021, we reached out to over 44% of our shares outstanding for engagement and held over 30 separate stockholder meetings. For more information about our extensive stockholder engagement program and the actions we have taken in response to stockholder input, see “Stockholder Engagement” on page 40.

Board accountability through the election process. The entire Board is elected annually with a majority voting standard in uncontested elections.

Ongoing Board refreshment. Since 2020, we have added three new independent and diverse directors with industry and technology experience directly aligned with Intel’s go-forward strategy.

In sum, in light of our strong corporate governance policies and practices, and our robust stockholder engagement program, the Board believes that our current special meeting right with the existing stockholder-friendly 15% ownership threshold and no minimum holding requirement, is reasonable and appropriate. Accordingly, the Board believes that this proposal is unnecessary and not in the best interests of our stockholders.

Recommendation of the Board
The Board of Directors recommends that you vote “AGAINST” this proposal for Intel to reduce the ownership threshold to call a special stockholder meeting.

2022 PROXY STATEMENT | Stockholder Proposals	121

Proposal 6
Stockholder Proposal Requesting a Third-Party Audit and Report on Whether Written Policies or Unwritten Norms at the Company Reinforce Racism in Company Culture

The following stockholder proposal will be voted on at the 2022 Annual Stockholders’ Meeting if properly presented by or on behalf of the stockholder proponent.
NorthStar Asset Management, Inc., PO Box 301840, Boston, MA 02130, on behalf of the NorthStar Asset Management, Inc. Funded Pension Plan, which is the owner of more than $2,000 in market value of Intel common stock, proposes the following resolution:
Assessing Inclusion in the Workplace
WHEREAS:
“Structural racism is the overarching system of racial bias across institutions and society. These systems give privileges to white people resulting in disadvantages to people of color,” thereby imposing a cultural hierarchy among racial groups;
The Harvard Business Review explains that “[c]ompanies must confront racism at a systemic level—addressing everything from the structural and social mechanics of their own organizations to the role they place in the economy at large”;
A 2020 Citigroup study found that since 2000 the U.S. gross domestic product (GDP) has lost $16 trillion as a result of discrimination against African Americans and that reversing discriminatory practices could boost U.S. GDP by $5 trillion in the next five years;
Tema Okun, a veteran racial justice facilitator, illustrates the insidious nature of white supremacist culture by explaining that “[c]ulture is powerful precisely because it is so present and at the same time so very difficult to name or identify.” Cultural racism can manifest as people of color being ignored, overly criticized, undermined, or assumed as inferior; strict cultural norms or criticisms of physical appearances or manners of speech. Cultural racism can cause long-term psychological damage;
While Intel’s CSR Report indicates that “over the past decade, we have taken actions to deeply integrate diversity and inclusion expectations into our culture…” the Proponent notes that only 5% of the company’s U.S. workforce is African American and 10.5% are Hispanic/Latinx, despite making up over 12% and 18% of the country’s population, respectively;
Concerningly, “underrepresented minorities” (URMs) are further underrepresented in senior leadership. While URMs make up 16% of the company workforce, only 7.6% of leadership roles are held by employees in these groups;
While the company has set goals related to representation in senior leadership, it has not reported if or how it intends to address corporate culture issues that may be the root problem. Proponents believe that long-term value creation could be advanced through an analysis of whether and how systemic racism is embedded in company culture, policies, and procedures.
RESOLVED: Shareholders request the Board of Directors oversee an independent third-party audit analyzing whether written policies or unwritten norms at Intel reinforce racism in company culture, and report to shareholders on planned remedies the Board intends to take in response.
SUPPORTING STATEMENT: The Board should be prepared within one year, at reasonable cost and excluding proprietary and privileged information. The Board is encouraged to assess whether Intel policies or unwritten norms:
1.Yield inequitable outcomes for employees based on race and ethnicity in patterns of hiring and retention, promotion and upward mobility, disciplinary action; determining factors for allocation of “stretch assignments”; formal or informal sponsorship and mentorship; and employee usage of benefits, aggregated by company role and/or business unit;
2.Establish a cultural hierarchy through perceived pressure to code-switch in appearance, demeanor, word choice, or other suppressions of cultural identity.

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Board of Directors’ Response
The Board recommends a vote against this proposal for the following reasons:
▪Through our commitment and actions, our company has a demonstrated long-standing commitment to achieving progress in diversity, equity, and inclusion (DEI), and we have integrated our DEI expectations into our operations, systems, processes, and culture.
▪Increasing diverse representation, equity, and inclusion are key aspects of our 2030 RISE strategy and goals, which set our corporate responsibility ambitions for the next decade to create a more responsible, inclusive, and sustainable world.
▪The Board believes the report requested by the proposal is unnecessary in light of Intel’s regular reporting on our numerous diversity and inclusion initiatives and the incremental progress we are making toward achievement of our goals.
Supporting Discussion
The Board and management take seriously our commitment to respect and value people from all backgrounds, including race, ethnicity, gender, religion, sexual orientation, and disability. Combating racism and fostering a diverse and inclusive culture is not only a moral imperative—the Board believes it is also a business imperative and key to our long-term success, making Intel, and each of our employees, stronger. We believe that when every employee has a voice and a sense of belonging, Intel can be more innovative, agile, and competitive.
After careful consideration, and in light of our stockholders’ rejection of a substantially similar proposal at last year’s annual meeting, the Board recommends a vote against this proposal given the company’s existing programs and policies to: foster a culture of diversity and inclusion; integrate non-discrimination measures across our performance management systems, compensation programs, and hiring processes; publish ambitious long-term goals and lead industry-wide inclusion and social equity initiatives; and transparently report our progress and data to drive accountability and encourage actions by others.
Strong DEI commitment, goals, and principles. At Intel, we are committed to doing our part to achieve progress in diversity, equity, and inclusion. We strive to provide an environment where employees from diverse backgrounds are valued, respected, challenged, acknowledged, and rewarded so they can achieve their potential and fulfill their career aspirations.
Our commitment to human rights, respect, freedom, and dignity is formally documented in our Global Human Rights Principles, which we initially adopted in 2009 and which are publicly available on our website at https://www.intel.com/content/www/us/en/policy/policy-human-rights.html. In keeping with our Global Human Rights Principles, Intel does not discriminate on the basis of race, color, religion, religious creed, sex, national origin, ancestry, age, physical or mental disability, medical condition, genetic information, military and veteran status, marital status, pregnancy, gender, gender expression, gender identity, sexual orientation, or any other characteristic protected by local law, regulation or ordinance. In addition, Intel is committed to providing a workplace free of harassment based on such factors and Intel employees are expected to treat co-workers, customers and suppliers with dignity.
DEI’s integration into operations, systems, processes and culture. For many years, we have taken actions to deeply integrate diversity and inclusion expectations into our culture, performance management systems, leadership expectations, and annual bonus metrics. In 2021, after achieving our goal of full representation of underrepresented minorities and women in our US workforce two years ahead of schedule, Intel has redoubled its efforts to focus on creating an inclusive culture everywhere around the world. Intel seeks to create a sense of belonging and instill a culture where every employee can bring their full experience and authentic self to work while enjoying a rewarding career with Intel. We have also achieved gender pay equity globally and race/ethnicity pay equity in the US. We believe that our holistic approach toward pay equity, representation, and creating an inclusive culture enables us to cultivate a workplace that helps employees develop and progress in their careers at all levels.
As described on our Global Diversity and Inclusion website, https://www.intel.com/content/www/us/en/diversity/diversity-at-intel.html, we have a robust collection of programs and policies designed to encourage diversity and promote understanding, including programs in support of greater racial and ethnic diversity and programs to support various employee communities, including veterans, LGBT+ persons, and persons with disabilities. We also help foster an inclusive culture through more than 30 different employee resource groups and seven leadership councils that help to develop a sense of community among, and provide a means to mentor and support, employees based upon gender, ethnic or cultural background, and religious faith, among other characteristics. This includes our Network of Intel African Ancestry employee resource group and our Intel Black Leadership Council, which in 2021 along with many global teams across Intel hosted virtual events and shared their perspectives and experiences through listening sessions with senior leadership and contributed actionable suggestions on opportunities to advance social equity and our diversity and inclusion practices.

2022 PROXY STATEMENT | Stockholder Proposals	123

Intel’s leading practices promote DEI. We have also developed a set of best practices and trainings to mitigate the influence of unconscious bias in the hiring process. These practices include posting of formal requisitions using impartial descriptions of qualifications for all open jobs, and having diverse slates of candidates and diverse hiring panels. Through our regular Employee Experience Surveys, employees can voice their perceptions of the company and their work experience, including their views on diversity, equity, and inclusion. Our experience has demonstrated that our dedication to fostering diversity, equity, and inclusion for all employees improves job satisfaction which further drives productivity and innovation.
Intel also launched a new Employee Inclusion Survey in 2021 to further assess and gain additional insight about our DEI efforts. The data from this survey is being used to evolve and improve our inclusive practices and culture. We will include the results of the survey in our 2021 CSR report, going deeper on how employees are experiencing our culture with a focus on inclusion.

“I am treated with dignity and respect at work”
88% of employees reported from 2020 Employee Experience Surveys

“Intel makes it easy for people from diverse backgrounds to fit in and be accepted”
87% of employees reported from 2020 Employee Experience Surveys

Our global Inclusion@Intel program provides a source of community for employees and empowers them to drive inclusive practices into their everyday working environment. This unique platform provides highlights on inclusive leaders, inclusion training, sharing of best practices, videos, podcasts, and scenario cards that can be used to encourage critical conversations. Our Inclusive Leaders program is designed to equip managers to play leadership roles in growing Intel’s inclusive culture. The program fosters leadership skills needed to build diverse and inclusive, high-performing teams. In 2016, we launched a confidential employee service called “Warmline” to provide all employees with the support they need to work through personal and professional roadblocks. And, in 2020, a cross-Intel team of technologists developed a new “Inclusive language in engineering guide,” the result of a project initiated in 2019 to remove discriminatory and offensive terminology from coding language at Intel and to influence change across the broader technology industry.
2030 RISE goals. Although we are proud of our success, we are committed to doing even more to ensure that inclusive leadership practices and accountability are deeply rooted in our culture globally. Throughout 2021 we continued to make progress against our 2030 RISE strategy and goals, which set our corporate responsibility ambitions for the next decade to create a more responsible, inclusive, and sustainable world, enabled by our technology and the expertise and passion of our employees. Further increasing diverse representation equity, and inclusion are key aspects of our 2030 RISE goals, which include doubling the number of women and underrepresented minorities in senior leadership. To accelerate action toward our 2030 goals and to advance racial equity, we have also linked a portion of our Annual Cash Bonus Plan for our executives and employees in 2021 to achieve a milestone of increasing representation by 10% of Black/African American employees in senior, director, and executive level roles in our US population. By the end of 2023, we aim to increase representation of US African American employees in senior, director, and executive roles by 30%.
External partnerships and initiatives promoting DEI. Our efforts also include partnerships with outside groups and initiatives that we believe will help accelerate our trajectory toward increased representation and inclusion. For example, we are offering the Talent Keepers Leadership Program to foster career and leadership development for Black and African American employees in the United States and Costa Rica. We are also participating in the McKinsey Leadership and Manager Accelerator initiative, which offers these employees various learning and development modules and networking opportunities to grow as leaders. Both efforts are part of our systematic work to increase Black and African American representation at Intel. In addition, as part of our focus on employee well-being, in 2021 we began piloting our partnership with Modern Health, a well-being tool that focuses on destigmatizing mental health care and connects Intel to a network of counselors and coaches of color.

124	Stockholder Proposals | 2022 PROXY STATEMENT

Intel’s extensive DEI investments. While we believe that we continue to make significant process toward a more diverse and inclusive Intel, we also know that what happens outside of Intel, is felt inside Intel. That is why Intel has focused on expanding our external investments and partnerships to combat racism and promote social equity. Through our RISE strategy we have committed to apply our scale, expertise, and reach to work with customers and other stakeholders to accelerate the adoption of inclusive business practices across industries. We are creating and implementing a Global Inclusion Index and have convened the Alliance for Global Inclusion, a coalition of companies focused on unified goals and metrics that will be shared through the index. This collective effort is designed to allow the industry to more clearly identify actions needed to advance progress. We will also continue to collaborate on initiatives that expand the diverse pipeline of talent for our industry, advance social equity, make technology fully inclusive, and expand digital readiness for millions of people around the world, including those listed to the right.

$5 million donated over the next five years to North Carolina Central University, a historically Black college and university, to create a new tech law and policy center

>$2.2 million in anti-racism and social equity grants to partnering organizations as of the end of 2021

$2 billion
diverse supplier annual spending 2030 RISE goal with the following additional annual milestone spending targets:
▪$500 million
with non-US women-owned suppliers by 2025
▪$800 million
with minority-owned suppliers globally by 2023, including:
▪$250 million
with US Black-owned suppliers.

Robust and regular DEI reporting. Finally, we report regularly on our numerous diversity and inclusion initiatives and the incremental progress we are making toward achievement of our goals. Our annual Corporate Responsibility Report, available at www.intel.com/responsibility, and our Global Diversity and Inclusion website provide access to robust disclosure about initiatives, programming and policies, and gives Intel employees the opportunity to share their stories about how diversity and inclusion informs the work they do at Intel. Moreover, the website provides detailed information about our workforce demographics, employee pay data and our Employee Experience Surveys. For example, in 2019, we advanced transparency in our pay and representation data by publicly releasing our EEO-1 survey pay data. Although the US Equal Employment Opportunity Commission subsequently decided it would not continue to require the reporting of pay information, we feel it is important to continue collecting the data and to disclose it publicly. In addition, as noted above, we will include the results of the Employee Inclusion Survey which was launched for the first time in 2021 in our upcoming CSR report, going deeper on how employees are experiencing our culture with a focus on inclusion and identifying solutions to areas where we find challenges. We believe that providing transparent disclosure of data related to our diversity and inclusion efforts not only helps Intel hold itself accountable, but also encourages industry-wide accountability and action.
Management’s involvement in and Board oversight of DEI matters. Diversity is core to our DNA as a company, as evidenced by our CEO and members of our management participating in quarterly reviews of DEI solutions, tracking progress, assessing the external landscape, and setting direction for the company’s overall DEI work. This information is also shared with the entire management team and the board of directors as part of our human capital updates, in which we view talent opportunities and challenges across the spectrum regardless of race, ethnicity, or gender.
In sum, we believe that our long-standing focus on and commitment to creating an equal, inclusive, and respectful workplace render the proposal’s implementation unnecessary.

Recommendation of the Board
The Board of Directors recommends that you vote “AGAINST” this proposal requesting the preparation of a report on whether written policies or unwritten norms at Intel reinforce racism in company culture.

2022 PROXY STATEMENT | Stockholder Proposals	125

Additional Meeting Information
How will the 2022 Annual Stockholders’ Meeting be conducted?
We are pleased this year to again conduct the 2022 Annual Stockholders’ Meeting solely online via the Internet through a live webcast and online stockholder tools. We continue to use the virtual annual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our stockholders. This format empowers stockholders to participate fully from any location around the world, at no cost. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights. For example:
▪We Encourage Questions. Our stockholders have multiple opportunities to submit questions for the meeting. Stockholders may submit a question online in advance or live during the meeting, following the instructions below. During the meeting, we will answer as many stockholder-submitted questions as time permits. As we did last year, we have committed to publishing and answering following the meeting each question received that complies with the meeting rules of conduct.
▪We Believe in Transparency. Although participation in the live webcast (i.e., ability to vote and ask questions) is available only to stockholders as of the record date, anyone (whether or not a stockholder) can view the live webcast and, following completion of the 2022 Annual Stockholders’ Meeting, a webcast replay, final report of the inspector of election, and answers to questions asked by investors in connection with the annual meeting will be posted to our Investor Relations website at www.intc.com and remain for at least one year.
▪We Proactively Take Steps to Facilitate Your Participation. During the annual meeting, proponents of the stockholder proposals included in this proxy statement will have a dedicated call-in line designed to facilitate their ability to present their proposals. In addition, we offer live technical support for all stockholders attending the meeting.
How do I attend the meeting?
You are entitled to attend and participate in the virtual 2022 Annual Stockholders’ Meeting only if you were an Intel stockholder as of the close of business on March 18, 2022 or if you hold a valid proxy for the annual meeting. If you are not an Intel stockholder, you may still view the meeting online at www.virtualshareholdermeeting.com/Intel22.
Attending Online. If you plan to attend the annual meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the annual meeting online, you will not be able to participate in the annual meeting but may view the annual meeting webcast. Stockholders may participate in the annual meeting by visiting www.virtualshareholdermeeting.com/Intel22; interested persons who were not stockholders as of the close of business on March 18, 2022 may view, but not participate, in the annual meeting via www.virtualshareholdermeeting.com/Intel22.

Stockholders of Record
If you are a stockholder of record, you will need to use your control number on your Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/Intel22.
Stockholders of record—those holding shares directly with Computershare Trust Company, N.A.—will be on a list maintained by the inspector of elections.

Beneficial Stockholder
If you are a beneficial stockholder and your voting instruction form or Notice of Internet Availability (Notice) indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, beneficial stockholders who do not have a control number or access code should contact their bank, broker or other nominee (preferably at least five days before the annual meeting) and obtain a "legal proxy" in order to be able to attend, participate in or vote at the annual meeting.
“Beneficial” or “street name” stockholders—those holding shares through a broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:15 a.m. Pacific Time. If you have difficulties during the check-in time or during the annual meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the annual meeting, please call (855) 449-0991.
Asking Questions. Stockholders have multiple opportunities to submit questions to Intel for the annual meeting. Stockholders who wish to submit a question in advance may do so at either www.proxyvote.com or on our annual meeting website, www.virtualshareholdermeeting.com/Intel22. Stockholders also may submit questions live during the meeting at the meeting website. Stockholders can also access copies of the proxy statement and annual report at our annual meeting website.
If you cannot attend, following the meeting, a replay of our annual meeting webcast will be available at our Investor Relations website at www.intc.com and remain for at least one year.

126	Additional Meeting Information | 2022 PROXY STATEMENT

A list of answers to investors’ questions that comply with our meeting rules of conduct, received both before and during the annual meeting, will be available at the same website.
How do I vote?
Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the annual meeting. We encourage stockholders to vote well before the annual meeting, even if they plan to attend the virtual meeting, by completing proxies [in any of the following ways]:

Go to www.proxyvote.com and follow the instructions provided.	Call the applicable number and follow the instructions provided. For stockholders of record: (800) 690-6903 For beneficial stockholders: (800) 454-8683	Mail, complete, sign, date, and mail the proxy card in the return envelope provided to you if you have received a printed version of these proxy materials.	Scan this code to your phone to receive all of the meeting details.

Stockholders can vote via the Internet in advance of or during the meeting. Stockholders who attend the virtual annual meeting should follow the instructions at www.virtualshareholdermeeting.com/Intel22 to vote or submit questions during the meeting.
Voting online during the meeting will replace any previous votes.
Revoking Your Proxy or Changing Your Vote. Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the annual meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the annual meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.
Voting Standards. On March 18, 2022, the record date for the annual meeting, 4,088,695,960 shares of Intel common stock were outstanding. In order to have a quorum at the meeting, a majority of the shares outstanding entitled to vote on the record date must be present at the scheduled time of the meeting in person or by proxy. Each share of our common stock outstanding on the record date is entitled to one vote on each of the director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda requires the affirmative vote of a majority of the shares of common stock present or represented by proxy during the meeting.
Effect of Abstentions and Broker Non-Votes. Shares marked “abstain” and shares not represented at the meeting have no effect on the election of directors. For each of the other proposals, abstentions have the same effect as “against” votes. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes” on proposals other than the ratification of the selection of EY as our independent registered public accounting firm. Any shares represented by “broker non-votes” are not considered votes cast or entitled to vote and therefore will not impact the outcome of such proposals. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting.
The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions***	Effect of “Broker Non-Votes”****
Election of directors	For, against, or abstain on each nominee.	Majority of votes cast.*	No effect.	No effect. No broker discretion to vote.
Ratification of selection of Ernst & Young LLP	For, against, or abstain.	Majority of shares present or represented.**	Counted as vote. Same effect as votes against.	Brokers have discretion to vote.
Advisory vote to approve executive compensation of our listed officers	For, against, or abstain.	Majority of shares present or represented.**	Counted as vote. Same effect as votes against.	No effect. No broker discretion to vote.
Approval of amendment and restatement of the 2006 Equity Incentive Plan	For, against, or abstain.	Majority of shares present or represented.**	Counted as vote. Same effect as votes against.	No effect. No broker discretion to vote.
Stockholder Proposals, if properly presented at the annual meeting	For, against, or abstain.	Majority of shares present or represented.**	Counted as vote. Same effect as votes against.	No effect. No broker discretion to vote.

2022 PROXY STATEMENT | Additional Meeting Information	127

*     A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.
**     The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.
***     Shares marked “abstain.”
****     If you are a beneficial holder and do not provide specific voting instructions to the holder’s broker, the organization that holds the beneficial owner’s shares may not be authorized to vote your shares, which would result in “broker non-votes.”
Voting Instructions. If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the Board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters that we expect to be presented at the annual meeting other than the items from the Board of Directors described in this proxy statement.
How are proxies solicited and what is the cost?
We will bear the expense of soliciting proxies, and we have retained D.F. King & Co., Inc. to solicit proxies for a fee of $30,000, plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request brokers, banks, and other nominees that hold stock in their names to furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules.
Who counts the votes?
Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes for the annual meeting.
Will the company make a list of stockholders entitled to vote at the 2022 Annual Stockholders’ Meeting available?
Intel’s list of stockholders as of March 18, 2022 will be available for inspection for the 10 days prior to the annual meeting. If you want to inspect the stockholder list, call our Investor Relations department at (408) 765-1480 to schedule an appointment. In addition, the list of stockholders will also be available during the annual meeting through the meeting website for those stockholders who choose to attend.
When will the company announce the voting results?
We will announce preliminary results during the annual meeting. We will report final results at www.intc.com and in a filing with the SEC on Form 8-K.

128	Additional Meeting Information | 2022 PROXY STATEMENT

Other Matters
2023 Stockholder Proposals or Nominations
Stockholder proposals to be included in the proxy statement. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2023 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, to our principal executive offices in care of our Corporate Secretary by one of the means discussed below in the “Communicating with Us” section of this proxy statement. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Pacific Time) on November 30, 2022.
We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may find it helpful to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Corporate Governance and Nominating Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as director nominees, see the “Board of Directors Matters; Proposal No. 1: Election of Directors; Director Nomination Process” section on page 23.
Intel engages in a continuous quality improvement approach to corporate governance practices. We monitor and evaluate trends and events in corporate governance and compare and evaluate new developments against our current practices; we understand that corporate governance is not static. We seek and receive input from stockholders and other commentators on our practices and policies, and our Board and the Board’s Corporate Governance and Nominating Committee consider this input when reviewing proposals to change practices or policies.
Director nominations to be included in the proxy statement (Proxy Access). We have adopted proxy access, whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate a director and have that nominee included in our proxy materials, provided that the stockholder and nominee satisfy the requirements specified in our Bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2023 proxy statement must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which must be received no earlier than the close of business on October 31, 2022 and no later than the close of business on November 30, 2022. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock. If the 2023 annual meeting is advanced or delayed more than 30 days from the anniversary of the 2022 Annual Stockholders’ Meeting, a stockholder seeking to nominate a candidate for election to the Board pursuant to the proxy access provisions of the Bylaws must submit notice of any such nomination no earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced by Intel.
Other business and director nominations to be presented at the annual meeting. In addition, under our Bylaws, a stockholder who intends to nominate a candidate for election to the Board or to propose any business for presentation at our 2023 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the Bylaws, must give notice to our Corporate Secretary between December 13, 2022 and the close of business on January 12, 2023. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. If the 2023 annual meeting is advanced or delayed more than 30 days from the anniversary of the 2022 Annual Stockholders’ Meeting, a stockholder seeking to nominate a candidate for election to the Board or propose any business at our 2023 annual meeting pursuant to the advance notice provisions of the Bylaws must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by close of business on the later of the 60th day before the 2023 annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced by Intel. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies pursuant to Rule 14a-19 in support of nominees submitted under these advance notice provisions for the 2023 annual meeting must notify our Corporate Secretary in writing not later than the close of business (5:00 p.m. Pacific Time) on March 13, 2023.
We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Bylaws are posted on our website at www.intc.com. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

2022 PROXY STATEMENT | Other Matters	129

Legal Matters
Forward-looking statements. This proxy statement contains forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expect," "intend," "strive," "goals," "plans," "ambitions," "opportunity," "future," "to be," "achieve," "grow," "committed," "believes," "seeks," "targets," "estimated," "continues," "likely," "possible," "may," "might," "potentially," "will," "would," "should," "could," "on track," and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to future responses to and effects of COVID-19; projections of our future financial performance; future business, social, and environmental performance, goals, and measures; our anticipated growth and trends in our businesses and operations; projected growth and trends in markets relevant to our businesses; business and investment plans; future products and technology, and the expected regulation, availability and benefits of such products and technology; projected cost and yield trends; expected timing and impact of acquisitions, divestitures, and other significant transactions, including statements relating to the pending divestiture of our NAND memory business to SK hynix Inc. (SK hynix); expected completion of restructuring activities; availability, uses, sufficiency, and cost of capital of capital resources, including expected returns to stockholders such as dividends and share repurchases, and the expected timing of future repurchases; our valuation; future production capacity and product supply; the future purchase, use, and availability of products, components, and services supplied by third parties, including third-party IP and manufacturing services; tax- and accounting-related expectations; LIBOR-related expectations; uncertain events or assumptions, including statements relating to total addressable market (TAM) or market opportunity, and other characterizations of future events or circumstances are forward-looking statements. In addition, statements regarding future changes to our Board of Directors, corporate governance practices, executive and director compensation programs, equity plan usage, ESG program and related disclosures are forward-looking statements. Such statements are based on management's expectations as of the date of this filing, unless an earlier date is specified, and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include those described throughout our 2021 Annual Report on Form 10-K and particularly in "Risk Factors" within Other Key Information of the Form 10-K. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this proxy statement and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this proxy statement do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this proxy statement are made as of the date of this filing, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable, and Intel does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
Website references. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.
Use of trademarks. Intel, Intel Agilex, Intel Core, Intel Inside, the Intel logo, the Intel Inside logo, Intel Optane, Thunderbolt, and Xeon are trademarks of Intel Corporation or its subsidiaries.
*    Other names and brands may be claimed as the property of others.
Financial Statements
Our financial statements for the year ended December 25, 2021 are included in our 2021 Annual Report, which we provide to our stockholders at the same time as this proxy statement. Our annual report and this proxy statement are also posted on our website at www.intc.com. If you have not received or do not have access to the annual report, call our Investor Relations department at (408) 765-1480, and we will send a copy to you without charge, or send a written request to Intel Corporation, Attn: Investor Relations, M/S RNB-4-148, 2200 Mission College Blvd., Santa Clara, California 95054-1549.
Communicating with Us
Visit our main website at www.intel.com for information on our products and technologies, marketing programs, worldwide locations, customer support, job listings, and other company-related topics. Our Investor Relations website at www.intc.com contains information regarding our recent and historical financial and operational results, strategic priorities, operating segments, news, investor events and webcasts, stock information, corporate governance and corporate responsibility initiatives, as well as links to our SEC filings and our Governance and Corporate Responsibility site.
To communicate with the Board, suggest a director candidate, make a stockholder proposal, provide notice of an intention to nominate candidates (including proxy access candidates) or introduce business at the annual meeting, or revoke a prior proxy instruction, contact our Corporate Secretary via e-mail at corporate.secretary@intel.com, or by mail to Susie Giordano, Intel Corporation, M/S RNB-4-151, 2200 Mission College Blvd., Santa Clara, California 95054-1549.

130	Other Matters | 2022 PROXY STATEMENT

For questions regarding:	Contact:
Annual meeting	Intel Investor Relations (408) 765-1480 investor.relations@intel.com
Stock ownership for stockholders of record	Computershare Trust Company, N.A. www.computershare.com/contactus (800) 298-0146 (within the US and Canada) (312) 360-5123 (worldwide)
Stock ownership for beneficial holders	Your broker, bank, or other nominee
Voting	D.F. King (866) 796-7178 (within the US and Canada) (212) 269-5550 (worldwide)
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of reports filed with the SEC and on written representations from reporting individuals, we believe that all of our officers and directors filed the required reports on a timely basis under Section 16(a) for fiscal year 2021, except that, due to administrative error, a Form 4 filing reporting an annual grant of RSU awards to Dr. Goldsmith was filed after the applicable Form 4 deadline and a Form 4/A filing reporting a tax withholding associated with the vesting of an annual grant of RSU awards to Mr. Weisler was filed after the applicable Form 4 deadline.
Stockholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Intel stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address specified above under “Other Matters; Communicating with Us,” or call our Investor Relations department at (408) 765-1480, and we will promptly send you the requested materials. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for this year’s annual meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
If you are a beneficial stockholder and you share an address with other beneficial stockholders, your broker, bank, or other institution is permitted to deliver a single copy of the proxy materials and Notice of Internet Availability of Proxy Materials to your address, unless you otherwise request separate copies.
By Order of the Board of Directors
Susie Giordano
Corporate Secretary

Santa Clara, California
March 30, 2022

2022 PROXY STATEMENT | Other Matters	131

Appendix A
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. Certain of these non-GAAP financial measures are used in our performance-based RSUs and our annual cash bonus plan.
Long-term gross margin outlook range is provided on a non-GAAP basis and excludes the impact of amortization of acquisition-related intangible assets and share-based compensation expense. We are unable to provide a full reconciliation of this measure to the corresponding GAAP measure without unreasonable efforts, as the amount and timing of such adjustments on a long-term basis are subject to considerable uncertainty. We believe such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

A-1	Appendix A: Non-GAAP Financial Measures | 2022 PROXY STATEMENT

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors

NAND memory business	Our NAND memory business is subject to a pending sale to SK hynix, as announced in October 2020. While the second closing of the sale is still pending, we completed the first closing on December 29, 2021, subsequent to our fiscal 2021 year-end. We will fully deconsolidate our ongoing interests in the NAND OpCo Business in the first quarter of 2022.	We exclude the impact of our NAND memory business in certain non-GAAP measures. While the second closing of the sale is still pending and subject to closing conditions, management does not currently view the business as part of the company’s core operations or its long-term strategic direction. We believe these adjustments provide investors with a useful view, through the eyes of management, of the company’s core business model and how management currently evaluates core operational performance. We believe they also provide investors with an additional means to understand the potential impact of the divestiture over time. In making these adjustments, we have not made any changes to our methods for measuring and calculating revenue or other financial statement amounts.

Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.

Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include a charge related to the VLSI litigation, goodwill and asset impairments, pension charges, and costs associated with restructuring activity.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

(Gains) losses from divestiture	Gains or losses are recognized in connection with a divestiture.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.

Ongoing mark-to-market on marketable equity securities	After the initial mark-to-market adjustment is recorded upon a security becoming marketable, gains and losses are recognized from ongoing mark-to-market adjustments of our marketable equity securities.	We exclude these ongoing gains and losses for purposes of calculating certain non-GAAP measures because we do not believe this volatility correlates to our core operational performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.

Free cash flow	We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Free cash flow is operating cash flow adjusted to exclude additions to property, plant and equipment.	This non-GAAP financial measure is helpful in understanding our capital requirements and provides an additional means to evaluate the cash flow trends of our business. We exclude additions to held for sale NAND property, plant and equipment because the additions are not representative of our long-term capital requirements and these assets were sold upon the first closing of the transaction that occurred on December 29, 2021, subsequent to our fiscal 2021 year-end.

Total cash and investments	Total cash and investments is used by management when assessing our sources of liquidity, which includes cash and cash equivalents, short-term investments, trading assets, other long-term investments, and loans receivable and other.	This non-GAAP measure is helpful in understanding our capital resources and liquidity position.

2022 PROXY STATEMENT | Appendix A: Non-GAAP Financial Measures	A-2

Following are the reconciliations of our most comparable U. S. GAAP measures to our non-GAAP measures presented:

Years Ended (In Millions, Except Per Share Amounts)	Dec. 25, 2021	Dec. 26, 2020	Dec. 28, 2019
Net revenue	$79,024	$77,867	$71,965
NAND memory business	(4,306)	(4,967)	(4,059)
Non-GAAP net revenue	$74,718	$72,900	$67,906
Gross margin percentage	55.4%	56.0%	58.6%
Acquisition-related adjustments	1.6%	1.6%	1.6%
NAND memory business	0.6%	1.8%	3.5%
Non-GAAP gross margin percentage	57.7%	59.4%	63.7%
R&D and MG&A	$21,733	$19,736	$19,712
Acquisition-related adjustments	(209)	(205)	(200)
NAND memory business	(626)	(587)	(586)
Non-GAAP R&D and MG&A	$20,898	$18,944	$18,926
Operating income	$19,456	$23,678	$22,035
Acquisition-related adjustments	1,492	1,416	1,324
Restructuring and other charges	2,626	198	393
NAND memory business	(1,369)	(937)	600
Non-GAAP operating income	$22,205	$24,355	$24,352
Operating margin	24.6%	30.4%	30.6%
Acquisition-related adjustments	1.9%	1.8%	1.8%
Restructuring and other charges	3.3%	0.3%	0.5%
NAND memory business	(0.1%)	0.9%	2.9%
Non-GAAP operating margin	29.7%	33.4%	35.9%
Net income	$19,868	$20,899	$21,048
Acquisition-related adjustments	1,492	1,416	1,324
Restructuring and other charges	2,626	198	393
(Gains) losses from divestiture	—	(6)	(690)
Ongoing mark-to-market on marketable equity securities	130	133	(277)
NAND memory business	(1,369)	(937)	600
Income tax effects	(391)	(107)	(164)
Non-GAAP net income	$22,356	$21,596	$22,234
Earnings per share—diluted	$4.86	$4.94	$4.71
Acquisition-related adjustments	0.36	0.33	0.29
Restructuring and other charges	0.65	0.05	0.09
(Gains) losses from divestiture	—	—	(0.16)
Ongoing mark-to-market on marketable equity securities	0.03	0.03	(0.06)
NAND memory business	(0.33)	(0.22)	0.13
Income tax effects	(0.10)	(0.03)	(0.03)
Non-GAAP earnings per share—diluted	$5.47	$5.10	$4.97

Years Ended (In Millions)	Dec. 25, 2021	Dec. 26, 2020	Dec. 28, 2019	Dec. 29, 2018	Dec. 30, 2017
Net cash provided by operating activities	$29,991	$35,384	$33,145	$29,432	$22,110
Additions to property, plant and equipment	(18,733)	(14,259)	(16,213)	(15,181)	(11,778)
Free cash flow	$11,258	$21,125	$16,932	$14,251	$10,332
Net cash used for investing activities	$(25,167)	$(20,796)	$(14,405)	$(11,239)	$(15,762)
Net cash provided by (used for) financing activities	$(5,862)	$(12,917)	$(17,565)	$(18,607)	$(8,475)

A-3	Appendix A: Non-GAAP Financial Measures | 2022 PROXY STATEMENT

Appendix B
Comparison of Value of CEO New-Hire Equity Awards Negotiated with Mr. Gelsinger Versus Value Disclosed in Compensation Tables

Award Types	Negotiated New-Hire Package Values	Executive Compensation Table Values	Notes on Differences in Valuation
RSUs	$20,000,000	$25,107,500
The differences in values, for each of the equity award vehicles granted to Mr. Gelsinger upon his hiring, between what was disclosed (i) in Mr. Gelsinger’s offer letter and the Compensation Discussion and Analysis section versus (ii) in the Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2021 table (Compensation Tables) are attributable to the following:
–Stock price used:
–For purposes of determining the number of units or options to award Mr. Gelsinger, a value for each unit or option was determined by using a Monte Carlo simulation that utilized an average of Intel’s trading prices over a 30-day period preceding January 13, 2021, the public announcement date.
–For the purposes of the values included in the Compensation Tables, equity awards were valued based on the grant date fair value using a grant date of February 15, 2021 (and March 22, 2021 for Matching RSUs), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), using a Monte Carlo simulation.
Accounting value assumptions:
Accounting value assumptions:
–For details regarding volatility, expected life, risk-free interest rate, and dividend yield for each of the equity award types, see Summary Compensation Table; Equity Awards; Assumptions table

Strategic Growth PSUs	$20,000,000	$34,224,300
Strategic Growth Options	$20,000,000	$29,108,400
Relative TSR PSUs	$20,000,000	$25,469,700
Outperformance PSUs	$20,000,000	$45,721,800
Matching RSUs	$10,000,000	$9,909,700
Total	$110,000,000	$169,541,400

2022 PROXY STATEMENT | Appendix B: Comparison of Value of CEO New-Hire Equity Awards	B-1

Appendix C
2006 Equity Incentive Plan
AS AMENDED AND RESTATED EFFECTIVE MAY ~~16, 2019~~12, 2022
1.PURPOSE
The purpose of this Intel Corporation 2006 Equity Incentive Plan (the “Plan”) is to advance the interests of Intel Corporation, a Delaware corporation, and its Subsidiaries (hereinafter collectively “Intel” or the “Corporation”), by stimulating the efforts of employees, Outside Directors, and Consultants who are selected to be participants on behalf of Intel, aligning the long-term interests of participants with those of stockholders, heightening the desire of participants to continue in working toward and contributing to the success of Intel, assisting Intel in competing effectively with other enterprises for the services of new employees, Outside Directors, and Consultants necessary for the continued improvement of operations, and to attract, motivate and retain the best available individuals for service to the Corporation. This Plan permits the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, each of which shall be subject to such conditions based upon continued ~~employment~~service, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.
2.DEFINITIONS
(a)“Award” means a stock option, stock appreciation right, restricted stock or restricted stock unit granted to a Participant pursuant to the Plan.
(b)“Board of Directors” means the Board of Directors of the Corporation.
(c)“Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.
(d)“Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.
(e)“Consultant” means any person, including an advisor, who is (i) engaged by the Corporation to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of a Subsidiary and is compensated for such services. However, service solely as an Outside Director, or payment of a fee for such service, will not cause an Outside Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Registration Statement on Form S-8 or a successor form under the Securities Act of 1933, as such may be amended from time to time, is available to register either the offer or the sale of the Corporation’s securities to such person.
(f)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.
(~~f~~g)    “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Corporation.
(~~g~~h)    “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.
(~~h~~i)    “Performance Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the ~~Qualifying~~ Performance Criteria specified in Section 10(b).
(~~i~~j)    “Plan” means this Intel Corporation 2006 Equity Incentive Plan, as amended from time to time.
(~~j~~k)    “Share” shall mean a share of common stock, $.001 par value, of the Corporation or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.
(~~k~~l)    “Subsidiary” means any corporation or entity in which Intel Corporation owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.
3.ADMINISTRATION
(a)Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors. The Board of Directors shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors.

C-1	Appendix C: 2006 Equity Incentive Plan | 2022 PROXY STATEMENT

(b)Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Corporation (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Corporation the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants (other than any such officers themselves) who are not directors or executive officers, provided however that the resolution so authorizing such officer(s) shall specify the total number of Shares, rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the day to day administration of the Plan to an officer or officers of the Corporation or one or more agents, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.
(c)Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:
(i)to prescribe, amend, and rescind rules and regulations relating to the Plan, including the forms of Award Agreement and manner of acceptance of an Award, and to take or approve such further actions as it determines necessary or appropriate to the administration of the Plan and Awards, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of Nasdaq, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement, provided that no such action shall be taken absent stockholder approval to the extent required under Section 13;
(ii)to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;
(iii)to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued ~~employment~~service, the satisfaction of performance criteria, the occurrence of certain events, or other factors;
(iv)to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;
(v)to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);
(vi)to determine whether, and the extent to which, adjustments are required pursuant to Section 11;
(vii)to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and
(viii)to make all other determinations deemed necessary or advisable for the administration of this Plan.
(d)Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee or service provider under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or service, or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by or providing services to an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment or other service with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any employee ~~who becomes employed by~~or other service provider who transitions to service with any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

2022 PROXY STATEMENT | Appendix C: 2006 Equity Incentive Plan	C-2

(e)Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all persons. The Committee may consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select. Any decision or action by the Committee may be contested only by a Participant or other holder of an Award and only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.
4.PARTICIPANTS
Awards under the Plan may be granted to any person who is an employee ~~or~~, Outside Director, or Consultant of the Corporation. Outside Directors may be granted Awards only pursuant to Section 9 of the Plan. The status of the Chair~~man~~ of the Board of Directors as an employee or Outside Director shall be determined by the Committee. ~~Any person designated by the Corporation as an independent contractor shall not be treated as an employee and shall not be eligible for Awards under the Plan.~~
5.EFFECTIVE DATE AND EXPIRATION OF PLAN
(a)Effective Date. This Plan was originally approved by the Board of Directors on February 23, 2006 and became effective on May 17, 2006. The current amendment and restatement of the Plan was approved by the Board of Directors on March ~~13, 2019~~21, 2022 and became effective on May ~~16, 2019~~12, 2022.
(b)Expiration Date. The Plan shall remain available for the grant of Awards until June 30, ~~2023~~2025 or such earlier date as the Board of Directors may determine; provided, however, that ISOs (as defined below) may not be granted under the Plan after the 10th anniversary of the date of the Board of Directors’ most recent approval of the Plan. The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.
6.SHARES SUBJECT TO THE PLAN
(a)Aggregate Limits. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance after March 1, 2022 ~~December 29, 2018~~ pursuant to Awards under the Plan is 324,900,000~~357,300,000~~. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. Notwithstanding the preceding sentence, the following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the stock option exercise price.
(b)Tax Code and Individual Award Limits. The aggregate number of Shares that may be earned pursuant to Stock Options or Stock Appreciation Rights granted under this Plan during any calendar year to any one Participant shall not exceed 4,000,000. The maximum aggregate number of Shares that may be earned pursuant to Restricted Stock or Restricted Stock Unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 4,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 11. The aggregate number of Shares issued after March 1, 2022 ~~December 29, 2018~~ pursuant to incentive stock options granted under the Plan shall not exceed 324,900,000 ~~357,300,000~~, which limitation shall be subject to adjustment under Section 11 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under Section 422 of the Code.
7.PLAN AWARDS
(a)Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: stock options, stock appreciation rights, restricted stock and restricted stock units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.
(i)Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.
(ii)Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

C-3	Appendix C: 2006 Equity Incentive Plan | 2022 PROXY STATEMENT

(iii)Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).
(iv)Restricted Stock Unit. A “Restricted Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Committee) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement”).
(b)Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.
8.EMPLOYEE AND CONSULTANT PARTICIPANT AWARDS
(a)Grant, Terms and Conditions of Stock Options and SARs
The Committee may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible employee and Consultant Participants selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:
(i)Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Committee. The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant. For purposes of the Plan, “market value” shall mean the average of the high and low sales prices of the Corporation’s common stock. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.
(ii)No Repricing. Other than in connection with a change in the Corporation’s capitalization or other transaction as described in Section 11(a) through (d) of the Plan, the Corporation shall not, without stockholder approval, reduce the purchase price of a Stock Option or SAR and, at any time when the purchase price of a Stock Option or SAR is above the market value of a Share, the Corporation shall not, without stockholder approval (except in the case of a transaction described in Section 11(a) through (d) of the Plan), cancel and re-grant or exchange such Stock Option or SAR for a new Award with a lower (or no) purchase price or for cash.
(iii)No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other ~~employee stock option~~Stock Option.
(iv)Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued ~~employment~~service, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option, except that no Stock Option shall first become exercisable within one (1) year from its date of grant, other than upon the death, disability or retirement of the person to whom the Stock Option was granted, in each case as specified in the Option Agreement.
Each Stock Option or SAR that vests in full in less than five (5) years (standard grants) must expire within a period of not more than seven (7) years from the grant date and each Stock Option or SAR that vests in full in five (5) or more years (long-term retention grants) must expire within a period of not more than ten (10) years from the grant date. In each case, the Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.
(v)Suspension or Termination of Stock Options and SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant

2022 PROXY STATEMENT | Appendix C: 2006 Equity Incentive Plan	C-4

engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Option Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon exercise of a Stock Option or SAR if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Option Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issuable or issued upon exercise of a Stock Option or SAR, an amount determined appropriate by the Committee to reflect the effect of the restatement, up to the amount equal to the number of Shares sold or disposed of multiplied by the difference between the market value per Share at the time of such sale or disposition and the exercise price. The return of Option Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.
(vi)Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Committee shall determine. ~~The Committee may establish rules for the deferred delivery of Common Stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of Restricted Stock Units equal in number to the number of Shares whose delivery is so deferred.~~
(vii)Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.
(viii)ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Corporation within the meaning of the Code, as determined by the Committee. No ISO shall be granted to any person if immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Corporation, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause a Stock Option to cease to qualify as an ISO pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.
(b)Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units
The Committee may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible employee and Consultant Participants selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:
(i)Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.
(ii)Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.

C-5	Appendix C: 2006 Equity Incentive Plan | 2022 PROXY STATEMENT

(iii)Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued ~~employment~~service, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year.
(iv)Termination of Employment or Service. The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.
(v)Restricted Stock Units. Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Committee. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Committee and subject to the limitations of Section 10(c). Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 11. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.
(vi)Suspension or Termination of Restricted Stock and Restricted Stock Units. If at any time ~~the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person,~~ an ~~“~~Authorized Officer~~”),~~, reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Restricted Stock Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon the vesting of Restricted Stock or a Restricted Stock Unit if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Restricted Stock Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issued or issuable upon vesting of Restricted Stock or a Restricted Stock Unit, an amount determined appropriate by the Committee to reflect the effect of the restatement, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of Shares or units sold or disposed of. The return of Restricted Stock Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.
9.OUTSIDE DIRECTOR AWARDS
The number of Awards granted to each Outside Director in a fiscal year of the Corporation (“Outside Director Awards”) is limited, so that the grant date fair value of all Outside Director Awards granted by the Board of Directors combined with all cash-based compensation earned in the same fiscal year, may not exceed $1,250,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11. The number of Shares subject to each Outside Director Award, or the formula pursuant to which such number shall be determined, the type or types of Awards included in the Outside Director Awards, the date of grant and the vesting, expiration and other terms applicable to such Outside Director Awards shall be specified from time to time by the Board of Directors, subject to the terms of this Plan, including the terms specified in Section 8. If the Board of Directors reasonably believes that an Outside Director has committed an act of misconduct as specified in Section 8(a)(v) or 8(b)(vi), the Board of Directors may suspend the Outside Director’s right to exercise any Stock Option or SAR and/or the vesting of any Restricted Stock or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed. If the Board of Directors determines that an Outside Director has committed an act of misconduct, neither the Outside Director nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and shall forfeit any unvested Restricted Stock or Restricted Stock Unit Award.

2022 PROXY STATEMENT | Appendix C: 2006 Equity Incentive Plan	C-6

10.OTHER PROVISIONS APPLICABLE TO AWARDS
(a)Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10(a) shall be void and unenforceable against the Corporation.
(b)~~Qualifying~~ Performance Criteria. For purposes of this Plan, the term “~~Qualifying~~ Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, on a U.S. generally accepted accounting principles (“GAAP”) or non-GAAP basis, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before one or more of interest, taxes, depreciation and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) gross margin, operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a ~~Qualifying~~ Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any infrequently occurring or other unusual items, either under applicable accounting provisions or described in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year, and (vi) any other events as the Committee shall deem appropriate, if such adjustment is timely approved in connection with the establishment of ~~Qualifying~~ Performance Criteria. Notwithstanding satisfaction of any completion of any ~~Qualifying~~ Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such ~~Qualifying~~ Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
(c)Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be credited and/or payable to any Participant with respect to the Shares subject to any Award; provided, however, that in no event will dividends or dividend equivalents be credited or payable in respect of Stock Options or SARs. Notwithstanding the foregoing, dividends or dividend equivalents credited/payable in connection with an Award that is not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.
(d)Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
(e)Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

C-7	Appendix C: 2006 Equity Incentive Plan | 2022 PROXY STATEMENT

(f)Subsidiary Awards. In the case of a grant of an Award to any Participant employed by or providing services to a Subsidiary, such grant may, if the Committee so directs, be implemented by Intel issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.
(g)Compensation Recovery. This provision applies to any policy adopted by any exchange on which the securities of the Corporation are listed pursuant to Section 10D of the Exchange Act. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Corporation, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.
11.ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK
(a)The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Corporation or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Corporation of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.
(b)If the outstanding Shares or other securities of the Corporation, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Accounting Standards Codification 718) affecting the Shares or other securities of the Corporation, the Committee shall equitably adjust the number and kind of Shares or other securities that are subject to this Plan and to the limits under Sections 6 and 9 and that are subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.
(c)No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.
(d)Any other provision hereof to the contrary notwithstanding (except Section 11(a)), in the event Intel is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.
12.LISTING OR QUALIFICATION OF COMMON STOCK
In the event that the Committee determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Restricted Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.
13.TERMINATION OR AMENDMENT OF THE PLAN
The Board of Directors may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan, provided, however, that the Corporation shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by ~~NASDAQ~~Nasdaq or that otherwise would:
(a)Increase the maximum number of Shares for which Awards may be granted under this Plan;
(b)Reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);

2022 PROXY STATEMENT | Appendix C: 2006 Equity Incentive Plan	C-8

(c)Reduce the option price of outstanding Stock Options;
(d)Extend the term of this Plan;
(e)Change the class of persons eligible to be Participants; or
(f)Increase the limits in Section 6~~.~~(b).
In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.
14.WITHHOLDING
To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.
15.GENERAL PROVISIONS
(a)No Right to Employment ~~At Will~~, Directorship, or Consultancy. Neither the Plan nor the grant of any Award nor any action by the Corporation, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to continue to be ~~continued in the employ~~an employee, Outside Director, or Consultant of the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Corporation or a Subsidiary, as the case may be, it may determine to do so.
(b)Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
(c)Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
(d)Third Party Administrator. In connection with a Participant’s participation in the Plan, the Corporation may use the services of a third party administrator, including a brokerage firm administrator, and the Corporation may provide this administrator with personal information about a Participant, including a Participant’s name, social security number and address, as well as the details of each Award, and this administrator may provide information to the Corporation concerning the exercise of a Participant’s rights and account data as it relates to Awards under the Plan.
16.NON-EXCLUSIVITY OF PLAN
Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or restricted stock units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

C-9	Appendix C: 2006 Equity Incentive Plan | 2022 PROXY STATEMENT

17.COMPLIANCE WITH OTHER LAWS AND REGULATIONS
This Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Corporation has determined that such registration is unnecessary.
18.LIABILITY OF CORPORATION
The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

2022 PROXY STATEMENT | Appendix C: 2006 Equity Incentive Plan	C-10

Helpful Resources

Annual Meeting

Proxy and supplemental materials	www.proxyvote.com
Online voting for registered holders	www.proxyvote.com
Online voting for beneficial owners	www.proxyvote.com
Webcast	www.virtualshareholdermeeting.com/Intel22
SEC website on proxy matters	www.sec.gov/spotlight/proxymatters
Electronic delivery of future proxy materials	www.proxyvote.com

Board of Directors

Intel Board	www.intc.com/board-and-governance/board-of-directors
Board Committees	www.intc.com/board-and-governance/board-committees
Audit & Finance Committee Charter	www.intc.com/board-and-governance/governance-documents
Compensation Committee Charter	www.intc.com/board-and-governance/governance-documents
Corporate Governance & Nominating Committee Charter	www.intc.com/board-and-governance/governance-documents
Board of Directors Charter of the Lead Director	www.intc.com/board-and-governance/governance-documents
M&A Committee Charter	www.intc.com/board-and-governance/governance-documents
Contact the Board	www.intc.com/board-and-governance/contact-the-board

Financial Reporting

Annual report	www.intc.com/filings-report/annual-reports
Filings and reports	www.intc.com/filings-reports

Intel

Corporate website	www.intel.com/content/www/us/en/homepage.html
Management Team	www.intc.com/about-intel/management-team
Investor Relations	www.intc.com/
ESG	www.intel.com/responsibility

Governance Documents

Certificate of Incorporation	www.intc.com/board-and-governance/governance-documents
Bylaws	www.intc.com/board-and-governance/governance-documents
Intel Code of Conduct	www.intc.com/board-and-governance/governance-documents
Corporate Governance Guidelines	www.intc.com/board-and-governance/governance-documents
Stock Ownership Guidelines (for Management and Board)	www.intc.com/board-and-governance/governance-documents

Acronyms Used

CAGR	Compounded Annual Growth Rate	R&D	Research and Development
EPS	Earnings Per Share	SASB	Sustainability Accounting Standards Board
ESG	Environmental, Social and Governance	SEC	Securities and Exchange Commission
GAAP	Generally Accepted Accounting Principles	STEM	Science, Technology, Engineering and Mathematics
GRI	Global Reporting Initiative	TCFD	Task Force on Climate-Related Financial Disclosures
IIRC	International Integrated Reporting Council	TSR	Total Shareholder Return
ISG	Investor Stewardship Group

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Stock information, earnings and conference webcasts, annual reports, and corporate governance and historical financial information.

intel®

INTEL CORPORATION
ATTN: INVESTOR RELATIONS
2200 MISSION COLLEGE BLVD.
SANTA CLARA, CA 95054

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 11, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/intel22**

You may attend the Annual Stockholders' Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71861-P70335-Z82110

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

INTEL CORPORATION

A. Proposals—The Board of Directors recommends a vote FOR all the nominees listed on Proposal 1 and FOR Management Proposals 2, 3, and 4.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Patrick P. Gelsinger	☐	☐	☐
1b. James J. Goetz	☐	☐	☐
1c. Andrea J. Goldsmith	☐	☐	☐
1d. Alyssa H. Henry	☐	☐	☐
1e. Omar Ishrak	☐	☐	☐
1f. Risa Lavizzo-Mourey	☐	☐	☐
1g. Tsu-Jae King Liu	☐	☐	☐
1h. Gregory D. Smith	☐	☐	☐
1i. Dion J. Weisler	☐	☐	☐
1j. Frank D. Yeary	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

B. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D71862-P70335-Z82110

Proxy – Intel Corporation

Notice of 2022 Annual Stockholders' Meeting

May 12, 2022, 8:30 a.m. Pacific Time

Via the Internet at *www.virtualshareholdermeeting.com/Intel22*

Proxy Solicited by Board of Directors for Annual Meeting - May 12, 2022

Omar Ishrak, Patrick P. Gelsinger, Susie Giordano, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Stockholders' Meeting of Intel Corporation to be held on May 12, 2022 or at any postponement or adjournment thereof.

If this proxy is properly executed, shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all the nominees listed on Proposal 1, FOR Proposals 2, 3, and 4, and AGAINST Proposals 5 and 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(Proposals to be voted appear on reverse side.)